As filed with the Securities and Exchange Commission on March 27, 2012.

Registration No. 333-180120

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

Pre-effective

Amendment No. 1

to

FORM S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CITY HOLDING COMPANY

(Exact Name of Registrant as Specified in Its Charter)

West Virginia	6021	55-0619957
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I. R. S. Employer Identification Number)

25 Gatewater Road

Cross Lanes, West Virginia 25313

(304) 769-1100

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Charles R. Hageboeck

City Holding Company

25 Gatewater Road

Cross Lanes, West Virginia 25313

(304) 769-1100

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

with copies to:

Charles D. Dunbar, Esq. Elizabeth Osenton Lord, Esq. Jackson Kelly PLLC 1600 Laidley Tower P. O. Box 553 Charleston, West Virginia 25322 (304) 340-1000	Scott H. Richter, Esq. Benjamin A. McCall, Esq. LeClairRyan, A Professional Corporation Riverfront Plaza, East Tower 951 East Byrd Street Richmond, Virginia 23219 (804) 783-2003

Approximate date of commencement of proposed sale to the public: as soon as practicable after this registration statement becomes effective.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by a check mark whether the registrant is a large accelerated filer, an accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large Accelerated Filer	☐	Accelerated Filer	☒
Non-Accelerated Filer	☐	Smaller Reporting Company	☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)  ☐

Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer)  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to Be Registered	Amount to Be Registered (1)	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee (3)
Common Stock, par value $2.50 per share	240,000 shares	Not applicable	$1,473,600	$168.87

(1)	The maximum number of shares of City Holding Company, or City Holding, common stock estimated to be issuable upon the completion of the City Holding/Virginia Savings Bancorp, Inc., or Virginia Bancorp, merger described herein.
(2)	Estimated solely for the purpose of calculating the registration fee required by Section 6(b) of the Securities Act and computed pursuant to Rules 457(f)(1) of the Securities Act, based on a rate of $114.60 per $1,000,000 of the proposed maximum aggregate offering price. The proposed maximum aggregate offering price of the registrant’s common stock was calculated based upon the book value per share of Virginia Bancorp common stock and preferred stock outstanding in accordance with Rule 457(f)(2) under the Securities Act outstanding as of January 31, 2012.
(3)	Previously paid.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

VIRGINIA SAVINGS BANCORP, INC.

MERGER PROPOSAL—YOUR VOTE IS VERY IMPORTANT

Dear Fellow Shareholders:

You are cordially invited to attend a special meeting of shareholders of Virginia Savings Bancorp, Inc. to be held on May 10, 2012, at 2.00 p.m., at the Holiday Inn, 111 Hospitality Drive, Front Royal, Virginia. At the special meeting, you will be asked to approve the proposed merger of Virginia Bancorp with and into City Holding Company.

If the merger is approved and completed, each share of Virginia Bancorp common stock and Series A preferred stock that you own will be converted into the right to receive:

•	0.2100 shares of City Holding common stock;

•	$6.17 in cash; or

•	0.1260 shares of City Holding common stock and $2.47 in cash.

You will have the opportunity to elect the form of consideration to be received for your shares, subject to proration and allocation procedures set forth in the merger agreement that will ensure that 60% of the outstanding shares of Virginia Bancorp stock will be exchanged for City Holding common stock and 40% of the outstanding shares of Virginia Bancorp stock will be exchanged for cash, provided that no more than 240,000 shares of City Holding common stock will be issued nor more than $4,689,920 in cash will be paid in the merger. If the stock and cash elections do not equal the 60%/40% ratio, you may receive a different proportion of cash or stock than you elect.

The above exchange ratios are fixed and will not be adjusted to reflect stock price changes prior to the closing of the merger. City Holding’s common stock currently trades on the Nasdaq Global Select Market under the symbol “CHCO.” On March 23, 2012, the closing sale price of a share of City Holding common stock was $34.66. The market price of City Holding common stock will fluctuate before the merger. You should obtain current stock price quotations for City Holding common stock.

Based on the merger agreement, we expect the merger to be tax-free with respect to the shares of City Holding common stock that you receive. If you receive cash in the merger, you may have to recognize income or gain for tax purposes.

The merger cannot be completed unless the holders of more than two-thirds of the outstanding shares of Virginia Bancorp common stock and Virginia Bancorp Series A preferred stock, voting together as a single class, vote in favor of approval of the merger agreement at the special meeting.

Your vote is important. Whether or not you plan to attend the special meeting, please complete, sign and date the enclosed proxy card and return it promptly in the enclosed envelope. If you neither return your card nor vote in person, the effect will be a vote against the merger.

The accompanying proxy statement/prospectus provides you with additional information about the special meeting, the merger agreement and the merger. We encourage you to read this entire document carefully, including the “Risk Factors” section beginning on page 17. A copy of the merger agreement is attached as Annex A to the accompanying proxy statement/prospectus. We encourage you to read the entire proxy statement/prospectus and its annexes, including the merger agreement, as amended, carefully before making an investment decision.

After careful consideration, Virginia Bancorp’s board of directors unanimously adopted and approved the merger agreement and the merger. Accordingly, our board of directors unanimously recommends that you vote “FOR” approval of the merger agreement and the merger.

W. Michael Funk
President and Chief Executive Officer

An investment in City Holding common stock in connection with the merger involves certain risks and uncertainties. See “Risk Factors” beginning on page 17 of this proxy statement/prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of City Holding common stock to be issued in the merger and pursuant to this proxy statement/prospectus or determined if this proxy statement/prospectus is accurate or adequate. Any representation to the contrary is a criminal offense.

The securities to be issued in the merger are not savings or deposit accounts or other obligations of any bank or non-bank subsidiary of either City Holding or Virginia Bancorp, and they are not insured by the Federal Deposit Insurance Corporation or any other federal or state governmental agency.

This proxy statement/prospectus is dated March     , 2012, and it is first being mailed to Virginia Bancorp shareholders on or about April     , 2012.

VIRGINIA SAVINGS BANCORP, INC.

600 North Commerce Avenue

Front Royal, Virginia 22630

(540) 635-4137

NOTICE OF SPECIAL MEETING OF VIRGINIA SAVINGS BANCORP, INC.

SHAREHOLDERS TO BE HELD ON MAY 10, 2012

A special meeting of shareholders of Virginia Savings Bancorp, Inc. (“Virginia Bancorp”) will be held on May 10, 2012, at the Holiday Inn, 111 Hospitality Drive, Front Royal, Virginia, at 2:00 p.m., local time, for the following purposes:

1. To consider and vote on a proposal to approve and adopt the Agreement and Plan of Merger dated as of November 14, 2011, by and among Virginia Bancorp, Virginia Savings Bank, F.S.B., City Holding Company (“City Holding”) and City National Bank of West Virginia, as amended, the related plan of merger of City Holding and Virginia Bancorp attached as an exhibit thereto (together, the “merger agreement”), and the transactions contemplated thereby. The merger agreement provides that Virginia Bancorp will merge with and into City Holding upon the terms and subject to the conditions set forth in the merger agreement, as more fully described in the accompanying proxy statement/prospectus. A copy of the merger agreement is attached as Annex A to the proxy statement/prospectus (See “Proposal One: Approval of the Merger”).

2. To consider and vote on a proposal to adjourn or postpone the meeting to a later date or dates, if necessary, to permit further solicitation of proxies in the event there are not sufficient votes at the time of the meeting to approve the merger agreement. (See “Proposal Two: Adjournment of the Meeting”).

3. To transact such other business as may properly come before the special meeting.

Our board of directors has determined that the terms of the merger are fair to and in the best interests of Virginia Bancorp and our shareholders, has approved and adopted the merger agreement, and unanimously recommends that our shareholders vote “FOR” the approval and adoption of the merger agreement and the transactions contemplated thereby.

Only holders of record of Virginia Bancorp common stock and Series A preferred stock at the close of business on March 23, 2012, are entitled to notice of and to vote at the special meeting and any adjournments or postponements thereof. The special meeting may be adjourned or postponed from time to time upon approval of our shareholders without any notice other than by announcement at the special meeting of the adjournment or postponement thereof, and any and all business for which notice is hereby given may be transacted at such adjourned or postponed special meeting.

Approval and adoption of the merger agreement by Virginia Bancorp shareholders requires the affirmative vote of more than two-thirds of all votes entitled to be cast by the holders of Virginia Bancorp common stock and Virginia Bancorp Series A preferred stock, voting together as a single class.

Each holder of Virginia Bancorp common stock and Series A preferred stock is entitled to assert appraisal rights in connection with the merger and seek an appraisal of the fair value of his or her shares, provided the proper procedures of Article 15 of Section 13.1 of the Virginia Stock Corporation Act are followed. A copy of Article 15 is attached as Annex C to the proxy statement/prospectus.

Your vote is very important. Please vote, sign, date and return the enclosed proxy card in the enclosed, self-addressed envelope as promptly as possible, even if you plan to attend the special meeting. If you attend the special meeting, you may vote your shares in person, even though you have previously signed and returned your proxy. You may revoke your proxy before it is voted at the special meeting. Failure to return a properly executed proxy card, or to vote at the special meeting, will have the same effect as a vote against the merger agreement and the merger.

By Order of the Board of Directors

Noel F. Pilon
Secretary

Front Royal, Virginia

March     , 2012

i

CONSOLIDATED FINANCIAL STATEMENTS OF VIRGINIA SAVINGS BANCORP, INC.	F-1

AGREEMENT AND PLAN OF MERGER	ANNEX A

FAIRNESS OPINION OF SCOTT & STRINGFELLOW, LLC	ANNEX B

VIRGINIA APPRAISAL RIGHTS STATUTE	ANNEX C

v

ADDITIONAL INFORMATION

This proxy statement/prospectus incorporates certain important information about City Holding from other documents filed with the Securities and Exchange Commission, or the SEC, that are not included in or delivered with this proxy statement/prospectus. This information is available to you without charge upon written or telephone request from City Holding at the following address:

City Holding Company

25 Gatewater Road

Cross Lanes, West Virginia 25313

Attention: Vikki Evans-Faw

Telephone: (304) 769-1100

If you would like to request any documents, please do so by April 30, 2012 in order to receive them before the special meeting.

This document, which forms part of a registration statement on Form S-4 filed with the SEC by City Holding (File No. 333-180120), constitutes a prospectus of City Holding under Section 5 of the Securities Act of 1933, as amended, which we refer to as the Securities Act, with respect to the shares of City Holding common stock to be issued to holders of Virginia Bancorp stock as required by the merger agreement. This document also constitutes a proxy statement with respect to the special meeting of shareholders of Virginia Bancorp at which shareholders of Virginia Bancorp common stock and Virginia Bancorp preferred stock will be asked to vote on, as a single class, a proposal to approve and adopt the merger agreement.

You should rely on the information contained or incorporated by reference into this proxy statement/prospectus with respect to the merger agreement. No one has been authorized to provide you with information that is different from that contained in, or incorporated by reference into, this proxy statement/prospectus. This proxy statement/prospectus is dated March     , 2012. You should not assume that the information contained, or incorporated by reference into, this proxy statement/prospectus is accurate as of any date other than that date. Neither our mailing of this proxy statement/prospectus to Virginia Bancorp shareholders nor the issuance by City Holding of common stock in connection with the merger will create any implication to the contrary.

This document does not constitute an offer to sell, or a solicitation of an offer to buy, any securities, or the solicitation of a proxy, in any jurisdiction to or from any person to whom it is unlawful to make any such offer or solicitation in such jurisdiction. Except where the context otherwise indicates, information contained in this document regarding Virginia Bancorp has been provided by Virginia Bancorp and information contained in this document regarding City Holding has been provided by City Holding.

In this proxy statement/prospectus, Virginia Savings Bancorp, Inc. is referred to as “Virginia Bancorp;” Virginia Savings Bank, F.S.B., the wholly-owned bank subsidiary of Virginia Bancorp, is referred to as “Virginia Savings;” City Holding Company is referred to as “City Holding;” and City National Bank of West Virginia, the wholly-owned bank subsidiary of City Holding, is referred to as “City National.” The Agreement and Plan of Merger dated as of November 14, 2011, by and among Virginia Bancorp, Virginia Savings, City Holding and City National, along with the Amendment to Agreement and Plan of Merger dated March 14, 2012, by and among the parties, and the related plan of merger of City Holding and Virginia Bancorp attached as an exhibit thereto, is referred to collectively as the “merger agreement.” References to the “merger agreement” relating to dates before March 14, 2012 are to the parties’ original agreement on the merger. The special meeting of shareholders of Virginia Bancorp is referred to as the “special meeting.”

QUESTIONS AND ANSWERS ABOUT THE SHAREHOLDER MEETING AND THE MERGER

Q:	What am I being asked to vote on at the special meeting?

A:	Virginia Bancorp’s shareholders will be voting on the following two matters:

•	A proposal to approve and adopt the merger agreement between Virginia Bancorp and City Holding and the transactions contemplated thereby.

•

A proposal to adjourn or postpone the meeting to a later date or dates, if necessary, to permit further solicitation of proxies in the event there are not sufficient votes at the time of the meeting to approve the merger agreement.

Virginia Bancorp shareholders will also transact such other business that may properly come before the special meeting. As of the date of this proxy statement/prospectus, the Virginia Bancorp board of directors is not informed of any matters, other than those stated above, that may be brought before the special meeting.

Q:	Why is Virginia Bancorp proposing the merger?

A:	We believe the proposed merger is fair to and in the best interests of Virginia Bancorp and its shareholders. Our board of directors believes that combining with City Holding provides significant value to our shareholders and provides our shareholders with opportunities for growth offered by the combined company.

Q:	When and where is the special meeting?

A:	The special meeting is scheduled to take place on May 10, 2012, at 2:00 p.m., local time, at the Holiday Inn, 111 Hospitality Drive, Front Royal, Virginia.

Q:	What does the Virginia Bancorp board of directors recommend?

A:	The Virginia Bancorp board of directors has unanimously approved the merger agreement. The Virginia Bancorp board unanimously recommends that shareholders vote “FOR” the proposal to approve and adopt the merger agreement and the transactions contemplated thereby.

Q:	What will I receive for my Virginia Bancorp stock?

A:	In the merger, each share of Virginia Bancorp common stock, par value $1.00 per share (“Virginia Bancorp common stock”), and Series A Non-Voting Preferred Stock, par value $1.00 per share (“Virginia Bancorp preferred stock” and together with Virginia Bancorp common stock, collectively, “Virginia Bancorp stock”), that you own will be exchanged (at your election, subject to certain allocation and proration procedures) for (i) 0.2100 shares of City Holding common stock, par value $2.50 per share (“City Holding common stock”), (ii) $6.17 in cash or (iii) 0.1260 shares of City Holding common stock and $2.47 in cash, provided that 60% of the outstanding shares of Virginia Bancorp stock will be exchanged for City Holding common stock and 40% of the outstanding shares of Virginia Bancorp stock will be exchanged for cash, and provided further that no more than 240,000 shares of City Holding common stock will be issued nor more than $4,689,920 in cash (excluding any cash paid in lieu of fractional shares) will be paid to the holders of Virginia Bancorp stock. If the stock and cash elections do not equal the 60%/40% ratio, you may receive a different proportion of cash or stock than you elect.

Q:	What are the tax consequences of the merger to me?

A:

The merger is intended to qualify as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”), and holders of Virginia Bancorp stock are not expected to recognize any gain or loss for U.S. federal income tax purposes on the exchange of shares of Virginia Bancorp stock for shares of City Holding common stock in the merger, except with respect to cash received. For greater detail, see “Certain Federal Income Tax Consequences of the Merger,” beginning on page 61.

Q:	What should I do now?

A:	After you have read this document carefully, indicate on your proxy card how you want your shares to be voted. Then complete, sign, date and return your proxy card in the enclosed return envelope as soon as possible so that your shares may be represented at the special meeting. It is important that the proxy card be received as soon as possible and in any event before the special meeting.

Q:	If my shares are held by my broker in “street name,” will my broker vote my shares for me?

A:	No. Without instructions from you, your broker will not be able to vote your shares on the proposal to approve and adopt the merger agreement. You should instruct your broker to vote your shares, following the directions provided by your broker to vote your shares. If you do not provide your broker with instructions on how to vote your shares held in “street name,” your broker will not be permitted to vote your shares on the proposal to approve and adopt the merger agreement.

Q:	Can I change my vote after I mail my proxy card?

A:	Yes. You can change your vote at any time before your proxy is voted at the shareholder meeting. You can do this in one of three ways:

•	First, you can send a written notice to the Corporate Secretary of Virginia Bancorp stating that you would like to revoke your proxy.

•	Second, you can complete and submit a new proxy card. Your latest vote actually received by Virginia Bancorp before the special meeting will be counted, and any earlier votes will be revoked.

•	Third, you can attend the shareholder meeting and vote in person. Any earlier proxy will thereby be revoked. However, simply attending the special meeting will not revoke your earlier proxy.

If you choose either of the first or second methods, you must submit your notice of revocation or your new proxy card to Virginia Bancorp prior to the special meeting. Your submissions must be mailed to the Corporate Secretary of Virginia Bancorp at the address listed on the Notice of Special Meeting.

Q:	What if I do not vote or I abstain from voting?

A:	Abstentions and broker non-votes are counted as present and entitled to vote for purposes of determining a quorum. A broker non-vote occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power for that particular item and has not received instructions from the beneficial owner. Although brokers have discretionary power to vote your shares with respect to routine matters (which holders of Virginia Bancorp preferred stock may be excluded from voting on), they do not have discretionary power to vote your shares on non-routine matters. Both proposals are non-routine and therefore your broker will not be able to vote your shares with respect to either proposal unless the broker receives appropriate instructions from you. If you do not provide your broker with instructions on how to vote your shares in “street name,” your broker will not be permitted to vote your shares on the proposal to approve and adopt the merger agreement, which will have the effect of a “NO” vote on the merger agreement and the transactions contemplated thereby.

Virginia Bancorp stock owned by holders electing to abstain from voting with respect to any proposal and broker non-votes will be regarded as present at the meeting and counted towards the determination of whether a quorum exists.

Q:	What is the vote required to approve each proposal at the special meeting?

A:	The presence, in person or by proxy, of the holders of a majority of the aggregate number of outstanding shares of Virginia Bancorp common stock and Virginia Bancorp preferred stock entitled to vote at the special meeting is necessary to constitute a quorum for the special meeting. If a quorum exists at the special meeting, approval and adoption of the merger agreement requires the affirmative vote of more than two-thirds of all votes entitled to be cast by the holders of Virginia Bancorp common stock and Virginia Bancorp preferred stock, voting together as a single class. For purposes of approval of the adjournment/postponement proposal, the affirmative vote of a majority of the shares of Virginia Bancorp common stock and Virginia Bancorp preferred stock, voting together as a single class at the special meeting, is required.

In determining whether the proposal to approve and adopt the merger agreement has received the requisite number of affirmative votes at the special meeting, a failure to vote, an abstention or broker non-vote will be treated the same as a “NO” vote. Failures to vote, abstentions or broker non-votes will not count as votes cast and will have no effect for purposes of determining whether the proposal to adjourn or postpone the special meeting has been approved.

Q:	Will I be able to sell the shares of City Holding common stock that I receive in the merger?

A:	Yes. The shares of City Holding common stock to be issued in the merger will be registered under the Securities Act of 1933 and listed on the Nasdaq Global Select Market.

Q:	What must shareholders do to elect to receive cash, City Holding common stock or a combination of cash and City Holding common stock?

A:	To elect to receive cash, City Holding common stock or a combination of cash and City Holding common stock for your Virginia Bancorp stock, you must indicate in the place provided on the election form, which is being delivered to you in a separate mailing, the election to which you prefer, sign the form, and return the form in the envelope provided so that it is received prior to 5:00 p.m. New York City time on May 7, 2012, which we refer to as the election deadline.

You will be able to make one of the following elections on the election form:

•	To elect to receive cash with respect to all of your shares of Virginia Bancorp stock (a “cash election”);

•	To elect to receive shares of City Holding common stock with respect to all of your shares of Virginia Bancorp stock (a “stock election”);

•	To elect to receive a combination of City Holding common stock and cash for your shares of Virginia Bancorp stock (a “stock/cash election”); or

•	To indicate that you make no election, and thus have no preference, with respect to your shares of Virginia Bancorp stock (a “non-election”).

If you do not submit an election form prior to the election deadline, you will be deemed to have indicated that you are making no election, and thus have no preference, with respect to your shares of Virginia Bancorp stock. See “Cash Election, Stock Election or Stock/Cash Election; Surrender of Stock Certificates” beginning on page 54.

Q:	Can I revoke or change my election after I mail my form of election?

A:	Yes. You may revoke or change your election at any time before the election deadline. You can do this by sending a written notice of such revocation or change in your election to the exchange agent at the address contained on the election form.

If you revoke your election form and then do not re-submit an election form that is timely, you will be deemed to have indicated that you are making no election with respect to your shares of Virginia Bancorp stock.

Q:	Are shareholders guaranteed to receive the amount of stock or cash that they request on their election form?

A:	No. The merger agreement provides that 60% of the outstanding shares of Virginia Bancorp stock will be exchanged for City Holding common stock and 40% will be exchanged for cash, but in no event will more than 240,000 shares of City Holding common stock be issued nor more than $4,689,920 in cash (excluding any cash paid in lieu fractional shares) be paid to holders of Virginia Bancorp stock. It is possible, therefore, that if you elect to receive cash or stock, you could receive a different proportion of cash or stock than you elected. City Holding will make any allocation adjustments after the closing of the merger, based on the election forms that were timely received.

If the total number of shares of Virginia Bancorp stock with respect to which a stock election has been made (which we refer to as the “stock election shares”) is greater than 60% of the difference obtained by subtracting the total number of stock/cash election shares from the total number Virginia Bancorp shares outstanding (the “Stock Percentage Number”), reallocations will be made to the stock election shares so that no more than 60% of the outstanding shares of Virginia Bancorp stock is converted to City Holding common stock. If the total number of stock election shares is less than the Stock Percentage Number, reallocations will be made so that no less than 60% of the outstanding shares of Virginia Bancorp stock are converted into City Holding common stock.

Q:	If I make an election to receive cash, under what circumstances will my election be reallocated?

A:	Because the merger agreement provides that the total number of shares of Virginia Bancorp stock converted into City Holding common stock must be 60% of the total number of shares of Virginia Bancorp stock outstanding at the effective time of the merger, your cash election may be reallocated if the number of stock election shares is less than the Stock Percentage Number. In that circumstance, if the shortfall of required stock election shares (which is the difference between the number of stock election shares and the Stock Percentage Number) is less than the total number of non-election shares, then the shareholders who did not make an election will receive cash and City Holding common stock in a combination necessary to reach the 60% stock number, and the shareholders who made a cash election will receive the cash consideration. If the shortfall of required stock elections exceeds the total number of non-election shares, then shareholders who made a cash election will receive a combination of cash and City Holding common stock following a pro rata adjustment of all elections for cash in order to reach the 60% stock number.

Q:	If I make an election to receive stock, under what circumstances will my election be reallocated?

A:	Because the merger agreement provides that the total number of shares of Virginia Bancorp stock converted into shares of City Holding common stock must be 60% of the total number of shares of Virginia Bancorp stock outstanding at the effective time of the merger, your stock election may be reallocated if the total number of stock election shares is greater than the Stock Percentage Number. In that circumstance, if the excess of required stock election shares (which is the difference between the Stock Percentage Number and the number of stock election shares) is less than the total number of non-election shares, then the shareholders who did not make an election will receive cash and City Holding common stock in a combination necessary to keep within the 60% stock limitation, and the shareholders who made a stock election will receive the stock consideration. If the excess of required stock election shares is greater than the total number of non-election shares, then shareholders who made a stock election will receive a combination of cash and City Holding common stock following a pro rata adjustment of all elections for stock as necessary to keep within the 60% stock limitation.

Q:	What happens if I do not make an election?

A:

If the total number of stock election shares is less than the Stock Percentage Number, and the shortfall number (which is the difference between the number of stock election shares and the Stock Percentage

Number) is less than the number of non-election shares, your non-election shares will be converted into the right to receive a certain number of shares of City Holding common stock and cash in order to reach the 60% stock number. If the shortfall exceeds the number of non-election shares, then your non-election shares will be converted into the right to receive City Holding common stock.

If the total number of stock election shares is more than the Stock Percentage Number, and the excess of required stock election shares (which is the difference between the Stock Percentage Number and the number of stock election shares) is less than the number of non-election shares, your non-election shares will be converted into the right to receive a certain number of shares of City Holding common stock and cash to keep within the 60% stock limitation. If the excess of required stock election shares is greater than the number of non-election shares, your non-election shares will be converted into the right to receive the cash consideration.

Q:	How will I receive my shares of City Holding common stock or cash?

A:	After the allocation of cash and City Holding common stock, or a combination of each, to the shareholders of Virginia Bancorp, the exchange agent will mail transmittal forms to each Virginia Bancorp shareholder. You should complete the transmittal form and return it to the exchange agent as soon as possible. Once the exchange agent has received the proper documentation, it will forward to you the cash and/or City Holding common stock to which you are entitled.

Shareholders will not receive any fractional shares of City Holding common stock. Instead, they will receive cash, without interest, for any fractional share of City Holding common stock that they might otherwise have been entitled to receive based on the average of the per share closing price of City Holding common stock as reported on the Nasdaq Global Select Market during the 10 trading days immediately preceding the 10th calendar day immediately preceding the effective date of the merger.

Q:	How do I exchange my Virginia Bancorp stock certificates?

A:	If you make an election, you must return your Virginia Bancorp stock certificates or an appropriate guarantee of delivery with your letter of transmittal, which will be mailed to you within five calendar days after the effective date of the merger. Shortly after the merger, the exchange agent will allocate cash and City Holding common stock among Virginia Bancorp shareholders, consistent with their elections and the allocation and proration procedures in the merger agreement. If you do not submit an election form, you will receive instructions on where to surrender your Virginia Bancorp stock certificates from the exchange agent after the merger is completed. In any event, you should not forward your Virginia Bancorp certificates with your proxy card or election form. Your certificates should be sent along with the letter of transmittal which will be mailed after the effective date of the merger.

Q:	What should I do if my shares of Virginia Bancorp stock are held by my broker or otherwise in “street name?”

A:	If you hold your shares of Virginia Bancorp stock in “street name” (i.e., your bank or broker holds your shares for you), you should receive instructions regarding election procedures directly from your bank or broker. If you have any questions regarding these procedures, you should contact your bank or broker directly, or you may contact City Holding at the address or telephone number listed on page 1.

Q:	When will we complete the merger?

A:	We expect to complete the merger in the second quarter of 2012. However, we cannot assure you when or if the merger will occur. We must first obtain the approval of Virginia Bancorp shareholders and the necessary regulatory approvals. Other conditions to the closing provided in the merger agreement also need to be satisfied or waived.

Q:	What should I do now?

A:	Mail your signed proxy card in the enclosed return envelope as soon as possible so that your shares may be represented at the special meeting. It is important that the proxy card be received as soon as possible and in any event before the special meeting.

In addition, you are receiving the election form in a separate mailing. You should make an election as indicated on the form and sign the form so that it is received prior to 5:00 p.m. New York City time on May 7, 2012.

Q:	Do I have appraisal rights in connection with the merger?

A:	Yes. Under Virginia law, holders of Virginia Bancorp stock are entitled to appraisal rights in connection with the merger. See the section entitled “Proposal One: Approval of the Merger”—“Appraisal Rights” beginning on page 57 and Annex C (which contains the Virginia appraisal rights statute).

Q:	Who should shareholders call with questions?

A:	If you have more questions about the merger or the special meeting you should contact:

Virginia Savings Bancorp, Inc.

600 North Commerce Avenue

Front Royal, Virginia 22630

Attention: Noel F. Pilon

Telephone: (540) 635-4137

SUMMARY

This summary highlights selected information from this proxy statement/prospectus. It does not contain all of the information that may be important to you. We urge you to carefully read this entire proxy statement/prospectus and the other documents to which this proxy statement/prospectus refers to fully understand the merger agreement and the merger. See “Where You Can Find More Information” on page 98 to obtain the information incorporated by reference into this proxy statement/prospectus without charge. Each item in this summary includes a page reference directing you to a more complete description of that item.

The Merger (page 32)

We have attached the merger agreement to this proxy statement/prospectus as Annex A. We encourage you to read the merger agreement. It is the legal document that governs the merger.

In the merger, City Holding will acquire Virginia Bancorp by means of the merger of Virginia Bancorp with and into City Holding. City Holding will be the surviving entity in the merger.

For each share of Virginia Bancorp stock that you own, you will have the right to receive (at your election, subject to certain allocation and proration procedures):

•	0.2100 shares of City Holding common stock;

•	$6.17 in cash; or

•	0.1260 shares of City Holding common stock and $2.47 in cash.

Your election is subject to the limitation that 60% of the outstanding shares of Virginia Bancorp stock will be exchanged for City Holding common stock and 40% of the outstanding shares of Virginia Bancorp stock will be exchanged for cash, provided that no more than 240,000 shares of City Holding common stock will be issued nor more than $4,689,920 in cash (excluding any cash paid in lieu of fractional shares) will be paid in the merger.

To elect to receive cash and/or City Holding common stock for any and all of your shares of Virginia Bancorp stock, you must indicate in the place provided on the election form, which is being delivered to you in a separate mailing, the form of consideration you wish to receive for your Virginia Bancorp stock, sign the form, and return the form in the envelope provided so that it is received prior to 5:00 p.m. New York City time on May 7, 2012.

You will be able to make one of the following elections on the election form:

•	To elect to receive shares of City Holding common stock with respect to all of your shares of Virginia Bancorp stock;

•	To elect to receive cash with respect to all of your shares of Virginia Bancorp stock;

•	To elect to receive a combination of cash and City Holding common stock for your shares of Virginia Bancorp stock; or

•	To indicate that you make no election, and thus have no preference, with respect to your shares of Virginia Bancorp stock.

If you do not submit an election form prior to the election deadline, you will be deemed to have indicated that you are making no election, and thus have no preference, with respect to your shares of Virginia Bancorp stock.

If too many stock elections are made such that the number of stock election shares is greater than 60% of the difference obtained by subtracting the total number of stock/cash election shares from the total number of Virginia Bancorp shares outstanding, reallocations will be made, first to non-elections and then to stock elections, so that no more than 60% of the outstanding shares of Virginia Bancorp stock are converted into City Holding common stock. If too few stock elections are made such that stock election shares represent less than 60% of the difference obtained by subtracting the total number of stock/cash election shares from the total number of Virginia Bancorp shares outstanding, reallocations will be made, first to non-elections and then to cash elections, so that no less than 60% of the outstanding shares of Virginia Bancorp stock are converted into City Holding common stock.

Shareholders will not receive any fractional shares of City Holding common stock. Instead, they will receive cash, without interest, for any fractional share of City Holding common stock that they might otherwise have been entitled to receive based on the average of the per share closing price of City Holding common stock as reported on the Nasdaq Global Select Market during the 10 trading days immediately preceding the 10th calendar day immediately preceding the effective date of the merger.

Upon completion of the merger, we expect that City Holding shareholders will own approximately 98.4% of the combined company and former Virginia Bancorp shareholders will own approximately 1.6% of the combined company.

The market price of City Holding common stock will fluctuate prior to the merger. You should obtain current stock price quotations for City Holding common stock.

Our Reasons for the Merger (page 37)

Virginia Bancorp’s board of directors is proposing the merger because, among other reasons:

•	the per share value of the merger consideration to Virginia Bancorp’s shareholders and the fact that up to 40% of the merger consideration will be in the form of cash;

•	the merger allows Virginia Bancorp’s shareholders who elect to become shareholders of City Holding to be part owner of a larger, more diversified financial services institution;

•	the merger with City Holding will minimize customer disruption and job loss as City Holding does not have any offices in Virginia; and

•	City Holding currently pays a cash dividend on its common stock, while Virginia Bancorp does not and is not likely to be able to pay a cash dividend to shareholders in the near future.

Our Recommendation (page 37)

Virginia Bancorp’s board of directors believes that the merger is fair to and in the best interests of Virginia Bancorp’s shareholders. Virginia Bancorp’s board of directors unanimously recommends that shareholders vote “FOR” the proposal to approve and adopt the merger agreement and the transactions contemplated thereby. For the factors considered by Virginia Bancorp’s board of directors in reaching its decision to approve the merger agreement, see the section entitled “Proposal One: Approval of the Merger”—“Virginia Bancorp’s Reasons for the Merger; Recommendation of the Virginia Bancorp Board of Directors.”

Opinion of Virginia Bancorp’s Financial Advisor (page 39 and Annex B)

Scott & Stringfellow, LLC delivered a written opinion to the Virginia Bancorp board of directors that, as of March 14, 2012, the merger consideration to be received by the shareholders of Virginia Bancorp, was fair, from a financial point of view, to Virginia Bancorp and its shareholders. We have attached this opinion to this proxy statement/prospectus as Annex B. You should read this opinion completely to understand the assumptions made, matters considered and limitations of the review undertaken by Scott & Stringfellow in providing its opinion. The opinion of Scott & Stringfellow has not been updated prior to the date of this proxy statement/prospectus and does not reflect any change in circumstances after March 14, 2012.

Scott & Stringfellow’s opinion as to the fairness, from a financial point of view, of the merger consideration to Virginia Bancorp and its shareholders was provided to the Virginia Bancorp board of directors in connection with its evaluation of the merger consideration from a financial point of view, and does not address any other aspect of the merger and does not constitute a recommendation to any Virginia Bancorp shareholder as to how to vote or act with respect to the merger.

Appraisal Rights (page 57)

Under Virginia law, holders of Virginia Bancorp stock may exercise appraisal rights and, if the merger is consummated and all requirements of Virginia law are satisfied by holders seeking to exercise such rights, may receive payment equal to the fair value of their shares of Virginia Bancorp stock, determined in the manner set forth under Virginia law. The procedures which must be followed in connection with the exercise of appraisal rights by shareholders are described in this proxy statement/prospectus under “Proposal One: Approval of the Merger”—“Appraisal Rights” and in Article 15, Sections 13.1-729 through 13.1-741.1 of the Virginia Stock Corporation Act, a copy of which is attached as Annex C to this proxy statement/prospectus. A shareholder seeking to exercise appraisal rights must deliver to Virginia Bancorp, before the shareholder vote on the merger agreement at the special meeting, a written objection to the merger stating that he or she intends to demand payment for his or her shares through the exercise of his or her statutory appraisal rights and must not vote his or her shares in favor of the merger agreement. Failure to take any required step in connection with the exercise of appraisal rights may result in termination or waiver such rights.

Accounting Treatment (page 59)

City Holding will account for the merger as a business combination as that term is used under U.S. generally accepted accounting principles.

Certain Federal Income Tax Consequences (page 61)

The merger is intended to qualify as a tax-free reorganization for federal income tax purposes, and assuming the merger will so qualify, you will not recognize any gain or loss for U.S. federal income tax purposes as a result of your exchange of shares of Virginia Bancorp stock solely for shares of City Holding common stock. Virginia Bancorp shareholders may, however, have to recognize income or gain in connection with the receipt of any cash received in the merger. Because this tax treatment may not apply to all of Virginia Bancorp’s shareholders, you should consult your own tax advisor for a full understanding of the merger’s tax consequences that are particular to you. It is a condition to our obligation to complete the merger that we receive a legal opinion that the merger will be treated for federal income tax purposes as a reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended. This opinion, however, will not bind the Internal Revenue Service, which could take a different view.

Shareholders will also be required to file certain information with their federal income tax returns and to retain certain records with regard to the merger.

The discussion of U.S. federal income tax consequences set forth above is for general information only and does not purport to be a complete analysis or listing of all potential tax effects that may apply to a holder of Virginia Bancorp stock. Shareholders of Virginia Bancorp are strongly urged to consult their tax advisors to determine the particular tax consequences to them of the merger, including the application and effect of federal, state, local, foreign and other tax laws.

The Companies (page 64)

City Holding Company

25 Gatewater Road

Cross Lanes, West Virginia 25313

(304) 769-1100

City Holding is a $2.8 billion diversified financial holding company with its headquarters in Charleston, West Virginia. City National Bank of West Virginia (“City National”) (the principal banking subsidiary of City Holding) operates 68 branch locations serving communities across West Virginia, Ohio and Kentucky. Seven of City Holding’s branches are located in the Eastern Panhandle of West Virginia—within close proximity of Virginia Bancorp’s market area. Based upon its strong profitability, strong asset quality, and strong capital position, City was named by Bank Director Magazine as the third best performing bank in the U.S. in 2010. Effective January 2012, City Holding’s common stock will pay a dividend of $1.40 annually or $0.35 per quarter. City Holding is located on the web at www.bankatcity.com.

As of December 31, 2011, City Holding had total assets of $2.8 billion, total deposits of $2.2 billion, and shareholders’ equity of $311 million.

Virginia Savings Bancorp, Inc.

600 North Commerce Avenue

Front Royal, Virginia 22630

(540) 635-4137

Virginia Bancorp was incorporated in 2007 to serve as the unitary savings and loan holding company for Virginia Savings, a community-oriented savings bank that began operations in 1980. Virginia Savings focuses on attracting and servicing deposit accounts from the general public and small to medium-sized businesses in the form of passbook savings, money market accounts, demand accounts and certificates of deposit, and originating loans to finance the purchase, construction or improvement of residential and commercial real estate. Virginia Savings’ primary market area for both deposits and loans encompasses Frederick, Shenandoah and Warren Counties, and the City of Winchester, Virginia. The market area has seen significant population growth in the past several decades as a result of the region being situated on the western fringe of the Northern Virginia portion of the Washington, D.C. metropolitan area.

As of December 31, 2011, Virginia Bancorp had total assets of approximately $128.5 million, total deposits of approximately $115.4 million and shareholders’ equity of approximately $12.6 million.

The Shareholder Meeting (page 28)

The special meeting will be held on May 10, 2012 at 2:00 p.m. at the Holiday Inn, 111 Hospitality Drive, Front Royal, Virginia. At the special meeting, you will be asked:

•	to approve the merger agreement and the transactions contemplated thereby (See “Proposal One: Approval of the Merger”); and

•

to consider and vote upon a proposal to adjourn the special meeting to a later date or dates, if necessary, to permit further solicitation of proxies in the event that there are not sufficient votes at the time of the meeting to approve the merger agreement (See “Proposal Two: Adjournment of the Meeting”).

Record Date; Vote Required (page 28)

You can vote at the special meeting if you owned shares of Virginia Bancorp stock at the close of business on March 23, 2012, which is the record date for the special meeting. On the record date, Virginia Bancorp had approximately 1,810,120 shares of Virginia Bancorp common stock outstanding and entitled to vote and 89,864 shares of Virginia Bancorp preferred stock outstanding and entitled to vote. You can cast one vote for each share of Virginia Bancorp stock that you owned on that date.

The presence, in person or by proxy, of the holders of a majority of the aggregate number of outstanding shares of Virginia Bancorp common stock and Virginia Bancorp preferred stock entitled to vote is necessary to constitute a quorum for the special meeting. Abstentions and broker “non-votes” are counted as present and entitled to vote for purposes of determining a quorum. A broker “non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power for that particular item and has not received instructions from the beneficial owner. Although brokers have discretionary power to vote your shares of Virginia Bancorp stock with respect to routine matters (which holders of Virginia Bancorp preferred stock may be excluded from voting on), they do not have discretionary power to vote your shares of Virginia Bancorp stock on non-routine matters. Both proposals are non-routine and therefore your broker will not be able to vote your shares of Virginia Bancorp stock with respect to either proposal unless the broker received appropriate instructions from you.

Approval and adoption of the merger agreement by Virginia Bancorp shareholders requires the affirmative vote of more than two-thirds of all votes entitled to be cast at the special meeting by the holders of Virginia Bancorp common stock and Virginia Bancorp preferred stock, voting together as a single class.

Approval of the adjournment of the special meeting requires the affirmative vote of a majority of the votes cast by the holders of Virginia Bancorp common stock and Virginia Bancorp preferred stock, voting as a single class, at the special meeting.

In determining whether either proposal has received the requisite number of affirmative votes, failures to vote, abstentions and broker “non-votes” will be treated the same as a “NO” vote for the merger proposal but will be disregarded and have no effect on the adjournment proposal.

As of the record date, Virginia Bancorp’s directors and executive officers had the right to vote 667,786 shares of Virginia Bancorp common stock and 192 shares of Virginia Bancorp preferred stock, or 35.16% of the outstanding shares of Virginia Bancorp stock entitled to vote at the special meeting. The Virginia Bancorp directors have indicated that they plan to vote all of the shares of Virginia Bancorp stock that they own for approval of the merger agreement and the transactions contemplated thereby, and have entered into an agreement with City Holding obligating them to do so. In addition, each of the Virginia Bancorp directors has agreed not to make any transfers of Virginia Bancorp stock until after the special meeting.

Conditions to Completion of the Merger (page 47)

The obligations of City Holding and Virginia Bancorp to complete the merger depend on a number of conditions being satisfied or waived. These conditions include:

•	Virginia Bancorp’s shareholders’ approval of the merger agreement;

•	approval of the merger by the necessary federal and state regulatory authorities;

•

the effectiveness of the registration statement on Form S-4 filed by City Holding with the SEC, of which this proxy statement/prospectus is a part, and that no stop order suspending the effectiveness thereof shall have been issued and no proceedings for that purpose shall have been initiated or threatened by the Securities and Exchange Commission;

•	authorization for the listing on the Nasdaq Global Select Market of the shares of City Holding common stock to be issued in the merger;

•	absence of any law or court order prohibiting the merger;

•	receipt of an opinion from Jackson Kelly PLLC, outside counsel to City Holding, that the merger will qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code;

•	the accuracy of the other party’s representations and warranties, subject to the material adverse effect standard in the merger agreement;

•	the performance in all material respects of all obligations contained in the merger agreement;

•

the total number of transactional deposit accounts of Virginia Savings as of the end of the month immediately preceding the merger cannot be not less than 95% of the number of such transactional deposit accounts at September 30, 2011; and

•	the redemption of all issued and outstanding shares of the Series A convertible preferred stock of Virginia Savings, the bank subsidiary of Virginia Bancorp.

We cannot be certain when, or if, the conditions to the merger will be satisfied or waived, or that the merger will be completed.

Regulatory Approvals (page 51)

The merger and the other transactions contemplated by the merger agreement require the approval of the Board of Governors of the Federal Reserve System (the “Federal Reserve”) and the Virginia Bureau of Financial Institutions. As a bank holding company, City Holding is subject to regulation under the Bank Holding Company Act of 1956, as amended. City National is a national banking association and is subject to the laws of the United States. City Holding has filed all required applications seeking approval of the merger with the Federal Reserve and the Virginia Bureau of Financial Institutions. City National and Virginia Savings have also applied with the Office of the Comptroller of the Currency for approval of the merger of Virginia Savings into City National.

As of the date of this proxy statement/prospectus, no regulatory approvals have been received. While City Holding and Virginia Bancorp do not know of any reason why necessary regulatory approvals would not be obtained in a timely manner, we cannot be certain when or if we will receive them, or if obtained, whether they will contain terms, conditions or restrictions not currently contemplated that will be detrimental to City Holding after completion of the merger.

Termination of the Merger Agreement (page 49)

Virginia Bancorp and City Holding may mutually agree to terminate the merger agreement at any time.

Either Virginia Bancorp or City Holding may terminate the merger agreement if any of the following occurs:

•	the merger is not complete by May 31, 2012, unless the failure of the merger to be consummated arises out of or results from the action or inaction of the party seeking to terminate; or

•

the approval of any governmental entity required for consummation of the merger is denied or the shareholders of Virginia Bancorp do not approve the merger agreement within 60 days of the date of this proxy statement/prospectus.

City Holding may terminate the merger agreement if any of the following occurs:

•	Virginia Bancorp materially breaches any of its representations or obligations under the merger agreement and does not cure the breach within 30 days of written notice of the breach; or

•

Virginia Bancorp’s board fails to recommend approval of the merger agreement to the Virginia Bancorp shareholders, withdraws its recommendation or modifies its recommendation in a manner adverse to City Holding.

Virginia Bancorp may terminate the merger agreement under any of the following circumstances:

•	City Holding materially breaches any of its representations or obligations under the merger agreement and does not cure the breach within 30 days of written notice of the breach;

•

The price of City Holding common stock declines by more than 20% over a designated measurement period and the stock prices of the banks and bank holding companies included on the Nasdaq Bank Index have not collectively experienced a similar decline during the same period, unless City Holding elects to increase the consideration to be paid to Virginia Bancorp shareholders (which it is not obligated to do); or

•

Virginia Bancorp enters into an agreement with respect to an unsolicited acquisition proposal that if consummated would result in a transaction more favorable to Virginia Bancorp’s shareholders from a financial point of view than the merger, provided that Virginia Bancorp pays the termination fee described below.

Effect of Termination; Termination Fee (page 50)

Virginia Bancorp must pay City Holding a termination fee of $650,000 if the merger agreement is terminated under the following circumstances:

•

by City Holding if the Virginia Bancorp board of directors fails to recommend approval of the merger agreement or withdraws, modifies or changes its recommendation of approval of the merger agreement in a manner adverse to the interests of City Holding;

•

by Virginia Bancorp if it enters into an agreement with respect to an unsolicited acquisition proposal that would result in a transaction more favorable to Virginia Bancorp’s shareholders from a financial point of view than the merger; or

•

by Virginia Bancorp or City Holding due to the failure of Virginia Bancorp to receive shareholder approval of the merger agreement, and if an acquisition proposal is publicly announced prior to the special meeting and within 12 months after the announcement of the acquisition proposal a change in control of Virginia Bancorp is consummated.

No Solicitation (page 51)

Virginia Bancorp has agreed that it will not directly or indirectly:

•	solicit or encourage inquiries or proposals with respect to any acquisition proposal other than the merger; or

•	engage in any negotiations or discussions concerning, or provide any confidential information relating to, an acquisition proposal other than the merger.

The merger agreement does not, however, prohibit Virginia Bancorp from considering an acquisition proposal from a third party if certain specified conditions are met.

Waiver and Amendment (page 50)

Virginia Bancorp and City Holding may jointly amend the merger agreement, and each party may waive its right to require the other party to adhere to the terms and conditions of the merger agreement. However, the parties may not amend the merger agreement after Virginia Bancorp’s shareholders approve the merger agreement if the amendment or waiver would violate applicable law.

Interests of Certain Persons in the Merger (page 59)

When considering the recommendation of the Virginia Bancorp board, you should be aware that some Virginia Bancorp directors and officers have interests in the merger that differ from, or are in addition to, the interests of other Virginia Bancorp shareholders. The members of the Virginia Bancorp board of directors knew about these additional interests and considered them when they approved the merger agreement and the merger.

Indemnification and Insurance. City Holding has agreed to indemnify the officers and directors of Virginia Bancorp against certain liabilities arising before the merger for a period of six years after the merger. City Holding has also agreed to use its reasonable best efforts to cause the directors and officers of Virginia Bancorp to be covered by a directors’ and officers’ liability policy maintained by City Holding for three years after the merger, subject to a cap on the annual premium payments equal to 150% of Virginia Bancorp’s current annual premium.

Employment Arrangement; Non-Compete and Non-Solicitation Agreement. Under the terms of the merger agreement and in connection with the closing of the merger, W. Michael Funk, President and Chief Executive Officer of Virginia Bancorp and Virginia Savings, will enter into a Non-Compete and Non-Solicitation Agreement with City Holding and City National under which he will continue serving Virginia Savings and its successor, City National, for a period of up to six months after the merger and will receive a monthly salary equal to the salary paid by Virginia Savings to him for the month of September 2011. During this period, Mr. Funk will assist City National in merger transition matters. Pursuant to the terms of the Non-Compete and Non-Solicitation Agreement, Mr. Funk will agree not to compete with City National’s banking business for a two-year period beginning on the effective date of the merger. The Non-Compete and Non-Solicitation Agreement will supercede and extinguish any existing employment agreements and other contracts that Mr. Funk has with Virginia Bancorp or Virginia Savings, including the Employment Agreement and the Change in Control Employment Agreement each dated January 1, 2005, the effect of which is that Mr. Funk will receive no severance or other payments under such agreements. As consideration therefor, Mr. Funk will receive a payment from City National of $478,400 to be paid, at his option, in a lump sum within 10 days of the effective date of the merger or at such times and amounts as mutually agreed upon among the parties. City National also will provide health insurance through its company plan for Mr. Funk and his spouse, at no cost to him, for three years beginning on the day after he is no longer employed by the bank.

Potential Payments Under Change in Control Agreement. Mr. Funk has an existing agreement with Virginia Bancorp that becomes effective upon a change in control of Virginia Bancorp and would replace the current employment agreement he has with Virginia Bancorp upon a change in control. Under the terms of the Change in Control Employment Agreement, Virginia Bancorp or its successor would continue to employ Mr. Funk for a term of three years after the date of a change in control. During the term of the contract, Mr. Funk is to retain commensurate authority and responsibilities and compensation benefits, and is to receive a base salary at least equal to the immediate year in which the change in control occurs and a bonus at least equal to the highest bonus paid to him in any of the two years prior to the change in control. If Mr. Funk’s employment is terminated during the three years after the change in control other than for “cause” or “disability” (as defined in the agreement), or if Mr. Funk should terminate his employment (i) because a material term of his contract is breached by Virginia Bancorp or its successor or (ii) through his voluntary termination during the 90-day period following the one-year anniversary of the change in control, he is entitled to a lump sum payment equal to 2.99 times the sum of his base salary, annual bonus and equivalent benefits. Assuming a termination under such circumstances at December 31, 2011, following a change in control of Virginia Bancorp, the approximate payments to Mr. Funk would have been approximately $478,400 (without taking into account any gross-up payments that may be triggered and health and other insurance payments). Mr. Funk will enter into the above-described Non-Compete and Non-Solicitation Agreement with City Holding that will be effective upon consummation of the merger and will supersede and terminate his existing Employment Agreement and Change in Control Employment Agreement with Virginia Bancorp and any severance payments due thereunder in connection with the merger.

Comparison of the Rights of Shareholders (page 91)

The rights of City Holding shareholders are governed by West Virginia law and by City Holding’s articles of incorporation and bylaws. The rights of Virginia Bancorp shareholders are governed by Virginia law and by Virginia Bancorp’s articles of incorporation and bylaws. Upon completion of the merger, the rights of City Holding shareholders, including former shareholders of Virginia Bancorp who become shareholders of City Holding, will be governed by West Virginia law and the articles of incorporation and bylaws of City Holding.

This proxy statement/prospectus contains a comparison of shareholder rights under each of the City Holding and Virginia Bancorp governing documents.

Recent Financial Developments—Virginia Bancorp

For the year ended December 31, 2011, Virginia Bancorp’s net income attributable to common equivalents was $411,400, as compared to $355,600 for the year ended December 31, 2010. At December 31, 2011, Virginia Bancorp had total assets of $128.5 million, an increase of 0.64% over the $127.7 million in total assets at December 31, 2010. Total loans at December 31, 2011 were $85.5 million, down 7.5% from the $92.4 million in total loans at December 31, 2010. Total deposits at December 31, 2011 increased to $115.4 million, up from $115.0 million at December 31, 2010.

RISK FACTORS

In addition to general investment risks and the other information contained in or incorporated by reference into this proxy statement/prospectus, including the matters addressed under the heading “Forward-Looking Statements” and the matters described under the caption “Risk Factors” in the Annual Report on Form 10-K filed by City Holding for the year ended December 31, 2011, you should carefully read and consider the following risk factors concerning the merger before you decide whether to vote to approve the merger agreement.

Risks Associated with the Merger

Fluctuations in the trading price of City Holding common stock will change the value of the shares of City Holding common stock you receive in the merger.

The exchange ratio is set at 0.2100 shares of City Holding common stock for each share of Virginia Bancorp stock for those choosing an all stock election and 0.1260 shares of City Holding common stock for each share of Virginia Bancorp stock for those choosing a combined stock/cash election. Because the exchange ratios are fixed, the value of the shares of City Holding common stock that will be issued to you in the merger will depend on the market price of City Holding common stock at the time the shares are issued. After the merger, the market value of City Holding common stock may decrease and be lower than the market value of City Holding common stock that was used in calculating the exchange ratios in the merger. Except as described in this proxy statement/prospectus and the merger agreement, there will be no adjustment to the fixed number of shares of City Holding common stock that will be issued to you based upon changes in the market price of City Holding common stock prior to the closing.

The market price of City Holding common stock at the time the merger is completed may vary from the price of City Holding common stock on the date the merger agreement was executed, on the date of this proxy statement/prospectus and on the date of the special meeting as a result of various factors that are beyond the control of City Holding and Virginia Bancorp, including but not limited to general market and economic conditions, changes in our respective businesses, operations and prospects, and regulatory considerations. In addition to the approval of the merger agreement by Virginia Bancorp shareholders, completion of the merger is subject to receipt of required regulatory approvals and satisfaction of other conditions that may not occur until after the special meeting. Therefore, at the time of the special meeting you will not know the precise value of the consideration you will receive at the effective time of the merger. You should obtain current market quotations for shares of City Holding common stock.

The market price of City Holding common stock after the merger may be affected by factors different from those affecting the shares of Virginia Bancorp or City Holding currently.

Upon completion of the merger, certain holders of shares of Virginia Bancorp stock will become holders of City Holding common stock. City Holding’s business differs from that of Virginia Bancorp, and, accordingly, the results of operations of the combined company and the market price of the combined company’s shares of common stock may be affected by factors different from those currently affecting the independent results of operations of each of City Holding and Virginia Bancorp and their respective securities. For a discussion of the business of City Holding and of certain factors to consider in connection with that business, see the documents incorporated by reference or described elsewhere in this proxy statement/prospectus.

The merger agreement limits Virginia Bancorp’s ability to pursue alternatives to the merger.

The merger agreement contains “no-shop” provisions that, subject to limited exceptions, limit Virginia Bancorp’s ability to discuss, facilitate or commit to competing third-party proposals to acquire all or a significant part of Virginia Bancorp. In addition, Virginia Bancorp must pay City Holding a termination fee of $650,000 if the merger agreement is terminated and Virginia Bancorp, subject to certain restrictions, consummates another similar transaction. These provisions might discourage a potential competing acquiror that might have an interest in acquiring all or a significant part of Virginia Bancorp from considering or proposing the acquisition even if it were prepared to pay consideration with a greater value than that proposed in the merger.

The integration of the operations of City Holding and Virginia Bancorp may be more difficult than anticipated.

The success of the merger will depend on a number of factors, including (but not limited to) City Holding’s ability to:

•	timely and successfully integrate the operations of City Holding and Virginia Bancorp;

•	retain key employees of City Holding and Virginia Bancorp;

•	maintain existing relationships with depositors in Virginia Savings to minimize withdrawals of deposits prior to and subsequent to the merger;

•	maintain and enhance existing relationships with borrowers to limit unanticipated losses from loans of Virginia Savings;

•	retain and attract qualified personnel at City Holding and Virginia Bancorp; and

•	compete effectively in the communities served by City Holding and Virginia Bancorp and in nearby communities.

City Holding may not be able to manage effectively its growth resulting from the merger.

Regulatory approvals may not be received, may take longer than expected or impose conditions that are not presently anticipated.

Before the merger may be completed, we must obtain various approvals or consents from various bank regulatory and other authorities. These regulators may impose conditions on the completion of the merger or require changes to the terms of the merger. Although City Holding and Virginia Bancorp do not currently expect that any such conditions or changes would be imposed, there can be no assurance that they will not be, and such conditions or changes could have the effect of delaying completion of the merger or imposing additional costs on or limiting the revenues of City Holding following the merger. There can be no assurance as to whether the regulatory approvals will be received, the timing of those approvals, or whether any conditions will be imposed. See “Proposal One: Approval of the Merger”—“Regulatory Approvals” on page 51.

Combining the two companies may be more difficult, costly or time-consuming than expected.

City Holding and Virginia Bancorp have operated and, until the completion of the merger, will continue to operate, independently. The success of the merger will depend on City Holding’s ability to successfully combine the businesses of City Holding and Virginia Bancorp. To realize these anticipated benefits, after the completion of the merger, City Holding expects to integrate Virginia Bancorp’s business into its own. It is possible that the integration process could result in the loss of key employees, the disruption of each company’s ongoing businesses or inconsistencies in standards, controls, procedures and policies that adversely affect the combined company’s ability to maintain relationships with clients, customers, depositors and employees or to achieve the anticipated benefits of the merger. The loss of key employees could adversely affect City Holding’s ability to successfully conduct its business in the markets in which Virginia Bancorp now operates, which could have an adverse effect on City Holding’s financial results and the value of its common stock. If City Holding experiences difficulties with the integration process, the anticipated benefits of the merger may not be realized fully or at all, or may take longer to realize than expected. As with any merger of financial institutions, there also may be business disruptions that cause Virginia Bancorp to lose customers or cause customers to remove their accounts from Virginia Bancorp and move their business to competing financial institutions. Integration efforts between the two companies will also divert management attention and resources. These integration matters could have an adverse effect on each of Virginia Bancorp and City Holding during this transition period and for an undetermined period after consummation of the merger.

The merger with Virginia Bancorp may distract management of City Holding from its other responsibilities.

The acquisition of Virginia Bancorp could cause the management of City Holding to focus its time and energies on matters related to the acquisition that otherwise would be directed to the business and operations of City Holding. Any such distraction on the part of management, if significant, could affect its ability to service existing business and develop new business and adversely affect the business and earnings of City Holding.

Virginia Bancorp’s shareholders will have less influence as shareholders of City Holding than as shareholders of Virginia Bancorp.

Virginia Bancorp’s shareholders currently have the right to vote in the election of the board of directors of Virginia Bancorp and on other matters affecting Virginia Bancorp. Following the merger, the shareholders of Virginia Bancorp as a group will own approximately 1.6% of City Holding. When the merger occurs, each shareholder that receives shares of City Holding common stock will become a shareholder of City Holding with a percentage ownership of the combined organization much smaller than such shareholder’s percentage ownership of Virginia Bancorp. Because of this, Virginia Bancorp’s shareholders will have less influence on the management and policies of City Holding than they now have on the management and policies of Virginia Bancorp.

The fairness opinion obtained by Virginia Bancorp from its financial advisor will not reflect changes in circumstances between signing the merger agreement and the completion of the merger.

Virginia Bancorp has not obtained an updated fairness opinion as of the date of this proxy statement/prospectus from Scott & Stringfellow, Virginia Bancorp’s financial advisor. Changes in the operations and prospects of Virginia Bancorp or City Holding, general market and economic conditions and other factors that may be beyond the control of Virginia Bancorp and City Holding, and on which the fairness opinion was based, may alter the value of Virginia Bancorp or City Holding or the prices of shares of Virginia Bancorp stock or City Holding common stock by the time the merger is completed. The opinion does not speak as of the time the merger will be completed or as of any date other than the date of such opinion. Because Virginia Bancorp does not anticipate asking its financial advisor to update its opinion, the March 14, 2012 opinion does not address the fairness of the merger consideration, from a financial point of view, at the time the merger is completed. The opinion is included as Annex B to this proxy statement/prospectus. For a description of the opinion that Virginia Bancorp received from its financial advisor, please refer to “Proposal One: Approval of the Merger”—“Opinion of Virginia Bancorp’s Financial Advisor” on page 39. For a description of the other factors considered by Virginia Bancorp’s board of directors in determining to approve the merger, please refer to “Proposal One: Approval of the Merger”—“Virginia Bancorp’s Reasons for the Merger, Recommendation of the Virginia Bancorp Board of Directors” on page 37.

If the merger does not constitute a reorganization under Section 368(a) of the Code, then Virginia Bancorp shareholders may be responsible for payment of U.S. federal income taxes.

The U.S. Internal Revenue Service, or IRS, may determine that the merger does not qualify as a tax-free reorganization under Section 368(a) of the Internal Revenue Code. In that case, each Virginia Bancorp shareholder would recognize a gain or loss equal to the difference between (i) the fair market value of the City Holding common stock and cash received by the shareholder in the merger and (ii) the shareholder’s adjusted tax basis in the shares of Virginia Bancorp stock exchanged therefor.

Future issuances of common stock by City Holding in connection with acquisitions or otherwise could dilute your ownership of City Holding.

City Holding may use its common stock to acquire other companies or to make investments in banks and other complementary businesses in the future. It may also issue common stock, or securities convertible into common stock, through public or private offerings, in order to raise additional capital in connection with future acquisitions, to satisfy regulatory capital requirements or for general corporate purposes. Any such stock issuances would dilute your ownership interest in City Holding and may dilute the per share value of the common stock.

City Holding is not obligated to pay cash dividends on its common stock.

City Holding is a holding company and, currently, its sole source of funds for paying dividends to its shareholders is dividends it receives from City National. While City Holding currently pays quarterly cash dividends to holders of its common stock, it is not obligated to pay dividends in any particular amounts or at any particular times. Its decision to pay dividends in the future will depend on a number of factors, including its capital and the availability of funds from which dividends may be paid. See “Price Range of Common Stock and Dividends” on page 24 and “Description of City Holding Capital Stock” on page 88.

The merger will not be completed unless important conditions are satisfied.

Specified conditions set forth in the merger agreement must be satisfied or waived to complete the merger. If the conditions are not satisfied or waived, the merger will not occur or will be delayed and each of City Holding and Virginia Bancorp may lose some or all of the intended benefits of the merger. The following conditions, in addition to other closing conditions, must be satisfied or waived, if permissible, before City Holding and Virginia Bancorp are obligated to complete the merger:

•	the merger agreement must be approved by the requisite vote of the shareholders of Virginia Bancorp;

•	all required regulatory approvals must be obtained;

•	there must be an absence of any law or order by a court or regulatory authority that prohibits, restricts or makes illegal the merger;

•	City Holding’s registration statement on Form S-4 shall become effective under the Securities Act and no stop order shall have been issued or threatened by the SEC; and

•	the shares of City Holding common stock to be issued in the merger must be approved for listing on the Nasdaq Global Select Market.

Termination of the merger agreement could negatively impact Virginia Bancorp.

If the merger agreement is terminated, there may be various consequences. For example, Virginia Bancorp’s business may have been impacted adversely by the failure to pursue other beneficial opportunities due to the focus of management on the merger, without realizing any of the anticipated benefits of completing the merger. If the merger agreement is terminated and Virginia Bancorp’s board of directors seeks another merger or business combination, Virginia Bancorp shareholders cannot be certain that Virginia Bancorp will be able to find a party willing to pay the equivalent or greater consideration than that which City Holding has agreed to pay in the merger. In addition, if the merger agreement is terminated under certain circumstances, including circumstances involving a change in recommendation by Virginia Bancorp’s board of directors, Virginia Bancorp may be required to pay City Holding a termination fee of $650,000.

SUMMARY SELECTED FINANCIAL DATA

The following table sets forth certain summary selected historical consolidated financial information for City Holding and Virginia Bancorp. The financial data of City Holding at or for the five years in the period ended December 31, 2011 is taken from the audited consolidated financial statements of City Holding. The financial data of Virginia Bancorp at or for the five years in the period ended December 31, 2010 is taken from the audited consolidated financial statements of Virginia Bancorp. The financial data for Virginia Bancorp at or for the nine months ended September 30, 2011 and September 30, 2010 is taken from the unaudited consolidated financial statements of Virginia Bancorp. You should not rely on the nine month information as being indicative of the results that may be expected for the entire year or for any future period.

The historical consolidated financial information of City Holding at or for each of the years in the five year period ended December 31, 2011 is derived from City Holding’s audited consolidated financial statements, which are incorporated by reference into this proxy statement/prospectus. See “Where You Can Find More Information” on page 98 for instructions on how to obtain the information incorporated by reference.

The historical consolidated financial information of Virginia Bancorp at or for each of the years in the five year period ended December 31, 2010 is derived from Virginia Bancorp’s audited consolidated financial statements. The consolidated financial information of Virginia Bancorp at or for the nine month periods ended September 30, 2011 and 2010 is derived from Virginia Bancorp’s unaudited consolidated financial statements. Virginia Bancorp’s audited consolidated financial statements for the years ended December 31, 2010 and 2009 and Virginia Bancorp’s unaudited consolidated financial statements for the nine months ended September 30, 2011 and 2010, begin on page F-1 of this proxy statement/prospectus.

CITY HOLDING COMPANY

Summary Consolidated Financial Data

	At or for the Years Ended December 31,
	2011	2010	2009	2008	2007
	(Dollars in thousands, except per share data)
Summary of Operations:
Total interest income	$112,888	$121,916	$132,036	$147,673	$157,315
Total interest expense	20,758	27,628	36,603	45,918	60,276
Net interest income	92,130	94,288	95,433	101,755	97,039
Provision for loan losses	4,600	7,093	6,994	10,515	5,327
Other income	54,860	48,939	51,983	21,936	56,136
Other expense	81,141	78,721	77,244	75,580	71,036
Income tax expense	20,571	18,453	20,533	9,487	25,786
Net income	40,678	38,960	42,645	28,109	51,026
Cash dividends	20,630	21,350	21,675	21,483	20,601
Per Common Share:
Net income:
Basic	$2.68	$2.48	$2.69	$1.74	$3.02
Diluted	2.67	2.47	2.68	1.74	3.01
Cash dividends paid	1.37	1.36	1.36	1.36	1.24
Book value per share	21.05	20.31	19.45	17.90	18.21
Selected Ratios:
Return on average assets	1.51%	1.47%	1.63%	1.12%	2.03%
Return on average shareholders’ equity	12.87%	12.33%	14.48%	9.27%	16.92%
Average total loans to average deposits	85.50%	83.12%	84.10%	86.54%	86.06%
Average stockholders’ equity to average total assets	11.70%	11.91%	11.29%	12.12%	12.01%
Risk-based capital ratio (Tier 1)	13.12%	13.88%	13.46%	12.27%	14.12%
Dividend payout ratio	51.12%	54.84%	50.56%	78.16%	41.06%
Selected Balance Sheet Data:
Average assets	$2,701,720	$2,654,497	$2,608,750	$2,502,411	$2,511,992
Investment securities	396,175	453,585	513,931	459,657	417,016
Total loans	1,973,103	1,865,000	1,792,434	1,812,344	1,767,021
Total assets	2,777,109	2,637,295	2,622,620	2,586,403	2,482,949
Total deposits	2,221,268	2,171,375	2,163,722	2,041,130	1,990,081
Long-term borrowings	16,495	16,495	16,959	19,047	4,973
Total liabilities	2,465,975	2,322,434	2,313,718	2,302,017	2,188,773
Stockholders’ equity	311,134	314,861	308,902	285,463	295,161

VIRGINIA SAVINGS BANCORP, INC.

Summary Consolidated Financial Data

	At or for the Nine Months Ended September 30,		At or for the Years Ended December 31,
	2011	2010	2010	2009	2008	2007	2006
	(Dollars in thousands, except per share data)
Summary of Operations:
Total interest income	$4,668	$4,657	$6,149	$6,501	$7,755	$10,370	$11,206
Total interest expense	976	1,178	1,546	2,203	3,724	5,207	4,828
Net interest income	3,692	3,479	4,603	4,298	4,031	5,163	6,378
Provision for credit losses	82	167	278	497	1,771	408	13
Other income	783	823	1,156	1,224	2,248	1,395	888
Other expenses	3,544	3,609	4,760	5,370	5,931	5,632	4,922
Income tax expense (benefit)	303	199	301	(129)	(542)	178	912
Income (loss) before dividends on preferred stock of subsidiary	546	327	420	(216)	(881)	340	1,419
Dividends on preferred stock of subsidiary	56	56	75	75	75	75	56

Net income (loss) attributable to common equivalents	$490	$271	$345	$(291)	$(956)	$265	$1,363
Common stock dividends	—	—	—	—	0.12	0.38	0.28
Per Share Data:
Net income (loss), basic and diluted	$0.26	$0.14	$0.18	$(0.15)	$(0.50)	$0.14	$0.72
Book value per common equivalent share	6.15	5.85	5.89	5.73	5.84	6.49	6.72
Common stock dividends	—	—	—	—	0.12	0.38	0.28
Selected Ratios:
Return on average equity (1)(2)	5.66%	3.28%	3.12%	-2,62%	-7.98%	2.07%	11.14%
Return on average assets (1)	0.51%	0.28%	0.27%	-0.22%	-0.65%	0.20%	0.79%
Average equity to average assets (2)	8.93%	8.52%	8.55%	8.46%	8.21%	7.59%	6.83%
Average total loans to average deposits	78.35%	82.18%	81.68%	85.95%	84.58%	89.40%	95.09%
Risk-based capital ratio	16.24%	14.13%	14.60%	12.66%	11.72%	12.47%	11.60%
Selected Balance Sheet Data:
Average assets	$128,759	$129,143	$129,205	$130,961	$145,974	$168,823	$179,343
Mortgage backed securities	19,471	11,452	14,708	748	1,244	11	13
Investment securities	1,000	6,500	1,500	4,851	6,823	34,010	33,997
Loans held for sale	—	—	—	—	—	533	738
Total loans	87,378	94,662	92,415	97,247	102,858	111,481	128,276
Total deposits	117,072	116,970	114,968	114,995	123,155	133,230	139,604
Borrowed funds—long term	—	—	—	—	—	—	—
Total liabilities	117,763	117,720	115,451	115,433	123,691	145,674	163,273
Minority interest of subsidiary	1,000	1,000	1,000	1,000	1,000	1,000	1,000
Stockholders’ equity	11,687	11,124	11,197	10,878	11,089	12,327	12,774

(1)	Annualized data for nine months ended September 30, 2011 and 2010.
(2)	Average equity excludes minority interest.

PRICE RANGE OF COMMON STOCK AND DIVIDENDS

City Holding common stock is traded on the Nasdaq Global Select Market under the symbol “CHCO”. The closing sale price reported for City Holding common stock on November 11, 2011, the last trading date preceding the public announcement of the merger, was $32.65. Virginia Bancorp’s common stock is not traded through an organized exchange nor is there a known active public or private trading market. Virginia Bancorp’s common stock has only been traded inactively in private transactions.

As of March 23, 2012, the last date prior to printing this proxy statement/prospectus for which it was practicable to obtain this information, there were approximately 2,776 registered holders of City Holding common stock, approximately 246 registered holders of Virginia Bancorp common stock and approximately 308 registered holders of Virginia Bancorp preferred stock.

City Holding

The following table sets forth for the periods indicated the high and low sale prices per share of City Holding common stock as reported on the Nasdaq Global Select Market, along with the quarterly cash dividends per share declared. The per share prices do not include adjustments for markups, markdowns or commissions.

		Sales Price
Time Period	Dividends	High	Low
2012
First Quarter (through March 23, 2012)	$—	$37.16	$32.59
2011
Fourth Quarter	$0.35	$35.10	$26.06
Third Quarter	$0.34	$33.96	$26.82
Second Quarter	$0.34	$36.37	$30.55
First Quarter	$0.34	$37.22	$33.79
2010
Fourth Quarter	$0.34	$38.03	$30.37
Third Quarter	$0.34	$31.15	$26.87
Second Quarter	$0.34	$37.28	$27.88
First Quarter	$0.34	$34.92	$30.37

Virginia Bancorp

The table below shows the range of high and low sale prices for Virginia Bancorp’s common stock during 2010, 2011 and 2012 (through March 23, 2012). These sale prices represent known transactions and do not necessarily represent all trading transactions for the periods. Management of Virginia Bancorp has reviewed the limited information available as to the ranges at which Virginia Bancorp common stock has been sold. Because of the thin trading, the following data regarding Virginia Bancorp’s common stock is provided for information purposes only and should not be viewed as indicative of the actual or market value of the common stock.

Time Period	Number of Shares Traded	High	Low
2010	8,086	$10.00	$4.50
2011	-0-	—	—
2012 (through March 23, 2012)	-0-	—	—

Virginia Bancorp has not paid a dividend on its common stock since 2008. Pursuant to the merger agreement, Virginia Bancorp cannot pay a dividend on the common stock from the date of the merger agreement until the merger is completed.

The following table sets forth historical per share market values for City Holding common stock (i) on November 11, 2011, the last trading day prior to public announcement of the merger and (ii) on March 23, 2012 the most recent practicable date before the printing and mailing of this proxy statement/prospectus. The table also shows the equivalent pro forma market value of Virginia Bancorp stock on those dates.

The equivalent pro forma market value of Virginia Bancorp stock is obtained by multiplying the historical market price of City Holding common stock by the applicable exchange ratio of 0.1260.

Historical Market Price

	City Holding	Virginia Bancorp		Virginia Bancorp Equivalent Pro Forma Market Value
November 11, 2011	$32.65	$—	(1)	$7.16
March 23, 2012	$34.66		$(1)	$6.58

(1)	Virginia Bancorp stock is not publicly traded, and Virginia Bancorp management is unaware of any recent trades.

The market prices of City Holding common stock will fluctuate prior to the merger. Virginia Bancorp shareholders should obtain current stock price quotations for City Holding common stock.

COMPARATIVE HISTORICAL AND PRO FORMA UNAUDITED PER SHARE DATA

We have summarized below historical, unaudited per share information for City Holding and Virginia Bancorp and additional information as if the companies had been combined for the periods shown, which we refer to as “pro forma” information. The pro forma information is based upon the total number of shares of Virginia Bancorp stock outstanding as of September 30, 2011 (1,899,984 shares), and City Holding average closing price of $32.30, with an exchange ratio of 0.1260 shares of City Holding common stock for each share of Virginia Bancorp stock. Per share data for Virginia Bancorp was calculated by taking into account both the common stock and preferred stock of Virginia Bancorp. Virginia Bancorp preferred stock has most of the same attributes of Virginia Bancorp common stock, including voting rights in the case of significant transactions such as the merger.

The Virginia Bancorp pro forma equivalent per share amounts are calculated by multiplying the City Holding pro forma combined book value per share and net income per share by the exchange ratio of 0.1260 so that the per share amounts equate to the respective values for one share of Virginia Bancorp stock.

We expect that both City Holding and Virginia Bancorp will incur merger and integration charges as a result of the merger. We also anticipate that the merger will provide the combined company with financial benefits that may include reduced operating expenses. The information set forth below, while helpful in illustrating the financial characteristics of the combined company under one set of assumptions, may not reflect all of these anticipated financial expenses and does not reflect all of these anticipated financial benefits or consider any potential impacts of current market conditions or the merger or revenues, expense efficiencies, asset dispositions, and share repurchases, among other factors, and, accordingly, does not attempt to predict or suggest future results. It also does not necessarily reflect what the historical results of the combined company would have been had our companies been combined during the periods presented.

In addition, the information set forth below has been prepared based on preliminary estimates of merger consideration and fair values attributable to the merger, the actual amounts recorded for the merger may differ from the information presented. The estimation and allocations of merger consideration are subject to change pending further review of the fair value of the assets acquired and liabilities assumed and actual transaction costs. A final determination of fair values will be based on the actual net tangible and intangible assets and liabilities of Virginia Bancorp that will exist on the date of completion of the merger.

	Historical		Pro		Pro Forma Equivalent Virginia
	City Holding	Virginia Bancorp	Forma Combined		Bancorp Share
Basic Earnings Per Share
For the year ended December 31, 2010	$2.48	$0.18	$2.47	(1)	$0.31	(2)
For the nine months ended September 30, 2011	2.03	0.26	2.03		0.26
Diluted Earnings Per Share
For the year ended December 31, 2010	$2.47	$0.18	$2.46	(1)	$0.31	(2)
For the nine months ended September 30, 2011	2.02	0.26	2.02		0.25
Cash Dividends Per Share
For the year ended December 31, 2010	$1.36	$—	$1.36	(3)	$0.17	(2)
For the nine months ended September 30, 2011	1.02	—	1.02		0.13
Book Value Per Share
For the year ended December 31, 2010	$20.31	$5.89	$20.36	(4)	$2.57	(2)
For the nine months ended September 30, 2011	20.86	6.15	20.90		2.63

(1)	Pro forma earnings per share are based on pro forma combined net income and pro forma combined shares outstanding at the end of the period.
(2)	Calculated based on pro forma combined multiplied by the applicable exchange ratio of 0.1260.
(3)	Pro forma dividends per share represent City Holding’s historical dividends per share.
(4)	Calculated based on pro forma combined equity and pro forma combined common shares outstanding at the end of period.

FORWARD-LOOKING STATEMENTS

This proxy statement/prospectus contains data and information that constitute forward-looking statements (within the meaning of the Private Securities Litigation Reform Act of 1995) regarding, among other things, the anticipated closing date of the merger, the expected pro forma effect of the merger, and plans and objectives of City Holding’s management for future operations of the combined organization following consummation of the merger. You can identify these forward-looking statements because they may include terms such as “believes,” “anticipates,” “intends,” “expects,” “seeks,” “strategy,” “position,” “estimates,” or variations of such words and similar expressions , or future or conditional verbs such as “will,” “would,” “should,” “could,” “might,” “can,” “may,” or similar expressions, as they relate to City Holding, Virginia Bancorp, the proposed transaction, or the combined company following the transaction and may include discussions of future strategy. Each of City Holding and Virginia Bancorp caution you not to rely unduly on any forward-looking statements in this proxy statement/prospectus. These forward-looking statements are based on current expectations that involve a number of risks and uncertainties. Actual results may differ materially from the results expressed in these forward-looking statements.

Factors that might cause such a difference include the following:

•	the matters set forth under “Risk Factors” beginning on page 17;

•	the ability of Virginia Bancorp to obtain the required shareholder approval or the companies to obtain the required regulatory approvals for the merger in a timely manner, if at all;

•	the ability of the companies to complete the merger in a timely manner, if at all;

•	the ability to successfully integrate Virginia Bancorp into City Holding following the merger;

•	a material adverse change in the financial condition, results of operations or prospects of either City Holding or Virginia Bancorp;

•	the ability to fully realize any cost savings and revenues or the ability to realize them on a timely basis;

•	the risk of borrower, depositor and other customer attrition before and after the merger is completed;

•	diversion of management time to merger-related issues;

•	a change in general business and economic conditions;

•	changes in the interest rate environment, deposit flows, loan demand, real estate values and competition;

•	changes in accounting principles, policies or guidelines;

•	changes in legislation and regulation;

•	other economic, competitive, governmental, regulatory, geopolitical and technological factors affecting the companies’ operations, pricing and services; and

•	those factors referenced in City Holding’s filings with the SEC.

For any forward-looking statement made in this proxy statement/prospectus or in any documents incorporated by reference into this proxy statement/prospectus, City Holding and Virginia Bancorp claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. You are cautioned not to place undue reliance on these statements, which speak only as of the date of this proxy statement/prospectus. City Holding and Virginia Bancorp undertake no obligation to update or clarify these forward-looking statements, whether as a result of new information, future events or otherwise. All subsequent written and oral forward-looking statements concerning the merger or other matters addressed in this proxy statement/prospectus and attributable to City Holding, Virginia Bancorp or any other person acting on their behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in the proxy statements/prospectus.

THE SPECIAL MEETING

This section contains information for Virginia Bancorp shareholders about the special meeting that Virginia Bancorp has called to allow its shareholders to consider and approve the merger agreement and the merger. We are mailing this proxy statement/prospectus to you, as a Virginia Bancorp shareholder, on or about April     , 2012. Together with this proxy statement/prospectus, we are also sending to you a notice of the special meeting of Virginia Bancorp shareholders and a form of proxy card that Virginia Bancorp’s board of directors is soliciting for use at the special meeting and at any adjournments or postponements of the special meeting. This proxy statement/prospectus is also being furnished by City Holding to Virginia Bancorp shareholders as a prospectus in connection with the issuance of shares of City Holding common stock upon completion of the merger.

Time and Place of the Special Meeting

This proxy statement/prospectus is being furnished to our shareholders as part of the solicitation of proxies by the Virginia Bancorp board of directors for use at the special meeting to be held on May 10, 2012, starting at 2:00 p.m., at the Holiday Inn, 111 Hospitality Drive, Front Royal, Virginia, or at any postponement or adjournment thereof.

Matters to be Considered

At the special meeting, shareholders will be asked to consider and vote on a proposal to approve and adopt the merger agreement and the transactions contemplated thereby, and to consider and vote on a proposal to adjourn or postpone the special meeting, if necessary or appropriate, for the purpose of soliciting additional proxies if there are insufficient votes at the time of the special meeting to approve the proposal to approve and adopt the merger agreement and the transactions contemplated thereby.

Virginia Bancorp shareholders must approve the proposal to approve and adopt the merger agreement and the transactions contemplated thereby in order for the merger to occur. If our shareholders fail to approve the proposal to approve and adopt the merger agreement and the transactions contemplated thereby, the merger will not occur. A copy of the merger agreement is attached as Annex A to this proxy statement/prospectus, which we encourage you to read carefully in its entirety.

Recommendation of the Virginia Bancorp Board of Directors

Virginia Bancorp’s board of directors determined that the merger, the merger agreement and the transactions contemplated by the merger agreement are advisable and in the best interests of Virginia Bancorp and its shareholders and has unanimously approved the merger and the merger agreement. Virginia Bancorp’s board of directors unanimously recommends that Virginia Bancorp shareholders vote “FOR” approval and adoption of the merger agreement and “FOR” the adjournment/postponement proposal. See “Proposal One: Approval of the Merger”—“Virginia Bancorp’s Reasons for the Merger” and “—Recommendation of the Virginia Bancorp Board of Directors” on page 37 for a more detailed discussion of the Virginia Bancorp board of directors’ recommendation.

Record Date and Voting Rights; Quorum

We have fixed the close of business on March 23, 2012, as the record date for the special meeting, and only holders of record of shares of Virginia Bancorp common stock and Virginia Bancorp preferred stock on the record date are entitled to vote at the special meeting. You are entitled to receive notice of, and to vote at, the special meeting if you owned shares of Virginia Bancorp common stock and Virginia Bancorp preferred stock at the close of business on the record date. On the record date, there were approximately 1,810,120 shares of Virginia Bancorp common stock outstanding and 89,864 shares of Virginia Bancorp preferred stock outstanding and entitled to vote. Each share of Virginia Bancorp stock entitles its holder to one vote on all matters properly coming before the special meeting.

The Virginia Bancorp common stock and the Virginia Bancorp preferred stock are separate classes of stock. However, pursuant to Virginia Bancorp’s articles of incorporation, on the merger proposal and the adjournment proposal, the shares will vote together as a single class. The presence, in person or by proxy, of the holders of a majority of the aggregate number of outstanding shares of Virginia Bancorp common stock and Virginia Bancorp preferred stock on the record date and entitled to vote is necessary to constitute a quorum for the special meeting. Shares of Virginia Bancorp common stock and Virginia Bancorp preferred stock represented at the special meeting but not voted, including shares of common stock or preferred stock for which a shareholder directs an “abstention” from voting, will be counted for purposes of establishing a quorum. Broker non-votes will also be counted for determining whether a quorum is present. A quorum is necessary to transact business at the special meeting. Once a share of Virginia Bancorp common stock or Virginia Bancorp preferred stock is represented at the special meeting, it will be counted for the purpose of determining a quorum at the special meeting and any adjournment/postponement of the special meeting. In the event that a quorum is not present at the special meeting, it is expected that the special meeting will be adjourned or postponed, although a vote may be taken for a class that does have a quorum present.

Vote Required

If a quorum exists at the special meeting, approval of the proposal to approve and adopt the merger agreement and the transactions contemplated thereby requires the affirmative vote of more than two-thirds of all votes entitled to be cast by the holders of Virginia Bancorp common stock and Virginia Bancorp Series A preferred stock, voting together as a single class. For the proposal to approve and adopt the merger agreement and the transactions contemplated thereby, you may vote “FOR,” “AGAINST” or “ABSTAIN.” Abstentions have the effect of a “NO” vote on the proposal to approve and adopt the merger agreement but will count for the purpose of determining whether a quorum is present. Failures to vote also will have the effect of a “NO” vote on the proposal to approve and adopt the merger agreement.

If your shares of Virginia Bancorp stock are held through a bank, brokerage firm or other nominee, you are considered the “beneficial owner” of shares of Virginia Bancorp stock held in street name. In that case, this proxy statement/prospectus has been forwarded to you by your bank, brokerage firm or other nominee who is considered, with respect to those shares of Virginia Bancorp stock, the shareholder of record. As the beneficial owner, you have the right to direct your bank, brokerage firm or other nominee how to vote your shares by following their instructions for voting.

Banks, brokerage firms or other nominees who hold shares in street name for customers have the authority to vote on “routine” proposals when they have not received instructions from beneficial owners. However, banks, brokerage firms or other nominees are precluded from exercising their voting discretion with respect to approving non-routine matters, such as the proposal to approve and adopt the merger agreement and, as a result, absent specific instructions from the beneficial owner of such shares of Virginia Bancorp stock, banks, brokerage firms or other nominees are not empowered to vote those shares on non-routine matters, which we refer to generally as broker non-votes. These broker non-votes will be counted for purposes of determining a quorum, but will have the effect of a “NO” vote to approve and adopt the merger agreement and the transactions contemplated thereby.

The proposal to adjourn or postpone the special meeting, if necessary or appropriate, to solicit additional proxies requires the affirmative vote of a majority of the votes cast by the holders of Virginia Bancorp common stock and Virginia Bancorp preferred stock voting as a single class at the special meeting. For the proposal to adjourn or postpone the special meeting, if necessary or appropriate, you may vote “FOR,” “AGAINST” or “ABSTAIN.” For purposes of this proposal, abstentions and broker non-votes will be disregarded and have no effect on the outcome of the vote on this proposal but will count for the purpose of determining whether a quorum is present. Failures to vote will have no effect on the outcome of the vote on the adjournment/postponement proposal.

Voting at the Virginia Bancorp Special Meeting

If you are a shareholder of record of Virginia Bancorp common stock or Virginia Bancorp preferred stock, your shares of Virginia Bancorp stock can be voted on the matters presented at the special meeting in either of the following ways:

•	Ballot. You can attend the special meeting and vote in person. A ballot will be provided for your use at the meeting.

•

Return Your Proxy Card by Mail. You may vote by completing, signing and returning the proxy card in the postage-paid envelope provided with this proxy statement/prospectus. The proxy holders will vote your shares of Virginia Bancorp stock according to your directions. If you sign and return your proxy card without specifying choices, your shares of Virginia Bancorp stock will be voted by the persons named in the proxy in accordance with the recommendations of the board as set forth in this proxy statement/prospectus.

If you are a beneficial owner, you will receive instructions from your bank, brokerage firm or other nominee that you must follow in order to have your shares of Virginia Bancorp stock voted. Those instructions will identify which of the above choices are available to you in order to have your shares voted. Please note that if you are a beneficial owner and wish to vote in person at the special meeting, you must provide a legal proxy from your bank, brokerage firm or other nominee.

Shares Held by Directors and Officers

As of March 23, 2012, the record date for the special meeting, the directors and executive officers of Virginia Bancorp beneficially owned and were entitled to vote, in the aggregate, 667,786 shares of Virginia Bancorp common stock and 192 shares of Virginia Bancorp preferred stock, representing 35.16% of the outstanding shares of Virginia Bancorp stock entitled to vote at the special meeting. The directors and executive officers have informed Virginia Bancorp that they currently intend to vote all of their shares of Virginia Bancorp stock “FOR” the proposal to approve and adopt the merger agreement and the transactions contemplated thereby, and “FOR” the proposal to adjourn or postpone the special meeting, if necessary or appropriate, to solicit additional proxies. Each director and executive officer of Virginia Bancorp has entered into an agreement with City Holding pursuant to which he has agreed to vote all of his shares in favor of the merger agreement, except that certain shares they hold in a fiduciary capacity are not covered by the agreement.

Proxies and Revocation

If you choose to vote by mailing a proxy card, your proxy card must be filed with our Secretary by the time the special meeting begins. Please do not send in your stock certificates with your proxy card. When the merger is completed, a separate letter of transmittal will be mailed to you that will enable you to receive the per share merger consideration in exchange for your stock certificates.

If you vote by proxy, the individuals named on the enclosed proxy card, and each of them, with full power of substitution, or your proxies, will vote your shares of stock in the way that you indicate. When completing the proxy card, you may specify whether your shares of Virginia Bancorp’s stock should be voted for or against or to abstain from voting on all, some or none of the specific items of business to come before the special meeting.

All shares represented by valid proxies that we receive through this solicitation, and that are not revoked, will be voted on in accordance with your instructions on the proxy card. If you properly sign your proxy card but do not mark the boxes showing how your shares of stock should be voted on a matter, the shares of stock represented by your properly signed proxy will be voted “FOR” the proposal to approve and adopt the merger agreement and the transactions contemplated thereby, and “FOR” the proposal to adjourn or postpone the special meeting, if necessary or appropriate, to solicit additional proxies.

IT IS IMPORTANT THAT YOU VOTE YOUR SHARES OF STOCK PROMPTLY. WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN, AS PROMPTLY AS POSSIBLE, THE ENCLOSED PROXY CARD IN THE ACCOMPANYING PREPAID REPLY ENVELOPE. SHAREHOLDERS WHO ATTEND THE SPECIAL MEETING MAY REVOKE THEIR PROXIES BY VOTING IN PERSON.

If you are a shareholder of record, you have the right to revoke a proxy at any time before it is voted at the special meeting by:

•	Signing another proxy card with a later date and returning it to us prior to the special meeting; or

•	Attending the special meeting and voting in person.

Solicitation of Proxies

Virginia Bancorp will bear the entire cost of soliciting proxies from you. In addition to solicitation of proxies by mail, Virginia Bancorp will request that banks, brokers and other record holders send proxies and proxy material to the beneficial owners of Virginia Bancorp stock and secure their voting instructions. Virginia Bancorp will reimburse the record holders for their reasonable expenses in taking those actions. If necessary, Virginia Bancorp may use several of its regular employees, who will not be specially compensated, to solicit proxies from the Virginia Bancorp shareholders, either personally or by telephone, facsimile, letter or other electronic means.

Attending the Meeting

All holders of Virginia Bancorp stock, including shareholders of record and shareholders who hold their shares through banks, brokers, nominees or any other holder of record, are invited to attend the special meeting. Shareholders of record can vote in person at the special meeting. If you are not a shareholder of record, you must obtain a proxy executed in your favor, from the record holder of your shares, such as a broker, bank or other nominee, to be able to vote in person at the special meeting. If you plan to attend the special meeting, you must hold your shares in your own name or have a letter from the record holder of your shares confirming your ownership. We reserve the right to refuse admittance to anyone without proper proof of share ownership. The use of cameras, sound recording equipment, communications devices or any similar equipment during the special meeting is prohibited without Virginia Bancorp’s express written consent.

Adjournments and Postponements

Although it is not currently expected, the special meeting may be adjourned or postponed, including for the purpose of soliciting additional proxies, if there are insufficient votes at the time of the special meeting to approve the proposal to approve and adopt the merger agreement and the transactions contemplated thereby or if a quorum is not present at the special meeting. Other than an announcement to be made at the special meeting of the time, date and place of an adjourned or postponed meeting, an adjournment or postponement generally may be made without notice. Any adjournment or postponement of the special meeting for the purpose of soliciting additional proxies will allow the shareholders who have already sent in their proxies to revoke them at any time prior to their use at the special meeting as adjourned or postponed.

Anticipated Date of Completion of the Merger

We are working towards completing the merger as soon as possible. If the merger is approved at the shareholders’ meeting, then, assuming timely satisfaction of the other necessary closing conditions, we anticipate that the merger will be completed in the second quarter of 2012.

Questions and Additional Information

If you have more questions about the merger or how to submit your proxy or vote, or if you need additional copies of this proxy statement/prospectus or the enclosed proxy card or voting instructions, please call Noel F. Pilon, Secretary of Virginia Savings Bancorp, Inc., at (540) 635-4137.

PROPOSAL ONE: APPROVAL OF THE MERGER

This summary of the material terms and provisions of the merger agreement is qualified in its entirety by reference to the merger agreement. The merger agreement is attached as Annex A to this proxy statement/prospectus. We incorporate this document into this summary by reference. We urge you to read carefully this entire proxy statement/prospectus, including the merger agreement attached as Annex A, for a more complete understanding of the merger.

Merger

Subject to satisfaction or waiver of all conditions in the merger agreement, Virginia Bancorp will merge with and into City Holding. Upon completion of the merger, Virginia Bancorp’s corporate existence will terminate and City Holding will continue as the surviving corporation. In addition, upon completion of the merger, Virginia Bancorp’s wholly-owned subsidiary, Virginia Savings, will merge with and into City National with City National continuing as the surviving corporation.

Virginia Bancorp and City Holding expect to complete the merger in the second quarter of 2012, subject to receiving the required shareholder and regulatory approvals and the satisfaction or waiver of other conditions contained in the merger agreement.

Merger Consideration

Each share of Virginia Bancorp stock will be converted in the merger to one of the following (at your election, subject to certain allocation and proration procedures):

•	0.2100 shares of City Holding common stock;

•	$6.17 in cash; or

•	0.1260 shares of City Holding common stock and $2.47 in cash.

Your election is subject to the limitation that the total number of shares of Virginia Bancorp stock converted into City Holding common stock is 60% of the shares of Virginia Bancorp stock outstanding and that 40% of the total number of shares of Virginia Bancorp stock is converted into cash; provided that in no event will more than 240,000 shares of City Holding common stock be issued nor more than $4,689,920 in cash (excluding any cash paid in lieu of fractional shares) be paid. See “—Cash Election, Stock Election or Stock/Cash Election; Surrender of Stock Certificates” beginning on page 54 and “—Allocation and Proration Procedures” beginning on page 55.

The amount and nature of the merger consideration was established through arm’s-length negotiations between City Holding and Virginia Bancorp and their respective advisors, and reflects the balancing of a number of countervailing factors. The total amount of the merger consideration reflects a price both parties concluded was appropriate. See “—Background of the Merger” “—Virginia Bancorp’s Reasons for the Merger; Recommendation of the Virginia Bancorp Board of Directors” beginning on page 33 and “—City Holding’s Reasons for the Merger” beginning on page 39. The parties have structured the merger, in part, to have the favorable tax attributes of a “reorganization” for federal income tax purposes. See “—Certain Federal Income Tax Consequences of the Merger” beginning on page 61.

We cannot assure you that the current fair market of City Holding common stock or Virginia Bancorp stock will be equivalent to the fair market value of City Holding common stock or Virginia Bancorp stock on the effective date of the merger.

Background of the Merger

The board of directors and management of Virginia Bancorp have periodically considered various strategic alternatives available to the company in evaluating its business and plans, including whether Virginia Bancorp should continue as an independent entity or combine with a larger financial institution. These reviews have focused on, among other things, banking industry trends and conditions, the merger and acquisition environment affecting financial institutions, Virginia Bancorp’s historical and projected earnings and prospects, Virginia Bancorp’s competitive position relative to other banks and financial services institutions, the values that might be obtainable in a business combination transaction with a larger financial institution and the strategic merit of a business combination with a larger financial institution. From time to time over the past several years, representatives of Virginia Bancorp had preliminary discussions with representatives of other financial institutions concerning the possibility of such a business combination, but none of those preliminary discussions resulted in a proposal that the board could recommend to shareholders.

In March 2011, senior management of Virginia Bancorp, along with Virginia Bancorp director J. William Gilliam, held general exploratory discussions with representatives of Scott & Stringfellow, LLC, a recognized investment banking firm, about the business environment for community banks, Virginia Bancorp’s strategy and franchise value, and the status of merger and acquisition activity in the financial services industry. As a result of these discussions, senior management of Virginia Bancorp invited Scott & Stringfellow representatives to attend the regular meeting of the Virginia Bancorp board of directors to be held in April 2011.

On April 19, 2011, at a meeting of Virginia Bancorp’s board of directors, Scott & Stringfellow gave a presentation to the board on the various strategic alternatives available to Virginia Bancorp. Scott & Stringfellow conducted a financial and market overview of Virginia Bancorp, which included comparisons and analysis, aimed at determining the most viable option for Virginia Bancorp, including various alternatives to maximize shareholder value. As part of the presentation, Scott & Stringfellow provided information on the process of combining with another financial institution, the general business considerations that should be reviewed and the general timing in completing a merger transaction. The meeting included a discussion of recent bank mergers, and Virginia Bancorp’s franchise position and value. Scott & Stringfellow informed the board that, in its opinion, the merger and acquisition environment was continuing to improve and that Virginia Bancorp was well positioned to pursue a merger with a larger financial institution.

The Virginia Bancorp board, at its May 19, 2011 regular meeting, continued its evaluation of the company’s business and strategy. The board further reviewed and discussed the information made available by Scott & Stringfellow at its April 2011 meeting. After this review and discussion, the Virginia Bancorp board approved the engagement of Scott & Stringfellow and authorized Scott & Stringfellow to proceed to identify potential merger partners.

During June and through mid-July 2011, Scott & Stringfellow conducted due diligence on Virginia Bancorp and, with the help of senior management of Virginia Bancorp, prepared a confidential information memorandum containing financial and operational information about Virginia Bancorp that could be used to solicit interest in a merger transaction with Virginia Bancorp. Scott & Stringfellow also worked with the senior management of Virginia Bancorp to generate a list of 23 potential merger partners. On July 22, 2011, and on a confidential basis, Scott & Stringfellow began to contact the parties that had been identified to solicit non-binding indications of interest. From the original 23 potential parties, 10 indicated sufficient interest to sign a confidentiality agreement and three of the parties ultimately provided written, non-binding indications of interest to Virginia Bancorp during the week of August 8, 2011, each of which was subject to due diligence on Virginia Bancorp.

On August 18, 2011, the Virginia Bancorp board of directors held its regular meeting and reviewed and discussed the three non-binding indications of interest that had been submitted as a result of the process employed by Scott & Stringfellow. At that meeting, Scott & Stringfellow presented to the Virginia Bancorp board an overview and comparison of the various indications of interest. The overview analyzed the parties and their indications of interests in three general ways: pricing, past financial performance and non-financial issues such as structure, employee issues and management. Scott & Stringfellow also gave an update on merger and acquisition market conditions in the banking industry, and provided a comparison of financial data of the interested companies to peer data.

The Virginia Bancorp board considered the proposals from each of the institutions and evaluated them on the level and form of consideration proposed, the context of the financial institution making the proposal and the expected future operations of Virginia Bancorp. After deliberating on the terms of each indication of interest, the Virginia Bancorp board determined that the preliminary merger proposal offered by the highest bidder (City Holding) was sufficient enough to initiate merger discussions with City Holding and to allow it to conduct due diligence. The Virginia Bancorp board of directors determined to put on hold an indication of interest from one bidder and declined the offer from the remaining bidder.

During late August through mid-September 2011, City Holding conducted a business, legal and financial due diligence review of Virginia Bancorp. City Holding reviewed, among other items of Virginia Bancorp’s operations, a portion of its loan portfolio and related documentation. Charles R. “Skip” Hageboeck, City Holding’s President and Chief Executive Officer, and Michael T. Quinlan, Jr. Senior Vice President—Branch Banking of City Holding, conducted management interviews with W. Michael Funk, Virginia Bancorp’s President and Chief Executive Officer, and Noel F. Pilon, Senior Vice President and Chief Financial Officer of Virginia Bancorp, regarding the general business and operations of Virginia Bancorp. On August 24, 2011, City Holding’s board authorized management to take such actions as necessary to proceed toward a merger with Virginia Bancorp.

On September 21, 2011, after completing its due diligence review of Virginia Bancorp, City Holding delivered a revised and final written non-binding indication of interest for the acquisition by merger of Virginia Bancorp. City Holding offered a fixed exchange ratio of 0.1493 shares of its common stock and $2.36 in cash for each outstanding share of Virginia Bancorp stock, which translated into approximately 65% of the merger consideration being in the form of stock and 35% in cash. Based on the 30-day average closing price of City Holding common stock through September 19, 2011, the value of City Holding’s offer of stock and cash was equal to approximately $6.75 for each share of Virginia Bancorp stock. City Holding also placed a condition on the offer that Virginia Bancorp’s wholly-owned subsidiary, Virginia Savings, would redeem prior to the closing of the merger all outstanding shares of its Series A convertible preferred stock, the principal aggregate amount of which is $1.0 million. The proposal also contemplated the merger of Virginia Savings with and into City National, the wholly-owned bank subsidiary of City Holding.

On September 22, 2011, the Virginia Bancorp board held a special meeting at which representatives of Scott & Stringfellow reviewed and provided their analysis of City Holding’s revised non-binding indication of interest. Scott & Stringfellow discussed how the City Holding offer compared to the merger consideration received by selling financial institutions in recent bank mergers, both nationally and in the Mid-Atlantic region. As a result of the discussion, and having limited time to consider the City Holding proposal, the Virginia Bancorp board determined to continue its deliberation of the offer at a future meeting.

Virginia Bancorp’s board of directors and Scott & Stringfellow continued their discussion of City Holding’s final non-binding indication of interest at a special board meeting on September 26, 2011. Various terms of the proposal were considered at the meeting, including the percentage of the cash and stock portions of the merger consideration relative to the total merger consideration offered by City Holding, and the effect of various mixes of cash and stock consideration on the proposed aggregate consideration value to Virginia Bancorp’s shareholders. The board and Scott & Stringfellow also further discussed the strategic options available to Virginia Bancorp. As a result of the discussion at the meeting, the board requested that Scott & Stringfellow contact City Holding and its financial advisors, Janney Montgomery Scott LLC (“Janney”), to determine if City Holding would be willing to increase the percentage of cash consideration from 35% to 45% of the aggregate merger consideration.

On September 28, 2011, City Holding’s board approved a revised, non-binding indication of interest increasing the percentage of cash consideration.

On September 30, 2011, the Virginia Bancorp board held its regular meeting at which representatives of Scott & Stringfellow provided the board with updated information on its discussions with City Holding. Scott & Stringfellow reported that City Holding had agreed to Virginia Bancorp’s request to increase the percentage of cash consideration from 35% to 45% of the aggregate merger consideration. As a result, City Holding increased the cash portion of the merger consideration from $2.36 to $3.04 for each outstanding share of Virginia Bancorp stock. In accepting Virginia Bancorp’s request, City Holding indicated to Scott & Stringfellow that it wanted to preserve the overall consideration value it had offered in its non-binding indication of interest and that, as a result, the fixed exchange ratio for the stock portion would be adjusted from 0.1493 shares to 0.1263 shares of City Holding’s common stock. After a thorough discussion of City Holding’s indication of interest, the board authorized senior management to proceed towards a merger with City Holding and to begin negotiations leading to a definitive merger agreement.

On October 7, 2011, Brace R. Mullett, City Holding’s General Counsel and Senior Vice President, delivered to LeClairRyan, A Professional Corporation, counsel for Virginia Bancorp, an initial draft merger agreement and related documents.

On October 12, 2011, Messrs. Funk, Gilliam and Pilon of Virginia Bancorp, and representatives of Scott & Stringfellow and LeClairRyan, met to review the draft merger agreement presented by City Holding. As a result of the discussions at this meeting, Scott & Stringfellow was directed to contact the senior management of City Holding and Janney to make the request that City Holding revise its offer to include shareholder election options of “all stock” and “all cash” for the merger consideration, in addition to the “part stock/part cash” offer indicated in the draft merger agreement. Following the meeting, Scott & Stringfellow contacted City Holding and Janney to make such request, and the parties continued negotiating the terms of the merger agreement.

On October 27, 2011, Mr. Mullett delivered to LeClairRyan a revised draft merger agreement the terms of which allowed each Virginia Bancorp shareholder to elect to receive in the merger, for each share held, one of the following options: (i) 0.2297 shares of City Holding common stock, (ii) $6.75 in cash or (iii) 0.1263 shares of City Holding common stock and $3.04 in cash; provided that 55% of the Virginia Bancorp shares would be exchanged for City Holding common stock and 45% would be exchanged for cash, and further subject to City Holding issuing no more that 240,000 shares in the merger.

In late October and early November, 2011, Virginia Bancorp and City Holding and their respective advisors and representatives continued negotiating the terms of a definitive merger agreement.

On November 10, 2011, the board of directors of Virginia Bancorp held a special meeting to discuss with senior management and Virginia Bancorp’s legal and financial advisors the status of the merger negotiations and to review the proposed merger terms and draft merger agreement. Management reviewed for the Virginia Bancorp board the progress of its negotiations with City Holding. Representatives of LeClairRyan discussed with the Virginia Bancorp board of directors the legal standards applicable to its decisions and actions with respect to its consideration of the proposed merger, and reviewed the legal terms of the proposed merger agreement and related transaction agreements. At the meeting, Scott & Stringfellow reviewed with the Virginia Bancorp board of directors the structure and other terms of the proposed transaction and financial information regarding City Holding, Virginia Bancorp and the transaction, information regarding peer companies and comparable transactions, and other relevant analyses. In connection with the deliberations by the Virginia Bancorp board, Scott & Stringfellow rendered to the board its oral opinion (subsequently confirmed in writing) that as of such date, the merger consideration to be received by the shareholders of Virginia Bancorp, was fair, from a financial point of view, to Virginia Bancorp and its shareholders. Scott & Stringfellow and LeClairRyan also responded to questions from the Virginia Bancorp board concerning the proposed merger and the draft merger agreement and related documents.

After the explanatory review of the terms and conditions of the proposed merger agreement from Virginia Bancorp’s legal counsel and receiving Scott & Stringfellow’s presentation and oral opinion, and after review and discussion among members of the Virginia Bancorp board of directors, including consideration of the factors described in this proxy statement/prospectus under the caption “—Virginia Bancorp’s Reasons for the Merger; Recommendation of Virginia Bancorp Board of Directors,” the Virginia Bancorp board determined to schedule another board meeting for November 13th to allow the individual directors time to more closely review the proposed merger agreement and consider whether they had any questions or concerns that had not been adequately addressed prior to or during the November 10th meeting.

At the special meeting on November 13, 2011, senior management and Virginia Bancorp’s legal and financial advisors provided the Virginia Bancorp board with an update on the merger negotiations. LeClairRyan briefed the board on certain aspects of the proposed merger agreement and related documents, including any changes to the merger agreement from the draft merger agreement previously presented on November 10th. Scott & Stringfellow confirmed and updated its oral opinion delivered on November 10th (subsequently confirmed in writing) to the Virginia Bancorp board that the merger consideration to be received by the shareholders of Virginia Bancorp, was fair, from a financial point of view, to Virginia Bancorp and its shareholders. After receiving Scott & Stringfellow’s opinion, and further discussion of certain terms of the merger, the Virginia Bancorp board determined that the merger with City Holding and the related transactions and agreements were in the best interest of Virginia Bancorp and its shareholders. The board voted unanimously to approve the proposed merger agreement and related transactions and agreements, and to recommend approval of the merger agreement to the shareholders of Virginia Bancorp.

Following completion of the meeting of the Virginia Bancorp board on November 13, 2011, the merger agreement and related agreements were placed in final form. On November 14, 2011, representatives of Virginia Bancorp and City Holding met and the parties entered into the merger agreement. Prior to the opening of the stock markets on November 14, 2011, Virginia Bancorp and City Holding issued a joint press release publicly announcing the proposed merger.

In late November 2011, it was discovered that during the due diligence process Virginia Bancorp, inadvertently, did not provide City Holding with certain electronic data processing contracts that Virginia Savings has with third party vendors. As a result, while Virginia Bancorp had provided information on most of its contracts, and their related termination fees and expenses (if any), because of such unintentional non-disclosure City Holding did not have the full information to assess an appropriate merger consideration for Virginia Bancorp shares prior to entering into the merger agreement. The parties then determined that Virginia Bancorp should contact the vendors to seek specific information regarding the costs and fees that would be incurred by Virginia Bancorp under the vendor contracts as a result of the merger.

By late December 2011, Virginia Bancorp had received general information from the vendors with respect to the termination and system deconversion fees and expenses under the vendor contracts. The merger parties learned that the potential aggregate costs for terminating the vendor contracts and related system deconversion fees would materially exceed the amounts anticipated by and represented to City Holding prior to executing the merger agreement. In early-mid January 2012, the parties agreed that Virginia Bancorp’s senior management should enter into negotiations with the third party vendors in an effort to determine the appropriate termination and system deconversion costs under the data processing contracts. From mid-January through February 2012, senior management, along with legal counsel, held discussions with the third party vendors and negotiated definitive termination and system deconversion fees and expenses relating to the vendor contracts. During this period, senior management of Virginia Bancorp and City Holding briefed their respective boards of directors concerning the additional costs of terminating the vendor contracts and the impact such costs were having on the merger. Additionally, City Holding determined and informed Virginia Bancorp that, depending on the outcome of the negotiations between Virginia Bancorp and the third party vendors, and based solely on that issue and not the performance of Virginia Bancorp since the parties announced the merger, it was likely that the merger consideration to be received by Virginia Bancorp shareholders would be reduced.

In late February 2012, based on the progress of the negotiations with Virginia Bancorp’s third party vendors, City Holding directed its outside counsel, Jackson Kelly PLLC, to prepare an amendment to the merger agreement to reflect a reduction of the merger consideration to account for the additional costs of terminating the vendor contracts and system deconversion. Virginia Bancorp engaged in additional negotiations with its third party vendors, and on March 2, 2012, Jackson Kelly delivered an Amendment to the Merger Agreement and Plan of Merger to Virginia Bancorp. The terms of the amendment specified that each Virginia Bancorp shareholder could elect to receive in the merger, for each share held, one of the following options: (i) 0.2100 shares of City Holding common stock, (ii) $6.17 in cash or (iii) 0.1260 shares of City Holding common stock and $2.47 in cash; provided that 60% of the Virginia Bancorp shares would be exchanged for City Holding common stock and 40% would be exchanged for cash, and further subject to City Holding issuing no more than 240,000 shares in the merger and paying no more than $4,689,920 in cash.

At a regular meeting on March 8, 2012, senior management and Virginia Bancorp’s legal and financial advisors provided the Virginia Bancorp board with an update on the merger and reviewed the Amendment to the Merger Agreement and Plan of Merger as presented by City Holding. In connection with the deliberations by the Virginia Bancorp board, Scott & Stringfellow rendered to the board its oral opinion (subsequently confirmed in writing) that as of such date, the revised merger consideration to be received by the shareholders of Virginia Bancorp, was fair, from a financial point of view, to Virginia Bancorp and its shareholders. After receiving Scott & Stringfellow’s oral opinion, and further discussion of the revised terms of the merger, the Virginia Bancorp board voted unanimously to approve the proposed Amendment to the Merger Agreement and Plan of Merger, continuing its earlier determination that the merger is in the best interest of Virginia Bancorp and its shareholders. In February 2012, the City Holding board authorized management of City Holding to negotiate and enter into the Amendment to the Merger Agreement and Plan of Merger. On March 14, 2012, the parties entered into the Amendment to the Merger Agreement and Plan of Merger, and announced the amended terms of the merger.

Virginia Bancorp’s Reasons for the Merger; Recommendation of the Virginia Bancorp Board of Directors

In reaching its decision to adopt and approve the merger agreement and recommend its approval and the merger to Virginia Bancorp’s shareholders, the Virginia Bancorp board of directors consulted with senior management, as well as with its outside financial and legal advisors, and reviewed various financial data, due diligence and evaluation materials. After such consultation and review of information, and considering Virginia Bancorp’s future prospects and strategic options, the board concluded that partnering with a larger, financially sound financial institution would better maximize the long-term value of shareholders’ investments than if Virginia Bancorp remained independent, and it made a determination that the proposed merger with City Holding was in the best interests of Virginia Bancorp and its shareholders.

The Virginia Bancorp board of directors considered a number of positive factors that it believes support its recommendation that Virginia Bancorp’s shareholders approve the merger agreement, including:

•

the premium over Virginia Bancorp’s prevailing book value to be received by Virginia Bancorp’s shareholders, together with the fact that 40% of the total merger consideration will be in the form of cash;

•

the financial analysis and presentation of Scott & Stringfellow, and its opinion that, as of March 14, 2012, the merger consideration to be received by the shareholders of Virginia Bancorp was fair, from a financial point of view, to Virginia Bancorp and its shareholders (see “—Opinion of Virginia Bancorp’s Financial Advisor”);

•	the financial terms of recent business combinations in the financial services industry and a comparison of the multiples paid in selected business combinations with the terms of the merger;

•	its belief that the merger will create a larger and more diversified organization, with a higher combined legal lending limit, that is better positioned to compete and grow its business;

•	its knowledge and analysis of the current competitive and regulatory environment for financial institutions generally, Virginia Bancorp’s current competitive position and the other potential strategic alternatives available to Virginia Bancorp, including remaining independent, accelerating branch growth, making acquisitions, developing or acquiring non-bank businesses and selling Virginia Bancorp to certain other financial institutions;

•

its assessment of the business, earnings, operations, financial condition, capital levels, management and prospects of City Holding, taking into account the results of Virginia Bancorp’s due diligence investigation of City Holding;

•	the fact that City Holding does not have any offices in Virginia, which will help minimize customer disruption and job loss resulting from the merger;

•	its belief that City Holding is a high quality financial services company with a compatible business culture and shared approach to customer service and increasing shareholder value;

•

the fact that the merger will enable Virginia Bancorp’s shareholders to exchange their shares of Virginia Bancorp, in a tax-free transaction, for registered shares of a company trading on a recognized stock market, except for any portion of the merger consideration paid in cash for full or fractional shares, thereby providing enhanced liquidity for Virginia Bancorp shareholders to sell their shares quickly and efficiently, as compared to the lack of liquidity in Virginia Bancorp stock;

•	that City Holding currently pays a cash dividend on its common stock, while Virginia Bancorp does not and is not likely to be able to pay a cash dividend to its shareholders in the near future; and

•

the assessment of the likelihood that the merger would be completed without unacceptable regulatory conditions or requirements, and the ability of City Holding’s management team to successfully integrate and operate the business of the combined company after the merger.

The Virginia Bancorp board also considered the risks and potentially negative factors outlined below, but concluded that the anticipated benefits of combining with City Holding were likely to outweigh substantially these risks and factors. The risks and factors included:

•

that the exchange ratio of the stock portion of the merger consideration is fixed, so, if the market price of City Holding common stock decreases to a price below $29.39 at the time of the consummation of the merger, the economic value of the per share stock consideration to be received by holders of Virginia Bancorp stock also will decrease below $6.17 if electing all stock and to a combined value of less than $6.17 if electing the mixed considerations option;

•	the merger agreement limiting Virginia Bancorp’s ability to pursue other merger opportunities;

•

the merger agreement obligating Virginia Bancorp to pay a substantial termination fee if it later chooses to pursue a more attractive uninvited merger proposal or if the agreement is terminated under certain circumstances;

•	the loss of autonomy associated with being an independent financial institution;

•	the possibility that the merger and the related integration process could result in the loss of key employees, in the disruption of Virginia Bancorp’s on-going business and in the loss of customers;

•

the fact that Virginia Bancorp’s officers and employees will have to focus extensively on actions required to complete the merger, which will divert their attention from Virginia Bancorp’s business, and that Virginia Bancorp will incur substantial transaction costs even if the merger is not consummated; and

•

that while the merger is pending, Virginia Bancorp will be subject to certain restrictions on the conduct of its business which may delay or prevent it from pursuing business opportunities that may arise or preclude it from taking actions that would be advisable if it was to remain independent.

The foregoing discussion of the factors considered by Virginia Bancorp’s board of directors is not intended to be exhaustive, but is believed to include all the material factors considered by Virginia Bancorp’s board. In view of the wide variety of factors considered in connection with its evaluation of the merger and the complexity of these matters, the board of directors did not find it useful and did not attempt to quantify or assign any relative or specific weights to the various factors that it considered in reaching its determination to approve the merger and the merger agreement and recommend that shareholders vote “FOR” approval of the merger agreement. In addition, individual members of the Virginia Bancorp’s board of directors may have given differing weights to different factors. The board of directors conducted an overall analysis of the factors described above, including thorough discussions with, and questioning of, Virginia Bancorp’s management and its outside financial and legal advisors. The board considered all of the foregoing factors as a whole and unanimously supported a favorable determination to approve the merger and recommend that shareholders approve the merger agreement.

The above explanation of the Virginia Bancorp board’s reasoning and the other information presented in this section is forward-looking in nature and, therefore, should be read in light of the factors discussed under the heading “Forward-Looking Statements.”

The Virginia Bancorp board of directors unanimously determined that the merger, the merger agreement and the transactions contemplated by the merger agreement are in the best interests of Virginia Bancorp and its shareholders and unanimously approved and adopted the merger agreement. The Virginia Bancorp board unanimously recommends that holders of Virginia Bancorp stock vote “FOR” the approval of the merger agreement and “FOR” the approval to adjourn or postpone the Virginia Bancorp special meeting, if necessary.

City Holding’s Reasons for the Merger

The merger is consistent with City Holding’s plan to have operations, offices and distinct capabilities in every market of its choice within its region. The merger will afford City Holding the opportunity to further expand market share in Martinsburg, West Virginia and enter a new Virginia market in the Front Royal area. City Holding believes that, in addition to expanding City Holding’s presence in very attractive markets, the merger provides an opportunity to enhance City Holding’s shareholder value with the prospects of positive long-term performance of City Holding’s common stock.

Opinion of Virginia Bancorp’s Financial Advisor

Scott & Stringfellow, LLC is acting as financial advisor to Virginia Bancorp in connection with the merger. Scott & Stringfellow is a leading full-service, middle market investment banking firm with substantial experience in transactions similar to the merger and is familiar with Virginia Bancorp and its business. As part of its investment banking business, Scott & Stringfellow is continually engaged in the valuation of community banks and their securities in connection with mergers and acquisitions.

On November 10, 2011, Virginia Bancorp’s board of directors held a special meeting to review the merger agreement. At that meeting, Scott & Stringfellow rendered an oral opinion, that as of that date and based upon and subject to the factors and assumptions set forth in its fairness opinion presentation and letter, the consideration to be paid to Virginia Bancorp in connection with the merger is fair to Virginia Bancorp shareholders from a financial point of view. On November 13, 2011, Virginia Bancorp’s board of directors held a special meeting to approve the merger agreement, at which time, Scott & Stringfellow confirmed its oral opinion as previously provided and delivered its written opinion. Subsequently, a proposed adjustment to the consideration to be paid to Virginia Bancorp shareholders prompted Scott & Stringfellow to provide an oral update to the board of directors on March 8, 2012 followed by the delivery of a revised opinion letter on March 14, 2012. The opinion has been reviewed and approved by Scott & Stringfellow’s Investment Banking Valuation Committee.

The full text of Scott & Stringfellow’s written opinion is attached as Annex B to this proxy statement/prospectus and is incorporated herein by reference. The opinion outlines matters considered and qualifications and limitations on the review undertaken by Scott & Stringfellow in rendering its opinion. The description of the opinion set forth below is qualified in its entirety by reference to the full text of the opinion. Shareholders of Virginia Bancorp are urged to read the entire opinion carefully in connection with their consideration of the proposed merger.

No limitations were imposed by Virginia Bancorp on the scope of Scott & Stringfellow’s investigation or the procedures to be followed by Scott & Stringfellow in rendering its opinion. In arriving at its opinion, Scott & Stringfellow did not ascribe a specific range of values to Virginia Bancorp. Scott & Stringfellow’s opinion is based on the financial and comparative analyses described below. Scott & Stringfellow’s opinion is solely for the information of, and directed to, Virginia Bancorp’s board of directors for its information and assistance in connection with the board of directors’ consideration of the financial terms of the merger and is not to be relied upon by any shareholder of Virginia Bancorp or City Holding or any other person or entity. Scott & Stringfellow’s opinion was not intended to be and does not constitute a recommendation to Virginia Bancorp’s board of directors as to how the board of directors should vote on the merger or to any shareholder of Virginia Bancorp as to how any such shareholder should vote at the special meeting at which the merger is considered, or whether or not any shareholder of Virginia Bancorp should enter into a voting, shareholders’ or affiliates’ agreement with respect to the merger, or exercise any appraisal rights that may be available to such shareholder. In addition, Scott & Stringfellow’s opinion does not compare the relative merits of the merger with any other alternative transaction or business strategy which may have been available to Virginia Bancorp and does not address the underlying business decision of Virginia Bancorp’s board of directors or Virginia Bancorp to proceed with or effect the merger.

In rendering its opinion, Scott & Stringfellow reviewed, analyzed, and relied upon, among other things:

•	the merger agreement and meetings and discussions with members of senior management of Virginia Bancorp and City Holding regarding the material terms of the merger agreement;

•

certain publicly available financial statements and other historical financial information of City Holding that Scott & Stringfellow deemed relevant and meetings and discussions regarding the same with members of senior management of City Holding;

•

certain publicly available and non-publicly available financial statements and other historical financial information of Virginia Bancorp that Scott & Stringfellow deemed relevant and meetings and discussions regarding the same with members of senior management of Virginia Bancorp;

•

internal financial forecasts for Virginia Bancorp related to the business, earnings, cash flows, assets, and prospects of Virginia Bancorp for the years ending December 31, 2011, 2012, and 2013 prepared and furnished by and reviewed with senior management of Virginia Bancorp;

•

the estimated pro forma financial impact of the merger on City Holding, based on assumptions relating to, without limitation, transaction expenses, purchase accounting adjustments, cost savings, and certain synergies determined by and reviewed with the senior management of City Holding and Virginia Bancorp;

•	the relative contribution of Virginia Bancorp and City Holding with regard to certain assets, liabilities, earnings, and capital;

•

the market prices, valuation multiples, publicly reported financial conditions, and results of operations for City Holding and for Virginia Bancorp compared with those of certain publicly traded companies that Scott & Stringfellow deemed to be relevant;

•	the proposed financial terms of the merger with the financial terms of certain other transactions that Scott & Stringfellow deemed to be relevant;

•	a dividend discount scenario of Virginia Bancorp based upon the internal financial forecasts;

•	the current market environment generally and the banking environment in particular; and

•	such other information, financial studies, analyses, and investigations, and financial, economic, and market criteria as Scott & Stringfellow deemed appropriate.

In conducting its review and arriving at its opinion, Scott & Stringfellow relied upon and assumed the accuracy and completeness of all of the financial and other information provided to or otherwise made available to Scott & Stringfellow or that was discussed with, or reviewed by or for Scott & Stringfellow, or that was publicly available. Scott & Stringfellow did not assume any responsibility to verify such information independently. Scott & Stringfellow assumed that the financial and operating forecasts for City Holding and Virginia Bancorp provided by the management of each respective institution were reasonably prepared and reflect the best currently available estimates and judgments of senior management of each respective institution as to the future financial and operating performance of City Holding and Virginia Bancorp. Scott & Stringfellow assumed, without independent verification, that the aggregate allowances for loan and lease losses for City Holding and Virginia Bancorp are adequate to cover those losses. Scott & Stringfellow did not make or obtain any evaluations or appraisals of any assets or liabilities of City Holding or Virginia Bancorp, and Scott & Stringfellow did not examine any books and records or review individual credit files.

For purposes of rendering its opinion, Scott & Stringfellow assumed that, in all respects material to its analyses:

•	the merger will be completed substantially in accordance with the terms set forth in the merger agreement;

•	the representations and warranties of each party in the merger agreement and in all related documents and instruments referred to in the merger agreement are true and correct;

•	each party to the merger agreement and all related documents will perform all of the covenants and agreements required to be performed by such party under such documents;

•	all conditions to the completion of the merger will be satisfied without any waivers; and

•

in the course of obtaining the necessary regulatory, contractual, or other consents or approvals for the merger, no restrictions, including any divestiture requirements or amendments or modifications will be imposed that may have a material adverse effect on the future results of operations or financial condition of City Holding, Virginia Bancorp, or the combined entity, as the case may be, or the contemplated benefits of the merger.

Scott & Stringfellow further assumed that the merger will be accounted for as a purchase under generally accepted accounting principles. Scott & Stringfellow’s opinion is not an expression of an opinion as to the prices at which shares of City Holding common stock will trade following the announcement of the merger or the actual value of City Holding common stock when issued pursuant to the merger, or the prices at which City Holding common stock will trade following the completion of the merger.

In performing its analyses, Scott & Stringfellow made numerous assumptions with respect to industry performance, general business, economic, market and financial conditions, and other matters, many of which are beyond the control of Scott & Stringfellow, City Holding, and Virginia Bancorp. Any estimates contained in the analyses performed by Scott & Stringfellow are not necessarily indicative of actual values or future results, which may be significantly more or less favorable than suggested by these analyses. Additionally, estimates of the value of businesses or securities do not purport to be appraisals nor to reflect the prices at which such businesses or securities might actually be sold. Accordingly, these analyses and estimates are inherently subject to substantial uncertainty. In addition, the Scott & Stringfellow opinion was among several factors taken into consideration by the Virginia Bancorp board of directors in making its determination to approve the merger agreement and the merger. Consequently, the analyses described below should not be viewed as solely determinative of the decision of the Virginia Bancorp board or management of Virginia Bancorp with respect to the fairness of the merger consideration.

Summary of Analyses by Scott & Stringfellow

The following is a summary of the material analyses presented by Scott & Stringfellow to the Virginia Bancorp board of directors on November 10, 2011 and in connection with its revised written opinion dated March 14, 2012. The summary is not a complete description of the analyses underlying the Scott & Stringfellow opinion or the presentation made by Scott & Stringfellow to the Virginia Bancorp board, but summarizes the material analyses performed and presented in connection with such opinion. The preparation of a fairness opinion is a complex analytic process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances. Therefore, a fairness opinion is not readily susceptible to partial analysis or summary description. In arriving at its opinion, Scott & Stringfellow did not attribute any particular weight to any analysis or factor that it considered, but rather made qualitative judgments as to the significance and relevance of each analysis and factor. The financial analyses summarized below include information presented in tabular format. Accordingly, Scott & Stringfellow believes that its analyses and the summary of its analyses must be considered as a whole and that selecting portions of its analyses and factors or focusing on the information presented below in tabular format, without considering all analyses and factors or the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of the process underlying its analyses and opinion. The tables alone are not a complete description of the financial analyses.

Transaction Overview. Scott & Stringfellow reviewed the financial terms of the merger agreement, including the consideration to be received by Virginia Bancorp shareholders. For every share of Virginia Bancorp stock held, such shareholders will have the option to receive (i) 0.2100 shares of City Holding common stock; (ii) $6.17 in cash; or (iii) $2.47 in cash and 0.1260 shares of City Holding common stock, subject to adjustment by a proration mechanism fully described in the merger agreement such that 60% of the shares of Virginia Bancorp stock are exchanged for shares of City Holding common stock and 40% of the shares of Virginia Bancorp stock are exchanged for cash, provided that no more than 240,000 shares of City Holding common stock and no more than $4,689,920 in cash will be issued to Virginia Bancorp shareholders in connection with the merger. Based on the closing price of City Holding’s common stock on March 5, 2012 of $33.42, Scott & Stringfellow calculated an aggregate value (“Effective Aggregate Value”) of approximately $12.7 million, or $6.68 per share (“Price” as used in the Transaction Multiples table below) for Virginia Bancorp common stock. Completion of the transaction is subject to Virginia Bancorp shareholder approval, required regulatory approvals, and other conditions.

Transaction Pricing Multiples. Scott & Stringfellow calculated the following transaction multiples:

Transaction Multiples (Virginia Bancorp balance sheet data as of 9/30/2011)
Price / Last Twelve Months’ Reported Earnings per Share ($0.30)	22.5	x
Price / Book Value per Share ($6.10)	109.4%
Price / Tangible Book Value per Share ($6.10)	109.4%
Price / Total Assets per Share ($68.66)	9.7%
Price / Total Deposits per Share ($61.62)	10.8%
Tangible Book Premium / Core Deposits (1)	1.0%

(1)	Core Deposits defined as total deposits less jumbo CDs (CDs with balances greater than $100,000).

Market Validation. Scott & Stringfellow led an extensive process to contact financial institutions (potential acquirors) that Scott & Stringfellow and Virginia Bancorp determined may be interested in acquiring Virginia Bancorp and that had a high certainty of closing such a transaction with Virginia Bancorp. Over a period of approximately two months, Scott & Stringfellow contacted 23 potential acquirers, distributed 10 confidential informational memoranda on the business and financial condition of Virginia Bancorp and its subsidiary, Virginia Savings, provided updated financial information, and held discussions with multiple potential acquirors. Three of the potential acquirers, including City Holding, submitted non-binding indications of interest. Scott & Stringfellow met with Virginia Bancorp’s board of directors to review the indications of interest. The board directed Scott & Stringfellow to move forward with City Holding’s offer, while placing the second bidder on hold and dismissing the third bidder from the process. City Holding conducted thorough onsite due diligence on Virginia Bancorp, including loan portfolio reviews and discussions with Virginia Bancorp’s senior management. City Holding’s final, non-binding indication of interest was deemed superior to that of the remaining bidder, and as such, Virginia Bancorp’s board decided to move forward exclusively with City Holding on an expedited basis to negotiate the merger agreement.

Selected Peer Group Analysis. Scott & Stringfellow reviewed and compared publicly available financial data (as of September 30, 2011), market information, and trading multiples for Virginia Bancorp with other selected publicly traded companies that Scott & Stringfellow deemed relevant to Virginia Bancorp. The peer group consisted of certain select publicly traded banks and thrifts headquartered in Virginia with assets as of the most recent quarter reported between $50 and $600 million (16 companies). The peer group excluded institutions identified as the target of a publicly announced merger as of November 8, 2011.

Name (Ticker)	Name (Ticker)
Bank of McKenney (BOMK)	Freedom Bank of Virginia (FDVA)
Blue Ridge Bankshares, Inc. (BRBS)	Heritage Bankshares, Inc. (HBKS)
Citizens Community Bank (CZYB)	MainStreet Bank (MNSB)
CNB Bancorp, Inc. (CNBV)	Peoples Bankshares, Incorporated (PBVA)
Colonial Virginia Bank (CNVB)	Pioneer Bankshares, Inc. (PNBI)
Community Financial Corporation (CFFC)	Virginia Bank Bankshares, Incorporated (VABB)
Eagle Financial Services, Inc. (EFSI)	Virginia Community Bankshares, Inc. (VCBS)
Farmers Bank of Appomattox (FBPA)	Virginia Company Bank (VGNA)

For the selected publicly traded companies, Scott & Stringfellow analyzed, among other things, stock price as a multiple of last twelve months’ earnings, book value per share, and tangible book value per share. All multiples were based on closing stock prices as of March 5, 2012 and financial data as of September 30, 2011. The following table sets forth the minimum, median, and maximum operating metrics, valuation multiples, and market capitalization provided by the market analysis of selected publicly traded companies. Multiples for Virginia Bancorp have been excluded due to the fact that Virginia Bancorp stock does not trade in public markets. However, this analysis resulted in a range of imputed stock price values for Virginia Bancorp of between $3.50 and $4.13 per share based on the median multiples for the peer group.

Virginia Bancorp Peer Group
Operating Metrics ($ in millions)	Virginia Bancorp	Minimum	Median	Maximum
Total Assets	$130.4	$52.2	$175.7	$571.3
Loans / Deposits	74.64%	69.65%	85.03%	129.40%
NPAs + 90 DDQ / Assets (1)	2.18%	0.02%	2.78%	7.95%
Tangible Common Equity / Tangible Assets	9.73%	7.22%	9.86%	14.84%
LTM Core ROAA	0.80%	(1.01%)	0.56%	1.35%
LTM Core ROAE	8.12%	(12.55%)	5.86%	11.04%
LTM Efficiency Ratio	76.76%	60.38%	74.21%	99.30%
Price to:
Book value per share	—	16.3%	67.6%	109.9%
Tangible book value per share	—	16.3%	67.6%	109.9%
LTM earnings per share	—	9.1	x	11.8	x	38.4	x
Market capitalization (March 5, 2012)	—	$1.1	$12.5	$63.5

(1)	NPAs defined as nonaccrual loans and leases, renegotiated loans and leases, and other real estate owned.

Scott & Stringfellow also reviewed and compared publicly available financial data, market information, and trading multiples for City Holding with other selected publicly traded companies that Scott & Stringfellow deemed relevant to City Holding. The peer group consisted of certain select publicly traded commercial banks headquartered in the Mid-Atlantic United States with assets as of the most recent quarter reported between $1 and $10 billion (15 companies). The peer group excluded commercial banks identified as the target of a publicly announced merger as of November 8, 2011.

Name (Ticker)	Name (Ticker)
Cardinal Financial Corporation (CFNL)	Peoples Bancorp Inc. (PEBO)
Community Bank System, Inc. (CBU)	S&T Bancorp, Inc. (STBA)
Community Trust Bancorp, Inc. (CTBI)	Sandy Spring Bancorp, Inc. (SASR)
Eagle Bancorp, Inc. (EGBN)	StellarOne Corporation (STEL)
F.N.B. Corporation (FNB)	Union First Market Bankshares Corporation (UBSH)
First Community Bancshares, Inc. (FCBC)	United Bankshares, Inc. (UBSI)
First Financial Bancorp. (FFBC)	WesBanco, Inc. (WSBC)
National Bankshares, Inc. (NKSH)

For the selected publicly traded companies, Scott & Stringfellow analyzed, among other things, stock price as a multiple of last twelve months’ earnings per share, estimated 2011 and 2012 earnings per share, book value per share, and tangible book value per share. All multiples were based on closing stock prices as of March 5, 2012 and financial data as of September 30, 2011. Projected earnings per share for the comparable companies were based on FactSet consensus estimates. FactSet is an information provider that publishes, among other things, a compilation of estimates of projected financial performance for publicly traded commercial banks produced by equity research analysts at leading investment banking firms. The following table sets forth the minimum, median, and maximum operating metrics, valuation multiples, and market capitalization provided by the market analysis of selected publicly traded companies. This analysis resulted in a range of imputed values for City Holding of between $24.78 and $37.77 per share based on the median multiples for the peer group.

			City Holding Peer Group
Operating Metrics ($ in millions)	City Holding		Minimum		Median		Maximum
Total Assets	$2,685.2		$1,042.1		$3,626.0		$9,951.3
Loans / Deposits	87.76%		66.70%		83.85%		95.74%
NPAs + 90 DDQ / Assets (1)	0.92%		0.37%		1.73%		5.13%
Tangible Common Equity / Tangible Assets	9.65%		5.96%		8.44%		12.71%
LTM Core ROAA	1.48%		0.50%		1.01%		1.69%
LTM Core ROAE	12.52%		3.42%		8.48%		12.84%
LTM Efficiency Ratio	55.04%		42.79%		57.54%		70.24%
Price to:
Book value per share	158.8%		62.6%		121.4%		154.4%
Tangible book value per share	193.7%		88.1%		144.7%		295.9%
LTM earnings per share	12.6	x	10.9	x	14.2	x	21.0	x
2011E earnings per share	12.6	x	11.0	x	12.9	x	19.1	x
2012E earnings per share	12.7	x	10.7	x	12.7	x	15.9	x
Market capitalization (March 5, 2012)	$494.0		$173.3		$436.8		$1,616.0
Dividend Yield	4.19%		0.00%		3.21%		7.53%

(1)	NPAs defined as nonaccrual loans and leases, renegotiated loans and leases, and other real estate owned.

No company used in the analyses described above is identical to Virginia Bancorp, City Holding, or the pro forma combined company. Accordingly, an analysis of the results of the foregoing necessarily involves complex considerations and judgments concerning financial and operating characteristics and other factors that could affect the merger, public trading, or other values of the companies to which they are being compared. In addition, mathematical analyses, such as determining the median, are not in and of themselves meaningful methods of using comparable company data.

Selected Transaction Analysis. Scott & Stringfellow reviewed and analyzed certain financial data related to twelve completed and pending bank and thrift mergers and acquisitions announced between September 30, 2010 and November 8, 2011. These transactions involved sellers based in the United States with the following characteristics:

•	Total assets for the most recent quarter of $100 million to $600 million;

•	Ratio of nonperforming assets (1) to total assets for the most recent quarter greater than 0.5%; and

•	Announced deal value between $5 and $35 million.

(1)	Defined as nonaccrual loans and leases, renegotiated loans and leases, and other real estate owned.

Those transactions (listed by closing date in order from pending to oldest) were as follows:

Acquiror	Target
Eagle Bancorp, Inc.	Alliance Bankshares Corporation
BCB Bancorp, Inc.	Allegiance Community Bank
Ocean Shore Holding Co.	CBHC Financialcorp, Inc.
Home Bancorp, Inc.	GS Financial Corp.
BancFirst Corporation	FBC Financial Corporation
American National Bankshares Inc.	MidCarolina Financial Corporation
Norwood Financial Corp.	North Penn Bancorp, Inc.
Chemung Financial Corporation	Fort Orange Financial Corp.
Old Line Bancshares, Inc.	Maryland Bankcorp, Inc.
Vogel Bancshares, Inc.	Farmers Savings Bank
Commercial Bancshares, Inc. First Peoples Bancorp Inc.	El Campo Bancshares, Inc. First Peoples Bank of Tennessee

For the purpose of this analysis, transaction multiples from the merger were derived from the $6.68 per share Effective Aggregate Value at March 5, 2012 and financial data as of September 30, 2011 for Virginia Bancorp. Scott & Stringfellow compared these results with the multiples implied by the selected transactions listed above. All selected transaction financials, deal terms, and resulting valuations are based on financial data available at the time of each respective transaction’s announcement. The results of Scott & Stringfellow’s calculations and the analysis are set forth in the following table. This analysis resulted in a range of imputed values for Virginia Bancorp of between $2.49 and $8.41 per share based on the median multiples for the peer group.

City Holding / Virginia Bancorp Transaction	Selected Transactions
($ in millions)	Minimum	Median	Maximum
Target Assets	$130.4	$113.9	$214.2	$552.3
Target NPAs / Assets (1)	2.18%	0.57%	2.32%	5.19%
Target LTM ROAA	0.80%	(1.31%)	0.36%	1.25%
Target LTM ROAE	8.12%	(15.05%)	5.22%	12.46%
Deal Price / Book Value	109.4%	65.0%	103.1%	130.0%
Deal Price / Tangible Book Value	109.4%	65.0%	103.1%	137.8%
Deal Price / Last Twelve Months’ Reported EPS	22.5	x	8.3	x	17.9	x	26.6	x
Deal Price / Assets	9.7%	4.6%	9.2%	16.7%
Deal Price / Deposits	10.8%	5.4%	10.2%	20.1%
Tangible Book Premium / Core Deposits (2)	1.0%	(4.3%)	0.4%	6.4%

(1)	NPAs defined as nonaccrual loans and leases, renegotiated loans and leases, and other real estate owned.
(2)	Core Deposits defined as total deposits less jumbo CDs (CDs with balances greater than $100,000).

No company or transaction used as a comparison in the above analysis is identical to City Holding, Virginia Bancorp or the merger. Accordingly, an analysis of these results is not mathematical. Rather, it involves complex considerations and judgments concerning differences in financial and operating characteristics of the companies.

Discounted Dividend Stream and Terminal Value Analysis of Virginia Bancorp. Scott & Stringfellow performed an analysis that estimated a future stream of potential dividend flows of Virginia Bancorp assuming that Virginia Bancorp performed in accordance with the earnings projections provided by Virginia Bancorp management and assuming that Virginia Bancorp employs a hypothetical dividend payout ratio of 25% in the projected fiscal years. Virginia Bancorp does not currently pay a dividend, nor does Virginia Bancorp management forecast paying a dividend at this time. For 2011 through 2013, Scott & Stringfellow used the earnings projections provided by Virginia Bancorp’s management. For periods after 2013, Scott & Stringfellow assumed an annual total asset growth rate of 3.5% and an annual return on average assets of 1.06%, while maintaining an adequate capital level (8% minimum equity to average asset ratio) to support this growth. To approximate the terminal value of Virginia Bancorp common stock at December 31, 2016, Scott & Stringfellow applied a range of 12.0x to 16.0x price / earnings multiples to Virginia Bancorp’s estimated fiscal year December 31, 2016 earnings, the result of which we believe adequately quantifies a present value of all earnings generated beyond the projected period as of December 31, 2016. The potential dividend income streams and terminal values were then discounted to present values using different discount rates ranging from 12.0% to 14.0%, chosen to reflect different assumptions regarding required rates of return to the holders of Virginia Bancorp common stock. As illustrated in the following table, this analysis indicated an imputed range of values per share of Virginia Bancorp common stock of $5.76 to $8.14 when applying the 12.0x – 16.0x price / earnings multiples range for calculating the terminal values. A discounted cash flow analysis was included because it is a widely used valuation methodology, but the results of such methodology are highly dependent upon the numerous assumptions that must be made, including earnings growth rates, asset growth rates, terminal multiples, and discount rates.

	Terminal Value EPS Multiple
Discount Rate	12.0x	13.0x	14.0x	15.0x	16.0x
12.0%	$6.26	$6.73	$7.20	$7.67	$8.14
12.5%	$6.13	$6.59	$7.05	$7.50	$7.96
13.0%	$6.00	$6.45	$6.90	$7.35	$7.79
13.5%	$5.88	$6.32	$6.75	$7.19	$7.63
14.0%	$5.76	$6.18	$6.61	$7.04	$7.47

Contribution Analysis. Scott & Stringfellow analyzed the relative contribution of each of City Holding and Virginia Bancorp to certain pro forma balance sheet and income statement items of the combined entity. Scott & Stringfellow compared the relative contribution of balance sheet and income statement items with the estimated pro forma ownership percentage Virginia Bancorp shareholders would represent in City Holding pro forma. The results of Scott & Stringfellow’s analysis are set forth in the following table.

Category	City Holding	Virginia Bancorp
LTM Net Income	98.6%	1.4%
2011E Net Income	98.2%	1.8%
2012E Net Income	97.3%	2.7%
Total Assets	95.4%	4.6%
Net Loans	95.6%	4.4%
Deposits	94.9%	5.1%
Shareholders’ Equity	96.1%	3.9%
Tangible Equity	95.6%	4.4%
Average Contribution	96.4%	3.6%
Implied Stock Ownership (60% stock)	98.4%	1.6%
Implied Stock Ownership (100% stock)	97.1%	2.9%

Financial Impact Analysis. Scott & Stringfellow performed pro forma merger analyses that combined projected income statement and balance sheet information of both City Holding and Virginia Bancorp. Assumptions regarding the accounting treatment, acquisition adjustments, and cost savings were used to calculate the financial impact that the merger would have on certain projected financial results of the pro forma company. This analysis indicated that the merger is expected to be accretive to City Holding’s estimated 2012 – 2014 earnings per share, neutral to pro forma September 30, 2011 book value per share, and slightly dilutive to pro forma September 30, 2011 tangible book value per share. This analysis was based on financial projections and certain merger assumptions (including estimated cost savings and one-time charges) provided by and reviewed with senior management of Virginia Bancorp. For all of the above analyses, the actual results achieved by the pro forma company following the merger will vary from the projected results, and the variations may be material.

Other Analyses. Scott & Stringfellow compared the relative financial and market performance of City Holding to a variety of relevant industry peer groups and indices.

Scott & Stringfellow has not expressed an opinion about the fairness of the amount or nature of compensation that any of the Virginia Bancorp officers, directors, employees, or class of such person relative to the compensation to the shareholders of Virginia Bancorp.

In the ordinary course of its business as a broker-dealer, Scott & Stringfellow may, from time to time purchase securities from, and sell securities to, Virginia Bancorp and City Holding, and as a market maker in securities, Scott & Stringfellow may from time to time have a long or short position in, and buy, sell, or hold equity securities of Virginia Bancorp and City Holding for its own account and for the accounts of its customers.

Virginia Bancorp and Scott & Stringfellow have entered into an engagement relating to the services to be provided by Scott & Stringfellow in connection with the merger. Virginia Bancorp paid a non-refundable retainer of $25,000 to S&S at the time of engagement, as well as a $100,000 fairness opinion fee, of which, $50,000 was due at delivery of the opinion and $50,000 is due when Virginia Bancorp shareholders approve the merger agreement. At closing, Virginia Bancorp will pay Scott & Stringfellow an additional cash fee such that the total fees paid to Scott & Stringfellow by Virginia Bancorp will equal 2.0% of the aggregate value of the merger consideration paid to the Virginia Bancorp shareholders on the effective date of the merger. Pursuant to the Scott & Stringfellow engagement agreement, Virginia Bancorp also agreed to reimburse Scott & Stringfellow for reasonable out-of-pocket expenses and disbursements incurred in connection with its retention. Prior to the engagement relating to the services to be provided in connection with the merger described herein, Scott & Stringfellow received no other investment banking fees or compensation from either Virginia Bancorp or City Holding.

Conditions to Completion of the Merger

The respective obligations of City Holding and Virginia Bancorp to consummate the merger are subject to the satisfaction of certain mutual conditions, including the following:

•	The shareholders of Virginia Bancorp approve the merger agreement and the transactions contemplated thereby at the special meeting;

•

All regulatory approvals required by law to consummate the transactions contemplated by the merger agreement are obtained from the appropriate federal and/or state regulatory agencies , all waiting periods after such approvals required by law or regulation expire and no such approvals shall contain any conditions, restrictions or requirements applicable either before or after the effective time of the merger that would have a material adverse effect on either City Holding or Virginia Bancorp;

•

The registration statement (of which this proxy statement/prospectus is a part) registering shares of City Holding common stock to be issued in the merger is declared effective by the SEC and is not subject to a stop order or any threatened stop order; and

•

The absence of any statute, rule, regulation, judgment, decree, injunction or other order being enacted, issued, promulgated, enforced or entered by a governmental authority effectively prohibiting consummation of the merger.

In addition to the conditions described above, the obligation of City Holding to consummate the merger is subject to the satisfaction, unless waived, of the following other conditions:

•

The representations and warranties of Virginia Bancorp made in the merger agreement are true and correct as of the date of the merger agreement and as of the effective time of the merger and City Holding receives a certificate of the chief executive officer and the chief financial officer of Virginia Bancorp to that effect;

•

Virginia Bancorp performs in all material respects all obligations required to be performed under the merger agreement prior to the effective time of the merger and delivers to City Holding a certificate of its chief executive officer and chief financial to that effect;

•

City Holding shall have received an opinion of Jackson Kelly PLLC, outside counsel to City Holding, stating that, among other things, as of the effective time of the merger, the merger constitutes a “reorganization” under Section 368 of the Internal Revenue Code and that no gain or loss will be recognized by the shareholders of Virginia Bancorp to the extent that they receive City Holding common stock in exchange for their Virginia Bancorp stock in the merger;

•

The total bona fide number of transactional deposit accounts of Virginia Savings as of the month immediately preceding the effective time of the merger will not be less than 95% of the number of those transaction deposit accounts at September 30, 2011;

•

Each of Virginia Bancorp’s and Virginia Savings’ directors have executed and delivered to City Holding agreements whereby they agree not to engage in the retail or commercial deposit or lending business, trust or asset management services customarily provided by banks or City Holding or City National for three years from the effective time of the merger;

•	Virginia Bancorp’s president and chief executive officer has executed and delivered a non-compete and non-solicitation agreement; and

•	All issued and outstanding shares of Virginia Savings’ Series A convertible preferred stock is redeemed.

In addition to the conditions described above, Virginia Bancorp’s obligation to complete the merger is subject to the satisfaction, unless waived, of the following other conditions:

•

The representations and warranties of City Holding made in the merger agreement are true and correct as of the date of the merger agreement and as of the effective time of the merger and Virginia Bancorp receives a certificate of the chief executive officer and chief financial officer of City Holding to that effect;

•

City Holding performs in all material respects all obligations required to be performed under the merger agreement prior to the effective time of the merger and delivers to Virginia Bancorp a certificate of its chief executive officer and chief financial officer to that effect;

•

Virginia Bancorp shall have received an opinion of Jackson Kelly PLLC, outside counsel to City Holding, stating that, among other things, as of the effective time of the merger, the merger constitutes a “reorganization” under Section 368 of the Internal Revenue Code and that no gain or loss will be recognized by the shareholders of Virginia Bancorp to the extent that they receive City Holding common stock in exchange for their Virginia Bancorp stock in the merger; and

•	Authorization has been received from the Nasdaq Global Select Market for the listing of the shares of City Holding common stock to be issued in the merger, subject to official notice of issuance.

Representations and Warranties

The merger agreement contains representations and warranties by Virginia Bancorp and City Holding. These include, among other things, representations and warranties by City Holding and Virginia Bancorp to each other as to:

•	organization, good standing and valid existence of each entity and its subsidiaries;

•	each entity’s capital structure;

•	each entity’s power and authority relative to the execution and delivery of, and performance of its obligations under, the merger agreement;

•	absence of material adverse changes since December 31, 2010;

•	consents and approvals required;

•	compliance with laws;

•	accuracy of documents, including financial statements and other reports;

•	absence of defaults under contracts and agreements;

•	absence of environmental problems;

•	absence of conflicts between each entity’s obligations under the merger agreement and its charter documents and contracts to which it is a party or by which it is bound;

•	deposit insurance;

•	litigation and related matters;

•	taxes and tax regulatory matters;

•	absence of brokerage commissions, except as disclosed for financial advisors;

•	employee benefit matters;

•	books and records fully and accurately maintained and fairly present events and transactions; and

•	labor matters.

In addition, the merger agreement contains representations and warranties by Virginia Bancorp to City Holding as to:

•	loans and investments;

•	properties, contracts and other agreements; and

•	title to property and insurance matters.

The merger agreement also contains a representation and warranty by City Holding to Virginia Bancorp that City Holding has sufficient sources of capital to pay the cash consideration.

Termination of the Merger Agreement

Virginia Bancorp and City Holding may mutually agree to terminate the merger agreement at any time.

Either Virginia Bancorp or City Holding may terminate the merger agreement if any of the following occurs:

•	the merger is not complete by May 31, 2012, unless the failure of the merger to be consummated arises out of or results from the action or inaction of the party seeking to terminate; or

•

the approval of any governmental entity required for consummation of the merger is denied or the shareholders of Virginia Bancorp do not approve the merger agreement within 60 days of this proxy statement/prospectus.

City Holding may terminate the merger agreement if any of the following occurs:

•	Virginia Bancorp materially breaches any of its representations or obligations under the merger agreement, and does not cure the breach within 30 days; or

•	Virginia Bancorp’s board of directors fails to recommend approval of the merger agreement, withdraws its recommendation or modifies its recommendation in a manner adverse to City Holding.

Virginia Bancorp may terminate the merger agreement if any of the following occurs:

•	City Holding materially breaches any of its representations or obligations under the merger agreement, and does not cure the breach within 30 days; or

•

The price of City Holding common stock declines by more than 20% over a designated measurement period and the stock prices of the banks and bank holding companies included on the Nasdaq Bank Index have not collectively experienced a similar decline during the same period, unless City Holding elects to increase the consideration to be paid to Virginia Bancorp shareholders (which it is not obligated to do); or

•

Virginia Bancorp enters into an agreement with respect to an unsolicited acquisition proposal that if consummated would result in a transaction more favorable to Virginia Bancorp’s shareholders from a financial point of view than the merger, provided that Virginia Bancorp pays the termination fee described below.

Effect of Termination; Termination Fee

The provisions of the merger agreement relating to expenses and termination fee will continue in effect not withstanding termination of the merger agreement. If the merger agreement is validly terminated, the merger agreement will become void without any liability on the part of any party except that termination will not relieve a breaching party from liability for any willful breach of the merger agreement.

Virginia Bancorp has agreed to pay a termination fee to City Holding equal to $650,000 if:

•

City Holding terminates the merger agreement because Virginia Bancorp’s board of directors fails to recommend approval of the merger agreement or withdraws, modifies or changes its recommendation of the approval of the merger agreement in a manner adverse to City Holding;

•

Virginia Bancorp terminates the merger agreement in order to enter into an agreement relating to an unsolicited competing acquisition proposal that Virginia Bancorp’s board of directors has determined, in good faith after consulting with and considering the advice of Virginia Bancorp’s outside legal counsel and financial advisors, would result in a transaction more favorable to Virginia Bancorp’s shareholders from a financial point of view than the merger; or

•

either Virginia Bancorp or City Holding terminates the merger agreement due to the failure of Virginia Bancorp to receive shareholder approval of the merger agreement, and if an acquisition proposal is publicly announced prior to the special meeting and within 12 months after the announcement of the acquisition proposal a change in control of Virginia Bancorp is consummated.

Waiver and Amendment

Prior to the effective time of the merger, any provision of the merger agreement may be waived by the party benefiting by the provision or amended or modified by an agreement in writing between the parties, except that, after the special meeting, the merger agreement may not be amended if it would violate applicable law.

No Solicitation of Other Acquisition Proposals

Virginia Bancorp has agreed that it will not, and that it will cause its officers, directors, agents, advisors, and affiliates not to, solicit or encourage inquiries or proposals with respect to, engage in any negotiations concerning, or provide any confidential information to any person relating to any proposal to acquire the stock or assets of Virginia Bancorp or other business combination transactions with Virginia Bancorp, unless the Virginia Bancorp board of directors concludes in good faith, after consultation with and consideration of the advice of its financial advisors and outside legal counsel, that the failure to enter into such discussions or would be reasonably likely to be inconsistent with its fiduciary duties under Virginia law. If the board of directors of Virginia Bancorp is obligated by its fiduciary duties to accept a third-party proposal that it believes is superior to City Holding’s offer set forth in the merger agreement, Virginia Bancorp is obligated to pay to City Holding the termination fee equal to $650,000 upon termination of the merger agreement. See “—Effect of Termination; Termination Fee” on page 50.

Closing Date; Effective Time

The merger will be consummated and become effective on the date and at the time shown on the Articles of Merger required to be filed in the office of the Secretary of State of the State of West Virginia and the office of the Virginia State Corporation Commission. Subject to the merger agreement, the parties will cause the merger to become effective (a) on the date that is the fifth full trading day on the Nasdaq Global Select Market to occur after the last of all required regulatory and shareholder approvals of the merger and the subsidiary merger have been received and all required waiting periods have expired or (b) on such other date the parties may agree to in writing.

Regulatory Approvals

The merger and the other transactions contemplated by the merger agreement require the approval of the Federal Reserve and the Virginia Bureau of Financial Institutions. As a bank holding company, City Holding is subject to regulation under the Bank Holding Company Act of 1956, as amended (“BHCA”). City National is a national banking association and is subject to the laws of the United States. City Holding has filed all required applications seeking approval of the merger with the Federal Reserve and the Virginia Bureau of Financial Institutions. City National and Virginia Savings have also applied with the Office of the Comptroller of the Currency for approval of the merger of Virginia Savings into City National.

Under the BHCA, the Federal Reserve is required to examine the financial and managerial resources and future prospects of the combined organization and analyze the capital structure and soundness of the resulting entity. The Federal Reserve has the authority to deny an application if it concludes that the combined organization would have inadequate capital. In addition, the Federal Reserve can withhold approval of the merger if, among other things, it determines that the effect of the merger would be to substantially lessen competition in the relevant markets. City Holding and Virginia Bancorp operate in different market areas, as defined by the Federal Reserve. Further, the Federal Reserve must consider whether the combined organization meets the requirements of the Community Reinvestment Act of 1977, by assessing the involved entities’ records of meeting the credit needs of local communities in which they operate, consistent with the safe and sound operation of such institutions. In general, the Virginia Bureau of Financial Institutions will review the merger under similar standards.

In addition, a period of 15 to 30 days must expire following approval by the Federal Reserve before completion of the merger is allowed, within which period the United States Department of Justice may file objections to the merger under federal antitrust laws.

The merger cannot be consummated prior to the receipt of all required approvals. There can be no assurance that the required regulatory approvals for the merger will be obtained and, if the merger is approved, as to the date of such approvals or whether the approvals will contain any unacceptable conditions. There can likewise be no assurance that the United States Department of Justice will not challenge the merger during the waiting period set aside for such challenges after receipt of approval from the Federal Reserve.

City National and Virginia Bancorp are not aware of any governmental approvals or actions that may be required for consummation of the merger other than as described above. Should any other approval or action be required, it is presently contemplated that such approval or action would be sought. There can be no assurance that any necessary regulatory approvals or actions will be timely received or taken, that no action will be brought challenging such approval or action, or, if such a challenge is brought, as to the result thereof, or that any such action or approval will not be conditioned in a manner that would cause the parties to abandoned the merger.

The approval of any application merely implies the satisfaction of regulatory criteria for approval, which does not include review of the merger from the standpoint of the adequacy of the merger consideration. Furthermore, regulatory approvals do not constitute an endorsement or recommendation of the merger.

As of the date of this proxy statement/prospectus, no regulatory approvals have been received. While City Holding and Virginia Bancorp do not know of any reason why necessary regulatory approvals would not be obtained in a timely manner, we cannot be certain when or if we will receive them, or if obtained, whether they will contain terms, conditions or restrictions not currently contemplated that will be detrimental to City Holding after completion of the merger.

Conduct of Business Pending the Merger

The merger agreement contains reciprocal forbearances made by Virginia Bancorp and City Holding to each other. Virginia Bancorp and City Holding have agreed that, until the effective time of the merger, neither of them nor any of their subsidiaries, without the prior written consent of the other, will:

•

Conduct business other than in the ordinary and usual course or fail to use reasonable efforts to preserve intact its business organizations and assets and maintain its rights, franchises and existing relations with customers, suppliers, employees and business associates;

•	Implement or adopt any change in its accounting principles, practices or methods, other than as may be required by generally accepted accounting principles;

•

Take any action while knowing that such action would, or is reasonably likely to, prevent or impede the merger from qualifying as a reorganization within the meaning of Section 368 of the Internal Revenue Code, or knowingly take any action that is intended or is reasonably likely to result in any of the conditions to the merger not being satisfied, or a material violation of any provision of the merger agreement except, in each case, as may be required by applicable law or regulation; or

•	Amend its articles of incorporation, articles of association, charter or bylaws (or similar governing documents).

Virginia Bancorp has also agreed that, prior to the effective time of the merger, without the prior written consent of, or as previously disclosed to, City Holding, it will not and will cause its subsidiary not to:

•

Other than pursuant to rights previously disclosed and outstanding on the date of the merger agreement, issue, sell or otherwise permit to become outstanding, or authorize the creation of, any additional Virginia Bancorp stock or any rights to purchase shares of Virginia Bancorp stock or Virginia Savings stock, enter into any agreement with respect to the foregoing, or permit any additional shares of Virginia Bancorp stock to become subject to new grants of employee or director stock options, other rights or similar stock based employee rights;

•	Make, declare, pay or set aside for payment any dividend (other than regular cash dividends consistent with past practice);

•

Enter into, amend, modify, renew or terminate any employment, consulting, severance or similar contracts with any directors, officers, or employees of, or independent contractors with respect to, Virginia Bancorp and Virginia Savings, or grant any salary, wage or other increase or increase any employee benefits (including incentive or bonus payments) except for changes that are required by applicable law, changes contemplated by the merger agreement, changes in base salary consistent with City Holding’s salary administration procedures and properly approved by City Holding’s president or bonuses for performance under documented incentive plans and upon approval by City Holding;

•

Enter into, establish, adopt or amend (except as may be required by applicable law or to satisfy previously disclosed contractual obligations existing as of the date of the merger agreement) any pension, retirement, stock option, stock purchase, savings, profit sharing, deferred compensation, consulting, bonus, group insurance or other employee benefit, incentive or welfare contract, plan or arrangement, or any trust agreement (or similar arrangement) related thereto, or make any new or increase any outstanding grants or awards under any such contract, plan or arrangement, in respect of any current or former directors, officers or employees of, or independent contractors with respect to, Virginia Bancorp or Virginia Savings, including taking any action that accelerates the vesting or exercisability of or the payment or distribution with respect to other compensation or benefits payable thereunder except that as may be required by applicable law, as are provided for or contemplated in the merger agreement or in the ordinary course of business consistent with past practice;

•	Except as previously disclosed, sell, transfer, mortgage, encumber or otherwise dispose of or discontinue any material portion of its assets, business or properties;

•

Except (1) under existing contracts and previously disclosed, (2) for short term investments for cash management purposes, (3) under a bona fide hedging transaction, (4) by way of foreclosures or otherwise in satisfaction of debts previously contracted in good faith, in each case in the ordinary and usual course of business consistent with past practice, (5) consistent with past practice, supplies and other assets used in the ordinary course of business to support operations and existing infrastructure of Virginia Bancorp and Virginia Savings and (6) readily marketable securities in the ordinary and usual course of business consistent with past practice, neither Virginia Bancorp nor Virginia Savings will acquire any assets or properties of another person in any one transaction or a series of related transactions;

•

Without prior consultation with City Holding, other than existing commitments and renewals of existing loans, make any loan or advance in excess of $100,000 other than residential mortgage loans in the ordinary course of business consistent with lending policies as in effect on the date of the merger agreement provided that in the case of any loan for which consultation is required, Virginia Savings may make any such loan in the event (1) Virginia Savings has delivered to City Holding or its designated representative, a notice of its intention to make such loan and such additional information as City Holding or its designated representative may immediately require and (2) City Holding or its designated representative shall not have reasonably objected to such loan by giving notice of such objection within three business days following the delivery of the applicable notice of intention;

•

Except in the ordinary course of business consistent or pursuant to the terms of the merger agreement, enter into or terminate any material contract or amend or modify in any material respect any of its existing material contracts in a manner that is material to Virginia Bancorp and Virginia Savings taken as a whole;

•

Settle any claim, action or proceeding, except for any claim, action or proceeding that involves solely money damages in an amount, individually or in the aggregate, that is not material to Virginia Bancorp and Virginia Savings, taken as a whole;

•

Make any capital expenditures or incur any other non-interest expense individually in excess of $10,000 or in the aggregate in excess of $25,000 except as otherwise disclosed and other than expenses related to other real estate owned or foreclosures, or related to or incurred in connection with the merger agreement;

•

Except as required by applicable law or regulation, implement or adopt any material change in its interest rate risk management and hedging policies, procedures or practices, or fail to follow in any material respect its existing policies or practices with respect to managing its exposure to interest rate risk;

•

Other than in the ordinary course of business consistent with past practice, incur any indebtedness for borrowed money, assume, guarantee, endorse or otherwise as an accommodation become responsible for the obligations of any other person, or cancel, release, assign or modify any material amount of indebtedness of any other person;

•

Increase or decrease the rate of interest paid by Virginia Savings on any deposit product except pursuant past practices; provided, however, that in no event shall Virginia Savings increase the rate of interest on any deposit product to more than the average rates paid on comparable deposit products by the other banks and thrifts located in the markets in which such deposit product is offered by Virginia Savings unless such increase is approved by City Holding; or

•	Agree or commit to do any of the foregoing.

Cash Election, Stock Election or Stock/Cash Election; Surrender of Stock Certificates

Each person who, on March 23, 2012, which date we refer to as the record date, is a record holder of shares of Virginia Bancorp stock will be entitled, with respect to all or any portion of such person’s shares, to make an election on or prior to the election deadline with respect to the cash, City Holding common stock or cash and City Holding common stock that such holder is to receive for his or her shares of Virginia Bancorp stock.

Each election form will permit holders to make one of the following elections:

•	To elect to receive shares of City Holding common stock with respect to all of such holder’s shares of Virginia Bancorp stock;

•	To elect to receive cash with respect to all of such holder’s shares of Virginia Bancorp stock;

•	To elect to receive shares of City Holding common stock and cash with respect to such holder’s shares of Virginia Bancorp stock; or

•	To make no election, and thus indicate that such holder has no preference with respect to his or her shares of Virginia Bancorp stock.

Each of the beneficial owners of shares held of record by a bank, trust company, broker, dealer or other recognized nominee record holder will notify its respective nominee record holder of its election through proper instructions and documentation to be provided by the record holder. Nominee record holders who hold shares of Virginia Bancorp stock on behalf of multiple beneficial owners will indicate how many of such shares that they hold made each of the four elections.

All elections must be made on the election form to be furnished to you in a separate mailing. Elections may be made by holders of Virginia Bancorp stock by delivering the election form to the exchange agent, which is Computershare Investor Services, LLC. To make an effective election, you must submit a properly completed election with respect to all shares of stock covered by the election form (or an appropriate guarantee of delivery) to Computershare Investor Services, LLC on or before 5:00 p.m., New York City time, on May 7, 2012, which date we refer to as the election deadline.

Computershare Investor Services, LLC will act as exchange agent in the merger and in that role will process the exchange of Virginia Bancorp stock certificates for cash and/or City Holding common stock. The exchange agent has the discretion to determine whether any election form has been properly completed, signed and submitted or revoked and to disregard immaterial defects in the election form. The good faith decision of the exchange agent in such matters will be conclusive and binding. Neither City Holding nor the exchange agent is under any obligation to notify any person of any defect in an election form submitted to the exchange agent. The exchange agent, or City Holding and Virginia Bancorp if the exchange agent declines to do so, will also be making any computations required by the merger agreement, and all such computations will be conclusive and binding on the holders of Virginia Bancorp stock in the absence of manifest error. In any event, do not forward your Virginia Bancorp stock certificates with your proxy cards or election forms.

An election form may be changed if the record holder effectively revokes such holder’s election form in accordance with the procedures described on the election form and a new election form for such holder is received by the exchange agent prior to the election deadline. A holder may also revoke his or her election at any time prior to the election deadline by providing written notice to the exchange agent.

A shareholder who does not submit an election form to the exchange agent prior to the election deadline, including a holder who submits and then revokes such holder’s election form and does not re-submit an election form that is timely received by the exchange agent will be deemed to have indicated that such holder makes no election with respect to his or her shares of Virginia Bancorp stock.

After the completion of the merger, the exchange agent will mail to Virginia Bancorp shareholders a letter of transmittal, together with instructions for the exchange of their Virginia Bancorp stock certificates for the merger consideration.

After the effective time of the merger, each certificate formerly representing Virginia Bancorp stock, until so surrendered and exchanged, will evidence only the right to receive, pursuant to an election to which such holder is entitled to make, the cash and/or the number of whole shares of City Holding common stock that the holder is entitled to receive in the merger, any cash payment in lieu of a fractional share of City Holding common stock and any dividend or other distribution with respect to Virginia Bancorp common stock with a record date prior to the effective time of the merger. The holder of such unexchanged certificate will not be entitled to receive any dividends or distributions payable by City Holding until the certificate has been exchanged. Subject to applicable laws, following surrender of such certificates, such dividends and distributions, together with any cash payment in lieu of a fractional share of City Holding common stock, will be paid without interest.

After the completion of the merger, there will be no further transfers of Virginia Bancorp stock. Virginia Bancorp stock certificates presented for transfer after the completion of the merger will be canceled and exchanged for the merger consideration.

If your Virginia Bancorp stock certificates have been either lost, stolen or destroyed, you will have to prove your ownership of these certificates and that they were lost, stolen or destroyed before you receive any consideration for your shares. Upon request, our exchange agent, Computershare Investor Services, LLC, will send you instructions on how to provide evidence of ownership.

Allocation and Proration Procedures

The merger agreement provides that 60% of the outstanding shares of Virginia Bancorp stock will be exchanged for shares of City Holding common stock and 40% of the outstanding shares of Virginia Bancorp stock will be exchanged for cash; provided that no more than 240,000 shares of City Holding common stock will be issued nor more than $4,689,920 in cash will be paid.

Each Virginia Bancorp shareholder has four election options with respect to the Virginia Bancorp stock:

•	Elect to receive 0.2100 shares of City Holding common stock for each share of Virginia Bancorp stock;

•	Elect to receive $6.17 in cash for each share of Virginia Bancorp stock;

•	Elect to receive 0.1260 shares of City Holding common stock and $2.47 in cash for each share of Virginia Bancorp stock; or

•	Make no election.

The shares whereby shareholders choose the stock election are called “stock election shares.” The shares whereby shareholders choose the cash election are called the “cash election shares.” The shares whereby shareholders choose the stock and cash election are called the “stock/cash election shares.” The shares whereby shareholders choose a non-election or where shareholders make no election are called the “non-election shares.” The product obtained by multiplying (i) 0.60 times (ii) the difference obtained by subtracting the total number of stock/cash election shares from the total number of shares of Virginia Bancorp stock outstanding is called the “Stock Percentage Number.” The product obtained by multiplying (i) 0.40 times (ii) the difference obtained by subtracting the total number of stock/cash election shares from the total number Virginia Bancorp shares outstanding is called the “Cash Percentage Number.”

Within three business days after the election deadline, City Holding will cause the exchange agent to allocate the cash and stock to be received as follows:

•	The stock/cash election shares will be converted into the right to receive the stock/cash consideration;

•	If the total number of stock election shares exceeds the Stock Percentage Number, then:

•	All cash election shares will be converted into the right to receive the cash consideration;

•

Non-election shares will be deemed cash election shares to the extent necessary to have the total number of cash election shares equal the Cash Percentage Number. If less than all of the non-election shares need to be treated as cash election shares, then the exchange agent will determine which non-election shares to treat as cash election shares and the remaining non-election shares will be treated as stock election shares;

•

If all non-election shares are treated as cash election shares, and the total number of cash election shares is less than the Cash Percentage Number, then the exchange agent shall convert on a pro rata basis a sufficient number of stock election shares into cash election shares (“reallocated cash shares”) so that the sum of the number of cash election shares (including non-election shares treated as cash election shares) plus the reallocated cash shares equals the Cash Percentage Number, and all reallocated cash shares will be converted into the right to receive the cash consideration; and

•	The stock election shares which are not reallocated cash shares will be converted into the right to receive the stock consideration.

•	If the total number of stock election shares is less than the Stock Percentage Number, then:

•	All stock election shares shall be converted into the right to receive the stock consideration;

•

Non-election shares will be deemed to be stock election shares to the extent necessary to have the total number of stock election shares equal the Stock Percentage Number. If less than all of the non-election shares need to be treated as stock election shares, then the exchange agent will determine which non-election shares to treat as stock election shares and all remaining non-election shares will be treated as cash election shares;

•

If all non-election shares are treated as stock election shares and the total number of stock election shares is less than the Stock Percentage Number, then the exchange agent will convert on a pro rata basis a sufficient number of cash election shares into stock election shares (“reallocated stock shares”) so that the number of stock election shares (including non-election shares treated as stock election shares) plus the reallocated stock shares equals the Stock Percentage Number, and all reallocated stock shares will be converted into the right to receive the stock consideration; and

•	The cash election shares which are not reallocated stock shares will be converted into the right to receive to the cash consideration.

If the exchange agent is required to convert some stock election shares into reallocated cash shares, each holder of stock election shares will be allocated a pro rata portion of the total reallocated cash shares. If the exchange agent is required to convert some cash election shares into reallocated stock shares, each holder of cash election shares will be allocated a pro rata portion of the total reallocated stock shares.

No Fractional Shares

Shareholders will not receive any fractional shares of City Holding common stock. Instead, they will receive cash, without interest, for any fractional share of City Holding common stock that they might otherwise have been entitled to receive based on the average of the per share closing price of City Holding common stock as reported on the Nasdaq Global Select Market during the 10 trading days immediately preceding the 10th calendar day immediately preceding the effective date of the merger.

Appraisal Rights

Shareholders of record of Virginia Bancorp common stock and Virginia Bancorp preferred stock who comply with the procedures described below will be entitled to appraisal rights under Article 15 of Section 13.1 of the Virginia Stock Corporation Act (the “VSCA”). Where appropriate, shareholders are urged to consult with their legal counsel to determine the appropriate procedures for the making of a notice of intent to demand payment (as described below). No further notice of the events giving rise to appraisal rights or deadlines for related actions will be provided by Virginia Bancorp to shareholders prior to the special meeting.

The following discussion is only a summary, does not purport to be a complete statement of the law pertaining to appraisal rights under the VSCA and is qualified in its entirety by reference to Article 15, Section 13.1 of the VSCA. Shareholders are urged to consult Article 15 of the VSCA, which is reprinted in its entirety as Annex C to this proxy statement/prospectus.

Shareholders who follow the procedures set forth in Article 15 of the VSCA will be entitled to receive payment of the “fair value” of their shares of Virginia Bancorp common stock or Virginia Bancorp preferred stock. Any shareholder who wishes to exercise appraisal rights should review the following discussion and Annex C carefully because failure to comply in a timely and proper manner with the procedures specified may result in the loss of appraisal rights under the VSCA.

A holder of shares of Virginia Bancorp common stock or Virginia Bancorp preferred stock who wishes to exercise appraisal rights must deliver to Virginia Bancorp, prior to or at the special meeting (but in any event before the vote is taken), a written notice of intent to demand payment for such shareholder’s shares if the merger becomes effective. A shareholder delivering a notice of intent must not vote his or her shares in favor of the proposal to approve and adopt the merger agreement or he or she will lose his or her appraisal rights. All notices of intent should be sent or delivered to Virginia Bancorp’s Secretary, Noel F. Pilon, at Virginia Bancorp’s principal executive offices located at 600 North Commerce Avenue, Front Royal, Virginia 22630, or they may be hand delivered to him at the special meeting (before the voting begins).

If the merger agreement is approved and the merger becomes effective, within 10 days after the effective date of the merger, City Holding will deliver an appraisal notice in writing to all shareholders who correctly and timely delivered a notice of intent (as described above) and also did not vote for approval of the merger agreement (an “eligible shareholder”). The appraisal notice will:

•	state where the eligible shareholder’s payment demands should be sent and where and when stock certificates should be deposited;

•	set a date by which City Holding must receive the payment demand (which date may not be fewer than 40 days nor more than 60 days after the date the appraisal notice is sent);

•	provide an estimate of the fair value of the shares of Virginia Bancorp common stock or Virginia Bancorp preferred stock that are the subject of the appraisal right demand;

•	set the date by which a notice to withdraw the appraisal right demand must be received (a date within 20 days of the date indicated in the second bullet point above); and

•	include such other information as required by the VSCA.

An eligible shareholder to whom an appraisal notice is sent must demand payment within the time specified in the appraisal notice, deposit his or her stock certificates in accordance with the terms of the appraisal notice and make certain certifications required by the VSCA. If an eligible shareholder fails to take such actions, the shareholder loses his or her appraisal rights.

Within 30 days of the due date for receipt of any payment demands, if an eligible shareholder has complied with the provisions of Article 15 of the VSCA, City Holding must pay each eligible shareholder City Holding’s estimate of the fair value of the shareholder’s shares of Virginia Bancorp common stock or Virginia Bancorp preferred stock, plus accrued interest. With any payment, City Holding must provide its most recent annual and quarterly financial statements, an explanation of how it calculated the fair value of the shares of Virginia Bancorp common stock or Virginia Bancorp preferred stock and interest, and a description of the procedure an eligible shareholder may follow if he or she is not satisfied with the payment.

An eligible shareholder who is not satisfied with the amount paid or offered by City Holding must notify City Holding in writing of his or her own estimate of the fair value of his or her shares of Virginia Bancorp common stock or Virginia Bancorp preferred stock and the amount of interest due (less any amount that may have been already received by the shareholder from City Holding) and demand that City Holding pay this estimated amount. This notice must be given in writing within 30 days of the date that City Holding made or offered to make payment for the shareholder’s shares of Virginia Bancorp common stock or Virginia Bancorp preferred stock.

If an eligible shareholder’s demand for payment remains unsettled, City Holding is obligated to commence a proceeding in a Virginia circuit court to determine the fair value of the shares of Virginia Bancorp common stock or Virginia Bancorp preferred stock and accrued interest within 60 days of the receipt of the shareholder’s payment demand. If City Holding fails to commence such proceeding in accordance with the VSCA, it must pay the shareholder the amount demanded by him or her.

Eligible shareholders considering seeking appraisal should be aware that the fair value of their shares of Virginia Bancorp common stock and preferred stock as determined under Article 15 of the VSCA, could be more than, the same as or less than the merger consideration that would be paid to them pursuant to the merger agreement. The costs and expenses of any appraisal proceeding will be determined by the court and assessed against City Holding unless the court determines that the shareholder seeking appraisal did not act in good faith in demanding payment of the fair value of their shares of Virginia Bancorp stock, in which case such costs and expenses may be assessed against the shareholder. Eligible shareholders will only be entitled to receive payment in accordance with Article 15 of the VSCA and will not be entitled to vote their shares of Virginia Bancorp common stock or Virginia Bancorp preferred stock or exercise any other rights as a holder of Virginia Bancorp stock. After the date by which a notice to withdraw the appraisal right demand must be received, an eligible shareholder demanding appraisal may withdraw his or her demand only with the consent of City Holding.

If any shareholder who demands appraisal of his or her shares under Article 15 of the VSCA fails to perfect, or effectively withdraws or loses, his or her right to appraisal, as provided in the VSCA, such shareholder’s shares of Virginia Bancorp common stock or Virginia Bancorp preferred stock will be converted into the right to receive the merger consideration in accordance with the merger agreement.

Accounting Treatment

The merger will be accounted for as a business combination, as that term is used under U.S. generally accepted accounting principles. As such, the assets and liabilities of Virginia Bancorp, as of the completion of the merger, will be recorded at their fair values as well as any identifiable intangible assets. Any remaining excess purchase price will be allocated to goodwill, will not be amortized and will be evaluated for impairment annually. Consolidated financial statements of City Holding issued after the consummation of the merger will reflect such values. In addition, costs incurred in connection with the business combination will be expensed as incurred unless related to the equity issuance.

Interests of Certain Persons in the Merger

When considering the recommendation of the Virginia Bancorp board, you should be aware that some Virginia Bancorp directors and officers have interests in the merger that differ from, or are in addition to, the interests of other Virginia Bancorp shareholders. The members of the Virginia Bancorp board of directors knew about these additional interests and considered them when they approved the merger agreement and the merger. Except as described below, to the knowledge of Virginia Bancorp, the executive officers and directors of Virginia Bancorp do not have any material interest in the merger apart from their interests as Virginia Bancorp shareholders.

Indemnification; Directors’ and Officers’ Insurance. City Holding has agreed to indemnify the directors and officers of Virginia Bancorp and its subsidiaries for a period of six years from the effective time of the merger to the fullest extent that Virginia Bancorp and Virginia Savings or any of its subsidiaries is permitted or required to indemnify (and advance expenses to) its directors and officers under the applicable law, the articles of incorporation and bylaws of Virginia Bancorp or Virginia Savings, respectively, and any indemnification agreements in effect.

City Holding has also agreed for a period of three years from the effective time of the merger to use its reasonable best efforts to cause the directors and officers of Virginia Bancorp to be covered by a directors’ and officers’ liability insurance policy maintained by City Holding with respect to claims against such officers and directors arising from facts or events that occurred prior to the effective time of the merger that were committed by such officers and directors in their capacities as such. City Holding is not required to expend more than 150% of the current amount expended by Virginia Bancorp to maintain or procure such directors’ and officers’ liability insurance coverage.

Employment Arrangement; Non-Compete and Non-Solicitation Agreement. Under the terms of the merger agreement and in connection with the closing of the merger, W. Michael Funk, President and Chief Executive Officer of Virginia Bancorp and Virginia Savings, will enter into a Non-Compete and Non-Solicitation Agreement with City Holding and City National under which he will continue serving Virginia Savings and its successor, City National, for a period of up to six months after the merger and will receive a monthly salary equal to the salary paid by Virginia Savings to him for the month of September 2011. During this period, Mr. Funk will assist City National in merger transition matters. Pursuant to the terms of the Non-Compete and Non-Solicitation Agreement, Mr. Funk will agree not to compete with City National’s banking business for a two-year period beginning on the effective date of the merger. The Non-Compete and Non-Solicitation Agreement will supercede and extinguish any existing employment agreements and other contracts that Mr. Funk has with Virginia Bancorp or Virginia Savings, including the Employment Agreement and the Change in Control Employment Agreement each dated January 1, 2005, the effect of which is that Mr. Funk will receive no severance or other payments under such agreements. As consideration therefor, Mr. Funk will receive a payment from City National of $478,400 to be paid, at his option, in a lump sum within 10 days of the effective date of the merger or at such times and amounts as mutually agreed upon among the parties. City National also will provide health insurance through its company plan for Mr. Funk and his spouse, at no cost to him, for three years beginning on the day after he is no longer employed by the bank. City Holding and City National will reimburse Mr. Funk for any excise taxes payable under Section 4999 of the Internal Revenue Code and will indemnify him for any losses, costs and expenses which he may incur as a result of any administrative or judicial review of any liability for the excise tax or otherwise relating to the classification of any payment or benefit under Section 280G of the Internal Revenue Code.

Potential Payments Under Change in Control Agreement. Mr. Funk has an existing agreement with Virginia Bancorp that becomes effective upon a change in control of Virginia Bancorp and would replace the current employment agreement he has with Virginia Bancorp upon a change in control. Under the terms of the Change in Control Employment Agreement, Virginia Bancorp or its successor would continue to employ Mr. Funk for a term of three years after the date of a change in control. During the term of the contract, Mr. Funk is to retain commensurate authority and responsibilities and compensation benefits, and is to receive a base salary at least equal to the immediate year in which the change in control occurs and a bonus at least equal to the highest bonus paid to him in any of the two years prior to the change in control. If Mr. Funk’s employment is terminated during the three years after the change in control other than for “cause” or “disability” (as defined in the agreement), or if Mr. Funk should terminate his employment (i) because a material term of his contract is breached by Virginia Bancorp or its successor or (ii) through his voluntary termination during the 90-day period following the one-year anniversary of the change in control, he is entitled to a lump sum payment equal to 2.99 times the sum of his base salary, annual bonus and equivalent benefits. Assuming a termination under such circumstances at December 31, 2011, following a change in control of Virginia Bancorp, the approximate payments to Mr. Funk would have been approximately $478,400 (without taking into account any gross-up payments that may be triggered and health and other insurance payments).

As described above, Mr. Funk will be entering into a Non-Compete and Non-Solicitation Agreement with City Holding and City National in connection with the closing of the merger. The Non-Compete and Non-Solicitation Agreement will be effective upon consummation of the merger and will supersede and terminate Mr. Funk’s existing Employment Agreement and Change in Control Employment Agreement with Virginia Bancorp. As a result, Mr. Funk will not be entitled to receive any severance or other payments due thereunder in connection with the merger.

Voting Agreement

Each director of Virginia Bancorp, as part of the merger agreement, has agreed to vote all of the shares of Virginia Bancorp stock that are registered in such director’s name for the approval of the merger agreement, subject to the director’s fiduciary obligations if a trustee or other fiduciary under law. In addition, each of the directors has agreed not to transfer any shares of Virginia Bancorp stock for the purpose of avoiding such agreement.

Resales of City Holding Common Stock

The shares of City Holding common stock to be issued to shareholders of Virginia Bancorp under the merger agreement have been registered under the Securities Act of 1933 and may be freely traded without restriction by holders, including holders who were affiliates of Virginia Bancorp on the date of the special meeting.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER

General

The following summary sets forth the material U.S. federal income tax consequences of the merger to the holders of Virginia Bancorp stock who exchange such stock for (1) shares of City Holding common stock, (2) cash, or (3) a combination of cash and City Holding common stock. The tax consequences under state, local and foreign laws are not addressed in this summary. The following summary is based upon the Internal Revenue Code, Treasury regulations, administrative rulings and court decisions in effect as of the date hereof, all of which are subject to change, possibly with retroactive effect. Any such change could affect the continuing validity of this summary. No assurance can be given that the Internal Revenue Service would not assert, or that a court would not sustain, a position contrary to any of the tax consequences set forth below.

The following summary addresses only shareholders who are citizens or residents of the United States who hold their Virginia Bancorp stock as a capital asset. It does not address all the tax consequences that may be relevant to particular shareholders in light of their individual circumstances or to shareholders that are subject to special rules, including, without limitation: shareholders who exercise their appraisal rights; financial institutions; tax-exempt organizations; S corporations, partnerships or other pass-through entities (or an investor in an S corporation, partnership or other pass-through entity); insurance companies; mutual funds; dealers in stocks or securities, or foreign currencies; foreign holders; a trader in securities who elects the mark-to-market method of accounting for the securities; persons that hold shares as a hedge against currency risk, a straddle or a constructive sale or conversion transaction; holders who acquired their shares pursuant to the exercise of employee stock options or otherwise as compensation or through a tax-qualified retirement plan; holders of Virginia Bancorp debt instruments; and holders subject to the alternative minimum tax.

The Merger

No ruling has been, or will be, sought from the Internal Revenue Service as to the U.S. federal income tax consequences of the merger. Consummation of the merger is conditioned upon City Holding and Virginia Bancorp receiving an opinion from Jackson Kelly PLLC to the effect that, based upon facts, representations and assumptions set forth in such opinion, the merger constitutes a reorganization within the meaning of Section 368 of the Internal Revenue Code and that shareholders of Virginia Bancorp will not recognize gain or loss on the exchange of their shares of Virginia Bancorp stock solely for City Holding common stock. The issuance of the opinion is conditioned on, among other things, such tax counsel’s receipt of representation letters from each of City Holding or Virginia Bancorp, in each case in form and substance reasonably satisfactory to such counsel. The opinion of counsel is not binding on the Internal Revenue Service.

Based upon the above assumptions and qualifications, for U.S. federal income tax purposes the merger will constitute a reorganization within the meaning of Section 368 of the Internal Revenue Code. Each of Virginia Bancorp and City Holding will be a party to the merger within the meaning of Section 368(b) of the Internal Revenue Code, and neither of Virginia Bancorp or City Holding will recognize any gain or loss as a result of the merger.

Consequences to Shareholders

Exchange of Virginia Bancorp Stock Solely for City Holding Common Stock. A holder of Virginia Bancorp stock who exchanges all of his or her Virginia Bancorp stock solely for City Holding common stock will not recognize income, gain or loss for U.S. federal income tax purposes, except, as discussed below, with respect to cash received in lieu of fractional shares of City Holding common stock.

Exchange of Virginia Bancorp Stock Solely for Cash. A holder of Virginia Bancorp stock who exchanges his or her Virginia Bancorp stock solely for cash, while any Virginia Bancorp stock constructively owned by that holder under Section 318 of the Internal Revenue Code, as described below, is also exchanged solely for cash, will recognize capital gain or loss measured by the difference between the holder’s adjusted basis for the Virginia Bancorp stock exchanged and the cash received.

A holder of Virginia Bancorp stock who exchanges his or her Virginia Bancorp stock actually owned solely for cash, while any Virginia Bancorp stock constructively owned by that holder under Section 318 of the Internal Revenue Code, as described below, is exchanged in full or part for common stock of City Holding, will be treated as if that Virginia Bancorp stock exchanged for cash was first exchanged for City Holding common stock which was then redeemed by City Holding in return for such cash.

Exchange of Virginia Bancorp Stock for City Holding Common Stock and Cash. A holder of Virginia Bancorp stock who exchanges his or her Virginia Bancorp stock actually owned for a combination of cash and common stock of City Holding will not recognize gain on the receipt of City Holding common stock but will recognize income or gain on the receipt of cash as further described in “—Possible Treatment of Cash as a Dividend,” below. No loss may be recognized by a holder of Virginia Bancorp stock from the combined distribution of cash and City Holding common stock or the stock distribution.

Cash in Lieu of Fractional Shares. Holders of Virginia Bancorp stock who receive cash in lieu of fractional shares of City Holding common stock in the merger generally will be treated as if the fractional shares of City Holding common stock had been distributed to them as part of the merger, and then redeemed by City Holding in exchange for the cash actually distributed in lieu of the fractional shares, with the redemption generally qualifying as an “exchange” under Section 302 of the Internal Revenue Code, as described below. Consequently, those holders generally will recognize capital gain or loss with respect to the cash payments they receive in lieu of fractional shares measured by the difference between the amount of cash received and the tax basis allocated to the fractional shares.

Possible Treatment of Cash as a Dividend. Whether the cash received by a holder of Virginia Bancorp stock, in those situations described in the immediately preceding three paragraphs, will be treated as capital gain or as ordinary dividend income is determined under the principles of Section 302 of the Internal Revenue Code. In applying these principles, the holder is treated as if shares of City Holding having a fair market value equal to the cash paid to the holder had been distributed by City Holding to the holder with such shares of City Holding common stock then being redeemed by City Holding in return for the cash. If this hypothetical redemption constitutes an “exchange” under Section 302 of the Internal Revenue Code, taking into account the holder’s actual and constructive ownership of Virginia Bancorp stock under Section 318 of the Internal Revenue Code, the holder of Virginia Bancorp stock who receives cash will recognize capital gain measured by the difference between that holder’s adjusted basis for the portion of deemed City Holding common stock exchanged and the cash received. If the hypothetical redemption does not qualify as an “exchange” under Section 302 of the Internal Revenue Code, the cash received by the holder will be treated as ordinary dividend income, generally to the extent of the holder’s ratable share of the accumulated earnings and profits of Virginia Bancorp. To the extent the cash distribution exceeds the holder’s ratable share of accumulated earnings and profits, the amount received will be applied against and reduce the holder’s adjusted basis in his or her stock and any excess will be treated as gain from the sale or exchange of the stock.

In general, whether this hypothetical redemption constitutes an “exchange” under Section 302 of the Internal Revenue Code will depend upon whether and to what extent the hypothetical redemption reduces the holder’s percentage stock ownership in City Holding. The hypothetical redemption will be treated as an “exchange” if, under the principles of Section 302 of the Internal Revenue Code, the hypothetical redemption is (a) “substantially disproportionate,” (b) “not essentially equivalent to a dividend” or (c) results in a “complete termination” of the holder’s interest in City Holding common stock.

In general, the determination of whether the hypothetical redemption will be “substantially disproportionate” will require a comparison of (x) the percentage of the outstanding voting stock of City Holding that the holder of Virginia Bancorp stock is deemed to actually and constructively own immediately before the hypothetical redemption by City Holding and (y) the percentage of the outstanding voting stock of City Holding actually and constructively owned by the holder immediately after the hypothetical redemption by City Holding. Generally, the hypothetical redemption will be “substantially disproportionate” to a holder of Virginia Bancorp stock if the percentage described in (y) above is less than 80% of the percentage described in (x) above.

Whether the hypothetical redemption is “not essentially equivalent to a dividend” with respect to the holder will depend on the holder’s particular circumstances. In order for the hypothetical redemption to be “not essentially equivalent to a dividend,” the hypothetical redemption must result in a “meaningful reduction” in the holder’s percentage stock ownership of the merged company’s common stock. The Internal Revenue Service has ruled that a minority shareholder in a publicly traded corporation whose relative stock interest is minimal and who exercises no control with respect to corporate affairs is considered to have a “meaningful reduction” generally if such shareholder has some reduction in such shareholder’s percentage stock ownership. Holders should consult their tax advisors as to the applicability of the ruling to their own individual circumstances.

The hypothetical redemption will result in a “complete termination” of the holder’s interest in City Holding common stock if either (i) all of the shares actually and constructively owned by the shareholder are exchanged for cash pursuant to the merger or (ii) all of the shares actually owned by the holder are exchanged pursuant to the merger and the holder is eligible to waive, and effectively waives, the attribution of shares constructively owned by the holder in accordance with the procedures described in Section 302(c)(2) of the Internal Revenue Code. Only family attribution, as referred to below, may be waived under Section 302(c)(2) of the Internal Revenue Code.

Constructive Ownership. In applying the constructive ownership provisions of Section 318 of the Internal Revenue Code, a holder of Virginia Bancorp stock may be deemed to own stock that is owned directly or indirectly by other persons, such as certain family members and entities such as trusts, corporations, partnerships or other entities in which the holder has an interest. Because the constructive ownership provisions are complex, holders should consult their tax advisors as to the applicability of these provisions.

Taxation of Capital Gain. Any capital gain recognized by any holder of Virginia Bancorp stock under the above discussion will be long-term capital gain if the holder has held the Virginia Bancorp stock for more than twelve months at the time of the exchange. In the case of a non-corporate holder, that long-term capital gain may be subject to a maximum federal income tax of 15%. The deductibility of capital losses by shareholders may be limited.

Basis and Holding Period of City Holding Common Stock. Each holder’s aggregate tax basis in City Holding common stock received in the merger will be the same as the holder’s aggregate tax basis in the Virginia Bancorp stock exchanged, decreased by the amount of any cash received in the merger and by the amount of any tax basis allocable to any fractional share interest for which cash is received and increased by any gain recognized in the exchange. The holding period of City Holding common stock received by a holder in the merger will include the holding period of the Virginia Bancorp stock exchanged in the merger to the extent the Virginia Bancorp stock exchanged is held as a capital asset at the time of the merger.

Backup Withholding and Reporting Requirements

Holders of Virginia Bancorp stock, other than certain exempt recipients, may be subject to backup withholding at a rate of 28% with respect to any cash payment received in the merger in certain circumstances. Generally, however, backup withholding will not apply to any holder who either (a) furnishes a correct taxpayer identification number and certifies that he or she is not subject to backup withholding by completing the substitute Form W-9 that will be included as part of the election form and the transmittal letter, or (b) otherwise proves to City Holding and its exchange agent that the holder is exempt from backup withholding.

Shareholders will also be required to file certain information with their federal income tax returns and to retain certain records with regard to the merger.

The discussion of U.S. federal income tax consequences set forth above is for general information only and does not purport to be a complete analysis or listing of all potential tax effects that may apply to a holder of Virginia Bancorp stock. We strongly encourage shareholders of Virginia Bancorp to consult their tax advisors to determine the particular tax consequences to them of the merger, including the application and effect of federal, state, local, foreign and other tax laws.

INFORMATION ABOUT CITY HOLDING

City Holding is a bank holding company headquartered in Charleston, West Virginia. City Holding conducts its principal activities through its wholly-owned subsidiary, City National. Through its network of 68 banking offices in West Virginia (57 offices), Kentucky (8 offices), and Ohio (3 offices), City National provides credit, deposit, trust and investment management, and insurance products and services to its customers. In addition to its branch network, City National’s delivery channels include ATMs, check cards, interactive voice response systems, and internet technology. As of June 30, 2011, City National has approximately 7% of the deposit market share in West Virginia and City Holding is the third largest bank holding company headquartered in West Virginia based on deposit share. City Holding’s business activities are currently limited to one reportable business segment, which is community banking.

No portion of City National’s deposits are derived from a single person or persons, the loss of which could have a material adverse effect on liquidity, capital, or other elements of financial performance. Although no portion of City National’s loan portfolio is concentrated within a single industry or group of related industries, it historically has held residential mortgage loans as a significant portion of its loan portfolio. At December 31, 2011, 54% of City Holding’s loan portfolio was categorized as residential mortgage and home equity loans. However, due to the fractionated nature of residential mortgage lending, there is no concentration of credits that would be considered materially detrimental to City Holding’s financial position or operating results.

City Holding’s business is not seasonal and has no foreign sources or applications of funds. There are no anticipated material capital expenditures, or any expected material effects on earnings or City Holding’s competitive position as a result of compliance with federal, state and local provisions enacted or adopted relating to environmental protection.

City Holding’s loan portfolio is comprised of commercial and industrial, commercial real estate, residential real estate, home equity, consumer loans, Demand Deposit Account (“DDA”) overdrafts and previously securitized loans.

The commercial and industrial loan portfolio consists of loans to corporate borrowers primarily in small to mid-size industrial and commercial companies, as well as automobile dealers, service, retail and wholesale merchants. Collateral securing these loans includes equipment, machinery, inventory, receivables and vehicles. Commercial and industrial loans are considered to contain a higher level of risk than other loan types although care is taken to minimize these risks. Numerous risk factors impact this portfolio including industry specific risks such as economy, new technology, labor rates and cyclicality, as well as customer specific factors, such as cash flow, financial structure, operating controls and asset quality. As of December 31, 2011, City National reported $130.9 million of loans classified as “Commercial and Industrial.”

Commercial real estate loans consist of commercial mortgages, which generally are secured by nonresidential and multi-family residential properties, including hotel/motel and apartment lending. Commercial real estate loans are to many of the same customers and carry similar industry risks as the commercial and industrial loans. As of December 31, 2011, City Holding reported $732.1 million of loans classified as “Commercial Real Estate.”

City Holding diversifies risk within the commercial and industrial and commercial real estate portfolios by closely monitoring industry concentrations and portfolios to ensure that it does not exceed established lending guidelines. Diversification is intended to limit the risk of loss from any single unexpected economic event or trend. Underwriting standards require a comprehensive credit analysis and independent evaluation of virtually all larger balance commercial loans by the loan committee prior to approval.

Residential mortgage loans represent loans to consumers for the purchase or refinance of a residence. These loans are generally financed over a 15- to 30-year term, and in most cases, are extended to borrowers to finance their primary residence. In some cases, government agencies or private mortgage insurers guarantee the loan. City Holding sells a significant majority of our fixed-rate originations in the secondary market. As of December 31, 2011, City Holding reported $638.6 million of loans classified as “Residential Real Estate.”

Home equity lending includes both home equity loans and lines-of-credit. This type of lending, which is secured by a first- or second-mortgage on the borrower’s residence, allows customers to borrow against the equity in their home. Real estate market values as of the time the loan or line is granted directly affect the amount of credit extended. As of December 31, 2011, City Holding reported $433.0 million of loans classified as “Home Equity.”

Consumer loans are secured by automobiles, boats, recreational vehicles, and other personal property. City Holding monitors the risk associated with these types of loans by monitoring such factors as portfolio growth, lending policies and economic conditions. Underwriting standards are continually evaluated and modified based upon these factors. As of December 31, 2011, City Holding reported $35.8 million of loans classified as “Consumer.”

DDA overdraft balances reflect demand deposit accounts that have been overdrawn by deposit customers and have been reclassified as loans. As of December 31, 2011, City Holding reported $2.6 million of loans classified as “DDA Overdrafts.”

City Holding’s loan underwriting guidelines and standards are updated periodically and are presented for approval by City Holding’s board of directors. The purpose of the standards and guidelines is to grant loans on a sound and collectible basis; to invest available funds in a safe, profitable manner; to serve the legitimate credit needs of the communities in our primary market area; and to ensure that all loan applicants receive fair and equal treatment in the lending process. It is the intent of the underwriting guidelines and standards to: minimize loan losses by carefully investigating the credit history of each applicant, verify the source of repayment and the ability of the applicant to repay, collateralize those loans in which collateral is deemed to be required, exercise care in the documentation of the application, review, approval, and origination process, and administer a comprehensive loan collection program. The above guidelines are adhered to and subject to the experience, background and personal judgment of the loan officer assigned to the loan application.

City Holding categorizes commercial loans by industry according to the North American Industry Classification System (NAICS) to monitor the portfolio for possible concentrations in one or more industries. As of December 31, 2011, City Holding has no industry classifications that exceeded 10% of total loans.

For more information regarding City Holding, please see City Holding’s Annual Report on Form 10-K for the year ended December 31, 2011 and its proxy statement for its 2012 Annual Meeting of Shareholders, both of which are incorporated into this proxy statement/prospectus by reference.

INFORMATION ABOUT VIRGINIA BANCORP

Business

Virginia Savings Bancorp, Inc. was incorporated in the Commonwealth of Virginia in 2007 to serve as the unitary savings and loan holding company for Virginia Savings Bank, F.S.B. Its sole business activity is its investment in, and control of, Virginia Savings.

Virginia Savings Bank, F.S.B. began operations as a state chartered savings and loan association in September 1980 under the name “Front Royal Savings and Loan Association” in Front Royal, Virginia. In August 1983, the name of the institution was changed to “Virginia Savings Bank.” In August 1993, the Office of Thrift Supervision (the “OTS”) approved Virginia Savings’ application to convert from a Virginia chartered stock state savings bank to a federally chartered stock savings bank with a name change to “Virginia Savings Bank, F.S.B.” Virginia Savings was reorganized into a holding company form of organization on November 30, 2007. On that date, and as a result of the reorganization, Virginia Savings became a subsidiary of Virginia Bancorp and all of the holders of shares of Virginia Savings’ common stock prior to the reorganization became the holders of Virginia Bancorp’s common stock.

In December 2009, Virginia Bancorp’s shareholders approved a reclassification of certain shares of its common stock into Series A Non-Voting Preferred Stock for the purpose of reducing the number of common shareholders of record to less than 300, such that Virginia Bancorp could deregister its common stock under the Exchange Act. As a result of the reclassification, each share of Virginia Bancorp common stock held by shareholders owning fewer than 1,000 shares immediately prior to the reclassification was converted into the right to receive one share of Virginia Bancorp Series A Non-Voting Preferred Stock. Virginia Bancorp’s common stock was deregistered immediately following the reclassification.

At September 30, 2011, Virginia Bancorp had total assets of approximately $130.4 million, total loans of approximately $87.4 million, total deposits of approximately $117.1 million and total shareholders’ equity of approximately $12.7 million.

The markets served by Virginia Savings expanded in 1984 with the addition of branch offices in Woodstock, Virginia and Winchester, Virginia. Virginia Savings further expanded with the opening of a branch office in Strasburg, Virginia in February 2000 and a branch office in Stephens City, Virginia in July 2008.

Virginia Savings is a community-oriented savings bank. Its business consists of attracting and servicing deposit accounts from the general public and small to medium-sized businesses in the form of passbook savings, money market accounts, demand accounts and certificates of deposit, and originating loans to finance the purchase, construction or improvement of residential and commercial real estate in its Virginia markets. Virginia Savings offers other financial services, such as consumer loans to individuals and commercial loans to its business customers. Virginia Savings is also engaged in certain investment activities authorized by the OCC and may occasionally hold various types of liquid assets including U.S. government and agency securities, mortgage backed securities, federal funds and certain money market instruments. Its income is derived primarily from interest and fees from loans and its principal expenses are interest on deposits and operating expenses.

Virginia Savings has one subsidiary, Virginia Savings Service Corporation, which has been inactive since 1997.

Virginia Savings is a member of the Federal Home Loan Bank of Atlanta and its deposits are insured by the Deposit Insurance Fund of the FDIC. As of July 21, 2011, the OCC began serving as the primary bank regulator for Virginia Savings, having assumed such responsibility from the OTS pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”).

Market Area and Competition

Virginia Savings’ primary market area for both deposits and loans encompasses Frederick, Shenandoah and Warren Counties, and the City of Winchester, Virginia. The market area has seen significant population growth in the past several decades as a result of the region being situated on the western fringe of the Northern Virginia portion of the Washington, D.C. metropolitan area.

Virginia Savings faces strong competition both in originating loans and in attracting deposits. Competition in originating loans comes primarily from commercial banks, savings institutions, credit unions, mortgage lenders and consumer finance companies located in its market area, including large financial institutions that have greater financial and marketing resources available to them. Virginia Savings competes for loans principally on the basis of the interest rates and loan fees it charges, the types of loans it originates and the quality of services it provides to borrowers.

Virginia Savings also faces substantial competition in attracting deposits from other banks, money market and mutual funds, credit unions and other financial services companies. The ability of Virginia Savings to attract and retain deposits depends on its ability to provide an investment opportunity that satisfies the requirements of investors as to rate of return, liquidity, risk and other factors. Virginia Savings competes for these deposits by offering a variety of deposit accounts at competitive rates and convenient business hours.

In the market area in which Virginia Savings competes, as of June 30, 2011, there were 18 financial institutions serving the market with 83 banking offices, the majority of which consist of commercial bank branches. Based on data published by the FDIC as of June 30, 2011, there were 11 depository institutions (excluding credit unions) with 16 banking offices in Warren County, Virginia alone, and Virginia Savings held 6.92% of the total deposits held by the offices of all institutions in that county. It held 3.57% of the total deposits held by offices of all depository institutions (other than credit unions) located in Frederick, Shenandoah and Warren Counties and the City of Winchester, Virginia on a combined basis.

Property

Virginia Savings conducts its business through five banking offices, all of which are located in Virginia. In addition to its main office at 600 Commerce Avenue, Front Royal, Virginia 22630, Virginia Savings operates four full service branch facilities located at:

•	1001 Main Street, Woodstock, Virginia 22664;

•	234 Weems Lane, Winchester, Virginia 22601;

•	33230 Old Valley Pike, Strasburg, Virginia 22647; and

•	100 Elizabeth Street, Stephens City, Virginia 22665.

Virginia Savings closed its branch office at 202 Boscawen Street in Winchester, Virginia 22601 in May 2008, and the building is currently listed for sale.

Virginia Savings owns all of its bank office buildings free of any encumbrances. As of September 30, 2011, the net book value of the premises and furniture and fixtures owned by Virginia Savings was approximately $6.1 million.

The principal executive offices of Virginia Bancorp are located at 600 Commerce Avenue, Front Royal, Virginia 22630. Virginia Bancorp’s telephone number is (540) 635-4137.

Employees

At September 30, 2011, Virginia Savings had 50 full-time employees and no part-time employees. Virginia Savings’ employees are not represented by a collective bargaining agreement, and Virginia Savings considers relations with its employees to be good.

Supervision and Regulation

General. As of July 21, 2011, pursuant to the Dodd-Frank Act the Federal Reserve assumed supervisory and regulatory responsibility from the OTS for all savings and loan holding companies, including Virginia Bancorp, and the OCC assumed responsibility from the OTS for the examination, supervision and regulation of all federal savings associations, including Virginia Savings.

Virginia Bancorp may engage in any activity that a bank holding company may engage in as being so closely related to banking or controlling banks as to be a proper incident thereto (unless the Federal Reserve prohibits the activity), and any activity that a financial holding company may engage in as being financial in nature or incidental to such financial activity or as being complementary to a financial activity and not posing undue risk. Virginia Bancorp may also engage in limited additional activities that support the operations of a thrift or a bank. In the event that Virginia Savings failed to retain its status as a qualified thrift lender, Virginia Bancorp would be subject to all statutes and regulations, including capital requirements and restrictions on permissible activities, as a bank holding company.

As a federally chartered thrift institution, Virginia Savings is subject to extensive regulation by the OCC. The lending, investment and deposit activities of Virginia Savings must comply with various regulatory requirements. The OCC periodically examines Virginia Savings for compliance with these requirements. Virginia Savings files quarterly reports with the OCC detailing its activities and its financial condition. Virginia Savings is also subject to certain reserve requirements established by the Federal Reserve. This supervision and regulation is intended primarily for the protection of depositors.

As a subsidiary of a thrift holding company, Virginia Savings is subject to certain restrictions in its dealings with Virginia Bancorp.

Regulatory Capital Requirement. OCC capital standards require thrift institutions to satisfy three different capital requirements. Under these standards, thrifts must maintain “tangible” capital equal to 1.5% of adjusted total assets, “leverage” capital equal to at least 4% of adjusted total assets, and a combination of leverage and “supplementary” capital, primarily general loss reserves, equal to 8.0% of “risk weighted” assets.

Of these three capital requirements, the risk-based requirement is the most significant for Virginia Savings. The risk-based capital requirement is measured against the amount of risk-weighted assets, which equals the sum of each asset and credit-equivalent off-balance sheet item multiplied by an assigned risk weight. Risk weights range from 0% to 100% based on the risk inherent in the type of asset.

While Virginia Savings complies with all of the current capital requirements and expects to continue to do so, any failure to meet the capital requirements in the future would result in severe penalties under these regulations. See “Information About City Holding and Virginia Bancorp”—“Management’s Discussion and Analysis of Financial Condition and Results of Operations”—“Liquidity and Capital Resources.” Institutions not in full compliance with the capital standards then applicable will be subject to a capital directive which may include restrictions such as reducing the bank’s assets, restrictions on the rate of growth of liabilities, and limitations on the payment of dividends as may be deemed appropriate by the OCC. The OCC is mandated to treat as an unsafe and unsound practice any material failure by a savings institution to comply with a capital plan or capital directive. The sanctions and penalties that could be imposed range from restrictions on the activities of the institution, termination of insurance of accounts following appropriate proceedings, and appointment of a conservator or receiver.

The Federal Deposit Insurance Corporation Act of 1991 (“FDICIA”) established a framework of supervisory actions for insured institutions that are not adequately capitalized. The FDICIA defines the capital measures and levels that are used to determine supervisory actions. There are five capital categories defined in the OCC regulations which implement FDICIA. These range from well capitalized to critically under capitalized. The capital measures include a total risk-based capital ratio, a Tier 1 risk-based capital ratio and a leverage ratio.

Liquidity Requirements. All savings institutions are required to hold liquid assets appropriate to the size and nature of their operations. The OCC may determine the adequacy of an institution’s liquidity based on safety and soundness considerations.

Federal Home Loan Bank System. Virginia Savings is a member of the Federal Home Loan Bank system, which consists of 12 regional banks that are subject to the supervision and regulation of the Federal Housing Finance Board (the “FHFB”). The regional banks provide a central credit facility primarily for their member savings and loan associations. Virginia Savings, as a member of the Federal Home Loan Bank of Atlanta (the “FHLB”), is required to acquire and hold shares of capital stock in the FHLB. Virginia Savings was in compliance with the required investment in FHLB stock as of September 30, 2011.

The FHLB is funded primarily from proceeds from the sale of the consolidated obligations of the FHLB. The FHLB makes advances to its members in accordance with policies and procedures established by the FHFB and the board of directors of the FHLB. Advances to qualified thrift lenders, such as Virginia Savings, may be obtained for most business purposes, but the total amount of advances outstanding may not exceed the amount of Virginia Savings’ residential housing finance assets.

Qualified Thrift Lender Test. Virginia Savings must maintain an appropriate level of qualified thrift investments and otherwise meet the standards for a qualified thrift lender in order to have full borrowing privileges from the FHLB. In order to meet these standards, Virginia Savings must maintain at least 65% of its “portfolio assets” (defined by regulations) in qualified thrift investments, which consist primarily of residential mortgages and related investments. Failure to maintain qualified thrift lender status would require Virginia Savings to either convert to a commercial bank charter or comply with the restrictions imposed for non-compliance. If Virginia Savings does not convert to a commercial bank charter, it must comply with the following additional restrictions on the operations of the institution: (i) it may not engage in any new activity or make any new investment, directly or indirectly, unless such activity is permissible for a national bank; (ii) its branching powers will be restricted to those of a national bank; (iii) it will not be eligible to obtain advances from the FHLB; and (iv) its ability to pay dividends will be subject to the rules regarding the payment of dividends by a national bank.

At September 30, 2011, Virginia Savings met the qualified thrift lender investment requirements as currently defined. Its qualified thrift investments were approximately 92.4% of portfolio assets.

Insurance of Deposits. Virginia Savings’ deposits are insured by the FDIC’s Deposit Insurance Fund (the “DIF”). Pursuant to the Dodd-Frank Act, the Federal Deposit Insurance Act was amended to increase the maximum deposit insurance amount from $100,000 to $250,000 and to extend the unlimited deposit insurance coverage for noninterest-bearing transaction accounts until December 31, 2012. Prior to the Dodd-Frank Act, the unlimited coverage for noninterest-bearing deposit accounts had been provided on a temporary basis pursuant to the FDIC’s Transaction Account Guarantee Program (the “TAGP”) established in October 2008. Institutions had been able to opt out of the provisions of the TAGP but those that chose to participate were assessed an additional fee. The unlimited coverage is now applicable to all institutions and there is no longer a separate assessment. The TAGP expired on December 31, 2010. The FDIC maintains a risk based assessment system for determining deposit insurance premiums. Four risk categories, each subject to different premium rates, are established, based upon an institution’s status as “well capitalized,” “adequately capitalized” or “undercapitalized,” and the institution’s supervisory rating.

In late February 2009, the FDIC adopted an interim rule imposing an emergency special deposit insurance assessment on all banks of 20 basis points. The assessment was collected on September 30, 2009. As a result of competitive pressures for deposits, Virginia Bancorp may not be able to adjust deposit rates to offset the cost of future increases in deposit insurance premiums. In any event, Virginia Bancorp will have to absorb the cost of the increased premiums until such time as it is able to reprice its time deposits.

USA Patriot Act of 2001. In October 2001, the USA Patriot Act of 2001 (the “Patriot Act”) was enacted in response to the terrorist attacks in New York, Pennsylvania and Northern Virginia which occurred on September 11, 2001. The Patriot Act is intended to strengthen U.S. law enforcements’ and the intelligence communities’ abilities to work cohesively to combat terrorism on a variety of fronts. The continuing and potential impact of the Patriot Act and related regulations and policies on financial institutions of all kinds is significant and wide ranging. The Patriot Act contains sweeping anti-money laundering and financial transparency laws, and imposes various regulations, including standards for verifying client identification at account opening, and rules to promote cooperation among financial institutions, regulators and law enforcement entities in identifying parties that may be involved in terrorism or money laundering.

Federal Reserve System. Pursuant to regulations of the Federal Reserve, savings and loan associations are required to maintain average daily reserves at mandated ratios against their transaction accounts. In addition, reserves must be maintained on certain non-personal time deposits. Because reserves must be maintained in the form of vault cash or in a non-interest bearing account at the Federal Reserve Bank of Richmond, the effect of the reserve requirement is to reduce the amount of Virginia Savings’ interest earning assets. As of September 30, 2011, Virginia Savings met its reserve requirements.

Dodd-Frank Act. During 2010, the bank regulatory landscape was dramatically changed by the Dodd-Frank Wall Street Reform and Consumer Protection Act, which was signed into law on July 21, 2010 and which implements far-reaching regulatory reform. Among its more significant provisions, the Dodd-Frank Act:

•

established the Financial Stability Oversight Counsel made up of the heads of the various bank regulatory and other agencies to identify and respond to risks to U.S. financial stability arising from ongoing activities of large financial companies;

•

established centralized responsibility for consumer financial protection by creating a new Consumer Financial Protection Bureau which will be responsible for implementing, examining and enforcing compliance with federal consumer financial laws with respect to financial institutions with over $10 billion in assets;

•

required that banking agencies establish for most bank holding companies the same leverage and risk-based capital requirements as apply to insured depository institutions, and that bank holding companies and banks be well-capitalized and well managed in order to acquire banks located outside their home states; and, prohibits bank holding companies from including new trust preferred securities in their Tier 1 capital and, beginning with a three-year phase-in period on January 1, 2013, requires bank holding companies with assets over $15 billion to deduct existing trust preferred securities from their Tier 1 capital;

•

required the FDIC to set a minimum DIF reserve ratio of 1.35% and that the DIF reserve ratio be increased to that level by September 30, 2020, off-set the effect of the higher minimum ratio on insured depository institutions with assets of less than $10 billion, and changed the assessment base used for calculating insurance assessments from the amount of insured deposits to average consolidated total assets minus average tangible equity;

•

established a permanent $250,000 limit for federal deposit insurance; provided separate, unlimited federal deposit insurance until December 31, 2012 for noninterest-bearing demand transaction accounts, and repealed the federal prohibition on the payment of interest on certain demand deposits, thereby permitting depository institutions to pay interest on business transaction and other accounts;

•

amended the Electronic Fund Transfer Act to, among other things, give the Federal Reserve the authority to establish rules regarding interchange fees charged for electronic debit transactions by payment card issuers having assets over $10 billion and to enforce a new statutory requirement that those fees be reasonable and proportional to the actual cost of a transaction to the issuer; and

•	required implementation of various corporate governance processes affecting areas such as executive compensation and proxy access by shareholders.

Many aspects of the Dodd-Frank Act are subject to rulemaking and will take effect over time, making it difficult to anticipate the overall financial impact on financial institutions and consumers. Provisions in the legislation that affect the payment of interest on demand deposits and interchange fees are likely to increase the costs associated with deposits as well as reduce banks’ revenues.

Community Reinvestment Act. Under the Community Reinvestment Act of 1977 (the “CRA”), an insured bank has a continuing and affirmative obligation, consistent with its safe and sound operation, to help meet the credit needs of its entire community, including low and moderate income neighborhoods. The CRA does not establish specific lending requirements or programs for banks, nor does it limit a bank’s discretion to develop, consistent with the CRA, the types of products and services it believes are best suited to its particular community. The CRA requires the federal banking regulators, in their examinations of insured banks, to assess the banks’ records of meeting the credit needs of their communities, using the ratings of “outstanding,” “satisfactory,” “needs to improve,” or “substantial noncompliance,” and to take that record into account in their evaluations of various applications by those banks. All banks are required to make public disclosure of their CRA performance ratings. Virginia Savings received a “satisfactory” rating in its last CRA examination during 2010.

Other Safety and Soundness Regulations. The federal banking agencies have broad powers under federal law to take prompt corrective action to resolve problems of insured depository institutions. The extent of these powers depends upon whether the institutions in question are “well capitalized,” “adequately capitalized,” “undercapitalized,” “significantly undercapitalized” or “critically undercapitalized,” as such terms are defined under uniform regulations defining such capital levels issued by each of the federal banking agencies.

Legal Proceedings

In the ordinary course of its operations, Virginia Bancorp is a party to various legal proceedings. Based upon information currently available, management believes that such legal proceedings, in the aggregate, will not have a material adverse effect on the business, financial condition or results of operations of Virginia Bancorp.

Security Ownership of Management

As of March 23, 2012, the record date for the special meeting, the directors and executive officers of Virginia Bancorp beneficially owned and were entitled to vote, in the aggregate, 667,786 shares of Virginia Bancorp common stock and 192 shares of Virginia Bancorp preferred stock, representing 35.16% of the outstanding shares of Virginia Bancorp stock entitled to vote at the special meeting. The directors and executive officers have informed Virginia Bancorp that they currently intend to vote all of their shares of Virginia Bancorp stock “FOR” the proposal to approve and adopt the merger agreement and the transactions contemplated thereby, and “FOR” the proposal to adjourn or postpone the special meeting, if necessary or appropriate, to solicit additional proxies.

The following table sets forth information, as of the record date for the special meeting, regarding the number of shares of Virginia Bancorp common stock and Virginia Bancorp preferred stock beneficially owned by each director and executive officer of Virginia Bancorp, and all current directors and executive officers as a group. Unless otherwise indicated, all persons listed below have voting or investment powers over all shares beneficially owned.

Name of Beneficial Owner	Shares of Common Stock Beneficially Owned (1)(2)	Percent of Common Stock Outstanding	Shares of Preferred Stock Beneficially Owned (1)(2)	Percent of Preferred Stock Outstanding	Percent of Voting Shares at Special Meeting
Samuel J. Baggarly	67,000	3.70%	—	—	3.53%
Kent E. Coons	63,444	3.50%	—	—	3.34%
Webb R. Davis	112,680	6.23%	—	—	5.93%
W. Michael Funk	16,016	0.88%	—	—	0.84%
J. William Gilliam	137,230	7.58%	—	—	7.22%
Francis D. Hall	150,208	8.30%	192	0.21%	7.92%
Noel F. Pilon	—	—	—	—	—
Arnold M. Williams, Sr.	56,404	3.12%	—	—	2.97%
David L. Wines	64,804	3.58%	—	—	3.41%
All directors and executive officers as a group (9 persons)	667,786	36.89%	192	0.21%	35.16%

(1)	For purposes of this table, beneficial ownership has been determined in accordance with the provisions of Rule 13d-3 of the Securities Exchange Act of 1934, as amended, under which, in general, a person is deemed to be the beneficial owner of a security if he has or shares the power to vote or direct the voting of the security or the power to dispose of or direct the disposition of the security, or if he has the right to acquire beneficial ownership of the security within 60 days.
(2)	Includes shares held by affiliated corporations, by immediate family members sharing the same household, and shares held jointly with spouses or as custodians or trustees with respect to each of the individuals listed in this table as follows: Mr. Coons, 11,296 shares; Mr. Funk, 14,416 shares; Mr. Gilliam, 137,230 shares; Mr. Hall, 150,400 shares; and Mr. Wines, 64,804 shares.

Security Ownership of Certain Beneficial Owners

The following table sets forth information, as of the record date for the special meeting, regarding the number of shares of Virginia Bancorp common stock and Virginia Bancorp preferred stock beneficially owned by all persons who own five percent or more of the outstanding shares of Virginia Bancorp common stock or Virginia Bancorp preferred stock (other than Virginia Bancorp directors Webb R. Davis, J. William Gilliam and Francis D. Hall as indicated in the table above).

Name of Beneficial Owner	Shares of Common Stock Beneficially Owned (1)(2)	Percent of Common Stock Outstanding	Shares of Preferred Stock Beneficially Owned (1)(2)	Percent of Preferred Stock Outstanding	Percent of Voting Shares at Special Meeting
Sara S. D’Amato 2309 Upper Greens Place Virginia Beach, Virginia 23456	159,302	8.80%	—	—	8.38%

(1)	For purposes of this table, beneficial ownership has been determined in accordance with the provisions of Rule 13d-3 of the Securities Exchange Act of 1934, as amended, under which, in general, a person is deemed to be the beneficial owner of a security if he has or shares the power to vote or direct the voting of the security or the power to dispose of or direct the disposition of the security, or if he has the right to acquire beneficial ownership of the security within 60 days.
(2)	Includes 83,702 shares held as Executrix for the Estate of Ronald S. Gilliam and 71,312 shares held jointly with immediate family members sharing the same household and with spouse. Ms. D’Amato is the niece of J. William Gilliam, a director of Virginia Bancorp.

Related Party Transactions

Certain directors and officers of Virginia Bancorp are customers of Virginia Savings and had transactions with the bank during 2011. All loans and commitments to loan by Virginia Savings to such directors and officers were made in the ordinary course of business and on substantially the same terms, including interest rates and collateral, as those prevailing for comparable transactions with other persons and did not involve more than the normal risk of collectability or present other unfavorable features. Virginia Savings expects to have in the future similar banking transactions with such directors and officers. The aggregate balance of loans outstanding to directors and officers of Virginia Bancorp was $2,020,561 on September 30, 2011.

Mr. Kent E. Coons, a director of Virginia Bancorp and Virginia Savings, provides real estate appraisal and inspection services to Virginia Savings. Mr. Coons received $60,580 in 2010 and $38,430 in 2011 for these services. During 2010 and 2011, Mr. Coons is the only director providing services to Virginia Savings. Management of Virginia Bancorp and Virginia Savings anticipates that Mr. Coons will continue to provide services to Virginia Savings in the future. Management is of the opinion that the fees paid for the above stated services are comparable to amounts which would have otherwise been charged by unrelated parties.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF

FINANCIAL CONDITION AND RESULTS OF OPERATIONS

OF VIRGINIA BANCORP

The following discussion is intended to assist the reader in understanding the financial condition and results of operations of Virginia Savings Bancorp, Inc. The information contained in this section should be read in conjunction with the consolidated financial statements and accompanying notes contained elsewhere in this proxy statement/prospectus. The data presented for the nine months ended September 30, 2011 and 2010 are derived from the unaudited interim financial statements of Virginia Bancorp and include, in the opinion of Virginia Bancorp’s management, all adjustments necessary to present fairly the data for such periods.

Overview of Operating Performance

General

Virginia Savings Bancorp, Inc. is a savings and loan holding company incorporated in Virginia and headquartered in Front Royal, Virginia. Virginia Bancorp conducts its business primarily through its banking subsidiary, Virginia Savings Bank, F.S.B.

Virginia Bancorp experienced net losses attributable to common equivalents in the years ended December 31, 2008 and 2009. In fiscal year 2010, Virginia Bancorp returned to profitability with net income of $344,567. Through the nine months ended September 30, 2011, Virginia Bancorp’s net income of $489,652 exceeded the company’s net income for the full year of 2010 and was an increase of 80.5% over the net income for the nine months ended September 30, 2010.

All references to net income or loss in this section are to income or loss attributable to “common equivalents,” which term includes for this purpose all outstanding shares of Virginia Bancorp common stock and Virginia Bancorp preferred stock. The Virginia Bancorp preferred stock is a common stock equivalent because the holders of this class of stock participate in dividend payments with the holders of Virginia Bancorp common stock and because they vote with common stock shareholders as a single class on certain significant matters requiring shareholder approval.

Financial Condition

At December 31, 2010, total assets of Virginia Bancorp were $127.7 million compared to 2009 year end total assets of $127.3 million. During the nine months ended September 30, 2011, total assets increased by $2.7 million to $130.4 million at September 30, 2011.

Loans receivable have been declining in recent years since the downturn in the real estate market in 2007 in the markets served by Virginia Savings. As of September 30, 2011, loans receivable were $87.4 million. Because of the lack of loan growth opportunities in Virginia Bancorp’s market area, Virginia Bancorp began investing in mortgage backed securities of the General National Mortgage Association in May 2010. These securities are backed by the full faith and credit of the United States government and have yields between 3.0% and 4.0%, while providing liquidity in the event that Virginia Bancorp has an opportunity to originate portfolio loans.

Deposits have provided a stable source of funding for Virginia Bancorp. At both December 31, 2009 and 2010, total deposits were approximately $115.0 million, and have increased to $117.1 million at September 30, 2011. Virginia Bancorp has had no borrowings since December 31, 2007.

Asset Quality

Management of Virginia Savings conducts a quarterly loss analysis of its assets with an emphasis on Virginia Savings’ loan portfolio. As a result of this analysis, management determines loan loss allowances which reflect management’s judgment as to the risk inherent in the loan portfolio. The amount of the loss allowance is determined by an evaluation of historical loan losses, the number and amount of non-performing loans, credit concentrations, delinquency trends, credit grading assigned to large borrower relationships, collateral values and an assessment of current and anticipated economic conditions.

The allowance for loan losses represents an amount that, in management’s judgment, will be adequate to absorb any losses on existing loans that may become uncollectible. The provision for loan losses increases the allowance, and loans charged off, net of recoveries, reduce the allowance. The following table summarizes activity in the allowance for loan losses for the period indicated:

Allowance for Loan Losses

	Nine Months Ended September 30, 2011	Years Ended December 31,
		2010	2009
Balance at beginning of period	$1,530,600	$1,564,600	$1,375,900
Charge-offs and transfers to foreclosed real estate	(420,549)	(334,247)	(341,250)
Recoveries	11,016	22,669	33,097
Provision charged to income	81,933	277,578	496,853

Balance at end of period	$1,203,000	$1,530,600	$1,564,600

Loans receivable (1)	88,555,874	93,923,300	98,785,708
Allowance for loan losses to loans	1.36%	1.63%	1.58%

(1)	Loans receivable exclude the loss allowances shown in this table.

The following table shows an allocation of the allowance for loan losses among loan categories based upon analysis of the loan portfolio’s composition, historical loan loss experience and other factors, as well as the ratio of the related outstanding loan balances to total loans. While management segments the loan portfolio into several categories for purposes of evaluating the adequacy of loan loss allowances and makes tentative allocations of these allowances to specific loan products, all general loss reserves are available to absorb losses from any sector of the loan portfolio.

Allocation of Allowance for Loan Losses

	As of September 30, 2011	Percent of Loans in Each Category to Total Loans	As of December 31, 2010	Percent of Loans in Each Category to Total Loans	As of December 31, 2009	Percent of Loans in Each Category to Total Loans
Real estate loans:
Residential	$635,800	68.65%	$934,100	70.38%	$795,000	67.71%
Non-residential	509,100	23.79%	539,000	22.04%	696,600	23.46%
Commercial loans	39,600	3.65%	34,400	2.90%	41,500	3.08%
Consumer loans	18,500	3.91%	23,100	4.68%	31,500	5.75%

Total allowance	$1,203,000	100.00%	$1,530,600	100.00%	$1,564,600	100.00%

Changes in Virginia Savings’ allowance for loan losses reflect the trends in Virginia Savings’ non-performing assets. As of September 30, 2011, non-performing assets were down to 53.5% of their balance as of December 31, 2010. The following table shows the amounts of non-performing assets and the ratios of non-performing assets to total assets as of the periods presented.

Non-Performing Assets

	As of September 30, 2011	As of December 31,
		2010	2009
Foreclosed real estate	$1,693,012	$1,801,027	$2,693,241
Non-accrual loans	1,139,524	3,503,023	2,891,717
Loans 90 days past due and accruing interest	10,892	6,462

Total	$2,843,428	$5,310,512	$5,584,958

Total assets	$130,449,297	$127,647,916	$127,310,537
Non-performing assets to total assets	2.18%	4.16%	4.39%

Liquidity and Capital Resources

At September 30, 2011, Virginia Bancorp had approximately $12.9 million of liquid assets in the form of cash and cash equivalent investments. Virginia Bancorp also has $19.5 million of mortgage backed securities and $1.0 million of investment securities that are classified as held to maturity. These securities are available as collateral for the borrowing needs of Virginia Savings should the need arise. As of September 30, 2011, Virginia Bancorp has pledged $500,000 of held to maturity U.S. agency bonds as collateral for public deposits of Virginia counties.

Virginia Bancorp has approximately $12,990,000 of pre-approved credit from the Federal Home Loan Bank of Atlanta, and did not have any borrowings outstanding against this line of credit at September 30, 2011.

At September 30, 2011, Virginia Bancorp’s current liquidity position is more than adequate to meet its lending needs and to fund potential customer withdrawals from deposit accounts.

At September 30, 2011, Virginia Bancorp’s common equity was equal to 8.96% of total assets and is increased from 8.57% at September 30, 2010.

The following table provides information as of September 30, 2011 and September 30, 2010 on the regulatory capital requirements applicable to Virginia Savings, as well as Virginia Savings’ actual regulatory capital amounts.

The regulatory capital reported for Virginia Savings differs from its capital as determined under generally accepted accounting principles in the United States by approximately $452,000, which amount is related to the accounting for real estate acquired through foreclosure.

Virginia Bancorp is not subject to minimum capital requirements under OCC regulations.

The following table provides information on the regulatory capital requirements at September 30, 2011 and September 30, 2010, as well as Virginia Savings’ actual regulatory capital amounts.

Regulatory Capital

	Actual Virginia Savings Capital Amount	Percent of Assets	Required Amount for Capital Adequacy Purposes	Percent of Assets	Required Amount to be Well Capitalized Under Prompt Corrective Action Provisions	Percent of Assets
September 30, 2011
Tangible capital (1)	$12,068,860	9.29%	$1,948,160	1.50%	N/A	N/A
Tier 1 capital (2)	11,068,860	13.83%	N/A	N/A	$4,801,331	6.00%
Core capital (1)	11,068,860	8.52%	5,195,094	4.00%	6,493,868	5.00%
Total capital (2)	12,991,660	16.24%	6,401,775	8.00%	8,002,218	10.00%

September 30, 2010
Tangible capital (1)	$11,395,693	8.82%	$1,906,228	1.50%	N/A	N/A
Tier 1 capital (2)	10,395,693	11.84%	N/A	N/A	$5,817,493	6.00%
Core capital (1)	10,395,693	8.05%	5,083,275	4.00%	6,354,094	5.00%
Total capital (2)	12,404,693	14.13%	7,756,657	8.00%	9,695,821	10.00%

(1)	To adjusted total assets.
(2)	To risk-weighted assets.

To be considered a well-capitalized institution under the Federal Deposit Insurance Corporation Improvement Act of 1991, Virginia Savings must have a core capital ratio of at least 5.0%, a Tier I risk-based capital ratio of at least 6%, and a total risk-based capital ratio of at least 10%. The most recent notification from federal regulators categorized Virginia Savings as well-capitalized.

Off-Balance Sheet Arrangements

Virginia Savings routinely engages in off-balance sheet arrangements in the normal course of business to meet the financial needs of its customers. These arrangements consist of outstanding mortgage loan commitments, letters of credit and lines of credit and involve, to varying degrees, elements of credit risk in excess of the amount recognized in Virginia Bancorp’s statement of financial condition. The contractual amounts of these instruments are an indication of the extent of involvement Virginia Savings has in each class of off-balance sheet financial instruments. Virginia Savings’ exposure to credit loss from non-performance by the other party to the above-mentioned financial instruments is represented by the contractual amount of those instruments. Virginia Savings uses the same credit policies in making commitments and conditional obligations as it does for on-balance sheet instruments.

Virginia Savings had outstanding commitments to make mortgage loans secured by real property, exclusive of the undisbursed portion of loans in process, of approximately $834,200 at September 30, 2011, all of which expire within one year. Loans in process represent the undisbursed portion of construction loans already on Virginia Savings’ books. Disbursements are made at each stage of the construction process after an inspection by a qualified real estate appraiser. At September 30, 2011, Virginia Savings had loans in process commitments of approximately $1.4 million that expire within nine months.

Virginia Savings also issues stand-by letters of credit that are unsecured conditional commitments issued by Virginia Savings guaranteeing performance by a customer to a third party. These guarantees are issued primarily to support private borrowing arrangements. At September 30, 2011, Virginia Savings had $41,300 of stand-by letters of credit outstanding with expiration dates through August 10, 2012.

Lines of credit are loan commitments to individuals and companies that have fixed expiration dates, as long as there is no violation of any condition established in the loan agreement. Virginia Savings evaluates each customer’s credit worthiness on a case-by-case basis. Virginia Savings, at September 30, 2011, had secured lines of credit with available balances of $8.1 million and unsecured lines of credit with available balances of $421,000. Many of these commitments are expected to expire without being fully drawn down. The total commitment amounts do not, therefore, necessarily represent future cash requirements.

The risks involved in these off-balance sheet arrangements are essentially the same as those involved in extending loan facilities to customers. No amount has been recognized in Virginia Bancorp’s statement of financial condition as of September 30, 2011 as a liability for credit loss due to off-balance sheet arrangements. Management does not anticipate any difficulties in funding these commitments.

Years Ended December 31, 2010 and 2009

Results of Operations

Net Income. Net income attributable to common equivalents for the year ended December 31, 2010 was $344,600 as compared to a net loss of $291,200 for the year ended December 31, 2009. Virginia Bancorp’s return to profitability was primarily due to an improved net interest margin, reduced provision for loan losses and decreased non-interest expenses.

Net Interest Income. Net interest income, the difference between interest income and interest expense, is the primary source of operating revenues for Virginia Bancorp. The following table presents for the years ended December 31, 2010 and 2009, the average balances, related interest income and expense amounts and average yields and cost which influence Virginia Savings’ net interest income.

Average Balances, Yields and Rates

	For the Years Ended December 31,
	2010			2009
	Average Balance	Income/ Expense	Yield/ Rate	Average Balance	Income/ Expense	Yield/ Rate
			(Dollars in thousands)
Assets
Interest Earning Assets:
Loans receivable (1)	$94,935	$5,802	6.11%	$101,360	$6,284	6.20%
Mortgage backed securities	5,920	222	3.75%	990	40	4.04%
Investment securities (2)	5,304	111	2.09%	6,475	169	2.61%
Other interest earning assets	9,185	14	0.15%	7,672	8	0.10%

Total interest earning assets	$115,344	$6,149	5.33%	$116,497	$6,501	5.58%
Other Assets:
Cash and due from banks	3,319			3,219
Premises and equipment, net	5,678			5,875
Accrued interest receivable	525			571
Foreclosed real estate	1,978			2,928
Branch building held for sale	533			533
Mortgage servicing rights	131			179
Other assets	1,697			1,159

Total other assets	13,861			14,464

Total assets	$129,205			$130,961

Liabilities and Shareholders’ Equity
Interest-bearing Liabilities:
Checking accounts	$21,621	$46	0.21%	$21,358	$50	0.23%
Money market accounts	1,953	12	0.61%	1,685	7	0.42%
Savings accounts	23,956	183	0.76%	20,436	173	0.85%
Certificates of deposit	62,965	1,305	2.07%	67,832	1,972	2.91%

Total interest-bearing liabilities	$110,495	$1,546	1.40%	$111,311	$2,202	1.98%
Non-interest bearing deposits	$5,730			$6,617
Other liabilities	930			948
Preferred stock of subsidiary	1,000			1,000
Stockholders’ equity (3)	11,050			11,085

Total liabilities and stockholders’ equity	$129,205			$130,961

Net interest income/spread		$4,603	3.93%		$4,299	3.60%

Net interest margin			3.99%			3.69%

(1)	Includes non-accrual loans. Loans receivable are net of loan loss allowance.
(2)	Includes Federal Home Loan Bank of Atlanta stock.
(3)	Average balances are based on average daily balances except for stockholders’ equity, which is computed on month-end balances.

The following table reflects the changes in interest income and interest expense which resulted from changes in average volume and average rates, for the years ended December 31, 2010 and 2009.

Analysis of Change in Net Interest Income

	Comparison of Years Ended December 31, 2010 and 2009 Increase (Decrease) Due to
	Volume	Rate	Total
	(In Thousands)
Interest Income
Loans receivable	$(398)	$(84)	$(482)
Mortgage backed securities	199	(17)	182
Investments securities	(31)	(27)	(58)
Other interest earning investments	2	4	6

Total	(228)	(124)	(352)
Interest Expense
Checking accounts	—	—	(4)
Money market	1	—	5
Savings accounts	30	(20)	10
Certificates of deposit	(142)	(525)	(667)

Total	(111)	(545)	(656)
Net interest income	$(117)	$421	$304

For the year ended December 31, 2010, net interest income increased $304,000, a 7.1% increase from 2009. This is the net amount of a $352,000 decrease in interest income and a $656,000 decrease in interest expense.

Interest income on loans receivable decreased $482,000 in 2010 as compared to 2009. The average balance of loans receivable decreased from $101.4 million in 2009 to $94.9 million in 2010. This reduction caused a $398,000 decrease in interest income from loans receivable. Interest income decreased $84,000 due to a 9 basis point decrease in the average yield on loans receivable.

Interest income from mortgage backed securities (“MBS”) increased $182,000 from 2009 to 2010. This increase in interest income was largely due to the increased volume in MBS held by Virginia Savings in 2010 compared to 2009.

Interest from investment securities decreased $58,000 in 2010 from 2009. This decrease occurred in approximately equal proportions due to a decreased average balance of investments and decreased interest yields.

Interest expense decreased $656,000 in 2010, which was primarily attributable to a $667,000 decrease in interest expense on certificates of deposit. All other types of deposit accounts reflect a net increase in interest expense of $11,000. The average balance of certificates decreased $4.9 million from 2009 to 2010. Virginia Savings did not aggressively pursue growth in certificates during 2010 because of the diminished demand for new loans and in an effort to reduce Virginia Savings’ overall cost of deposits. Interest expense on certificates of deposit decreased $142,000 because of the reduced average balance of certificates of deposit in 2010. The average rate paid on certificates of deposit decreased by 84 basis points, falling from 2.91% in 2009 to 2.07% in 2010. The rate driven decrease in interest expense was $525,000.

Provision for Loan Losses. Virginia Bancorp recorded a $277,600 provision for loan losses in the year ended December 31, 2010 as compared to a $496,900 provision for loan losses in the year ended December 31, 2009. Virginia Savings accounts for the credit risk associated with its lending activities through its provision for loan losses. The provision is the expense recognized in Virginia Bancorp’s statement of operations to adjust the loan loss allowance to an appropriate balance as determined by Virginia Savings’ credit risk analysis procedures.

The $277,600 provision for loan losses in 2010 was in recognition of concentrations of credit risk in Virginia Savings’ loan portfolio, Virginia Savings’ economic concerns over both the local and national real estate markets, and other uncertainties potentially affecting the performance of the loan portfolio.

Non-Interest Income. Total non-interest income for 2010 was $1,156,300 as compared to $1,223,500 for 2009, a $67,200 decrease. Fees from transaction accounts are Virginia Bancorp’s primary source of non-interest income, and such fees decreased $46,900 in 2010 from 2009. Income from mortgage banking activities increased $62,200 in 2010 over 2009 due to improved income from the sale of mortgage loans in the secondary market. Other income decreased $41,900 in 2010 from 2009. Losses on the sale of foreclosed real estate, and loan fees and late charges, both decreased approximately $20,000 in 2010 from 2009 levels.

Non-Interest Expense. Management of Virginia Bancorp has pursued a cost reduction program over the last two years and realized a $707,000 decrease in non-interest expense in 2009 followed by a $610,000 decrease in 2010.

Professional fees decreased $248,200, or 58.4%, in 2010. Prior year expenses were abnormally high because of costs related to Virginia Bancorp’s deregistration of its common stock with the Securities and Exchange Commission.

Data processing expenses were reduced $104,800 from 2009, a 12.8% decrease. Virginia Bancorp entered into a new contract with its core processor effective July 1, 2010 and realized reduced costs during the second half of 2010.

Deposit insurance premiums decreased $100,300 in 2010 compared to 2009. The FDIC deposit insurance premiums paid in 2009 included a special assessment of approximately $60,000. Virginia Savings also experienced higher regular premium rates in 2010 compared to 2009.

Other expense decreased 10.6%, or $54,100 in 2010 from the 2009 level. This decrease is reflective of management’s ongoing cost reduction efforts

Nine Months Ended September 30, 2011 and 2010

Results of Operations

Net Income. Net income attributable to common equivalents for the nine months ended September 30, 2011 increased significantly over the same period in 2010. Net income for the first nine months of 2011 was $489,700 compared to $271,300 for the same period in 2010, an 80.4% increase.

Pre-tax income increased $322,500 in the first nine months of 2011 over the same period in 2010. Net interest income and non-interest income increased $174,200 in 2011 as compared to 2010. Virginia Bancorp’s provision for loan losses decreased $85,400 and non-interest expenses decreased $62,900 in 2011 over 2010 levels.

Net Interest Income. The following table presents for the nine months ended September 30, 2011 and 2010, the average balances, related interest income and expense amounts and average yields and cost which influence Virginia Savings’ net interest income.

Average Balances, Yields and Rates

	For the Nine Months Ended September 30,
	2011			2010
	Average Balance	Income/ Expense	Yield/ Rate	Average Balance	Income/ Expense	Yield/ Rate
			(Dollars in thousands)
Assets
Interest Earning Assets:
Loans receivable (1)	$89,888	$4,212	6.25%	$95,351	$4,447	6.22%
Mortgage backed securities	17,920	444	3.30%	3,868	108	3.72%
Investment securities (2)	1,395	6	0.57%	5,414	93	2.29%
Other interest earning assets	6,073	6	0.13%	10,274	9	0.12%

Total interest earning assets	$115,276	$4,668	5.40%	$114,907	$4,657	5.40%
Other Assets:
Cash and due from banks	2,895			3,323
Premises and equipment, net	5,597			5,561
Accrued interest receivable	478			539
Foreclosed real estate	1,852			2,033
Branch building held for sale	543			533
Mortgage servicing rights	100			135
Other assets	2,018			2,112

Total other assets	13,483			14,236

Total assets	$128,759			$129,143

Liabilities and Shareholders’ Equity
Interest-bearing Liabilities:
Checking accounts	$21,554	$22	0.14%	$21,407	$37	0.23%
Money market accounts	1,977	5	0.34%	1,935	10	0.69%
Savings accounts	26,409	122	0.62%	23,865	141	0.79%
Certificates of deposit	59,094	826	1.86%	63,008	990	2.09%

Total interest-bearing liabilities	$109,034	$975	1.19%	$110,215	$1,178	1.42%
Non-interest bearing deposits	$5,696			$5,811
Other liabilities	1,530			1,117
Preferred stock of subsidiary	1,000			1,000
Stockholders’ equity (3)	11,499			11,000

Total liabilities and stockholders’ equity	$128,759			$129,143

Net interest income/spread		$3,693	4.21%		$3,479	3.98%

Net interest margin			4.27%			4.04%

(1)	Includes non-accrual loans. Loans receivable are net of loan loss allowance.
(2)	Includes Federal Home Loan Bank of Atlanta stock.
(3)	Average balances are based on average daily balances except for stockholders’ equity, which is computed on month-end balances.

The following table reflects the changes in interest income and interest expense which resulted from changes in average volume and average rates presents for the nine months ended September 30, 2011 and 2010.

Analysis of Change in Net Interest Income

	Comparison of Nine Months Ended September 30, 2011 and 2010 Increase (Decrease) Due to
	Volume	Rate	Total
	(In thousands)
Interest Income
Loans Receivable	$(255)	$20	$(235)
Mortgage Backed Securities	392	(56)	336
Investments Securities	(69)	(18)	(87)
Other Interest Earning Investments	(4)	1	(3)

Total	$64	$(53)	$11
Interest Expense
Checking Accounts	$—	$(15)	$(15)
Money Market	—	(5)	(5)
Savings Accounts	15	(34)	(19)
Certificates of Deposit	(61)	(103)	(164)

Total	$(46)	$(157)	$(203)
Net Interest Income	$110	$104	$214

For the nine months ended September 30, 2011, net interest income increased $214,000, a 6.2% increase over 2010 results. This resulted from an $11,000 increase in interest income and a $203,000 decrease in interest expense.

Interest on loans receivable decreased $235,000 during the first nine months of 2011 compared to the same period in 2010. The average balance of loans receivable decreased from $95.4 million in 2010 to $89.9 million in 2011. This resulted in a $255,000 decrease in interest income from loans receivable. Interest income increased $20,000 in 2011 due to a modest 3 basis point increase in the average yield on loans receivable.

Interest income from MBS increased $336,000 during the first nine months of 2011 compared to the same period in 2010. The increase in interest income was due to the increased volume of MBS that Virginia Savings held in 2011 versus 2010. The average balance of mortgage backed securities was $17.9 million in the first nine months of 2011 compared to $3.9 million in the same period in 2010.

Interest from investment securities decreased $87,000 in 2011 from 2010. This decrease occurred as management shifted away from investment securities because of the lower yields available on these instruments compared to higher yields available on mortgage backed securities with no sacrifice in investment quality.

Interest expense decreased $203,000 during the first nine months of 2011 compared to the same period in 2010, primarily attributable to a $164,000 decrease in interest expense on certificates of deposit. All other types of deposit accounts reflected a net decrease in interest expense of $39,000, generally due to lower rates paid on these accounts.

The average balance of certificates of deposit decreased $3.9 million for the first nine months of 2011 compared to the same period in 2010. As in the prior periods, Virginia Savings did not aggressively pursue growth in certificates during 2011 because of the diminished demand for new loans and in an effort to reduce Virginia Savings’ overall cost of deposits. Interest expense on certificates of deposit decreased $61,000 because of the reduced average balance of certificates of deposit in 2011. The average rate paid on certificates of deposit decreased by 23 basis points, declining from 2.09% in 2010 to 1.86% in 2011. The rate driven decrease in interest expense was $103,000.

Provision for Loan Losses. Virginia Bancorp recorded a $81,900 provision for loan losses for the nine months ended September 30, 2011 as compared to a $167,300 provision for loan losses in the nine months ended September 30, 2010. Virginia Savings accounts for the credit risk associated with its lending activities through its provision for loan losses. The provision is the expense recognized in the statement of operations to adjust the loan loss allowance to an appropriate balance as determined by Virginia Savings’ credit risk analysis procedures.

The $81,900 provision for loan losses in 2011 is in recognition of concentrations of credit risk in Virginia Savings’ loan portfolio, Virginia Savings’ economic concerns over both the local and national real estate markets, and other uncertainties potentially affecting the performance of the loan portfolio.

Non-Interest Income. Total non-interest income for the nine months ended September 30, 2011 was $783,300 as compared to $822,700 in 2010, a $39,400 decrease. Income from loan fees and late charges decreased $31,600 due to a lesser volume of late charges in 2011. All other non-interest income accounts decreased a net amount of $7,800.

Non-Interest Expense. Total non-interest expenses for the nine months ended September 30, 2011 decreased by $62,900, or a 1.7% decline from the same period in 2010.

Data processing expenses decreased $105,900 in the nine months ended September 30, 2011 compared to the same period in 2010 as Virginia Savings has continued to realize the benefits of a lower cost servicing contract with its core processor that was effective July 1, 2010.

Expenses related to foreclosed real estate increased $76,900 in the first nine months of 2011 compared to the same period in 2010. This increase is due to higher maintenance and carrying cost for foreclosed properties. More than half of the 2011 increase occurred due to Virginia Savings foreclosure on four loans to a single borrower in late 2010 that were secured by single family residences. Early in 2011, it was discovered that the real estate taxes had not been paid in full on these properties, and Virginia Savings had to pay the delinquent taxes on these properties that totaled approximately $42,000.

Salaries and employee benefits decreased $39,300 in the first nine months of 2011 from the comparable period in 2010. All other non-interest expenses decreased $5,400.

Three Months Ended September 30, 2011 and 2010

Results of Operations

Net Income. Net income attributable to common equivalents for the three months ended September 30, 2011 decreased 24.0% from the same period in 2010. Net income for the third quarter of 2011 was $136,400 compared to $179,400 for the same period in 2010.

Pre-tax income decreased $94,400 in the third quarter of 2011 from the same period in 2010. Net interest income and non-interest income decreased a total amount of $13,900 in 2011 compared to 2010. The third quarter loan loss provision increased $48,300 and non-interest expenses increased $32,200 in 2011 over 2010 levels.

Net Interest Income. The following table presents for the three months ended September 30, 2011 and 2010, the average balances, related interest income and expense amounts and average yields and costs which influence Virginia Savings’ net interest income.

Average Balances, Yields and Rates

	For The Three Months Ended September 30,
	2011			2010
	Average Volume	Income/ Expense	Yield/ Rate	Average Volume	Income/ Expense	Yield/ Rate
			(Dollars in Thousands)
Assets
Interest Earning Assets
Loans receivable (1)	$89,161	$1,359	6.10%	$94,542	$1,478	6.25%
Mortgage backed securities	19,478	153	3.14%	8,121	77	3.79%
Investment securities (2)	864	1	0.46%	6,825	37	2.17%
Other interest earning assets	6,773	2	0.12%	7,489	2	0.11%

Total Interest Earning Assets	$116,276	$1,515	5.21%	$116,977	$1,594	5.45%

Other Assets
Cash and due from banks	2,505			3,172
Premises and equipment, net	5,586			5,654
Accrued interest receivable	484			537
Foreclosed real estate	1,579			1,923
Branch building held for sale	543			533
Mortgage servicing rights	93			127
Other assets	1,202			1,547

Total Other Assets	11,992			13,493

Total Assets	$128,268			$130,470

Interest-Bearing Liabilities
Checking accounts	$21,554	$8	0.15%	$21,501	$13	0.24%
Money market accounts	1,977	2	0.40%	1,823	3	0.66%
Savings accounts	26,409	43	0.65%	24,266	47	0.77%
Certificates of deposit	59,094	265	1.79%	64,181	324	2.02%

Total Interest-Bearing Liabilities	$109,034	$318	1.17%	$111,771	$387	1.38%

Non-interest bearing deposits	$5,890			$5,808
Other Liabilities	690			803
Preferred stock of subsidiary	1,000			1,000
Stockholders’ Equity (4)	11,654			11,088

Total Liabilities and
Stockholders’ Equity	$128,268			$130,470

Net Interest Income/Spread		$1,197	4.05%		$1,207	4.07%

Net interest margin			1.37%			1.38%

(1)	Includes non-accrual loans.
(2)	Includes Federal Home Loan Bank stock
(3)	Average balances are based on average daily balances except for Stockholders’ Equity which is computed on month end balances.

The following table reflects the changes in interest income and interest expense which resulted from changes in average volume and average rates presents for the three months ended September 30, 2011 and 2010.

Analysis of Change in Net Interest Income

	Comparison of Three Months Ended September 30, 2011 and 2010 Increase (Decrease) Due to
	Volume	Rate	Total
	(In thousands)
Interest Income
Loans Receivable	($84)	($35)	($119)
Mortgage Backed Securities	107	(31)	76
Investments Securities	(33)	(3)	(36)
Other Interest Earning Investments	—	—	—

Total	($10)	($69)	($79)

Interest Expense
Checking Accounts	$—	($5)	($5)
Money Market	—	(1)	(1)
Savings Accounts	7	(11)	(4)
Certificates of Deposit	(34)	(25)	(59)

Total	($27)	($42)	($69)

Net Interest Income	$17	($27)	($10)

For the three months ended September 30, 2011, net interest income decreased $10,000. This was the net of a $79,000 decrease in interest income and a $69,000 decrease in interest expense.

Interest on loans receivable decreased $119,000 during the third quarter of 2011 compared to the same quarter in 2010. The average balance of loans receivable decreased from $94.5 million in 2010 to $89.2 million in 2011. This resulted in an $84,000 volume related decrease in interest income from loans receivable. Interest income decreased $35,000 in 2011 due to a 15 basis point decrease in the average yield on loans receivable.

Interest income from MBS’s increased $76,000 during the third quarter of 2011 compared to the same period in 2010. The increase in interest income was due to the increased volume of MBS’s that Virginia Savings held in 2011 versus 2010. The average balance of mortgage backed securities was $19.5 million in the third quarter of 2011 compared to $8.1 million in the same period in 2010.

Interest from investment securities decreased $36,000 in 2011 from 2010. This decrease occurred as management shifted away from investment securities because of the lower yields available on these instruments versus the greater yields available on mortgage backed securities with no sacrifice in investment quality.

Interest expense decreased $69,000 during the third quarter of 2011 compared to the same period in 2010, primarily attributable to a $59,000 decrease in interest expense on certificates of deposit. All other types of deposit accounts reflected a net decrease in interest expense of $10,000, generally due to lower rates paid on these accounts.

The average balance of certificates of deposit decreased $5.1 million during the third quarter of 2011 compared to the same period in 2010. As in the prior periods, Virginia Savings did not aggressively pursue growth in certificates during 2011 because of the diminished demand for new loans and in an effort to reduce Virginia Savings’ overall cost of deposits. Interest expense on certificates of deposit decreased $34,000 because of the reduced average balance of certificates of deposit in 2011. The average rate paid on certificates of deposit decreased by 23 basis points, going from 2.02% in 2010 to 1.79% in 2011. The rate driven decrease in interest expense was $25,000.

Provision for Loan Losses. During the third quarter of 2011, the provision for loan losses was $44,300, compared to a reduction in loan loss provision of $4,000 in the same period in 2010.

Virginia Bancorp made a $44,300 provision for loan losses for the three months ended September 30, 2011. Virginia Savings accounts for the credit risk associated with its lending activities through its provision for loan losses. The provision is the expense recognized in the statement of operations to adjust the loan loss allowance to an appropriate balance as determined by Virginia Savings’ credit risk analysis procedures.

The $44,300 provision for loan losses in 2011 is in recognition of concentrations of credit risk in Virginia Savings’ loan portfolio, Virginia Savings’ economic concerns over both the local and national real estate markets, and other uncertainties potentially affecting the performance of the loan portfolio.

Non-Interest Income. Total non-interest income for the three months ended September 30, 2011 was $278,100 as compared to $282,500 in 2010, a $4,400 decrease. Income from transaction account fees increased $14,200 due to higher insufficient fund fees and ATM fees. All other non-interest income accounts decreased a net amount of $18,600, none of which changed by a material dollar amount.

Non-Interest Expenses. Total non-interest expenses for the three months ended September 30, 2011 increased by $32,200, a 2.7% increase from the same period in 2010.

Employee compensation and benefits increased $16,700 because of higher salaries and wages.

Expenses related to foreclosed real estate increased $23,500 in the third quarter of 2011 compared to the same period in 2010. This increase is due in part to a $10,900 in maintenance and carrying cost for foreclosed properties. Provision for losses on foreclosed properties increased $12,600 over the third quarter 2010 provision.

FDIC insurance premiums decreased $25,700 from third quarter 2010 because of lower assessment rates.

All other non-interest expense increased a net amount of $17,700 in third quarter 2011 over third quarter 2010.

DESCRIPTION OF CITY HOLDING CAPITAL STOCK

General

The authorized capital stock of City Holding consists of 50,000,000 shares of common stock, par value $2.50 per share, and 500,000 shares of preferred stock, par value of $25.00 per share. City Holding has 18,499,282 shares of common stock issued (including 3,774,098 shares held as treasury shares) and no shares of preferred stock issued, each as of March 23, 2012. The outstanding shares are held by approximately 2,776 shareholders of record, as of March 23, 2012. All outstanding shares of City Holding common stock are fully paid and non-assessable. The unissued portion of City Holding’s authorized common stock (subject to registration approval by the SEC) and the treasury shares are available for issuance as the board of directors of City Holding determines advisable.

Common Stock

Voting Rights. City Holding has only one class of stock issued and outstanding and all voting rights are vested in the holders of City Holding’s common stock. On all matters subject to a vote of shareholders, the shareholders of City Holding will be entitled to one vote for each share of common stock owned. Shareholders of City Holding have cumulative voting rights with regard to election of directors. At the present time, no senior securities of City Holding are outstanding, nor does the board of directors presently contemplate issuing senior securities.

Dividend Rights. The shareholders of City Holding are entitled to receive dividends when and as declared by its board of directors. Dividends have been paid quarterly. Dividends were $1.36 per share in 2011, $1.36 per share in 2010 and $1.36 per share in 2009. The dividend to be paid in the first quarter will be $0.35 per share. The payment of dividends is subject to the restrictions set forth in the West Virginia Corporation Act and the limitations imposed by the Federal Reserve.

Payment of dividends by City Holding is dependent upon receipt of dividends from its banking subsidiary. City National is subject to various statutory restrictions on its ability to pay dividends to City Holding. Specifically, the approval of the OCC is required prior to the payment of dividends by City National in excess of its earnings retained in the current year plus retained net profits for the preceding two years. The payment of dividends by City Holding and City National may also be limited by other factors, such as requirements to maintain adequate capital above regulatory guidelines. The OCC has the authority to prohibit any bank under its jurisdiction from engaging in an unsafe and unsound practice in conducting its business. Depending upon the financial condition of City National, the payment of dividends could be deemed to constitute such an unsafe or unsound practice. The Federal Reserve Board and the OCC have indicated their view that it generally would be an unsafe and unsound practice to pay dividends except out of current operating earnings. The Federal Reserve Board has stated that, as a matter of prudent banking, a bank or bank holding company should not maintain its existing rate of cash dividends on common stock unless (1) the organization’s net income available to common shareholders over the past year has been sufficient to fund fully the dividends and (2) the prospective rate of earnings retention appears consistent with the organization’s capital needs, asset quality, and overall financial condition. Moreover, the Federal Reserve Board has indicated that bank holding companies should serve as a source of managerial and financial strength to their subsidiary banks. Accordingly, the Federal Reserve Board has stated that a bank holding company should not maintain a level of cash dividends to its shareholders that places undue pressure on the capital of bank subsidiaries, or that can be funded only through additional borrowings or other arrangements that may undermine the bank holding company’s ability to serve as a source of strength.

Liquidation Rights. Upon any liquidation, dissolution or winding up of its affairs, the holders of City Holding common stock are entitled to receive pro rata all of the assets of City Holding for distribution to shareholders. There are no redemption or sinking fund provisions applicable to the common stock.

Assessment and Redemption. Shares of City Holding common stock presently outstanding are validly issued, fully paid and non-assessable. There is no provision for any voluntary redemption of City Holding common stock.

Transfer Agent and Registrar. The transfer agent and registrar for City Holding’s common stock is Computershare Investor Services, LLC.

Preferred Stock

The authorized preferred stock may be issued by the City Holding board of directors in one or more series, from time to time, with each such series to consist of such number of shares and to have such voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, as shall be stated in the resolution or resolutions providing for the issuance of such series adopted by the City Holding board of directors. Currently, no shares of preferred stock have been issued.

The authorization of preferred stock will not have an immediate effect on the holders of City Holding common stock. The actual effect of the issuance of any shares of preferred stock upon the rights of the holders of common stock cannot be stated until the City Holding board of directors determines the specific rights of any shares of preferred stock. However, the effects might include, among other things, restricting dividends on common stock, diluting the voting power of common stock, reducing the market price of common stock or impairing the liquidation rights of the common stock without further action by the shareholders. Holders of the common stock will not have preemptive rights with respect to the preferred stock.

Preemptive Rights

No holder of any share of the capital stock of City Holding has any preemptive right to subscribe to an additional issue of its capital stock or to any security convertible into such stock.

Certain Provisions of the Bylaws

Indemnification and Limitations on Liability of Officers and Directors. As permitted by the West Virginia Business Corporation Act, the articles of incorporation of City Holding contain provisions that indemnify its directors and officers to the fullest extent permitted by West Virginia law. These provisions do not limit or eliminate the rights of City Holding or any shareholder to seek an injunction or any other non-monetary relief in the event of a breach of a director’s or officer’s fiduciary duty. In addition, these provisions apply only to claims against a director or officer arising out of his role as a director or officer and do not relieve a director or officer from liability if he engaged in willful misconduct or a knowing violation of the criminal law or any federal or state securities law.

In addition, the articles of incorporation of City Holding provide for the indemnification of both directors and officers for expenses that they incur in connection with the defense or settlement of claims asserted against them in their capacities as directors and officers. This right of indemnification extends to judgments or penalties assessed against them. City Holding has limited its exposure to liability for indemnification of directors and officers by purchasing directors and officers liability insurance coverage.

The rights of indemnification provided in the articles of incorporation of City Holding are not exclusive of any other rights that may be available under any insurance or other agreement, by vote of shareholders or disinterested directors or otherwise.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling City Holding pursuant to the foregoing provisions, City Holding has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Shares Eligible for Future Sale

All of the City Holding shares that will be exchanged for shares of Virginia Bancorp stock upon consummation of the merger will be freely tradable without restriction or registration under the Securities Act.

City Holding cannot predict the effect, if any, that future sales of shares of its common stock, or the availability of shares for future sales, will have on the market price prevailing from time to time. Sales of substantial amounts of shares of City Holding common stock, or the perception that such sales could occur, could adversely affect the prevailing market price of the shares.

COMPARISON OF THE RIGHTS OF SHAREHOLDERS

In the merger, Virginia Bancorp shareholders will exchange their shares of Virginia Bancorp stock for shares of City Holding common stock, cash or stock and cash. City Holding is organized under the laws of the State of West Virginia and Virginia Bancorp is organized under the laws of the Commonwealth of Virginia. On consummation of the merger, some of Virginia Bancorp’s shareholders will become City Holding shareholders, and the Articles of Incorporation of City Holding Company (the “City Holding Articles”) and the Amended and Restated Bylaws of City Holding Company (the “City Holding Bylaws”) will govern their rights as City Holding shareholders.

The following summary discusses some of the material differences between the current rights of City Holding shareholders and Virginia Bancorp shareholders under the City Holding Articles, City Holding Bylaws, the Articles of Incorporation of Virginia Bancorp (the “Virginia Bancorp Articles”), and the Bylaws of Virginia Bancorp (the “Virginia Bancorp Bylaws”). The statements in this section are qualified in their entirety by reference to, and are subject to, the detailed provisions of the Virginia Stock Corporation Act, the West Virginia Business Corporation Act (the “WVBCA”), and the articles of incorporation and bylaws of City Holding and Virginia Bancorp, respectively.

Authorized Capital

City Holding. City Holding is authorized to issue 50,000,000 shares of common stock, $2.50 par value per share, all of which have identical rights and preferences, and 500,000 shares of preferred stock, $25.00 par value per share. As of the date of this proxy statement/prospectus, City Holding had outstanding 14,725,184 shares of its common stock and no shares of preferred stock. Each of the outstanding shares of City Holding common stock has been validly issued, fully paid, and is not liable for further call or assessment.

Virginia Bancorp. Virginia Bancorp is authorized to issue 5,000,000 shares of common stock, $1.00 par value per share, all of which have identical rights and preferences, and 500,000 shares of preferred stock, $1.00 par value per share. As of the date of this proxy statement/prospectus, Virginia Bancorp had outstanding 1,810,120 shares of its common stock and 89,864 shares of its Series A Non-Voting Preferred Stock. Each of the outstanding shares of Virginia Bancorp’s capital stock has been validly issued, full paid, and is not liable for further call or assessment.

Voting Rights and Cumulative Voting

City Holding. Each holder of City Holding common stock generally has the right to cast one vote for each share of City Holding common stock held of record on all matters submitted to a vote of shareholders of City Holding. If City Holding issues shares of preferred stock, holders of the preferred stock may also possess voting rights. The WVBCA and the City Holding Bylaws allow a shareholder to cumulate his votes in the election of directors.

Virginia Bancorp. Each holder of Virginia Bancorp common stock generally has the right to cast one vote for each share of Virginia Bancorp common stock held of record on all matters submitted to a vote of shareholders of Virginia Bancorp. Holders of Virginia Bancorp preferred stock generally do not have voting rights. Under the VSCA and pursuant to the Virginia Bancorp Articles, however, each holder of Virginia Bancorp’s Series A Non-Voting Preferred Stock has the right to vote on significant matters such as (a) an amendment to the articles that would change the rights, preferences, powers or privileges of the Series A Non-Voting Preferred Stock, (b) a share exchange, merger, reclassification or other business combination, and (c) the creation, authorization or issuance of any class or series of any of its equity securities (or rights relating thereto) which would rank on parity with or senior to the Series A Non-Voting Preferred Stock with respect to dividend rights or rights upon Virginia Bancorp’s liquidation, winding-up or dissolution. On matters for which the holders of Series A Non-Voting Preferred Stock are entitled to vote by Virginia law, the holders shall have the right to one vote for each share of Series A Non-Voting Preferred Stock held of record and will vote together with Virginia Bancorp common stock as a single class. The Virginia Bancorp Bylaws do not allow for cumulative voting in the election of directors.

Dividends

City Holding and Virginia Bancorp may pay dividends and make other distributions on its securities at such times, in such amounts, to such persons, for such consideration and upon such terms and conditions as City Holding’s or Virginia Bancorp’s board of directors may determine, subject to certain statutory restrictions.

Liquidation

In the event of liquidation, dissolution or winding up of City Holding or Virginia Bancorp, the holders of shares of common stock will be entitled to receive, after payment or provision for payment of City Holding’s and Virginia Bancorp’s debts and other liabilities and of all shares having priority over the common stock, a ratable share of the remaining assets of City Holding or Virginia Bancorp, respectively.

Preemptive Rights

Holders of City Holding and Virginia Bancorp common stock are not entitled to preemptive rights with respect to any shares which may be issued.

Preferred Stock

The merger agreement prohibits Virginia Bancorp’s board of directors from issuing preferred stock prior to the effective time of the merger. The boards of directors of City Holding and Virginia Bancorp are generally authorized to issue preferred stock in series and to fix and state the voting powers, designations, preferences and other rights of the shares of each such series and the limitations thereof. City Holding’s preferred stock may rank prior to its common stock as to dividend rights, liquidation preferences or both, and may have full or limited voting rights. The holders of such preferred stock will be entitled to vote as a separate class or series under certain circumstances, regardless of any other voting rights which such holders may have.

Virginia Bancorp’s Series A Non-Voting Preferred Stock ranks equal to its common stock as to dividend rights and prior to its common stock as to liquidation preferences. On those matters on which the holders of Virginia Bancorp’s Series A Non-Voting Preferred Stock are entitled to vote by law, the holders have the right to one vote for each share of stock held and their votes shall be counted collectively, together with the holders of common stock, as a single voting group.

Issuance of Additional Shares

City Holding. Except in connection with the proposed merger with Virginia Bancorp, the exercise of stock options and as otherwise provided herein, City Holding has no specific plans for the issuance of the additional authorized shares of its common stock or for the issuance of any shares of preferred stock. In the future, the authorized but unissued and unreserved shares of City Holding common stock will be available for general corporate purposes including, but not limited to, possible issuance as stock dividends or stock splits, in future mergers or acquisitions, under a cash dividend reinvestment and stock purchase plan, or in future underwritten or other public or private offerings. The authorized but unissued shares of City Holding preferred stock will similarly be available for issuance in future mergers or acquisitions, in future underwritten public offerings or private placements or for other general corporate purposes.

Section 31D-6-621 of the WVBCA authorizes the board of directors of a West Virginia corporation to authorize the issuance of additional shares, unless the corporation’s articles of incorporation reserve such a right for the corporation’s shareholders. In accordance with the City Holding Articles, except as otherwise required to approve the transaction in which the additional authorized shares of City Holding common stock or authorized shares of preferred stock would be issued, no shareholder approval will be required for the issuance of these shares. Accordingly, City Holding’s board of directors, without shareholder approval, may issue preferred stock with voting and conversion rights which could adversely affect the voting power of the holders of City Holding common stock subject to the restrictions imposed on the issuance of such shares by The Nasdaq Stock Market.

Virginia Bancorp. Virginia Bancorp has no specific plans for the issuance of additional shares of its capital stock. The authorized but unissued and unreserved shares of Virginia Bancorp capital stock are available for general corporate purposes including, but not limited to, possible issuance as stock dividends or stock splits, in future mergers or acquisitions, pursuant to stock purchase or similar plans, or in future underwritten or other public or private offerings.

Section 13.1-643 of the VSCA authorizes the board of directors of a Virginia corporation to authorize the issuance of additional shares unless the corporation’s articles of incorporation reserve such a right for the corporation’s shareholders. In accordance with the Virginia Bancorp Articles, except as otherwise required to approve the transaction in which the additional authorized shares of Virginia Bancorp common stock or Virginia Bancorp preferred stock would be issued, no shareholder approval will be required for the issuance of these shares. Accordingly, Virginia Bancorp’s board of directors, without shareholder approval, may issue preferred stock with voting and conversion rights which could adversely affect the voting power of the holders of Virginia Bancorp common stock and Virginia Bancorp preferred stock.

Number and Restrictions Upon Directors

City Holding. The City Holding Bylaws provide that the size of the City Holding board of directors shall range between five and twenty-five directors, with the exact number of directors to be fixed from time to time exclusively by the City Holding board of directors pursuant to a resolution adopted by a majority of the total number of directors, subject to certain conditions.

The City Holding Bylaws provide that directors of City Holding need not be residents of the State of West Virginia. No board member may serve beyond the annual meeting following the date that he or she shall attain age 75.

Virginia Bancorp. The Virginia Bancorp Bylaws provide that the number of directors constituting the Virginia Bancorp board of directors shall be an odd number of at least five and no more than 11 directors. The exact number of directors may be fixed from time to time by the Virginia Bancorp board of directors or the Virginia Bancorp shareholders in accordance with Section 13.1-675 of the VSCA.

The Virginia Bancorp Bylaws do not set forth specific qualifications for members of the Virginia Bancorp board of directors.

Removal From Board

City Holding. Under the WVBCA, any member of a corporation’s board of directors may be removed, with or without cause, by the affirmative vote of a majority of all the votes entitled to be cast for the election of directors; provided, however, that a director may not be removed if the number of votes sufficient to elect the director under cumulative voting is voted against the director’s removal. The City Holding Bylaws provide that a director may be removed by the affirmative vote of a majority of shareholders.

Virginia Bancorp. Under the VSCA and the Virginia Bancorp Bylaws, any member of Virginia Bancorp’s board of directors may be removed, with or without cause, by the affirmative vote of a majority of all votes entitled to be cast for the election of directors.

Special Meetings of the Board

City Holding. The City Holding Bylaws provide that special meetings of the City Holding board of directors may be called by any three directors or by the president of City Holding upon not less than one day’s notice.

Virginia Bancorp. The Virginia Bancorp Bylaws provide that special meetings of the Virginia Bancorp board of directors may be called by the chairman of the board, chief executive officer, president or any two directors upon not less than 24 hours’ notice.

Classified Board of Directors

The City Holding Bylaws and the Virginia Bancorp Articles provide that their companies’ respective boards of directors will be divided into three classes, with directors in each class elected for three-year staggered terms. Therefore, it could take two annual elections to replace a majority of the board of directors of City Holding or Virginia Bancorp, respectively.

Indemnification

City Holding. The WVBCA provides in part that each West Virginia corporation has the power to indemnify any director against liability incurred in a proceeding against him by reason of being or having been such director (other than in an action by or in the right of the corporation) if he acted in good faith and in a manner he reasonably believed to be or not opposed to the best interests of the corporation, or, in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful. With respect to an action by or in the right of the corporation, except for reasonable expenses incurred in the proceeding as to which he meets the foregoing standard of conduct, a director may not be indemnified. A director also may not be indemnified unless ordered by a court if he is adjudged liable on the basis that he received a financial benefit to which he was not entitled. A West Virginia corporation may make any other or further indemnity to any such persons that may be authorized by the corporation’s articles of incorporation.

A corporation must indemnify a director who was wholly successful on the merits in the proceeding against reasonable expenses of the proceeding. A corporation may advance expenses incurred by a director in such a proceeding if he affirms he has met the standard of conduct and agrees to return the advanced expenses if it is determined he has not met this standard.

The City Holding Articles provide that City Holding shall indemnify any current or former officer or director of City Holding or a person serving as an officer or director of another corporation at City Holding’s request against costs and expenses incurred by him in connection with a claim or proceeding against him by reason of his being or having been an officer or director, unless the claim or proceeding relates to matters as to which the officer or director has been adjudged to be liable for gross negligence or willful misconduct in the performance of his duty to the corporation. To the extent that City Holding board of directors determines that a settlement is in City Holding’s best interests, City Holding shall reimburse the officer or director for any amounts paid in effecting the settlement and for reasonable expenses associated therewith.

Virginia Bancorp. The VSCA provides that in any proceeding brought by or in the right of a corporation or brought by or on behalf of shareholders of the corporation, the damages assessed against an officer or director arising out of a single transaction, occurrence or course of conduct may not exceed the lesser of (a) the monetary amount, including the elimination of liability, specified in the articles of incorporation or, if approved by the shareholders, in the bylaws as a limitation on or elimination of the liability of the officer or director, or (b) the greater of (i) $100,000 or (ii) the amount of cash compensation received by the officer or director from the corporation during the 12 months immediately preceding the act or omission for which liability was imposed. The liability of an officer or director is not limited under the VSCA or a corporation’s articles of incorporation and bylaws if the officer or director engaged in willful misconduct or a knowing violation of the criminal law or of any federal or state securities law.

Unless its articles of incorporation provide otherwise, a Virginia corporation must indemnify a director who entirely prevails in the defense of any proceeding to which he was a party because he is or was a director of the corporation against reasonable expenses incurred by him in connection with the proceeding.

The Virginia Bancorp Articles provide that Virginia Bancorp shall indemnify any current or former officer or director of Virginia Bancorp, or a person serving as a director, trustee, partner or officer of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise at Virginia Bancorp’s request, against costs and expenses incurred by him in connection with a claim or proceeding against him by reason of him being or having been an officer or director, unless such costs and expenses result from his willful misconduct or a knowing violation of the criminal law or any federal or state securities law. The Virginia Bancorp board of directors may, by a majority vote of a quorum of disinterested directors, enter into a contract to indemnify any director or officer in respect of any proceedings arising from any act or omission, whether occurring before or after the execution of such contract.

Special Meetings of Shareholders

City Holding. The City Holding Articles provide that a special meeting of shareholders may be called at any time by the City Holding board of directors, or by the president and secretary, or by any three or more shareholders holding together not less than ten percent (10%) of the shares of City Holding, in accordance with the WVBCA.

Virginia Bancorp. The Virginia Bancorp Bylaws provide that a special meeting of shareholders may be called at any time by the chairman of the board, the chief executive officer, the president, a majority of the board of directors, or by holders of not less than ten percent (10%) of all shares of the outstanding capital stock of Virginia Bancorp entitled to vote at the meeting.

Shareholder Nominations

City Holding. The City Holding Bylaws provide that the City Holding board of directors or any City Holding shareholder entitled to vote in the election of directors may nominate persons for election to City Holding’s board of directors pursuant to certain procedures set forth in the City Holding Bylaws. A shareholder nominating a person for the board of directors must give notice to City Holding’s secretary not less than 120 days prior to the first anniversary of the previous year’s annual meeting unless the dates of the annual meeting has changed by more than 30 days from the anniversary date of the previous year’s annual meeting in which case notice must be received not later than 120 calendar days prior to such annual meeting or 10 calendar days following the date on which public announcement of the meeting date is first made. If no annual meeting was held in the previous year or the date of the annual meeting was changed by more than 30 days from the anniversary date of the previous year’s annual meeting, the shareholder must give notice not later than 120 calendar days prior to such annual meeting or 10 calendar days following the date on which public announcement of the meeting is first made.

Virginia Bancorp. The Virginia Bancorp Bylaws provide that shareholders entitled to vote in the election of directors may nominate persons for election to Virginia Bancorp’s board of directors. A shareholder nominating a person for the board of directors must give notice to Virginia Bancorp’s secretary not less than 20 days before the date of the annual meeting.

Notice of Shareholder Proposals

City Holding. Pursuant to the City Holding Bylaws, shareholder proposals must be submitted to City Holding’s secretary not less than 120 days prior to the meeting at which such proposals are to be considered. If no annual meeting was held in the previous year or the date of the annual meeting was changed by more than 30 days from the anniversary date of the previous year’s annual meeting, the shareholder must give notice not later than 120 calendar days prior to such annual meeting or 10 calendar days following the date on which public announcement of the meeting is first made.

Virginia Bancorp. Pursuant to the Virginia Bancorp Bylaws, shareholder proposals must be submitted to Virginia Bancorp’s secretary not less than 20 days prior to the meeting at which such proposals are to be considered.

Amendment of Articles of Incorporation and Bylaws

City Holding. Under the WVBCA, the City Holding Articles generally may be amended by the affirmative vote of a majority of all votes of shareholders entitled to be cast on a matter and a majority of the outstanding stock of each class entitled to vote on the amendment, unless a greater number is specified in the articles of incorporation. The City Holding Articles do not require a greater vote.

The City Holding Bylaws may be amended only by a majority vote of the directors of City Holding.

Virginia Bancorp. The Virginia Bancorp Articles generally may be amended by the affirmative vote of a majority of the total votes entitled to be cast by each voting group entitled to vote on the amendment.

The Virginia Bancorp Bylaws may be amended by a majority vote of the directors of Virginia Bancorp or by a majority vote of the shareholders entitled to vote in the election of directors.

Factors in Board Decision-Making

City Holding. Neither the City Holding Articles nor the WVBCA addresses the factors that may be considered by a board of directors in its decision-making process when considering acquisition or merger proposals.

Virginia Bancorp. Similar to City Holding, neither the Virginia Bancorp Articles nor the VSCA addresses the factors that may be considered by a board of directors in its decision-making process when considering acquisition or merger proposals.

Business Combinations with Interested Parties

City Holding. West Virginia corporate law does not contain statutory provisions restricting certain business combinations. Additionally, the City Holding Articles do not contain special provisions related to business combinations with interested parties.

Virginia Bancorp. The Affiliated Transactions Statute of the VSCA contains provisions governing “affiliated transactions.” These include various transactions such as mergers, share exchanges, sales, leases, or other dispositions of material assets, issuances of securities, dissolutions, and similar transactions with an “interested shareholder.” An interested shareholder is generally the beneficial owner of more than 10% of any class of a corporation’s outstanding voting shares. During the three years following the date a shareholder becomes an interested shareholder, any affiliated transaction with the interested shareholder must be approved by both a majority of the “disinterested directors” (those directors who were directors before the interested shareholder became an interested shareholder or who were recommended for election by a majority of disinterested directors) and by the affirmative vote of the holders of two-thirds of the corporation’s voting shares other than shares beneficially owned by the interested shareholder. These requirements do not apply to affiliated transactions if, among other things, a majority of the disinterested directors approve the interested shareholder’s acquisition of voting shares making such a person an interested shareholder before such acquisition. Beginning three years after the shareholder becomes an interested shareholder, the corporation may engage in an affiliated transaction with the interested shareholder if:

•	the transaction is approved by the holders of two-thirds of the corporation’s voting shares, other than shares beneficially owned by the interested shareholder;

•	the affiliated transaction has been approved by a majority of the disinterested directors; or

•

subject to certain additional requirements, in the affiliated transaction the holders of each class or series of voting shares will receive consideration meeting specified fair price and other requirements designed to ensure that all shareholders receive fair and equivalent consideration, regardless of when they tendered their shares.

The Affiliated Transactions Statute is only applicable to corporations that have more than 300 shareholders. Corporations may opt out of the Affiliated Transactions Statute in their articles of incorporation or bylaws. Virginia Bancorp has not opted-out of the Affiliated Transactions Statute and the Virginia Bancorp Articles do not contain special provisions related to business combinations with interested parties.

PROPOSAL TWO: ADJOURNMENT OF THE SPECIAL MEETING

In the event that there are not sufficient votes to constitute a quorum or approve the merger agreement at the time of the special meeting, the meeting will be adjourned or postponed to a later date or dates in order to permit further solicitation of proxies. In order to allow proxies that have been received at the time of the meeting to be voted for an adjournment, if necessary, Virginia Bancorp is submitting the question of adjournment/postponement to its shareholders as a separate matter for their consideration. The board of directors of Virginia Bancorp recommends that its shareholders vote “FOR” the adjournment/postponement proposal. If it is necessary to adjourn or postpone the special meeting, no notice of such adjourned or postponed meeting is required to be given to Virginia Bancorp’s shareholders, other than an announcement at the special meeting of the place, date and time to which the meeting is adjourned or postponed, if the meeting is adjourned for 120 days or less.

The board of directors of Virginia Bancorp recommends that you vote “FOR” approval of this proposal.

LEGAL MATTERS

Jackson Kelly PLLC will opine as to the tax treatment of the consideration paid in connection with the merger under the Internal Revenue Code. Jackson Kelly PLLC will opine as to the legality of the common stock of City Holding offered by this proxy statement/prospectus.

EXPERTS

The consolidated financial statements of City Holding Company incorporated by reference in City Holding Company’s Annual Report on Form 10-K for the year ended December 31, 2011, and the effectiveness of City Holding Company’s internal control over financial reporting as of December 31, 2011, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, incorporated by reference therein, and incorporated herein by reference. Such financial are incorporated herein by reference, in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

The consolidated financial statements of Virginia Bancorp as of December 31, 2010 and 2009, and for each of the two years in the period ended December 31, 2010, included in this proxy statement/prospectus have been audited by Brown, Edwards & Company, L.L.P., independent auditors, as stated in their report appearing herein and have been so included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

City Holding filed with the SEC under the Securities Act the registration statement on Form S-4 to register the shares of City Holding common stock to be issued to Virginia Bancorp’s shareholders in connection with the merger. The registration statement, including the exhibits and schedules thereto, contains additional relevant information about City Holding and its common stock. The rules and regulations of the SEC allow City Holding to omit certain information included in the registration statement from this proxy statement/prospectus. This proxy statement/prospectus is part of the registration statement and is a prospectus of City Holding in addition to being Virginia Bancorp’s proxy statement for its special meeting.

City Holding (File No. 0-11733) files reports, proxy statements and other information with the SEC under the Securities Exchange Act of 1934, as amended. You may read and copy this information at the Public Reference Room of the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet web site that contains reports, proxy statements and other information about issuers, like City Holding, that file electronically with the SEC. The address of that site is www.sec.gov. City Holding also posts its SEC filings on its website. The website address is www.cityholding.com. Information contained on the City Holding website is not incorporated by reference into this proxy statement/prospectus, and you should not consider information contained in its website as part of this proxy statement/prospectus. You can also inspect reports, proxy statements and other information that City Holding has filed with the SEC at the National Association of Securities Dealers, Inc., 1735 K Street, Washington, D.C. 20096.

The SEC allows City Holding to “incorporate by reference” information into this proxy statement/prospectus. This means that we can disclose important information to you by referring you to another document filed separately by City Holding with the SEC. The information incorporated by reference is considered to be a part of this proxy statement/prospectus, except for any information that is superseded by information that is included directly in this proxy statement/prospectus.

This proxy statement/prospectus incorporates by reference the documents listed below that City Holding has previously filed with the SEC:

• Annual Report on Form 10-K for the year ended December 31, 2011	Filed on March 15, 2012

• Definitive Proxy Materials for the 2012 Annual Meeting of Shareholders	Filed March 23, 2012

• Current Reports on Form 8-K	Filed on March 1, 2012; March 16, 2012

•    The description of City Holding’s common stock set forth in City Holding’s registration statement on Form 8-A filed pursuant to Section 12 of the Exchange Act and any amendment or report filed for the purpose of updating those descriptions

Filed on May 28, 1987

City Holding also incorporates by reference additional documents that may be filed under Sections 13(a) and 15(d) of the Securities Exchange Act of 1934 with the SEC between the date of this proxy statement/prospectus and the date of Virginia Bancorp’s special meeting of shareholders or the termination of the merger agreement. These include periodic reports such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.

You can obtain additional copies of the documents incorporated by reference in this proxy statement/prospectus free of charge by requesting them in writing or by telephone from the following address:

City Holding Company

25 Gatewater Road

Cross Lanes, West Virginia 25313

Attention: Vikki Evans-Faw

Telephone: (304) 769-1100

If you would like to request any documents, please do so by April 30, 2012, in order to receive them before the special meeting.

Neither City Holding nor Virginia Bancorp has authorized anyone to give any information or make any representation about the merger or the companies that is different from, or in addition to, that contained in this proxy statement/prospectus or in any of the materials that we have incorporated into this proxy statement/prospectus. Therefore, if anyone does give you information of this sort, you should not rely on it. Information in this proxy statement/prospectus about City Holding has been supplied by City Holding and information about Virginia Bancorp has been supplied by Virginia Bancorp. The information contained in this proxy statement/prospectus speaks only as of the date of this proxy statement/prospectus unless the information specifically indicates that another date applies.

OTHER MATTERS

The board of directors of Virginia Bancorp knows of no other matters that may come before the special meeting. If any matters other than those referred to should properly come before the meeting, it is the intention of the persons named in the enclosed proxy to vote such proxy in accordance with their best judgment.

CONSOLIDATED FINANCIAL STATEMENTS

OF

VIRGINIA SAVINGS BANCORP, INC.

INDEPENDENT AUDITOR’S REPORT

To the Board of Directors and Stockholders

Virginia Savings Bancorp, Inc.

Front Royal, Virginia

We have audited the accompanying consolidated balance sheets of Virginia Savings Bancorp, Inc. (the “Company”) and subsidiaries as of December 31, 2010 and 2009 and the related consolidated statements of income, changes in stockholders’ equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards required that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Virginia Savings Bancorp, Inc. and subsidiaries as of December 31, 2010 and 2009 and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

CERTIFIED PUBLIC ACCOUNTANTS

Harrisonburg, Virginia

March 31, 2011

Providing Professional Business Advisory & Consulting Services
124 Newman Avenue, Harrisonburg, VA 22801 • 540-434-6736 • Fax: 540-434-3097 • www.BEcpas.com

VIRGINIA SAVINGS BANCORP, INC.

CONSOLIDATED BALANCE SHEETS

December 31, 2010 and 2009

	2010	2009
ASSETS
Cash and due from banks	$3,355,949	$3,337,464
Interest bearing deposits at other banks	2,430,220	7,071,924
Federal funds sold	3,248,000	2,266,000

Total cash and cash equivalents	9,034,169	12,675,388
Investment securities available for sale	—	3,632,784
Investment securities held to maturity (fair value of $1,496,652 and $2,009,083 at December 31, 2010 and 2009)	1,500,000	2,000,000
Mortgage backed securities held to maturity (fair value of $14,557,590 and $6,798 at December 31, 2010 and 2009, respectively)	14,708,103	6,745
Loans receivable, net of allowance for loan losses of $1,530,600 and $1,564,600 at December 31, 2010 and December 31, 2009	92,415,085	97,247,313
Premises and equipment, net	5,561,223	5,742,254
Investment in Federal Home Loan Bank of Atlanta Stock	243,300	261,300
Foreclosed real estate	1,801,027	2,693,241
Real estate held for sale	533,300	533,300
Deferred taxes	444,400	493,400
Other assets	1,407,309	2,024,812

Total Assets	$127,647,916	$127,310,537

LIABILITIES
Interest bearing deposits	$110,558,898	$109,876,809
Non-interest bearing deposits	4,409,126	5,117,701

Total Deposits	114,968,024	114,994,510
Other liabilities	482,934	438,130

Total Liabilities	115,450,958	115,432,640

STOCKHOLDERS’ EQUITY
Series A non-voting preferred stock, $1.00 par (500,000 shares authorized, 89,964 shares issued and outstanding at December 31, 2010 and 2009)	89,864	89,864
Common stock, $1.00 par (5,000,000 shares authorized; 1,810,120 shares issued and outstanding at December 31, 2010 and 1,806,884 shares issued and outstanding at December 31, 2009)	1,810,120	1,810,120
Additional paid-in capital	1,266,014	1,266,014
Accumulated other comprehensive income	—	25,506
Retained earnings	8,030,960	7,686,393

Total Virginia Savings Bancorp, Inc. stockholders’ equity	11,196,958	10,877,897
Preferred Stock of subsidiary	1,000,000	1,000,000

Total Equity	12,196,958	11,877,897

Total Liabilities and Stockholders’ Equity	$127,647,916	$127,310,537

The Notes to Financial Statements are an integral part of these statements.

VIRGINIA SAVINGS BANCORP, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

Years Ended December 31, 2010 and 2009

	2010	2009
Interest Income
Interest and fees on loans	$5,801,967	$6,283,595
Interest on mortgage backed securities	222,202	39,863
Interest and dividends on investments	111,260	168,591
Other interest income	13,819	8,499

Total Interest Income	6,149,248	6,500,548
Interest Expense
Interest on deposits	1,546,383	2,202,371
Interest on short term borrowings	—	50

Total Interest Expense	1,546,383	2,202,421

Net interest income	4,602,865	4,298,127
Less: Provision for loan losses	277,578	496,853

Net interest income after provision for loan losses	4,325,287	3,801,274
Non-Interest Income
Loan fees and late charges	112,391	132,312
Income from mortgage banking activities	105,205	43,011
Fees from transaction accounts	946,906	993,787
Net loss on foreclosed real estate	(23,395)	(2,674)
Other income	15,212	57,081

Total Non-Interest Income	1,156,319	1,223,517
Non-Interest Expense
Salaries and employee benefits	2,523,505	2,594,108
Director compensation	90,372	94,328
Occupancy, furniture and equipment	387,090	396,808
Professional fees	176,965	425,234
Data processing	714,426	819,247
Foreclosed real estate	211,760	229,228
Deposit insurance premiums	202,069	302,383
Other	454,329	508,415

Total non-interest expense	4,760,516	5,369,751

Income (loss) before income tax provision	721,090	(344,960)
Income tax provision (benefit)	301,523	(128,800)

Income (loss)	$419,567	$(216,160)
Dividends on preferred stock of subsidiary	(75,000)	(75,000)

Net (income) loss attributable to common equivalents	$344,567	$(291,160)
Basic earnings (loss) per common equivalent	$0.18	$(0.15)

The Notes to Financial Statements are an integral part of these statements.

VIRGINIA SAVINGS BANCORP, INC.

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY

For Years Ended December 31, 2010 and 2009

	Preferred Stock of Subsidiary	Series A Non-Voting Preferred Stock	Common Stock	Additional Paid in Capital	Retained Earnings	Accumulated Other Comprehensive Gain (Loss)	Total Stockholders’ Equity
Balance—December 31, 2008	$1,000,000	$—	$1,899,984	$1,266,014	$7,977,553	$(54,466)	$12,089,085
Net Loss					(216,160)		(216,160)
Dividends paid to non-controlling Interest					(75,000)		(75,000)
Comprehensive Gain:
Net unrealized gains on available for sale securities, net of taxes of $48,900						79,972	79,972
Common stock conversion		89,864	(89,864)

Balance—December 31, 2009	1,000,000	89,864	1,810,120	1,266,014	7,686,393	25,506	11,877,897
Net Income					419,567		419,567
Dividends paid to non-controlling Interest					(75,000)		(75,000)
Comprehensive Gain:
Position on available for sale securities closed						(25,506)	(25,506)

Balance—December 31, 2010	$1,000,000	$89,864	$1,810,120	$1,266,014	$8,030,960	$—	$12,196,958

The Notes to Financial Statements are an integral part of these statements.

VIRGINIA SAVINGS BANCORP, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

Years Ended December 31, 2010 and 2009

	2010	2009
Operating Activities:
Net income (loss)	$419,567	$(216,160)
Adjustments to reconcile net income (loss) to net cash provided (used) by operating activities:
Provision for loan losses	277,578	496,853
Provision for losses on foreclosed real estate	154,405	101,798
Loss on sale of foreclosed real estate, net	27,043	2,674
Deferred income tax expense (benefit)	62,800	(77,435)
Amortization of premiums and discounts on investments	56,068	54,344
Depreciation expense	220,879	255,094
Loss on retirement of fixed assets	—	3,019
(Increase) decrease in other assets	619,203	(258,396)
Increase (decrease) in other liabilities, net	55,579	(63,196)

Net cash provided by operating activities	1,893,122	298,595

Cash Flows from Investing Activities
Maturities of available for sale investments	2,830,000	1,000,000
Maturities or call of held to maturity investments	6,000,000	6,011,050
Purchases of held to maturity investments	(5,500,000)	(5,000,000)
Purchases of mortgage backed securities	(15,365,916)	—
Principal repayments on mortgage backed securities	1,370,268	491,226
Net redemption of Federal Home Loan Bank Stock	18,000	61,000
Net decrease in loans receivable	4,173,499	4,521,217
Proceeds from sale of foreclosed real estate	1,133,129	1,466,341
Cash paid for improvements made on foreclosed real estate	(41,212)	(15,498)
Purchase of premises and equipment	(39,848)	(232,010)

Net cash (used) provided by investing activities	(5,422,080)	8,303,326

Cash Flows from Financing Activities:
Net decrease in deposits	(26,486)	(8,160,347)
Decrease in escrow accounts	(10,775)	(34,966)
Dividends paid to minority interest stockholder	(75,000)	(75,000)

Net cash used by financing activities	(112,261)	(8,270,313)

Net increase (decrease) in cash and cash equivalents	(3,641,219)	331,608
Cash and cash equivalents at beginning of period	12,675,388	12,343,780

Cash and cash equivalents at end of period	$9,034,169	$12,675,388

Supplemental Disclosures of Cash Flow Information:
Cash paid during the period for:
Interest	$1,544,625	$2,199,282
Income taxes	—	—
Non-cash transfer of loans to foreclosed real estate	$381,151	$592,234

The Notes to Financial Statements are an integral part of these statements.

VIRGINIA SAVINGS BANCORP, INC.

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

Years Ended December 31, 2010 and 2009

	2010	2009
Net income (loss)	$419,567	$(216,160)

Other comprehensive income:
Gross unrealized gains (losses) arising during the period	(41,006)	128,872
Adjustment for income tax expense	15,500	(48,900)

Other comprehensive income (loss), net of tax	(25,506)	79,972

Comprehensive income (loss)	$394,061	$(136,188)

During the year ended December 31, 2010, the Company’s investment in available for sale securities, which gave rise to other comprehensive income or loss in prior years, matured. Management has not designated any of the investment securities it purchased during fiscal year 2010 as available for sale. As a consequence, the Company did not have a reportable other comprehensive income or loss position as of December 31, 2010.

The Notes to Financial Statements are an integral part of these statements.

VIRGINIA SAVINGS BANCORP, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2010

Note 1—Organization and Business

Virginia Savings Bancorp, Inc. (“the Company”) is a Virginia corporation organized in April 2007 to serve as a unitary savings and loan holding company. The Company has one savings bank subsidiary, Virginia Savings Bank, F.S.B. (“the Bank”). The Bank has a wholly owned subsidiary, Virginia Savings Service Corporation (“VSSC”) that has been inactive since 1997.

The Company’s only significant asset is its investment in the Bank. Currently the Company does not engage in business activities other than its ownership of the Bank.

The Bank’s primary business activity is the acceptance of deposits from the general public through its five branches in Warren, Shenandoah and Frederick Counties, Virginia and the City of Winchester, Virginia and the use of the proceeds for investments and loan originations. The Bank faces competition from other financial institutions and is subject to the regulations of certain federal agencies and undergoes periodic examinations by those regulatory authorities.

Note 2—Summary of Significant Accounting Policies

Basis of Financial Statement Presentation and Principles of Consolidation

The financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America. In preparing the financial statements, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities as of the date of the statement of financial condition and revenues and expenses for the period. Actual results could differ significantly from those estimates. Material estimates that are particularly susceptible to significant change in the near-term relate to the determination of the allowance for loan losses, the valuation of real estate acquired through foreclosure, and the evaluation of investment securities for other than temporary impairment.

The consolidated financial statements of the Company include the accounts of the Company, Bank and VSSC. All inter-company accounts and transactions have been eliminated.

Cash and Cash Equivalents

For purposes of reporting cash flows, cash and cash equivalents include cash on hand, amounts due from banks, federal funds sold and short-term interest bearing deposits in other banks. Generally federal funds are sold for one-day periods.

The Bank is a quarterly filer with the Federal Reserve Bank with regard to reserves on its deposits. At December 31, 2010 and 2009, the Bank’s reserve requirement was $430,000 and $443,000, respectively.

The Bank satisfies its reserve requirement through its usable vault cash and account balances at the Federal Reserve Bank that are in excess of its minimum clearing balance.

Securities

At December 31, 2010, certain debt securities are classified as held to maturity and recorded at amortized cost. Management has the ability and positive intention to hold these securities to maturity. Securities not classified as held to maturity are classified as available for sale. Available for sale securities are recorded at fair value. Unrealized gains and losses on available for sale securities, net of

VIRGINIA SAVINGS BANCORP, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2010

Note 2—Summary of Significant Accounting Policies, Continued

Securities, (Continued)

deferred taxes, are reported as a separate component of shareholders’ equity until realized. Amortization of related premiums and accretion of discounts is computed using a method that approximates the effective interest method over the life of the security. Gains and losses on the sale of investment securities and mortgage backed securities are determined using the specific identification method.

Declines in the fair value of securities held to maturity and available for sale below their cost that are determined to be other than temporary are reflected in earnings as realized losses. In determining whether other than temporary impairment exists, management considers the length of time and extent to which fair value has been less than cost, the financial condition and near-term prospects of the issuer and the intent and ability of the Bank to hold the securities until the earlier of market price recovery or until the securities mature.

Investment in Federal Home Loan Bank of Atlanta Stock

Federal law requires member institutions of the FHLB system to hold stock of its district FHLB according to predetermined formulas. This restricted stock is carried at cost.

Loans Receivable

Loans receivable that management has the intent and the ability to hold for the foreseeable future or until maturity or payoff are stated at their outstanding balances, net of any allowance for losses and any deferred fees or costs. Interest income is accrued on the unpaid principal balance. Direct loan origination costs, net of loan origination fees, are deferred and recognized as an adjustment of the yield (interest income) over the contractual life of the related loans.

Accrual of interest is discontinued when the contractual payment of principal or interest has become 90 days past due or when management has serious doubts about the further collectability of principal or interest even though the loan is currently performing. A loan may remain on accrual status if it is in the process of collection and is either guaranteed or is well secured. When a loan is placed on non-accrual status, unpaid interest previously credited to income is reversed. Payments received on non-accrual loans are either applied against principal or reported as interest income, according to management’s judgment as to the collectability of principal. Generally, loans are restored to accrual status when the obligation is brought current and the loan has performed in accordance with its contractual terms for a reasonable period of time such that the ultimate collectability of the total contractual principal and interest is no longer in doubt.

Allowance for Loan Losses

An allowance for loan losses is provided through charges to income in an amount that management believes will be adequate to absorb losses on existing loans that may become uncollectible and is based on evaluations of the collectability of loans and prior loan loss experience. The evaluations take into consideration such factors as changes in the nature and volume of the loan portfolio, overall portfolio quality, review of specific problem loans, and current economic conditions that may affect the

VIRGINIA SAVINGS BANCORP, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2010

Note 2—Summary of Significant Accounting Policies, Continued

Allowance for Loan Losses, Continued

borrowers’ ability to pay. Determining the amount of the allowance for loan losses requires the use of estimates and assumptions. Actual results could differ significantly from those estimates. Management believes the allowance for losses on loans is adequate. While management uses available information to estimate losses on loans, future additions to the allowance may be necessary based on changes in local and national economic conditions. In addition, various regulatory agencies, as an integral part of their examination process, periodically review the Bank’s allowance for losses on loans. Such agencies may require the Bank to recognize additions to the allowance based on their judgments about information available to them at the time of their examination.

The allowance for losses on loans consists of specific and general components. The specific component relates to loans that are classified sub-standard, doubtful, or are identified as troubled debt restructurings. For such loans that are determined to be impaired, an allowance is provided when the observable market price or collateral’s fair value, less anticipated disposal costs, of the impaired loan is lower than the carrying value of the loan. If no collateral value is available, the Bank uses discounted cash flow analysis to determine the realizable value of the loan.

The general loss component provides for losses on non-classified loans and is derived from a two-step process. All large borrower relationships have been subjected to a credit grading process and assigned a credit grade. Each credit grade has a percentage loss allowance factor associated with it which is applied to loan principal balances to calculate a general loss allowance. Loss allowances on homogenous groups of smaller balance loans which are neither evaluated for impairment nor credit graded are based on historical loss experiences adjusted for qualitative factors. At December 31, 2010, approximately $45.1 million of loans were credit graded, and approximately $46.0 million of loans were in homogenous groups of smaller balance loans.

A loan is considered impaired when, based on available information and events, it is probable that the Bank will be unable to collect the scheduled payments of principal or interest when due according to the terms of the loan agreement. Management considers the significance of delinquency, financial condition of the borrower and collateral value declines on a case-by-case basis and considers the reasons for delinquency, the borrower’s payment history, absence or presence of third party guarantees, and the amount of principal and interest owed. Impairment is measured on a loan by loan basis for investor owned single family loans, non-residential mortgages, construction loans, land loans and commercial loans using the methodologies outlined above.

Off-Balance Sheet Financial Instruments and Guarantees

In the ordinary course of business, the Bank is a party to off-balance sheet financial instruments consisting of commitments to extend credit and letters of credit. Such financial instruments are recorded in the statement of condition when they are funded.

The Bank issues stand-by letters of credit that are unconditional commitments by the Bank guaranteeing performance by a customer to a third party. These guarantees are issued primarily to support private borrowing arrangements, generally limited to real estate transactions. The credit risk involved in issuing these guarantees is essentially the same as that involved in extending loans to customers.

VIRGINIA SAVINGS BANCORP, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2010

Note 2—Summary of Significant Accounting Policies, Continued

Off-Balance Sheet Financial Instruments and Guarantees, Continued

The Bank also issues standard representations, warranties and indemnifications in the course of selling mortgage loans. The Bank has not been required to act on such guarantees in the past and does not believe that any payments pursuant to them would materially change the Bank’s financial condition or results of operations as presented herein.

Premises and Equipment

Land is carried at cost. Buildings and improvements, furniture and equipment are stated at cost less accumulated depreciation and are depreciated over their estimated useful lives using the straight line method as follows:

Buildings	39 years
Building improvements	5 – 39 years
Furniture and equipment	3 – 10 years

Foreclosed Real Estate

Real estate acquired through foreclosure is initially reported at the fair value of the repossessed asset less estimated selling costs. Any excess of recorded investment over fair value at the time of acquisition is charged to the allowance for loan losses. Management periodically evaluates the recoverability of the carrying value of the real estate acquired through foreclosure using estimates as described under the caption “Allowance for Loan Losses”. In the event of a subsequent decline in fair values, management provides an additional allowance to reduce real estate acquired through foreclosure to fair value less estimated disposal cost. Expenses incurred on foreclosed real estate prior to disposition are charged to expense. Gains or losses on the sale of foreclosed real estate are recognized upon disposition of the property.

Transfers of Financial Assets

Transfers of financial assets, including loan and loan participation sales, are accounted for as sales, when control over the assets has been surrendered. Control over transferred assets is deemed to be surrendered when (1) the assets have been isolated from the Bank, (2) the transferee obtains the right (free of conditions that constrain it from taking advantage of that right) to pledge or exchange the transferred assets and (3) the Bank does not maintain effective control over the transferred assets through an agreement to repurchase them before their maturity.

Income Taxes

Deferred income taxes are recognized for temporary differences between the financial reporting basis and the income tax basis of assets and liabilities based on enacted tax rates expected to be in effect when such amounts are realized or settled. Deferred tax assets are recognized only to the extent that it is more likely than not that such amounts will be realized based on consideration of available evidence. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

VIRGINIA SAVINGS BANCORP, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2010

Note 2—Summary of Significant Accounting Policies, Continued

Income Taxes, Continued

The Company accounts for uncertain tax provisions in accordance with accounting principles generally accepted in the United States. The Company records interest or penalties that occur in connection with unrecognized tax benefits as income tax expense in the Consolidated Statements of Operations. No interest or penalties were incurred during the year ended December 31, 2010 or 2009.

The tax years subject to examination by Federal and Virginia taxing authorities are the years ended December 31, 2010, 2009, 2008 and 2007.

Comprehensive Income

Accounting principles generally accepted in the United States of America require that recognized income, expenses, and gains and losses be included in net income. Changes in certain assets and liabilities, such as unrealized gains or losses on securities available for sale, are reported as a separate component of the equity section of the statement of financial condition. Such items, along with net income, are the components of comprehensive income.

Earnings Per Common Share Equivalent

Basic net income per share was computed on the weighted average number of shares outstanding. Diluted earnings per share are computed on a weighted average basis under the “if converted” method. There was no dilutive impact for 2010 because the difference between basic and diluted earnings per share was insignificant. There was no dilutive impact for 2009 because the assumed conversion was anti-dilutive for 2009. There were no adjustments to net income in the computation of diluted earnings per share for any of the periods presented. The weighted average number of shares outstanding used in computing basic earnings (loss) per common share equivalents were 1,899,984 for the years ended December 31, 2010 and 2009. The weighted average number of shares outstanding used in computing diluted earnings per common share equivalents was 1,966,651 for the year ended December 31, 2010.

Advertising

All advertising costs are expensed as incurred. Advertising costs were $41,632 and $36,010, respectively for the years ended December 31, 2010 and 2009.

Reclassifications

Certain prior year amounts have been reclassified to conform to the current year’s method of presentation.

Subsequent Events

Accounting principles generally accepted in the United States provide standards for accounting for and disclosure of events that occur after the balance sheet date but before the financial statements are issued. During the preparation of these consolidated financial statements, the Company evaluated the events and transactions that occurred from January 1, 2011 through March 31, 2011 the date these consolidated financial statements were available to be issued.

VIRGINIA SAVINGS BANCORP, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2010

Note 3—Investment Securities

Investment securities by contractual maturities at December 31, 2010 are summarized as follows:

Investments Held to Maturity at Amortized Cost	Within 1 Year	After 1 Year Through 5 Years	Total
Certificates of deposit	$1,000,000	$—	$1,000,000
Federal agency securities	—	500,000	500,000

Total investment securities	$1,000,000	$500,000	$1,500,000
Mortgage backed securities	$2,700,000	$12,008,103	$14,708,103

At December 31, 2010, the Company had no available for sale securities. At December 31, 2010, the Company’s held to maturity investment securities were in a net unrealized gain position. These securities consisted of a federal agency bond and a certificate of deposit.

On the following page is a schedule of securities with unrealized gains and losses as of December 31, 2010 and 2009.

At December 31, 2010, the Company’s held to maturity mortgage backed securities were in a net unrealized loss position. Mortgage backed securities consist of Ginnie Mae collateralized mortgage obligations (“CMO’s”) with estimated lives between 2.1 years to 5.0 years.

There were no securities with a significant unrealized loss position at December 31, 2009.

The Company’s held to maturity investments securities and mortgage backed securities at December 31, 2010 and 2009 had been in unrealized position for less than 12 months.

VIRGINIA SAVINGS BANCORP, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2010

Note 3—Investment Securities, Continued

Investment securities with a book value of $500,000 and a fair value of $496,652 at December 31, 2010 were pledged to secure public deposits.

	December 31, 2010
Investment Securities Held to Maturity	Amortized Cost	Fair Value	Unrealized Gains (Losses)
U.S. Agency Securities	$500,000	$496,652	$(3,348)
Certificates of deposit	1,000,000	1,000,000	—

Total investment securities	$1,500,000	$1,496,652	$(3,348)

Mortgage backed securities
With unrealized losses	$10,710,242	$10,533,579	$(176,663)
With unrealized gains	3,997,861	4,024,011	26,150

Total mortgage backed securities	$14,708,103	$14,557,590	$(150,513)

	December 31, 2009
Investments Available for Sale	Amortized Cost	Fair Value	Unrealized Gains (Losses)
Corporate bonds	$2,850,777	$2,876,995	$26,218
Mortgage backed securities	741,001	755,789	14,788

Total investments	$3,591,778	$3,632,784	$41,006

Investments Held to Maturity
U.S. agency securities	$1,000,000	$1,002,285	$2,285
Certificates of deposit	1,000,000	1,000,000	—
FNMA mortgage backed securities	6,745	6,798	53

Total investments	$2,006,745	$2,009,083	$2,338

Management evaluates securities for other than temporary impairment quarterly, and more frequently when economic conditions or market concerns warrant such valuation. Management has both the ability and intent to hold held to maturity securities until maturity.

There were no sales of securities during the years ended December 31, 2010 and 2009.

VIRGINIA SAVINGS BANCORP, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2010

Note 4—Loans Receivable

Loans receivable consist of the following:

	2010	2009
Residential Real Estate Loans:
1-4 family mortgages	$59,568,972	$60,387,013
1-4 family construction loans	3,457,180	3,069,492

	63,026,152	63,456,505
Other Real Estate Loans:
Apartment	3,136,981	3,475,901
Non-residential mortgages	14,764,848	15,958,526
Land loans	3,375,533	4,822,463
Lines of credit	2,562,844	2,401,758

	23,840,206	26,658,648
Commercial Loans:
Secured	1,880,474	1,967,924
Unsecured	830,453	1,063,087

	2,710,927	3,031,011
Consumer Loans:
Secured	3,853,374	5,246,757
Unsecured	536,420	408,902

	4,389,794	5,655,659

Total Loans	93,967,079	98,801,823
Deferred loan origination costs	(21,394)	10,090
Allowance for loan losses	(1,530,600)	(1,564,600)

Net Loans	$92,415,085	$97,247,313

The following sets forth information regarding the allowance for loan losses:

	2010	2009
Balance at beginning of year	$1,564,600	$1,375,900
Charge-offs	(334,247)	(341,250)
Recoveries	22,669	33,097
Provision charged to income	277,578	496,853

Balance at end of year	$1,530,600	$1,564,600

One to four family first trust mortgages carried at $42,591,977 are pledged to secure short term borrowings from the FHLB. Not all loans in a given classification may be pledged as collateral for FHLB purposes as loans to insiders and delinquent loans are ineligible for FHLB collateral purposes.

VIRGINIA SAVINGS BANCORP, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2010

Note 4—Loans Receivable, Continued

The following is a summary of information pertaining to impaired and non-accrual loans:

	2010	2009
Impaired loans without a valuation allowance	$5,017,850	$4,064,809
Impaired loans with a valuation allowance	3,028,716	2,953,598

Total impaired loans	$8,046,566	$7,018,407

Valuation allowance related to impaired loans	$519,700	$522,800
Total non-accrual loans	$3,503,023	$2,402,379
Total loans past due 90 days or more and still accruing	—	—
Average investment in impaired loans	$6,825,779	$7,490,964
Income recognized on a cash basis on impaired loans	46,447	54,241

The Bank has extended credit to some of its directors and executive officers and their business interests in the ordinary course of business on substantially the same terms, including interest rates and collateral requirements, as those prevailing at the time for comparative transactions with unrelated parties.

A summary of the activity of these loans is as follows:

	2010	2009
Balance at beginning of year	$1,045,746	$1,003,821
Plus new extensions of credit	248,000	73,834
Less repayments/reductions	(90,868)	(31,899)

Balance at end of year	$1,202,888	$1,045,756

The Bank is a party to financial instruments with off-balance-sheet risk in the normal course of business to meet the financial needs of its customers. These financial instruments consist of outstanding mortgage loan commitments, letters of credit and lines of credit and involve, to varying degrees, elements of credit risk in excess of the amount recognized in the statement of financial position.

The contract amounts of these instruments represent the extent of involvement the Bank has in each class of financial instrument.

Financial instruments whose contract amounts represent credit risk:

	2010	2009
Loan commitments	$702,500	$680,200
Standby letters of credit	21,271	49,209
Lines of credit—secured by real property	9,538,871	12,537,187
Lines of credit—secured by other collateral	73,179	393,543
Lines of credit—unsecured	942,947	799,609

Balance at end of year	$11,278,768	$14,459,748

The Bank had outstanding commitments to originate mortgage loans secured by real property, exclusive of the undisbursed portion of loans in process, of $702,500 at December 31, 2010, all of which expire within one year. These commitments consist of fixed rate loans with rates varying from 4.125% to 6.75%.

VIRGINIA SAVINGS BANCORP, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2010

Note 4—Loans Receivable, Continued

Letters of credit are conditional commitments issued by the Bank guaranteeing performance by a customer to a third party. These guarantees are issued primarily to support private borrowing arrangements, generally limited to real estate transactions. The Bank’s exposure to credit loss from non-performance by the other party to the above-mentioned financial instruments is represented by the contractual amount of those instruments. The Bank uses essentially the same credit policies in making commitments and conditional obligations as it does for on-balance-sheet instruments. All of these letters of credit will expire within the next eleven months. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loan commitments. The Bank may require collateral and personal guarantees supporting these conditional obligations as deemed necessary. Management believes that the personal guarantees would be sufficient to cover any remaining outstanding balances required under the corresponding guarantees. A letter of credit in the amount of $21,271 was outstanding at December 31, 2010.

Lines of credit are loan commitments to individuals and companies and have fixed expiration dates as long as there is no violation of any condition established in the loan contract. The Bank evaluates each customer’s credit worthiness on a case-by-case basis.

The credit risk involved in these financial instruments is essentially the same as that involved in extending loan facilities to customers. No amount has been recognized in the statement of financial condition at December 31, 2010 and 2009, as a liability for credit loss.

Mortgage loans serviced for others are not included in the accompanying consolidated statements of financial condition. The unpaid principal balances of these loans at December 31, 2010 and 2009 were $15,845,725 and $21,425,084, respectively. Custodial escrow balances maintained in connection with the foregoing loan servicing were approximately $334,200 and $304,600 at December 31, 2010 and 2009, respectively.

Note 5—Premises and Equipment

Premises and equipment are summarized by major classifications as follows:

	2010	2009
Land	$2,053,736	$2,053,736
Buildings and improvements	4,285,400	4,272,038
Furniture and equipment	1,439,905	1,428,377

	7,779,041	7,754,151
Less accumulated depreciation	2,217,818	2,011,897

Total	$5,561,223	$5,742,254

The Company had no material lease commitments at December 31, 2010 or 2009.

Note 6—Investment in Federal Home Loan Bank of Atlanta Stock

The Bank is required to maintain an investment in the stock of the FHLB. The FHLB’s current capital plan requires member institutions to maintain capital stock based on total assets and outstanding borrowings.

VIRGINIA SAVINGS BANCORP, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2010

Note 6—Investment in Federal Home Loan Bank of Atlanta Stock, Continued

Management evaluates the Bank’s restricted stock in the FHLB for impairment in accordance with accounting principles generally accepted in the United States. Based on its review, management believes no impairment charge related to FHLB stock is necessary as of December 31, 2010.

Note 7—Deposits

Deposits in the Bank as of December 31, 2010 and 2009 consisted of the following:

	2010		2009
Category	Amount	Percent	Amount	Percent
Non-interest bearing deposits	$4,409,126	3.8%	$5,117,701	4.4%
Interest Bearing Deposits
Checking and money market	24,350,597	21.2%	24,022,195	20.9%
Savings	24,429,387	21.2%	22,584,525	19.6%
Certificates of deposit	61,770,207	53.8%	63,263,140	55.1%
Accrued interest	8,707	0.0%	6,949	0.0%

Total interest bearing deposits	110,558,898	96.2%	109,876,809	95.6%

Total Deposits	$114,968,024	100.0%	$114,994,510	100.0%

The aggregate amount of certificates of deposit with a minimum denomination of $100,000 was approximately $16,637,700 and $15,466,000 at December 31, 2010 and 2009, respectively. At December 31, 2010 and 2009, there were no brokered deposits.

At December 31, 2010, scheduled maturities of certificates of deposit were as follows:

Year Ending December 31,
2011	$39,080,260
2012	7,541,111
2013	5,844,843
2014	3,839,184
2015	5,464,809

Total	$61,770,207

Interest expense on deposits is summarized as follows:

	2010	2009
Checking and money market accounts	$58,175	$58,000
Savings accounts	183,169	172,237
Certificates of deposit	1,305,039	1,972,134

	$1,546,383	$2,202,371

Deposits of related parties, including directors, executive officers and their affiliates, approximated $796,500 and $1,095,200 at December 31, 2010 and 2009, respectively.

VIRGINIA SAVINGS BANCORP, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2010

Note 8—Advances From Federal Home Loan Bank of Atlanta and Other Borrowings

The Bank has an available line of credit with the Federal Home Loan Bank of Atlanta that is equal to 10% of the previous quarter’s ending balance of assets. The Bank’s eligibility to borrow in excess of 10% of assets is subject to its meeting certain eligibility criteria outlined in the FHLB’s credit and collateral policy. At December 31, 2010, the Bank’s available credit, under the 10% eligibility limit, was approximately $12.9 million. The borrowings on the line of credit, which has no expiration date, must be secured by lendable collateral value equal to at least 100% of the total advances outstanding. In addition, the Bank has pledged approximately $42.6 million of loans receivable as additional collateral. There were no borrowings outstanding at December 31, 2010 and 2009.

Note 9—Preferred Stock of Subsidiary

On March 31, 2006 the Bank entered into a stock purchase agreement with a third party pursuant to which the Bank sold 100,000 shares of Series A preferred stock at a purchase price of $10.00 per share. The Series A preferred stock pays a $0.75 annual dividend, payable in quarterly installments. The dividends payable on the Series A preferred stock are prior and in preference to any dividend on the Bank’s common stock. Beginning on March 31, 2008, the Series A preferred stock became redeemable at the option of the Bank, in whole or in part, at a redemption price of (1) $10.00 per share and (2) and accrued but unpaid dividends. Beginning on April 1, 2008, the holder of Series A preferred stock of the Bank acquired the right to convert the security into shares of the Company’s common stock such that for every three shares of Series A preferred stock the former holder thereof will receive two shares of the Company’s common stock.

Note 10—Stockholders’ Equity

The Bank is subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory and possibly additional discretionary actions by regulators that, if undertaken, could have a direct material effect on the Company’s financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Bank must meet specific capital guidelines that involve quantitative measures of the Bank’s assets, liabilities, and certain off-balance-sheet items as calculated under regulatory accounting practices. The Bank’s capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors.

Quantitative measures established by regulation to ensure capital adequacy require the Bank to maintain minimum amounts and ratios (set forth in the table below) of total and Tier 1 capital (as defined in the regulations) to risk-weighted assets (as defined), and Tier 1 capital (as defined) to total assets (as defined). Management believes, as of December 31, 2010, that the Bank meets all capital standards applicable to well capitalized financial institutions. The most recent notification from the Office of Thrift Supervision (“OTS”) also categorizes the Bank as well capitalized.

OTS regulations reserve the right to limit the payment of dividends and other capital distributions by the Bank. The Bank is able to pay dividends during the year to the extent that (i) following the capital distribution, the Bank will not be undercapitalized, significantly undercapitalized or critically undercapitalized (ii) the capital distribution does not raise safety or soundness concerns, and (iii) the capital distribution does not violate a prohibition in any statute, regulation, agreement between the Bank and the OTS, or a condition imposed on the Bank by the OTS. The Bank is restricted in paying dividends on its stock to the greater of the restrictions described in the preceding paragraph, its regulatory capital requirement or the accumulated bad debt deduction.

VIRGINIA SAVINGS BANCORP, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2010

Note 10—Stockholders’ Equity, Continued

The Bank was allowed a special bad debt deduction at various percentages of otherwise taxable income for various years through December 31, 1987. If the amounts, which qualified as deductions for federal income tax purposes prior to December 31, 1987, are later used for purposes other than to absorb loan losses, including distributions in liquidations, they will be subject to federal income tax at the then current corporate rate and mortgage loans must be maintained at the December 31,1987 level to receive current tax deductions for loan losses.

The Bank is required to file quarterly reports on its financial condition, results of operations and other financial information with the OTS. OTS financial reporting rules follow the same generally accepted accounting principles (“GAAP”) applicable to these financial statements except for certain specified areas in which regulatory accounting principles (“RAP”) differ from GAAP. One of these areas is accounting for properties acquired through foreclosure. GAAP indicates that these properties should be accounted for at their fair value on the foreclosure date and at the lower of carrying value or fair value thereafter. OTS RAP specifies that foreclosed assets be reported at the lower of their historical cost or their fair value. Application of RAP to the Bank’s accounting for real estate acquired through foreclosure resulted in approximately $452,200 less in earnings and tangible capital, as reported to the OTS at December 31, 2010 and 2009 than the amounts determined under GAAP and reported herein. This difference between GAAP and RAP will continue to exist until the Bank disposes of the properties. The following table reflects the $452,200 lesser amount of capital reported to OTS at December 31, 2010 and 2009. In addition to this accounting difference, financial information reported to the OTS is for the Bank only. The Company is not subject to minimum capital requirements under OTS regulations.

The following table presents the Bank’s capital position at December 31, 2010 and 2009:

	Capital Amounts Actual		For Capital Adequacy Purposes Required		To Be Well Capitalized Under the Prompt Corrective Action Provisions Required
	Amount	% of Assets	Amount	% of Assets	Amount		% of Assets
December 31, 2010
Tangible (1)	$11,560,603	9.10%	$1,906,136	1.50%	$	N/A	N/A
Tier I (2)	10,560,603	12.27%	N/A	N/A		5,164,848	6.00%
Core (1)	10,560,603	8.31%	5,083,028	4.00%		6,353,785	5.00%
Total (2)	12,571,503	14.60%	6,886,464	8.00%		8,608,080	10.00%
December 31, 2009
Tangible (1)	$11,236,495	8.84%	$1,906,228	1.50%	$	N/A	N/A
Tier (2)	10,210,989	10.53%	N/A	N/A		5,817,493	6.00%
Core (1)	10,210,989	8.03%	5,083,275	4.00%		6,354,094	5.00%
Total (2)	12,278,295	12.66%	7,756,657	8.00%		9,695,821	10.00%

(1)	To adjusted total assets
(2)	To risk-weighted assets

Note 11—Employee Benefit Plan

The Bank has a 401(k) Retirement Savings Plan which is offered to all Bank employees age 21 or older who have completed 90 days of service. Employees may contribute a percentage of their salary up to a maximum of 10%. The Bank may contribute up to 50% of the employee’s contribution, not to exceed 3% of the employee’s annual salary and benefits vest over a four-year period. The net cost for the years ended December 31, 2010 and 2009 was $28,953 and $26,263, respectively.

VIRGINIA SAVINGS BANCORP, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2010

Note 12—Income Taxes

The provision for income tax expense (benefit) is comprised of the following:

	2010	2009
Current:
Federal	$196,971	$(43,246)
State	41,752	(8,119)
Deferred:
Federal	57,600	(69,188)
State	5,200	(8,247)

Balance at end of year	$301,523	$(128,800)

A reconciliation of the statutory federal income tax rate to the effective tax rate follows:

	2010		2009
Federal income tax expense (benefit) at statutory rate	$245,100	34.0%	$(117,300)	34.0%
State tax (benefit) net of federal income tax expense	28,800	4.0%	(13,700)	4.0%
Other, net	27,623	3.0%	2,200	-.6%

Effective income tax rate	$301,523	41.0%	$(128,800)	37.4%

Deferred tax assets and deferred tax liabilities consist of the following:

	2010	2009
Deferred Tax Assets
Allowance for loan losses	$581,016	$593,922
Allowance for losses on foreclosed real estate	—	13,994
Reserve for uncollected interest	95,083	49,589
Foreclosure expenses	36,343	35,490
Deferred organizational costs	48,300	50,554
Charitable contributions	—	8,113
Other	4,391	23,488

Total gross deferred tax assets	765,133	775,150

Deferred Tax Liabilities
Gain on foreclosed real estate	(85,527)	—
Available for sale securities	—	(15,566)
Mortgage servicing rights	(40,458)	(55,280)
Accelerated depreciation	(194,748)	(210,904)

Total gross deferred tax liabilities	(320,733)	(281,750)

Net deferred tax asset	$444,400	$493,400

VIRGINIA SAVINGS BANCORP, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2010

Note 13—Disclosures About Fair Value of Financial Instruments

The estimated fair values of the Company’s financial instruments are summarized below. The fair values of a significant portion of these financial instruments are estimates derived using present value techniques and may not be indicative of the net realizable or liquidation values. Also, the calculation of estimated fair values is based on market conditions at a specific point in time and may not reflect current or future fair values.

The carrying amount is a reasonable estimate of fair value for cash, federal funds sold and interest-bearing deposits in other banks due to the short-term nature of these investments. The fair value of securities available for sale (carried at fair value) are determined by obtaining quoted market prices on nationally recognized securities exchanges (Level 1), or matrix pricing (Level 2), which is a mathematical technique based on matrices to value debt securities. The carrying amount of FHLB stock approximates fair value. Loans receivable were discounted using a single discount rate, comparing the current market rates at which similar loans would be made to borrowers with similar credit ratings and for the same remaining maturities. The fair value of demand deposits, savings accounts and money market deposits is by definition, equal to the amount payable on demand at the reporting date. The fair value of fixed-maturity certificates of deposit is estimated using market rates currently offered on deposits of similar remaining maturities. The carrying amounts for interest receivable, interest payable, and mortgage servicing rights approximate their fair value at the balance sheet date.

The Bank is a party to financial instruments with off-balance sheet risk in the normal course of business, including loan commitments and letters of credit. The off-balance sheet fair values are based on fees charged for similar agreements.

The estimated fair values of the Bank’s financial instruments are as follows:

	December 31, 2010		December 31, 2009
	Carrying	Fair	Carrying	Fair
	Amount	Value	Amount	Value
	(In Thousands)		(In Thousands)
Financial Assets
Cash and cash equivalents	$9,034	$9,034	$12,675	$12,675
Investment securities held to maturity	1,500	1,501	2,007	2,009
Investment securities available for sale	—	—	3,633	3,633
Mortgage backed securities	14,708	14,558	763	801
FHLB of Atlanta stock, at cost	243	243	261	261
Loans receivable, net	92,415	96,611	97,247	101,083
Accrued interest receivable	447	447	553	553
Mortgage servicing rights	107	107	146	146
Financial Liabilities
Deposits	$114,968	$116,563	$114,995	$116,446

Accounting principles generally accepted in the United States establish a framework for measuring fair values of financial instruments and disclosures about fair value measurements. These accounting principles establish a fair value hierarchy that prioritizes the inputs to valuation methods used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements).

VIRGINIA SAVINGS BANCORP, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2010

Note 13—Disclosures About Fair Value of Financial Instruments, Continued

The three levels of the fair value hierarchy are as follows:

Level 1:	Unadjusted quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities.

Level 2:	Quoted prices in markets that are not active, or inputs that are observable either directly or indirectly, for substantially the full term of the asset or liability.

Level 3:	Prices or valuation techniques that require inputs that are both significant to the fair value measurement and unobservable (i.e. supported with little or no market activity).

An asset or liability’s level within the fair value hierarchy is based on the lowest level of input that is significant to the fair value measurement.

For assets that the Company measures at fair value on a recurring basis, the fair value measurements by level within the fair value hierarchy used at December 31, 2009 are as follows. The Company had no such assets as December 31, 2010.

	2009	Level 1	Level 2	Level 3
Investments available for sale	$3,632,784	$—	$3,632,784	$—

For assets that the Company measures at fair value on a non-recurring basis, the fair value measurements by level within the fair value hierarchy used at December 31, 2010 and 2009 are as follows:

	2010	Level 1	Level 2	Level 3
Impaired loans	$2,508,866	$—	$—	$2,508,266
Foreclosed real estate	1,625,588	—	—	1,625,588

	2009	Level 1	Level 2	Level 3
Impaired loans	$2,430,798	$—	$—	$2,430,798
Foreclosed real estate	2,215,740	—	—	2,215,740

VIRGINIA SAVINGS BANCORP, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2010

Note 13—Disclosures About Fair Value of Financial Instruments, Continued

Following are reconciliations of activity in impaired loans and foreclosed real estate during the year ended December 31, 2010:

2010
Impaired Loans
Beginning Balance, 12/31/09	$2,430,798
New loans added	673,363
Principal receipts	(212,850)
Foreclosed loans	(180,635)
Increase in loss allowance	(201,810)

Ending Balance, 12/31/10	$2,508,866

Foreclosed Real Estate
Beginning Balance, 12/31/09	2,215,740
Transfers from loan portfolio	232,950
Properties on books 12/31/09 changed status	442,075
Property improvements	49,400
Valuation adjustments	(154,405)
Sales of foreclosed real estate	(1,160,172)

Ending Balance, 12/31/10	$1,625,588

The following valuation techniques were used to measure the fair value of assets in the table above.

Loans included in the above table are those which the Company has measured impairment generally based on the fair value of the loan’s collateral. Fair value is determined based upon independent third party appraisals of the properties, or discounted cash flows based upon the expected proceeds. These assets are included as Level 3 fair values, based upon the lowest level of input that is significant to the fair value measurements. The fair value consists of the loan balances less their valuation allowances.

Fair values of foreclosed real estate were based on independent third party appraisals of the properties or discounted cash flows based upon the expected sales proceeds upon disposition of the assets. These values were generally determined based on the sales prices of similar properties in the proximate vicinity. These assets are included as Level 3 fair values, based upon the lowest level of input that is significant to the fair value measurements. For the year ended December 31, 2010, the Company recognized net adjustments to the carrying value of real estate owned of $197,306, consisting of decreases in recorded value of $42,901 charged against the general loss allowance at initial foreclosure and write downs subsequent to foreclosure of $154,405 on other properties which are included in earnings for the year ended December 31, 2010.

Note 14—Related Party Transactions

A director provides real estate appraisal and inspection services to the Bank. He received $60,580 and $53,010 for those services in the years ended December 31, 2010 and 2009, respectively.

VIRGINIA SAVINGS BANCORP, INC.

CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION

(Unaudited)

	September 30, 2011	December 31 2010
ASSETS
Cash and due from banks	$2,470,561	$3,355,949
Interest bearing deposits at other banks	3,582,579	2,430,220
Federal funds sold	6,872,000	3,248,000

Total cash and cash equivalents	12,925,140	9,034,169
Investment securities held to maturity (fair value of $1,001,042 and $1,496,652 at September 30, 2011 and December 31, 2010, respectively)	1,000,000	1,500,000
Mortgage backed securities held to maturity (fair value of $19,610,045 and $14,557,590 at September 30, 2011 and December 31, 2010, respectively)	19,470,855	14,708,103
Loans receivable, net of allowance for loan losses of $1,203,000 and $1,530,600 at September 30, 2011 and December 31, 2010, respectively	87,378,493	92,415,085
Premises and equipment, net	5,510,126	5,561,223
Federal Home Loan Bank of Atlanta Stock, at cost	216,500	243,300
Foreclosed real estate	1,720,253	1,801,027
Real estate held for sale	543,300	533,300
Deferred tax assets	255,400	444,400
Other assets	1,429,230	1,407,309

Total Assets	$130,449,297	$127,647,916

LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities
Interest bearing deposits	$110,755,961	$110,558,898
Non-interest bearing deposits	6,316,366	4,409,126

Total Deposits	117,072,327	114,968,024
Advances from borrowers for taxes and insurance	155,841	32,527
Other liabilities	534,520	450,407

Total Liabilities	117,762,688	115,450,958

Stockholders’ Equity
Series A non-voting preferred stock, $1.00 par (500,000 shares authorized, 89,964 shares issued and outstanding at September 30, 2011 and December 31, 2010, respectively)	89,864	89,864
Common stock, $1.00 par (5,000,000 shares authorized; 1,810,120 shares issued and outstanding at September 30, 2011 and December 31, 2010, respectively)	1,810,120	1,810,120
Additional paid-in capital	1,266,014	1,266,014
Retained earnings	8,520,611	8,030,960

Total Virginia Savings Bancorp, Inc. stockholders’ equity	11,686,609	11,196,958
Preferred Stock of subsidiary	1,000,000	1,000,000

Total Equity	12,686,609	12,196,958
Total Liabilities and Stockholders' Equity	$130,449,297	$127,647,916

The accompanying notes to consolidated financial statements are an integral part of these statements.

VIRGINIA SAVINGS BANCORP, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months Ended September 30,
	2011	2010
Interest Income
Interest and fees on loans	$1,358,702	$1,477,933
Interest on mortgage backed securities	153,230	76,374
Interest and dividends on investments	1,306	37,498
Other interest income	1,938	1,711

Total Interest Income	1,515,176	1,593,516

Interest Expense on Deposits	318,058	386,902

Net interest income	1,197,118	1,206,614
Less: Provision for (recoveries of) loan losses	44,328	(3,950)

Net interest income after provision for (recoveries of) loan losses	1,152,790	1,210,564

Non-Interest Income
Loan fees and late charges	14,568	22,213
Income from mortgage banking activities	19,889	24,884
Fees from transaction accounts	248,783	234,576
Net income (loss) on foreclosed real estate	(4,796)	3,081
Other losses	(377)	(2,293)

Total Non-Interest Income	278,067	282,461

Non-Interest Expense
Salaries and employee benefits	626,973	610,254
Director compensation	21,080	21,367
Occupancy, furniture and equipment	97,587	93,477
Professional fees	46,825	46,567
Data processing	159,442	157,493
Marketing	11,250	34,050
Foreclosed real estate	99,048	75,524
Deposit insurance premiums	25,217	50,875
Other	122,707	88,285

Total non-interest expense	1,210,129	1,177,892

Income before income tax provision	220,728	315,133
Income tax provision	65,615	117,000

Net Income	$155,113	$198,133
Dividends on preferred stock of subsidiary	(18,750)	(18,750)

Net income attributable to common equivalents	136,363	179,383
Basic earnings per common equivalent	$0.07	$0.09
Diluted earnings per share	$0.07	$0.09

Average common equivalent shares outstanding	1,899,984	1,899,984

The accompanying notes to consolidated financial statements are an integral part of these statements.

VIRGINIA SAVINGS BANCORP, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Nine Months Ended September 30,
	2011	2010
Interest Income
Interest and fees on loans	$4,212,612	$4,446,760
Interest on mortgage backed securities	443,898	107,754
Interest and dividends on investments	6,030	92,627
Other interest income	5,770	9,598

Total Interest Income	4,668,310	4,656,739

Interest Expense on Deposits	975,843	1,177,870

Net interest income	3,692,467	3,478,869
Less: Provision for loan losses	81,933	167,290

Net interest income after provision for loan losses	3,610,534	3,311,579

Non-Interest Income
Loan fees and late charges	52,434	84,026
Income from mortgage banking activities	44,352	52,333
Fees from transaction accounts	703,702	700,787
Net loss on sales of foreclosed real estate	(29,428)	(23,363)
Other income	12,223	8,879

Total Non-Interest Income	783,283	822,662

Non-Interest Expense
Salaries and employee benefits	1,852,309	1,891,617
Director compensation	63,037	64,132
Occupancy, furniture and equipment	302,961	292,855
Professional fees	134,743	139,490
Data processing	451,911	557,769
Marketing	33,750	34,050
Foreclosed real estate	245,441	168,547
Deposit insurance premiums	156,211	151,177
Other	304,838	308,450

Total non-interest expense	3,545,201	3,608,087

Income before income tax provision	848,616	526,154
Income tax provision	302,715	198,600

Net Income	$545,901	$327,554
Dividends on preferred stock of subsidiary	(56,250)	(56,250)

Net income attributable to common equivalents	489,651	271,304
Basic earnings per common equivalent	$0.26	$0.14
Diluted earnings per share	$0.26	$0.14

Average common equivalent shares outstanding	1,899,984	1,899,984

The accompanying notes to consolidated financial statements are an integral part of these statements.

VIRGINIA SAVINGS BANCORP, INC.

CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2011

	Preferred Stock of Subsidiary	Series A Non- Voting Preferred Stock	Common Stock	Additional Paid in Capital	Retained Earnings	Total Stockholders' Equity
Balance—
December 31, 2010	$1,000,000	$89,864	$1,810,120	$1,266,014	$8,030,960	$12,196,958
Dividends paid to non-controlling Interest					(56,250)	(56,250)
Net Income	—	—	—	—	545,901	545,901

Balance—
September 30, 2011	$1,000,000	$89,864	$1,810,120	$1,266,014	$8,520,611	$12,686,609

The accompanying notes to consolidated financial statements are an integral part of these statements.

VIRGINIA SAVINGS BANCORP, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	Nine Months Ended September 30,
	2011	2010
Operating Activities:
Net income	$545,901	$327,554
Adjustments to reconcile net income to net cash provided by operating activities:
Provision for loan losses	81,933	167,290
Provision for losses on foreclosed real estate	157,712	122,289
Loss on sale of foreclosed real estate, net	29,428	23,363
Deferred income tax expense (benefit)	(189,000)	(145,800)
Amortization of premiums and discounts on investments	87,972	34,067
Depreciation expense	154,374	169,920
Increase in other assets	323,179	553,688
Increase in other liabilities, net	138,232	108,635

Net cash provided by operating activities	1,329,731	1,361,006

Investing Activities
Maturities or call of held to maturity investments	1,000,000	3,330,000
Purchases of held to maturity investments	(500,000)	—
Purchases of held to maturity mortgage backed securities	(7,279,785)	(16,336,173)
Principal repayments on held to maturity mortgage backed securities	2,429,061	619,057
Net redemption of Federal Home Loan Bank Stock	26,800	18,000
Net decrease in loans receivable	3,411,151	1,994,337
Proceeds from sale of foreclosed real estate	1,416,883	1,123,537
Recovery of deficiency on foreclosed real estate	14,227	—
Improvements on foreclosed real estate	(10,166)	(34,485)
Purchase of premises and equipment	(143,386)	(33,037)

Net cash provided by (used in) investing activities	364,785	(9,318,764)

Cash Flows from Financing Activities:
Net increase in deposits	2,120,501	1,975,692
Increase in escrow accounts	132,204	179,324
Dividends paid to minority interest stockholder	(56,250)	(56,250)

Net cash provided by financing activities	2,196,455	2,098,766

Net increase (decrease) in cash and cash equivalents	3,890,971	(5,858,992)
Cash and cash equivalents at beginning of period	9,034,169	12,675,388

Cash and cash equivalents at end of period	$12,925,140	$6,816,396

The accompanying notes to consolidated financial statements are an integral part of these statements.

VIRGINIA SAVINGS BANCORP, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)

Note 1—Basis of Presentation

The accompanying unaudited consolidated financial statements of Virginia Savings Bancorp, Inc. (“Virginia Bancorp”) have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) for interim financial information. Accordingly, they do not include all of the information and footnotes required by accounting principles generally accepted in the United States of America for complete financial statements. In the opinion of management, all adjustments, consisting of normal recurring accruals, considered necessary for a fair presentation have been included.

In preparing the consolidated financial statements in conformity with GAAP, management is required to make estimates and assumptions that affect the amounts reported in the consolidated financial statements. Actual results could differ from those estimates. Operating results for the three and nine months ended September 30, 2011 are not necessarily indicative of the results that may be expected for any other interim period or the entire year ending December 31, 2011. The unaudited consolidated financial statements and related notes thereto presented herein should be read in conjunction with the audited consolidated financial statements and footnotes included in the Virginia Bancorp’s Annual Report for the year ended December 31, 2010.

Note 2—Net Income Per Share

The Virginia Bancorp’s outstanding shares are referred to in these notes and the accompanying financial statements as “common stock equivalents”. This term is inclusive of the Virginia Bancorp’s common stock and its Series A preferred stock. The Series A preferred stock is a common stock equivalent because the holders of this class of stock participate in dividend payments with the holders of common stock and because they vote with holders of common stock as a single class on all significant matters requiring shareholder approval.

Basic net income or loss per common share equivalent was computed on the weighted average number of common stock and average number of non-voting preferred stock shares outstanding. Diluted income or loss per common share equivalent is computed on a weighted average basis under the “if converted” method assuming conversion as of beginning of the periods reported. Potential converted shares represent the conversion of the 100,000 shares of convertible preferred stock of the wholly owned subsidiary of the Company, Virginia Savings Bank, F.S.B. (“Virginia Bank”), that are convertible in the ratio of two shares of common stock to three shares of preferred stock, or 66,666 common shares. These “if converted” shares have been excluded from the earnings per share calculation as they would be anti-dilutive. With the exception of preferred stock dividends of subsidiary, there were no adjustments to net income in the computation of diluted income or loss per common share for the three and nine months ended September 30, 2011 and 2010. The following table shows the computation of basic income or loss per common share for the three and nine months ended September 30, 2011 and 2010.

	Nine Months Ended Sept. 30,
	2011	2010
Net income before dividends on preferred stock of subsidiary	$545,901	$327,554
Dividends on preferred stock of subsidiary	(56,250)	(56,250)

Net income per share attributable to common equivalents	489,651	271,304

Weighted average shares outstanding	1,899,984	1,899,984

Basic earnings per share attributable to common equivalents	$0.26	$0.14

Diluted earnings per share	$0.26	$0.14

	Three Months Ended Sept. 30,
	2011	2010
Net income before dividends on preferred stock of subsidiary	$155,113	$198,133
Dividends on preferred stock of subsidiary	(18,750)	(18,750)

Net income per share attributable to common equivalents	136,363	179,383

Weighted average shares outstanding	1,899,984	1,899,984

Basic earnings per share attributable to common equivalents	$0.07	$0.09

Diluted earnings per share	$0.07	$0.09

Note 3—Guarantees

Virginia Bank issues stand-by letters of credit that are unconditional commitments guaranteeing performance by a customer to a third party. These guarantees are issued primarily to support private borrowing arrangements, generally limited to real estate transactions. The credit risk involved in issuing these guarantees is essentially the same as that involved in extending loans to customers. At September 30, 2011 and December 31, 2010, with consideration given to collateral and risk of default, management does not believe its exposure to these letters of credit is significant. These stand-by letters of credit were approximately $41,271 and $21,271, respectively, at September 30, 2011 and December 31, 2010 with current expiration dates through August 10, 2012. The liability under these guarantees is not material.

The Bank also issues standard representations, warranties and indemnifications in the course of selling mortgage loans and other types of loans. The Bank has not been required to act on such guarantees in the past and does not believe that any payments pursuant to them would materially change the financial condition or results of operations as presented herein.

Note 4—Investments

Investment securities by contractual maturities at September 30, 2011 are summarized as follows:

Investments Held to Maturity at Amortized Cost	September 30, 2011
	Within 1 Year	After 1 Year Through 5 Years	Total
Federal Agencies Securities	1,000,000	—	$1,000,000
Mortgage backed securities	—	19,470,855	19,470,855

Total	$1,000,000	$19,470,855	$20,470,855

Investment Securities Held to Maturity	September 30, 2011
	Amortized Cost	Fair Value	Unrealized Gains (Losses)
U. S. Agency Securities	$1,000,000	$1,001,042	$1,042
Mortgage Backed Securities
With unrealized losses	$9,770,989	$9,588,495	$(182,494)
With unrealized gains	9,699,866	10,021,550	321,684

Total Mortgage Backed Securities	$19,470,855	$19,610,045	$139,190

Total Held to Maturity Investments	$20,470,855	$20,611,087	$140,232

Below is a schedule of securities with unrealized gains and losses as of September 30, 2011 and December 31, 2010:

Investment Securities Held to Maturity	December 31, 2010
	Amortized Cost	Fair Value	Unrealized Gains (Losses)
U. S. Agency Securities	$500,000	$496,652	$(3,348)
Certificates of deposit	1,000,000	1,000,000	—

Total Investment Securities	$1,500,000	$1,496,652	$(3,348)
Mortgage backed securities
With unrealized losses	$10,710,242	$10,533,579	$(176,663)
With unrealized gains	3,997,861	4,024,011	26,150

Total mortgage backed securities	$14,708,103	$14,557,590	$(150,513)
Total Held to Maturity Investments	$16,208,103	$16,054,242	$(153,861)

At September 30, 2011, Virginia Bancorp’s mortgage backed securities in an unrealized loss position were in that status for less than twelve months except for three securities that have a total amortized cost of $3,523,900, a fair value of $3,429,295 and an unrealized loss of $95,605. Management evaluates securities for other than temporary impairment no less frequently than quarterly. Management believes that the unrealized losses noted above at September 30, 2011 were primarily the result of changes in market interest rates and not indicative of credit quality issues. The securities in an unrealized loss for more than twelve months are collateralized mortgage obligations issued by the Government National Mortgage Association which are guaranteed as to principal and interest by the United States Government. Because Virginia Bancorp has the intent to hold the securities and does not believe it will be required to sell securities with unrealized losses before recovery occurs management does not consider them to be other than temporarily impaired.

At December 31, 2010, the Company’s held to maturity mortgage backed securities were in a net unrealized loss position. Mortgage backed securities consist of Government National Mortgage Association collateralized mortgage obligations with estimated lives between 2.1 to 5.0 years.

The Company’s held to maturity investment securities and mortgage backed securities at December 31, 2010 had been in an unrealized position for less than 12 months.

Management evaluates the Company’s restricted stock in the Federal Home Loan Bank (“FHLB”) for impairment. FHLB stock is generally viewed as a long-term investment and is required to be held in order to receive FHLB advances. As a restricted investment security, it is carried at cost as there is no market for the stock other than the FHLB or its member institutions. Therefore, when evaluating FHLB stock for impairment, its value is based on ultimate recoverability of the par value rather than by recognizing temporary declines in value. The FHLB has reinstated dividends and the repurchase of its stock thereby improving the value. Virginia Bancorp does not consider this investment to be other than temporarily impaired at September 30, 2011, and no impairment has been recognized.

Note 5—Disclosures About Fair Value of Financial Instruments

The estimated fair values of the Company’s financial instruments are summarized below. The fair values of a significant portion of these financial instruments are estimates derived using present value techniques and may not be indicative of the net realizable or liquidation values. Also, the calculation of estimated fair values is based on market conditions at a specific point in time and may not reflect current or future fair values.

The carrying amount is a reasonable estimate of fair value for cash, federal funds sold and interest-bearing deposits in other banks due to the short-term nature of these investments. The carrying amount of FHLB stock approximates fair value, and considers the limited marketability of such securities. Loans receivable were discounted using a single discount rate, comparing the current market rates at which similar loans would be made to borrowers with similar credit ratings and for the same remaining maturities. The fair value of demand deposits, savings accounts and money market deposits is by definition, equal to the amount payable on demand at the reporting date. The fair value of fixed-maturity certificates of deposit is estimated using market rates currently offered on deposits of similar remaining maturities. The carrying amounts for interest receivable, interest payable, and mortgage servicing rights approximate fair value at the balance sheet date.

The Company is a party to financial instruments with off-balance sheet risk in the normal course of business, including loan commitments and letters of credit. The off-balance sheet fair values are based on fees charged for similar agreements.

The estimated fair values of the Company’s financial instruments are as follows:

	September 30, 2011		December 31, 2010
	Carrying Amount	Fair Value	Carrying Amount	Fair Value
Financial Assets	(In Thousands)		(In Thousands)
Cash and cash equivalents	$12,925	$12,925	$9,034	$9,034
Investment securities held to maturity	1,000	1,001	1,500	1,497
Mortgage backed securities	19,471	19,610	14,708	14,558
FHLB of Atlanta stock, at cost	217	217	243	243
Loans receivable, net	87,378	91,216	92,415	96,611
Accrued interest receivable	497	497	447	447
Mortgage servicing rights	90	90	107	107

Financial Liabilities
Deposits	117,072	118,715	114,968	116,563

Accounting principles generally accepted in the United States establish a framework for measuring fair values of financial instruments and disclosures about fair value measurements. These accounting principles establish a fair value hierarchy that prioritizes the inputs to valuation methods used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). The three levels of the fair value hierarchy under GAAP are as follows:

Level 1:	Unadjusted quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities.

Level 2:	Quoted prices in markets that are not active, or inputs that are observable either directly or indirectly, for substantially the full term of the asset or liability.

Level 3:	Prices or valuation techniques that require inputs that are both significant to the fair value measurement and unobservable (i.e. supported with little or no market activity).

An asset’s or liability’s level within the fair value hierarchy is based on the lowest level of input that is significant to the fair value measurement.

The Company does not measure any assets or liabilities for fair value on a recurring basis. For assets that the Company measures at fair value on a non-recurring basis, the fair value measurements by level within the fair value hierarchy used at September 30, 2011 and December 31, 2010 are as follows:

	September 30, 2011	Level 1	Level 2	Level 3
Impaired loans	$1,205,809			$1,205,809
Foreclosed real estate	1,007,911			1,007,911

	December 31, 2010	Level 1	Level 2	Level 3
Impaired loans	$2,505,866			$2,505,866
Foreclosed real estate	1,408,036			1,408,036

Following are reconciliations of activity in impaired loans and foreclosed real estate during the nine months ended September 30, 2011:

Activity in Impaired Loans
Beginning balance at December 31, 2010	$2,505,866
Loans foreclosed	(1,238,232)
Principal reductions	(63,813)
Disbursement on construction loan	24,788
Increase to loan loss allowances	(22,800)

Net Activity in Impaired Loans	(1,300,057)

Ending balance at September 30, 2011	$1,205,809

Activity in Foreclosed Real Estate
Beginning balance at December 31, 2010	$1,408,036
Sales and recoveries	(330,291)
Improvements on Exisiting Properties	8,666
Increase to loss allowances	(78,500)

Net Activity in Foreclosed Real Estate	(400,125)

Ending balance at September 30, 2011	$1,007,911

Loans included in the above table are those which the Company has measured impairment generally based on the fair value of the loan’s collateral. Fair value is generally determined based upon independent third party appraisals of the properties, or discounted cash flows based upon the expected proceeds. These assets are included as Level 3 fair values, based upon the lowest level of input that is significant to the fair value measurements. The fair value consists of the loan balances less their valuation allowances.

Fair values of foreclosed real estate were based on independent third party appraisals of the properties or discounted cash flows based upon the expected sales proceeds upon disposition of the assets. These values were generally determined based on the sales prices of similar properties in the proximate vicinity. These assets are included as Level 3 fair values, based upon the lowest level of input that is significant to the fair value measurements. The Company recognized adjustments to the carrying value of real estate owned of $78,500 that were included in earnings for the nine months ended September 30, 2011.

Note 6—Preferred Stock of Subsidiary

On March 31, 2006, the Bank entered into a stock purchase agreement with a third party pursuant to which the Bank sold 100,000 shares of Series A preferred stock at a purchase price of $10.00 per share. The Series A preferred stock pays a $0.75 annual dividend, payable in quarterly installments. The dividends payable on the Series A preferred stock are prior and in preference to any dividend on the Bank’s common stock. Beginning on March 31, 2008, the Series A preferred stock became redeemable at the option of the Bank, in whole or in part, at a redemption price of (1) $10.00 per share and (2) and accrued but unpaid dividends. Beginning on April 1, 2008, the holder of Series A preferred stock of the Bank became entitled to convert the security into shares of the Company’s common stock such that for every three shares of Series A preferred stock the former holder thereof would receive two shares of the Company’s common stock.

Note 7—Recent Accounting Pronouncements

ASU No. 2010-06, “Fair Value Measurements and Disclosures (Topic 820): Improving Disclosures about Fair Value Measurements” required new disclosures related to fair value measurements included 1) significant transfers in and out of Levels 1 and 2 of the fair value hierarchy and the reasons for the transfers, and 2) activity in Level 3 of the fair value hierarchy, including separate gross presentation of purchases, sales, issuances and settlements. ASU 2010-06 also clarified that 1) disclosures should be presented for each class of assets and liabilities (rather than major category) and 2) disclosures should include the valuation techniques and inputs used to measure fair value for both recurring and nonrecurring measurements included in Level 2 or Level 3 of the fair value hierarchy. The disclosure for gross presentation of transactions in Level 3 became effective January 1, 2011. The remaining disclosures became effective January 1, 2010. These disclosures did not have a material impact on the Company’s financial statements. See Note Five.

ASU No. 2010-20, “Receivables (Topic 310)—Disclosures about the Credit Quality of Financing Receivables and the Allowance for Credit Losses” requires entities to provide disclosures designed to facilitate financial statement users’ evaluation of (i) the nature of credit risk inherent in the entity’s portfolio of financing receivables, (ii) how that risk is analyzed and assessed in arriving at the allowance for credit losses and (iii) the changes and reasons for those changes in the allowance for credit losses. Disclosures must be disaggregated by portfolio segment, the level at which an entity develops and documents a systematic method for determining its allowance for credit losses, and class of financing receivable, which is generally a disaggregation of portfolio segment. The required disclosures include, among other things, a roll-forward of the allowance for credit losses as well as information about modified, impaired, non-accrual and past due loans and credit quality indicators. ASU 2010-20 becomes effective for the Company’s financial statements as of December 31, 2011, as it relates to disclosures required as of the end of a reporting period. Disclosures that relate to activity during a reporting period become effective for the Company’s financial statements beginning on January 1, 2012.

In April 2011, the FASB issued ASU No. 2011-02, “A Creditor’s Determination of Whether a Restructuring is a Troubled Debt Restructuring.” The provisions of ASU No. 2011-02 provide additional guidance related to determining whether a creditor has granted a concession, include factors and examples for creditors to consider in evaluating whether a restructuring results in a delay in payment that is insignificant, prohibit creditors from using the borrower’s effective rate test to evaluate whether a concession has been granted to the borrower, and add factors for creditors to use in determining whether a borrower is experiencing financial difficulties. A provision in ASU No. 2011-02 also ends the FASB’s deferral of the additional disclosures about troubled debt restructurings as required by ASU No. 2010-20. The provisions of ASU No. 2011-02 become effective for the Company’s reporting period ending December 31, 2012. The adoption of ASU No. 2011-02 is not expected to have a material impact on the Company’s statements of income and condition.

In May 2011, the FASB issued ASU No. 2011-04, “Amendments to Achieve Common Fair Value Measurements and Disclosure Requirements in U.S. GAAP and IFRSs.” This ASU amends Topic 820, “Fair Value Measurements and Disclosures,” to converge the fair value measurement guidance contained in U.S. generally accepted accounting principles and International Financial Reporting Standards (“IFRS”). The provisions of ASU No. 2011-04 clarify existing fair value measurements, amend certain principles set forth in Topic 820 and requires additional fair value disclosures. ASU No. 2011-04 is effective for the Company’s reporting period beginning on January 1, 2012. The adoption of ASU No. 2011-04 is not expected to have a material impact on the Company’s financial statements.

In June 2011, the FASB issued ASU No. 2011-05, “Comprehensive Income (Topic 220)—Presentation of Comprehensive Income.” ASU 2011-05 amends Topic 220, “Comprehensive Income,” to require that all non-owner changes in shareholders’ equity be presented in either a single continuous statement of comprehensive income or in two separate, but consecutive statements, thus eliminating the option to present components of comprehensive income within the statement of changes in shareholders’ equity. ASU No. 2011-05 is effective for the Company’s reporting period beginning on January 1, 2012; however, certain provisions related to the presentation of reclassification adjustments have been deferred by ASU 2011-12 “Comprehensive Income (Topic 220)—Deferral of the Effective Date for Amendments to the Presentation of Reclassification Items Out of Accumulated Other Comprehensive Income in Accounting Standards Update No. 2011-05,” as further discussed below. The adoption of ASU No. 2011-05 is not expected to have a material impact on the Company’s financial statements.

In December 2011, the FASB issued ASU No. 2011-12, “Comprehensive Income (Topic 220)—Deferral of the Effective Date for Amendments to the Presentation of Reclassifications of Items Out of Accumulated Other Comprehensive Income in Accounting Standards Update No. 2011-05.” This ASU defers the changes in ASU No. 2011-05 that relate to the presentation of reclassification adjustments. ASU No. 2011-05 allows entities to continue to report reclassifications out of accumulated other comprehensive income consistent with the presentation requirements in effect prior to ASU No. 2011-05. All other requirements in ASU No. 2011-05 are not affected. ASU No. 2011-12 is effective for the Company’s reporting periods beginning on January 1, 2012 and is not expected to have a material impact on the Company’s financial statements.

Note 8—Reclassifications

Certain prior period amounts have been reclassified to conform to the current period’s method of presentation. These reclassifications had no effect upon previously reported results of operations or retained earnings.

Annex A

AGREEMENT AND PLAN OF MERGER

AMENDMENT TO AGREEMENT AND PLAN OF MERGER

THIS AMENDMENT TO AGREEMENT AND PLAN OF MERGER (“Amendment”) is made as of the 14th day of March, 2012, by and among Virginia Savings Bancorp, Inc., a Virginia corporation (“Virginia Bancorp”), Virginia Savings Bank, FSB, a federal savings bank (“Virginia Savings”), City Holding Company, a West Virginia corporation (“CHC”), and City National Bank of West Virginia, a national banking association (“City National”).

RECITALS

WHEREAS, the parties hereto entered into that certain Agreement and Plan of Merger, dated as of November 14, 2011 (the “Merger Agreement”); and

WHEREAS, the parties desire to amend the Merger Agreement as set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants, conditions and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree that:

1. Subsection 3.01(a) of the Merger Agreement is deleted and replaced with the following:

(a) Each holder of a share of Virginia Bancorp Common Stock and Virginia Bancorp Series A Non-Voting Preferred Stock issued and outstanding prior to the Effective Time (other than shares held directly or indirectly by CHC, except shares held by CHC in a fiduciary capacity or in satisfaction of a debt previously contracted, if any) (each a “Virginia Bancorp Share”) shall receive in respect thereof, at the election of the holder as provided in and subject to this Agreement, one of the following forms of consideration: (i) 0.2100 shares of CHC Common Stock (the “Stock Exchange Ratio”) for each Virginia Bancorp Share (the “Stock Consideration”) or (ii) $6.17 in cash for each Virginia Bancorp Share (the “Cash Consideration”) or (iii) 0.1260 shares of CHC Common Stock and $2.47 in cash for each Virginia Bancorp Share (the “Cash and Stock Exchange Ratio” and together with the Stock Exchange Ratio, the “Exchange Ratios”) for each Virginia Bancorp Share (the “Cash/Stock Consideration”). The Stock Consideration, the Cash Consideration and the Cash/Stock Consideration are sometimes collectively referred to herein as the “Merger Consideration”.

2. Subsection 3.04(b) of the Merger Agreement is deleted and replaced with the following:

(b) Each Election Form shall entitle the holder of Virginia Bancorp Shares (or the beneficial owner through appropriate and customary documentation and instructions) to (i) elect to receive the Stock Consideration for all of such holder’s shares (a “Stock Election”), (ii) elect to receive the Cash Consideration for all of such holder’s shares (a “Cash Election”), (iii) elect to receive the Cash/Stock Consideration for all such holder’s shares (a “Cash/Stock Election”) or (iv) make no election or indicate that such holder has no preference as to the receipt of the Cash Consideration, the Stock Consideration or the Cash/Stock Consideration (a “Non-Election”). Holders of record of Virginia Bancorp Shares who hold such shares as nominees, trustees or in other representative capacities (a “Representative”) may submit multiple Election Forms, provided that such Representative certifies that each such Election Form covers all the shares of Virginia Bancorp Shares held by that Representative for a particular beneficial owner. Virginia Bancorp Shares as to which a Cash Election has been made are referred to herein as “Cash Election Shares.” Virginia Bancorp Shares as to which a Stock Election has been made are referred to herein as “Stock Election Shares.” Virginia Bancorp Shares as to which a Cash/Stock Election has been made are referred to herein as “Cash/Stock Election Shares.” Virginia Bancorp Shares as to which no election has been made are referred to herein as “Non-Election Shares.” For purposes of this Section 3.04, shares subject to appraisal rights shall be deemed Cash Election Shares. The aggregate number of Virginia Bancorp Shares with respect to which a Cash Election has been made is referred to herein as the “Cash Election Number.” The aggregate number of Virginia Bancorp Shares with respect to which a Stock Election has been made is referred to herein as the “Stock Election Number.” The aggregate number of Virginia Bancorp Shares with respect to which a Cash/Stock Election has been made is referred to herein as the “Cash/Stock Election Number.” The number of Virginia Bancorp Shares obtained by subtracting (i) the Cash/Stock Election Number from (ii) the aggregate number of Virginia Bancorp Shares outstanding as of the Effective Time is referred to herein as the “Leftover Shares.” The number obtained by multiplying the Leftover Shares by 0.60 shall be referred to as the “Stock Percentage Number.” The number obtained by multiplying the Leftover Shares by 0.40 shall be referred to as the “Cash Percentage Number.”

3. Subsection 3.04(d) of the Merger Agreement is deleted and replaced with the following:

(d) Notwithstanding any other provision contained in this Agreement, allocation will be made so that 60% of the Virginia Bancorp Shares will be exchanged for CHC Common Stock and 40% of the Virginia Bancorp Shares will be exchanged for cash; provided that notwithstanding any provision herein to the contrary, no more than 240,000 shares of CHC Common Stock nor more than $4,689,920 in cash (excluding any cash paid in lieu of fractional shares), will be issued to the holders of Virginia Bancorp Shares. Accordingly, 60% of the total number of shares of Virginia Bancorp Shares outstanding at the Effective Time shall be converted into CHC Common Stock and the remaining outstanding shares of Virginia Bancorp Shares (excluding shares of Virginia Bancorp Shares to be canceled as provided in Section 3.01(b)) shall be converted into cash.

4. Exhibit A to the Merger Agreement is deleted in its entirety and replaced with Exhibit A hereto.

5. Subsection 9.01(c) of the Merger Agreement is deleted and replaced with the following:

(c) Delay. At any time prior to the Effective Time, by CHC or Virginia Bancorp, in each case if its Board of Directors so determines by vote of a majority of the members of its entire Board of Directors, in the event that the Company Merger is not consummated by May 31, 2012, except to the extent that the failure of the Company Merger then to be consummated arises out of or results from the action or inaction of the party seeking to terminate pursuant to this Section 9.01(c).

6. Except as expressly set forth herein, the Merger Agreement remains in full force and effect.

7. This Amendment may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Amendment and all of which, when taken together, will be deemed to constitute one and the same agreement. The exchange of copies of this Amendment and all signature pages by facsimile or email transmission shall constitute effective execution in the delivery of this Amendment as to the parties and may be used in lieu of the original Amendment for all purposes. Signatures of the parties transmitted by facsimile or email shall be deemed to be their original signatures for all purposes.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

VIRGINIA SAVINGS BANCORP, INC.		CITY HOLDING COMPANY

By:	/s/ W. Michael Funk	By:	/s/ Charles R. Hageboeck
Printed:	W. Michael Funk	Printed:	Charles R. Hageboeck
Title:	President and Chief Executive Officer	Title:	Chief Executive Officer

VIRGINIA SAVINGS BANK, F.S.B.		CITY NATIONAL BANK OF WEST VIRGINIA

By:	/s/ W. Michael Funk	By:	/s/ Charles R. Hageboeck
Printed:	W. Michael Funk	Printed:	Charles R. Hageboeck
Title:	President and Chief Executive Officer	Title:	President

Exhibit A

PLAN OF MERGER of CITY HOLDING COMPANY, a West Virginia corporation and VIRGINIA SAVINGS BANCORP, INC. a Virginia corporation

1. The names of the corporations proposing to merge (the “Company Merger”) are City Holding Company, a West Virginia corporation (“CHC”) and Virginia Savings Bancorp, Inc., a Virginia corporation (“Virginia Bancorp”), pursuant to an Agreement and Plan of Merger dated as of November 14, 2011, by and among Virginia Bancorp, Virginia Savings Bank, F.S.B., a federal savings bank, CHC and City National Bank of West Virginia, a national banking association, as amended (the “Merger Agreement”).

2. Virginia Bancorp has 5,000,000 authorized shares of common stock, par value $1.00 per share (“Virginia Bancorp Common Stock”), of which 1,810,120 shares are presently issued and outstanding, and 500,000 authorized shares of preferred stock, including 100,000 shares of Series A Non-Voting Preferred Stock, par value $1.00 per share, of which 89,864 shares are presently issued and outstanding (“Virginia Bancorp Series A Non-Voting Preferred Stock”).

3. CHC has 50,000,000 authorized shares of common stock, par value $2.50 per share (“CHC Common Stock”), and 500,000 authorized shares of preferred stock, par value $25.00 per share, of which 14,811,289 shares of CHC Common Stock and no shares of preferred stock are presently issued and outstanding.

4. The effective date of the Company Merger, as that phrase is used herein, shall mean                         , 2012 (the “Effective Date”). The date and time at which the Company Merger becomes effective shall be the “Effective Time.”

5. Subject to the terms and conditions of the Merger Agreement, at the Effective Time:

(a) Each holder of a share of Virginia Bancorp Common Stock and Virginia Bancorp Series A Non-Voting Preferred Stock issued and outstanding prior to the Effective Time (other than shares held directly or indirectly by CHC, except shares held by CHC in a fiduciary capacity or in satisfaction of a debt previously contracted, if any) (each a “Virginia Bancorp Share”) shall receive in respect thereof, at the election of the holder as provided in and subject to the Merger Agreement and this Plan of Merger, one of the following forms of consideration: (i) 0.2100 shares of CHC Common Stock (the “Stock Exchange Ratio”) for each Virginia Bancorp Share (the “Stock Consideration”) or (ii) $6.17 in cash for each Virginia Bancorp Share (the “Cash Consideration”) or (iii) 0.1260 shares of CHC Common Stock and $2.47 in cash for each Virginia Bancorp Share (the “Cash and Stock Exchange Ratio” and together with the Stock Exchange Ratio, the “Exchange Ratios”) for each Virginia Bancorp Share (the “Cash/Stock Consideration”). The Stock Consideration, the Cash Consideration and the Cash/Stock Consideration are sometimes collectively referred to herein as the “Merger Consideration”.

(b) Each Virginia Bancorp Share that, immediately prior to the Effective Time, is held directly or indirectly by CHC, other than shares held in a fiduciary capacity or in satisfaction of a debt previously contracted, shall by virtue of the Company Merger be canceled and retired and shall cease to exist, and no exchange or payment shall be made therefor.

(c) Each share of CHC Common Stock that is issued and outstanding immediately prior to the Effective Time shall continue to be an issued and outstanding share of CHC Common Stock at and after the Effective Time.

(d) Notwithstanding the foregoing, if any holder of Virginia Bancorp Shares perfects such holder’s appraisal rights under the Virginia Stock Corporation Act (the “VSCA”), any issued and outstanding Virginia Bancorp Shares held by such holder shall not be converted as described herein but shall from and after the Effective Time represent only the right to receive such consideration as may be determined to be due to such holder pursuant to the VSCA; provided, however, that each Virginia Bancorp Share outstanding immediately prior to the Effective Time and held by a Virginia Bancorp shareholder who, after the Effective Time, fails to perfect his or her appraisal rights, withdraws his or her demand for appraisal rights or otherwise loses his or her right to exercise appraisal rights shall have only the right to receive the per share Merger Consideration for the number and type of Virginia Bancorp Shares held by such holder.

(e) At the Effective Time, holders of Virginia Bancorp Shares shall cease to be, and shall have no rights as, shareholders of Virginia Bancorp, other than the right to receive (a) any dividend or other distribution with respect to such Virginia Bancorp Shares with a record date occurring prior to the Effective Date, (b) the applicable type of per share Merger Consideration for each Virginia Bancorp Share, as provided herein, and (3) any appraisal rights to which they may be entitled under the VSCA if such holders have perfected such appraisal rights under the VSCA. After the Effective Time, there shall be no transfers on the stock transfer books of Virginia Bancorp or CHC of Virginia Bancorp Shares.

(f) Notwithstanding any other provision herein, no fractional shares of CHC Common Stock and no certificates or scrip therefor, or other evidence of ownership thereof, will be issued in the Company Merger; instead, CHC shall pay to each holder of Virginia Bancorp Shares who otherwise would be entitled to a fractional share of CHC Common Stock an amount in cash (without interest) determined by multiplying such fraction by the CHC Average Closing Price. The CHC Average Closing Price shall equal the average of the per share closing prices of a share of CHC Common Stock as reported on the Nasdaq Global Select Market during the ten (10) trading days immediately preceding the tenth (10th) calendar day immediately preceding the Effective Date (the “CHC Average Closing Price”).

(g) An election form in such form as Virginia Bancorp and CHC shall mutually agree (an “Election Form”) shall be mailed on the Mailing Date (as defined below) to each holder of record of Virginia Bancorp Shares. The “Mailing Date” shall be the date on which proxy materials relating to the Company Merger are mailed to holders of Virginia Bancorp Shares. CHC shall make available Election Forms as may be reasonably requested by all persons who become holders of Virginia Bancorp Shares after the record date for eligibility to vote on the Company Merger and prior to the Election Deadline (as defined herein), and Virginia Bancorp shall provide to the Exchange Agent (as defined herein) all information reasonably necessary for it to perform its obligations as specified herein.

(h) Each Election Form shall entitle the holder of Virginia Bancorp Shares (or the beneficial owner through appropriate and customary documentation and instructions) to (i) elect to receive the Stock Consideration for all of such holder’s shares (a “Stock Election”), (ii) elect to receive the Cash Consideration for all of such holder’s shares (a “Cash Election”), (iii) elect to receive the Cash/Stock Consideration for all such holder’s shares (a “Cash/Stock Election”) or (iv) make no election or indicate that such holder has no preference as to the receipt of the Cash Consideration, the Stock Consideration or the Cash/Stock Consideration (a “Non-Election”). Holders of record of Virginia Bancorp Shares who hold such shares as nominees, trustees or in other representative capacities (a “Representative”) may submit multiple Election Forms, provided that such Representative certifies that each such Election Form covers all the shares of Virginia Bancorp Shares held by that Representative for a particular beneficial owner. Virginia Bancorp Shares as to which a Cash Election has been made are referred to herein as “Cash Election Shares.” Virginia Bancorp Shares as to which a Stock Election has been made are referred to herein as “Stock Election Shares.” Virginia Bancorp Shares as to which a Cash/Stock Election has been made are referred to herein as “Cash/Stock Election Shares.” Virginia Bancorp Shares as to which no election has been made are referred to herein as “Non-Election Shares.” For purposes of this Plan, shares subject to appraisal rights shall be deemed Cash Election Shares. The aggregate number of Virginia Bancorp Shares with respect to which a Cash Election has been made is referred to herein as the “Cash Election Number.” The aggregate number of Virginia Bancorp Shares with respect to which a Stock Election has been made is referred to herein as the “Stock Election Number.” The aggregate number of Virginia Bancorp Shares with respect to which a Cash/Stock Election has been made is referred to herein as the “Cash/Stock Election Number.” The number of Virginia Bancorp Shares obtained by subtracting (i) the Cash/Stock Election Number from (ii) the aggregate number of Virginia Bancorp Shares outstanding as of the Effective Time is referred to herein as the “Leftover Shares.” The number obtained by multiplying the Leftover Shares by 0.60 shall be referred to as the “Stock Percentage Number.” The number obtained by multiplying the Leftover Shares by 0.40 shall be referred to as the “Cash Percentage Number.”

(i) To be effective, a properly completed Election Form must be received by the Exchange Agent on or before 5:00 p.m., New York City time, on the third business day immediately preceding the date of the meeting of shareholders of Virginia Bancorp referred to in Section 6.02 of the Merger Agreement (or such other time and date as Virginia Bancorp and CHC may mutually agree) (the “Election Deadline”). An election shall have been properly made only if the Exchange Agent shall have actually received a properly completed Election Form by the Election Deadline. Any holder of Virginia Bancorp Shares may at any time prior to the Election Deadline change his or her election by written notice received by the Exchange Agent prior to the Election Deadline accompanied by a properly completed and signed revised Election Form. Any holder of Virginia Bancorp Shares may, at any time prior to the Election Deadline, revoke his or her election by written notice received by the Exchange Agent prior to the Election Deadline. All elections shall be revoked automatically if the Exchange Agent is notified in writing by CHC and Virginia Bancorp that the Merger Agreement has been terminated. If a shareholder either (i) does not submit a properly completed Election Form by the Election Deadline or (ii) revokes (as opposed to changes) his or her Election Form prior to the Election Deadline and does not submit a new properly executed Election Form prior to the Election Deadline, the Virginia Bancorp Shares held by such shareholder shall be designated Non-Election Shares. Subject to the terms of the Merger Agreement, this Plan of Merger and of the Election Form, the Exchange Agent shall have reasonable discretion to determine whether any election, revocation or change has been properly or timely made and to disregard immaterial defects in any Election Form, and any good faith decisions of the Exchange Agent regarding such matters shall be binding and conclusive.

(j) Notwithstanding any other provisions contained herein, allocation will be made so that 60% of the Virginia Bancorp Shares will be exchanged for CHC Common Stock and 40% of the Virginia Bancorp Shares will be exchanged for cash; provided that notwithstanding any provisions herein to the contrary, no more than 240,000 shares of CHC Common Stock nor more than $4,689,920 in cash (excluding any cash paid in lieu of fractional shares), will be issued to the holders of Virginia Bancorp Shares. Accordingly, 60% of the total number of shares of Virginia Bancorp Shares outstanding at the Effective Time shall be converted into CHC Common Stock and the remaining outstanding shares of Virginia Bancorp Shares (excluding shares of Virginia Bancorp Shares to be canceled as provided in Section 5(b) shall be converted into cash.

(k) Within three (3) business days after the Election Deadline, CHC shall cause the Exchange Agent to effect the allocation among holders of Virginia Bancorp Shares of rights to receive cash and stock as follows:

(i) The Cash/Stock Election Shares shall be converted into the right to receive the Cash/Stock Consideration.

(ii) If the Stock Election Number exceeds the Stock Percentage Number, then:

(A) all Cash Election Shares shall be converted into the right to receive the Cash Consideration,

(B) Non-Election Shares shall be deemed to be Cash Election Shares to the extent necessary to have the total number of Cash Election Shares equal the Cash Percentage Number. If less than all of the Non-Election Shares need to be treated as Cash Election Shares, then the Exchange Agent shall select which Non-Election shares shall be treated as Cash Election Shares in such manner as the Exchange Agent shall determine, and all remaining Non-Election Shares shall thereafter be treated as Stock Election Shares,

(C) If all Non-Election Shares are treated as Cash Election Shares under the preceding subsection and the total number of Cash Election Shares is less than the Cash Percentage Number, then the Exchange Agent shall convert on a pro rata basis as described below in Section 5(l) a sufficient number of Stock Election Shares into Cash Election Shares (“Reallocated Cash Shares”) such that the sum of the number of Cash Election Shares (including Non-Election Shares treated as Cash Election Shares pursuant to the preceding subsection) plus the Reallocated Cash Shares equals the Cash Percentage Number, and all Reallocated Cash Shares will be converted into the right to receive the Cash Consideration, and

(D) the Stock Election Shares which are not Reallocated Cash Shares shall be converted into the right to receive the Stock Consideration.

(iii) If the Stock Election Number is less than the Stock Percentage Number, then:

(A) all Stock Election Shares shall be converted into the right to receive the Stock Consideration,

(B) Non-Election Shares shall be deemed to be Stock Election Shares to the extent necessary to have the total number of Stock Election Shares equal the Stock Percentage Number. If less than all of the Non-Election Shares need to be treated as Stock Election Shares, then the Exchange Agent shall select which Non-Election shares shall be treated as Stock Election Shares in such manner as the Exchange Agent shall determine, and all remaining Non-Election Shares shall thereafter be treated as Cash Election Shares,

(C) If all Non-Election Shares are treated as Stock Election Shares under the preceding subsection and the total number of Stock Election Shares is less than the Stock Percentage Number, then the Exchange Agent shall convert on a pro rata basis as described below in Section 5(1) a sufficient number of Cash Election Shares into Stock Election Shares (“Reallocated Stock Shares”) such that the sum of the number of Stock Election Shares (including Non-Election Shares treated as Stock Election Shares pursuant to the preceding section) plus the Reallocated Stock Shares equals the Stock Percentage Number, and all Reallocated Stock Shares will be converted into the right to receive the Stock Consideration, and

(D) the Cash Election Shares which are not Reallocated Stock Shares shall be converted into the right to receive the Cash Consideration.

(l) In the event that the Exchange Agent is required pursuant to Section 5(k)(ii)(C) to convert some Stock Election Shares into Reallocated Cash Shares, each holder of Stock Election Shares shall be allocated a pro rata portion of the total Reallocated Cash Shares. In the event the Exchange Agent is required pursuant to Section 5(k)(iii)(C) to convert some Cash Election Shares into Reallocated Stock Shares, each holder of Cash Election Shares shall be allocated a pro rata portion of the total Reallocated Stock Shares.

(m) As soon as practicable but in no event more than five (5) calendar days after the Effective Date, the Exchange Agent shall mail a letter of transmittal to each holder of record of Virginia Bancorp Shares whose Virginia Bancorp Shares were converted into the right to receive a portion of the Merger Consideration. The letter of transmittal shall provide instructions for the submission of certificates (“Old Certificates”) (or an indemnity satisfactory to CHC, the Surviving Bank and Computershare Investor Services, LLC, as Exchange Agent (the “Exchange Agent”), if any of such certificates are lost, stolen, or destroyed) representing all Virginia Bancorp Shares of such holder of record converted into the right to receive the applicable portion of the Merger Consideration at the Effective Time.

(n) At or prior to the Effective Time, CHC shall deposit, or shall cause to be deposited, with the Exchange Agent, certificates representing the shares of CHC Common Stock (“New Certificates”) and an estimated amount of cash equal to the cash portion of the Merger Consideration and cash for fractional shares (such cash and New Certificates being hereinafter referred to as, the “Exchange Fund”). In accordance with the terms contained in the letter of transmittal contemplated herein, the Exchange Agent shall distribute the Exchange Fund to the Virginia Bancorp shareholders upon receipt of the Old Certificates or a satisfactory indemnity.

(o) CHC shall cause any check in respect of any cash that a holder of Virginia Bancorp Shares shall be entitled to receive to be delivered to such shareholder no later than ten (10) days following delivery to the Exchange Agent of the Old Certificates (or indemnity satisfactory to CHC, City National Bank of West Virginia and the Exchange Agent, if any of such certificates are lost, stolen or destroyed) owned by such shareholder. No interest will be paid on any per share Merger Consideration that any such holder shall be entitled to receive upon such delivery.

(p) Any portion of the Exchange Fund that remains unclaimed by the shareholders of Virginia Bancorp for one (1) year after the Effective Time shall be returned to CHC. Any shareholders of Virginia Bancorp who have not theretofore complied with the forgoing provisions shall thereafter look only to CHC for payment of any applicable per share Merger Consideration, without any interest thereon.

(q) Notwithstanding the foregoing, neither the Exchange Agent nor any party hereto shall be liable to any former holder of Virginia Bancorp Shares for any amount properly delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

6. Upon the Effective Date, Virginia Bancorp shall merge into and with CHC, which shall survive the Company Merger and the separate existence of Virginia Bancorp shall thereupon cease.

7. Upon and after the Effective Date, CHC shall thereupon and thereafter possess all the rights, privileges, powers and franchises, of a public, as well as a private nature, of each of the parties hereto; and all property, real, personal and mixed, all debts due on whatever account and all other choses in action and all and every other interests of or belonging to or due to each of the parties hereto shall be taken and deemed to be transferred to and vested in CHC without further act or deed; and the title to any real estate, or any interest therein, shall not revert or be in any way impaired by reason of the Company Merger.

8. Upon and after the Effective Date, CHC shall be responsible and liable for all the liabilities and obligations of both of the parties hereto in the same manner and to the same extent as if CHC had itself incurred the same or contracted therefor; and any claim existing or action or proceeding by or against either of the parties hereto may be prosecuted to judgment as if the Company Merger had not taken place or CHC may be substituted in its place. Neither the rights of creditors nor liens upon the property of either of the parties hereto shall be impaired by such Company Merger; but any such lien shall be limited to the property upon which there were liens immediately prior to the time of the Company Merger.

9. The articles of incorporation of CHC shall continue to be the articles of incorporation of CHC upon and after the Effective Date until changed or amended in accordance with the terms thereof.

10. The Code of Bylaws of CHC shall continue to be the Code of Bylaws of CHC upon and after the Effective Date until changed or amended in accordance with the terms thereof.

11. The directors of CHC immediately prior to the Effective Date shall continue to hold such positions following the Company Merger, and such directors shall hold office until such time as their successors shall be duly elected and qualified.

AGREEMENT AND PLAN OF MERGER

by and among

VIRGINIA SAVINGS BANCORP, INC.,

VIRGINIA SAVINGS BANK, F.S.B.,

CITY HOLDING COMPANY,

and

CITY NATIONAL BANK OF WEST VIRGINIA

November 14, 2011

Article I—The Company Merger			A-14
1.01		The Company Merger	A-14
	(a)	Structure and Effects of the Company Merger	A-14
	(b)	Name and Offices	A-15
	(c)	Articles of Incorporation	A-15
	(d)	Bylaws	A-15
	(e)	Directors	A-15
	(f)	Officers	A-15
1.02		Reservation of Right to Revise Structure	A-15
1.03		Effective Time	A-15
Article II—The Subsidiary Merger			A-15
2.01		The Subsidiary Merger	A-15
	(a)	Structure and Effects of the Subsidiary Merger	A-15
	(b)	Name and Offices	A-16
	(c)	Articles of Association	A-16
	(d)	Bylaws	A-16
	(e)	Directors	A-16
	(f)	Officers	A-16
2.02		Effective Time	A-16
Article III—Consideration			A-16
3.01		Consideration	A-16
3.02		Rights as Shareholders; Stock Transfers	A-17
3.03		Fractional Shares	A-17
3.04		Election and Proration Procedures	A-17
3.05		Exchange Procedures	A-19
3.06		Anti-Dilution Adjustments	A-20
Article IV—Actions Pending the Company and Subsidiary Merger			A-20
4.01		Forbearances of Virginia Bancorp and Virginia Savings	A-20
	(a)	Ordinary Course	A-20
	(b)	Capital Stock	A-20
	(c)	Dividends, Etc.	A-21
	(d)	Compensation; Employment Contracts; Etc.	A-21
	(e)	Benefit Plans	A-21
	(f)	Dispositions	A-21
	(g)	Acquisitions	A-21
	(h)	Governing Documents	A-21
	(i)	Accounting Methods	A-21
	(j)	Contracts	A-22
	(k)	Claims	A-22
	(l)	Risk Management	A-22
	(m)	Indebtedness	A-22
	(n)	Loans	A-22
	(o)	Adverse Actions	A-22
	(p)	Interest Rates	A-22
	(q)	Commitments	A-22
	(r)	Capital Expenditures; Non-Interest Expense	A-22
4.02		Forbearances of CHC and City National	A-23
	(a)	Ordinary Course	A-23
	(b)	Governing Documents	A-23
	(c)	Accounting Methods	A-23

	(d)	Adverse Actions	A-23
	(e)	Commitments	A-23
4.03		Transition	A-23
4.04		Control of the Other Party’s Business	A-23
Article V—Representations and Warranties			A-23
5.01		Disclosure Schedules	A-23
5.02		Representations and Warranties of Virginia Bancorp and Virginia Savings	A-24
	(a)	Organization and Capital Stock	A-24
	(b)	Authorization and No Default	A-24
	(c)	Subsidiaries	A-26
	(d)	Financial Information	A-26
	(e)	Absence of Changes	A-26
	(f)	Regulatory Enforcement Matters	A-26
	(g)	Tax Matters	A-26
	(h)	Litigation	A-27
	(i)	Employment Agreements	A-27
	(j)	Reports	A-27
	(k)	Loans and Investments	A-27
	(l)	Employee Matters and ERISA	A-28
	(m)	Title to Properties; Insurance	A-29
	(n)	Environmental Matters	A-30
	(o)	Compliance with Law	A-30
	(p)	Brokerage	A-30
	(q)	No Undisclosed Liabilities	A-30
	(r)	Properties, Contracts and Other Agreements	A-31
	(s)	Interim Events	A-31
	(t)	Statements True and Correct	A-31
	(u)	Books and Records	A-32
	(v)	Deposit Insurance	A-32
	(w)	Reorganization	A-32
5.03		Representations and Warranties of CHC and City National	A-32
	(a)	Organization and Capital Stock	A-32
	(b)	Authorization and No Default	A-32
	(c)	City National	A-33
	(d)	Financial Information	A-33
	(e)	Absence of Changes	A-33
	(f)	Regulatory Enforcement Matters	A-33
	(g)	Tax Matters	A-34
	(h)	Litigation	A-34
	(i)	Reports	A-34
	(j)	Employee Matters and ERISA	A-34
	(k)	Environmental Matters	A-35
	(l)	Compliance with Law	A-36
	(m)	Brokerage	A-36
	(n)	No Undisclosed Liabilities	A-36
	(o)	Statements True and Correct	A-36
	(p)	Books and Records	A-36
	(q)	Deposit Insurance	A-36
	(r)	Reorganization	A-36
	(s)	Financing	A-36
Article VI—Covenants			A-37
6.01		Reasonable and Best Efforts	A-37

6.02		Shareholder Approval	A-37
6.03		Registration Statement	A-37
6.04		Press Releases	A-38
6.05		Access; Information	A-38
6.06		Acquisition Proposals	A-39
6.07		Nasdaq Global Select Market Listing	A-39
6.08		Regulatory Applications	A-39
6.09		Title Insurance and Surveys	A-39
6.10		Environmental Reports	A-39
6.11		Conforming Accounting and Reserve Policies; Restructuring Expenses	A-40
6.12		Notification of Certain Matters	A-40
6.13		Defined Contribution Plans	A-40
6.14		Employee Matters	A-41
6.15		Severance	A-42
6.16		D&O Insurance	A-42
Article VII—Conditions to Consummation of the Company Merger			A-43
7.01		Conditions to Each Party’s Obligation to Effect the Company Merger	A-43
	(a)	Shareholder Approval	A-43
	(b)	Governmental and Regulatory Consents	A-43
	(c)	Third Party Consents	A-43
	(d)	No Injunction	A-43
	(e)	Registration Statement	A-43
	(f)	Blue Sky Approvals	A-43
7.02		Conditions to Obligations of Virginia Bancorp	A-43
	(a)	Representations and Warranties	A-43
	(b)	Performance of Obligations of CHC and City National	A-44
	(c)	Opinion of Counsel	A-44
	(d)	Fairness Opinion	A-44
	(e)	Tax Opinion of CHC’s Counsel	A-44
	(f)	Listing	A-44
7.03		Conditions to Obligation of CHC	A-44
	(a)	Representations and Warranties	A-44
	(b)	Performance of Obligations of Virginia Bancorp	A-44
	(c)	Opinion of Counsel	A-44
	(d)	Tax Opinion of CHC’s Counsel	A-44
	(e)	Deposit Level	A-45
	(f)	Director Non-Competes	A-45
	(g)	Non-Compete Agreement	A-45
	(h)	Redemption of Virginia Savings Preferred Stock	A-45
Article VIII—Closing			A-45
8.01		Deliveries by Virginia Bancorp at closing	A-45
8.02		Deliveries by CHC at the Closing	A-46
Article IX—Termination			A-46
9.01		Termination	A-46
	(a)	Mutual Consent	A-46
	(b)	Breach	A-46
	(c)	Delay	A-47
	(d)	No Approval	A-47
	(e)	Failure to Recommend, Etc.	A-47
	(f)	Acceptance of Superior Proposal	A-47
9.02		Decline in CHC Common Stock Price	A-47
9.03		Effect of Termination and Abandonment	A-48

9.04	Liquidated Damages	A-48
Article X—Miscellaneous		A-49
10.01	Survival	A-49
10.02	Waiver; Amendment; Assignment	A-49
10.03	Counterparts	A-49
10.04	Governing Law	A-49
10.05	Expenses	A-49
10.06	Notices	A-50
10.07	Entire Understanding; No Third Party Beneficiaries	A-50
10.08	Severability	A-50
10.09	Disclosures	A-51
10.10	Interpretation; Effect	A-51

Exhibit A	Plan of Merger (included as Exhibit A to the Amendment to Agreement and Plan of Merger)

AGREEMENT AND PLAN OF MERGER

THIS AGREEMENT AND PLAN OF MERGER (the “Agreement”) is dated as of November 14, 2011, by and among Virginia Savings Bancorp, Inc., a Virginia corporation (“Virginia Bancorp”), Virginia Savings Bank, FSB, a federal savings bank (“Virginia Savings”) , City Holding Company, a West Virginia corporation (“CHC”), and City National Bank of West Virginia, a national banking association (“City National”).

W I T N E S S E T H:

A. Each of the parties desires to effect a merger of Virginia Bancorp with and into CHC, with CHC being the surviving entity in the merger (the “Company Merger”);

B. Virginia Bancorp has 5,000,000 authorized shares of common stock, par value $1.00 per share (“Virginia Bancorp Common Stock”), of which 1,810,120 shares are presently issued and outstanding, and 500,000 shares of preferred stock, including 100,000 shares of Series A Non-Voting Preferred Stock, par value $1.00 per share (“Virginia Bancorp Series A Non-Voting Preferred Stock”), of which 89,864 shares are presently issued and outstanding;

C. CHC has 50,000,000 authorized shares of common stock, par value $2.50 per share (“CHC Common Stock”), and 500,000 authorized shares of preferred stock, par value $25.00 per share, of which 14,811,289 shares of CHC Common Stock and no shares of preferred stock are presently issued and outstanding;

D. Virginia Bancorp owns all of the issued and outstanding shares of Virginia Savings’ common stock. CHC owns all of the issued and outstanding shares of capital stock of City National. In addition to the Company Merger, the parties desire to effect a merger of Virginia Savings with and into City National, with City National being the surviving entity in the merger (the “Subsidiary Merger”);

E. The Boards of Directors of Virginia Bancorp, Virginia Savings, CHC, and City National, respectively, each have determined that it is in the best interests of their respective organizations and shareholders to effect the mergers; and

F. It is the intention of the parties to this Agreement that the business combinations contemplated hereby each be treated as a “reorganization” under Section 368 of the Internal Revenue Code of 1986, as amended (the “Code”).

NOW, THEREFORE, in consideration of the premises, and of the mutual covenants, representations, warranties and agreements contained herein, the parties agree as follows:

Article I

The Company Merger

1.01 The Company Merger. On the Effective Time (as defined below) or as soon thereafter as possible, the Company Merger contemplated by this Agreement shall occur and in furtherance thereof:

(a) Structure and Effects of the Company Merger. Virginia Bancorp shall merge with and into CHC, and the separate corporate existence of Virginia Bancorp shall thereupon cease. CHC shall be the surviving corporation in the Company Merger (sometimes hereinafter referred to as the “Surviving Corporation”) and shall continue to be governed by the laws of the State of West Virginia, and the separate corporate existence of CHC with all its rights, privileges, immunities, powers and franchises shall continue unaffected by the

Company Merger. The Company Merger shall have the effects specified in W. Va. Code Section 31D-11-1107 of the West Virginia Business Corporation Act (the “WVBCA”) and Section 13.1-721 of the Virginia Stock Corporation Act (the “VSCA”).

(b) Name and Offices. The name of the Surviving Corporation shall be City Holding Company. Its principal office shall be located at 25 Gatewater Road, Charleston, West Virginia 25313.

(c) Articles of Incorporation. The CHC articles of incorporation, as in effect immediately prior to the Effective Time, shall continue to be the articles of incorporation of the Surviving Corporation following the Company Merger, until duly amended in accordance with the terms thereof and the WVBCA.

(d) Bylaws. The CHC Code of Bylaws, as in effect immediately prior to the Effective Time, shall continue to be the bylaws of the Surviving Corporation following the Company Merger, until duly amended in accordance with the terms thereof, the articles of incorporation of CHC and the WVBCA.

(e) Directors. The directors of CHC, immediately prior to the Effective Time, shall continue to hold such positions following the Company Merger, and such directors shall hold offices until such time as their successors shall be duly elected and qualified.

(f) Officers. The officers of CHC holding such positions immediately prior to the Effective Time shall continue to be the officers of the Surviving Corporation following the Company Merger.

1.02 Reservation of Right to Revise Structure. At CHC’s election, the Company Merger may alternatively be structured so that (a) Virginia Bancorp is merged with and into any other direct or indirect wholly-owned subsidiary of CHC or (b) any direct or indirect wholly-owned subsidiary of CHC is merged with and into Virginia Bancorp; provided, however, that no such change shall (x) alter or change the amount or kind of the Merger Consideration (as defined in Section 3.01(a)) or the treatment of the holders of the capital stock of Virginia Bancorp, (y) prevent Virginia Bancorp from obtaining the opinion of Scott & Stringfellow, LLC, referred to in Section 7.02(d) or otherwise adversely affect the tax treatment of the Company Merger to the Virginia Bancorp shareholders or (z) materially impede or delay consummation of the transactions contemplated by this Agreement. In the event of such an election, the parties agree to execute an appropriate amendment to this Agreement in order to reflect such election.

1.03 Effective Time. The Company Merger shall become effective on the date and at the time shown on the Articles of Merger required to be filed in the office of the Secretary of State of the State of West Virginia, which shall include the Plan of Merger attached hereto as Exhibit A in accordance with the WVBCA, and the office of the Virginia State Corporation Commission, which shall include the Plan of Merger attached hereto as Exhibit A in accordance with the VSCA, effecting the Company Merger (“Effective Time”). Subject to the terms of this Agreement, the parties shall cause the Company Merger to become effective (a) on the date that is the fifth (5th) full trading day on the Nasdaq Global Select Market to occur after the last of all required regulatory and shareholder approvals of the Company Merger and the Subsidiary Merger have been received and all required waiting periods have expired, or (b) on such date as the parties may agree in writing (the “Effective Date”).

Article II

The Subsidiary Merger

2.01 The Subsidiary Merger. On the Effective Time or as soon thereafter as possible, the Subsidiary Merger contemplated by this Agreement shall occur and in furtherance thereof:

(a) Structure and Effects of the Subsidiary Merger. Virginia Savings shall merge with and into City National on the terms and conditions set forth in the Agreement and Plan of Subsidiary Merger in the form attached hereto as Exhibit B (the “Subsidiary Merger Agreement”), and the separate corporate existence of Virginia Savings shall thereupon cease. City National shall be the surviving bank in the Subsidiary Merger

(sometimes hereinafter referred to as the “Surviving Bank”) and shall continue to be governed by federal law, and the separate corporate existence of City National with all its rights, privileges, immunities, powers and franchises shall continue unaffected by the Subsidiary Merger. The Subsidiary Merger shall have the effects specified in Section 215c of the National Bank Act of 1864, as amended (the “NBA”).

(b) Name and Offices. The name of the Surviving Bank shall be City National Bank of West Virginia. Its principal office shall be located at 3601 McCorkle Avenue, S.E., Charleston, West Virginia 25324.

(c) Articles of Association. The City National articles of association, as in effect immediately prior to the Effective Time, shall continue to be the articles of association of the Surviving Bank following the Subsidiary Merger, until duly amended in accordance with the terms thereof and the NBA.

(d) Bylaws. The City National bylaws, as in effect immediately prior to the Effective Time, shall continue to be the bylaws of the Surviving Bank following the Subsidiary Merger, until duly amended in accordance with the terms thereof, the articles of association of City National and the NBA.

(e) Directors. The directors of City National, immediately prior to the Effective Time, shall continue to hold such positions following the Subsidiary Merger, and such directors shall hold offices until such time as their successors shall be duly elected and qualified.

(f) Officers. The officers of City National holding such positions immediately prior to the Effective Time shall continue to be the officers of the Surviving Bank following the Subsidiary Merger.

2.02 Effective Time. The Subsidiary Merger shall become effective on a date specified by the Office of the Comptroller of the Currency (the “OCC”) pursuant to the NBA. Subject to the terms of this Agreement, the parties shall cause the Subsidiary Merger to become effective on the same day the Company Merger becomes effective or as soon as possible thereafter.

Article III

Consideration

3.01 Consideration. Subject to the terms and conditions of this Agreement, at the Effective Time:

(a) Each holder of a share of Virginia Bancorp Common Stock and Virginia Bancorp Series A Non-Voting Preferred Stock issued and outstanding prior to the Effective Time (other than shares held directly or indirectly by CHC, except shares held by CHC in a fiduciary capacity or in satisfaction of a debt previously contracted, if any) (each a “Virginia Bancorp Share”) shall receive in respect thereof, at the election of the holder as provided in and subject to this Agreement, one of the following forms of consideration: (i) 0.2297 shares of CHC Common Stock (the “Stock Exchange Ratio”) for each Virginia Bancorp Share (the “Stock Consideration”) or (ii) $6.75 in cash for each Virginia Bancorp Share (the “Cash Consideration”) or (iii) 0.1263 shares of CHC Common Stock and $3.04 in cash for each Virginia Bancorp Share (the “Cash and Stock Exchange Ratio” and together with the Stock Exchange Ratio, the “Exchange Ratios”) for each Virginia Bancorp Share (the “Cash/Stock Consideration”). The Stock Consideration, the Cash Consideration and the Cash/Stock Consideration are sometimes collectively referred to herein as the “Merger Consideration”.

(b) Each Virginia Bancorp Share that, immediately prior to the Effective Time, is held directly or indirectly by CHC, other than shares held in a fiduciary capacity or in satisfaction of a debt previously contracted, shall by virtue of the Company Merger be canceled and retired and shall cease to exist, and no exchange or payment shall be made therefor.

(c) Each share of CHC Common Stock that is issued and outstanding immediately prior to the Effective Time shall continue to be an issued and outstanding share of CHC Common Stock at and after the Effective Time.

(d) Notwithstanding the foregoing, if any holder of Virginia Bancorp Shares perfects such holder’s appraisal rights under the VSCA, any issued and outstanding Virginia Bancorp Shares held by such holder shall not be converted as described in this Section 3.01 but shall from and after the Effective Time represent only the right to receive such consideration as may be determined to be due to such holder pursuant to the VSCA; provided, however, that each Virginia Bancorp Share outstanding immediately prior to the Effective Time and held by a Virginia Bancorp shareholder who, after the Effective Time, fails to perfect his or her appraisal rights, withdraws his or her demand for appraisal rights or otherwise loses his or her right to exercise appraisal rights shall have only the right to receive the per share Merger Consideration for the number and type of Virginia Bancorp Shares held by such holder.

3.02 Rights as Shareholders; Stock Transfers. At the Effective Time, holders of Virginia Bancorp Shares shall cease to be, and shall have no rights as, shareholders of Virginia Bancorp, other than the right to receive (a) any dividend or other distribution with respect to such Virginia Bancorp Shares with a record date occurring prior to the Effective Date, (b) the applicable type of per share Merger Consideration for each Virginia Bancorp Share, as provided under this Article III, and (3) any appraisal rights to which they may be entitled under the VSCA if such holders have perfected such appraisal rights under the VSCA. After the Effective Time, there shall be no transfers on the stock transfer books of Virginia Bancorp or the Surviving Corporation of Virginia Bancorp Shares.

3.03 Fractional Shares. Notwithstanding any other provision in this Agreement, no fractional shares of CHC Common Stock and no certificates or scrip therefor, or other evidence of ownership thereof, will be issued in the Company Merger; instead, CHC shall pay to each holder of Virginia Bancorp Shares who otherwise would be entitled to a fractional share of CHC Common Stock an amount in cash (without interest) determined by multiplying such fraction by the CHC Average Closing Price. The CHC Average Closing Price shall equal the average of the per share closing prices of a share of CHC Common Stock as reported on the Nasdaq Global Select Market during the ten (10) trading days immediately preceding the tenth (10th) calendar day immediately preceding the Effective Date (the “CHC Average Closing Price”).

3.04 Election and Proration Procedures.

(a) An election form in such form as Virginia Bancorp and CHC shall mutually agree (an “Election Form”) shall be mailed on the Mailing Date (as defined below) to each holder of record of Virginia Bancorp Shares. The “Mailing Date” shall be the date on which proxy materials relating to the Company Merger are mailed to holders of Virginia Bancorp Shares. CHC shall make available Election Forms as may be reasonably requested by all persons who become holders of Virginia Bancorp Shares after the record date for eligibility to vote on the Company Merger and prior to the Election Deadline (as defined herein), and Virginia Bancorp shall provide to the Exchange Agent (as defined herein) all information reasonably necessary for it to perform its obligations as specified herein.

(b) Each Election Form shall entitle the holder of Virginia Bancorp Shares (or the beneficial owner through appropriate and customary documentation and instructions) to (i) elect to receive the Stock Consideration for all of such holder’s shares (a “Stock Election”), (ii) elect to receive the Cash Consideration for all of such holder’s shares (a “Cash Election”), (iii) elect to receive the Cash/Stock Consideration for all such holder’s shares (a “Cash/Stock Election”) or (iv) make no election or indicate that such holder has no preference as to the receipt of the Cash Consideration, the Stock Consideration or the Cash/Stock Consideration (a “Non-Election”). Holders of record of Virginia Bancorp Shares who hold such shares as nominees, trustees or in other representative capacities (a “Representative”) may submit multiple Election Forms, provided that such Representative certifies that each such Election Form covers all the shares of Virginia Bancorp Shares held by that Representative for a particular beneficial owner. Virginia Bancorp Shares as to which a Cash Election has been made are referred to herein as “Cash Election Shares.” Virginia Bancorp Shares as to which a Stock Election has been made are referred to herein as “Stock Election Shares.” Virginia Bancorp Shares as to which a Cash/Stock Election has been made are referred to herein as “Cash/Stock Election Shares.” Virginia Bancorp Shares as to which no election has been made are referred to herein as “Non-Election Shares.” For purposes of this Section 3.04, shares subject to appraisal rights shall be deemed Cash Election Shares. The aggregate number of Virginia Bancorp Shares with respect to which a Cash Election has been made is referred to herein as the “Cash Election Number.” The aggregate number of Virginia Bancorp Shares with respect to which a Stock Election has been made is referred to herein as the “Stock Election Number.” The aggregate number of Virginia Bancorp Shares with respect to which a Cash/Stock Election has been made is referred to herein as the “Cash/Stock Election Number.” The number of Virginia Bancorp Shares obtained by subtracting (i) the Cash/Stock Election Number from (ii) the aggregate number of Virginia Bancorp Shares outstanding as of the Effective Time is referred to herein as the “Leftover Shares.” The number obtained by multiplying the Leftover Shares by 0.55 shall be referred to as the “Stock Percentage Number.” The number obtained by multiplying the Leftover Shares by 0.45 shall be referred to as the “Cash Percentage Number.”

(c) To be effective, a properly completed Election Form must be received by the Exchange Agent on or before 5:00 p.m., New York City time, on the third business day immediately preceding the date of the meeting of shareholders of Virginia Bancorp referred to in Section 6.02 hereof (or such other time and date as Virginia Bancorp and CHC may mutually agree) (the “Election Deadline”). An election shall have been properly made only if the Exchange Agent shall have actually received a properly completed Election Form by the Election Deadline. Any holder of Virginia Bancorp Shares may at any time prior to the Election Deadline change his or her election by written notice received by the Exchange Agent prior to the Election Deadline accompanied by a properly completed and signed revised Election Form. Any holder of Virginia Bancorp Shares may, at any time prior to the Election Deadline, revoke his or her election by written notice received by the Exchange Agent prior to the Election Deadline. All elections shall be revoked automatically if the Exchange Agent is notified in writing by CHC and Virginia Bancorp that this Agreement has been terminated. If a shareholder either (i) does not submit a properly completed Election Form by the Election Deadline or (ii) revokes (as opposed to changes) his or her Election Form prior to the Election Deadline and does not submit a new properly executed Election Form prior to the Election Deadline, the Virginia Bancorp Shares held by such shareholder shall be designated Non-Election Shares. Subject to the terms of this Agreement and of the Election Form, the Exchange Agent shall have reasonable discretion to determine whether any election, revocation or change has been properly or timely made and to disregard immaterial defects in any Election Form, and any good faith decisions of the Exchange Agent regarding such matters shall be binding and conclusive.

(d) Notwithstanding any other provision contained in this Agreement, allocation will be made so that 55% of the Virginia Bancorp Shares will be exchanged for CHC Common Stock and 45% of the Virginia Bancorp Shares will be exchanged for cash; provided that notwithstanding any provision herein to the contrary, no more than 240,000 shares of CHC Common Stock will be issued to the holders of Virginia Bancorp Shares. Accordingly, 55% of the total number of shares of Virginia Bancorp Shares outstanding at the Effective Time shall be converted into CHC Common Stock and the remaining outstanding shares of Virginia Bancorp Shares (excluding shares of Virginia Bancorp Shares to be canceled as provided in Section 3.01(b)) shall be converted into cash.

(e) Within three (3) business days after the Election Deadline, CHC shall cause the Exchange Agent to effect the allocation among holders of Virginia Bancorp Shares of rights to receive cash and stock as follows:

(i)	The Cash/Stock Election Shares shall be converted into the right to receive the Cash/Stock Consideration.

(ii)	If the Stock Election Number exceeds the Stock Percentage Number, then:

(A)	all Cash Election Shares shall be converted into the right to receive the Cash Consideration,

(B)

Non-Election Shares shall be deemed to be Cash Election Shares to the extent necessary to have the total number of Cash Election Shares equal the Cash Percentage Number. If less than all of the Non-Election Shares need to be treated as Cash Election Shares, then the Exchange Agent shall select which Non-Election shares shall be treated as Cash Election Shares in such manner as the Exchange Agent shall determine, and all remaining Non-Election Shares shall thereafter be treated as Stock Election Shares,

(C)	If all Non-Election Shares are treated as Cash Election Shares under the preceding subsection and the total number of Cash Election Shares is less than the Cash Percentage Number, then the Exchange Agent shall convert on a pro rata basis as described below in Section 3.04(f) a sufficient number of Stock Election Shares into Cash Election Shares (“Reallocated Cash Shares”) such that the sum of the number of Cash Election Shares (including Non-Election Shares treated as Cash Election Shares pursuant to the preceding subsection) plus the Reallocated Cash Shares equals the Cash Percentage Number, and all Reallocated Cash Shares will be converted into the right to receive the Cash Consideration, and

(D)	the Stock Election Shares which are not Reallocated Cash Shares shall be converted into the right to receive the Stock Consideration.

(iii)	If the Stock Election Number is less than the Stock Percentage Number, then:

(A)	all Stock Election Shares shall be converted into the right to receive the Stock Consideration,

(B)	Non-Election Shares shall be deemed to be Stock Election Shares to the extent necessary to have the total number of Stock Election Shares equal the Stock Percentage Number. If less than all of the Non-Election Shares need to be treated as Stock Election Shares, then the Exchange Agent shall select which Non-Election shares shall be treated as Stock Election Shares in such manner as the Exchange Agent shall determine, and all remaining Non-Election Shares shall thereafter be treated as Cash Election Shares,

(C)	If all Non-Election Shares are treated as Stock Election Shares under the preceding subsection and the total number of Stock Election Shares is less than the Stock Percentage Number, then the Exchange Agent shall convert on a pro rata basis as described below in Section 3.04(f) a sufficient number of Cash Election Shares into Stock Election Shares (“Reallocated Stock Shares”) such that the sum of the number of Stock Election Shares (including Non-Election Shares treated as Stock Election Shares pursuant to the preceding section) plus the Reallocated Stock Shares equals the Stock Percentage Number, and all Reallocated Stock Shares will be converted into the right to receive the Stock Consideration, and

(D)	the Cash Election Shares which are not Reallocated Stock Shares shall be converted into the right to receive the Cash Consideration.

(f) In the event that the Exchange Agent is required pursuant to Section 3.04(e)(ii)(C) to convert some Stock Election Shares into Reallocated Cash Shares, each holder of Stock Election Shares shall be allocated a pro rata portion of the total Reallocated Cash Shares. In the event the Exchange Agent is required pursuant to Section 3.04(e)(iii)(C) to convert some Cash Election Shares into Reallocated Stock Shares, each holder of Cash Election Shares shall be allocated a pro rata portion of the total Reallocated Stock Shares.

3.05 Exchange Procedures.

(a) As soon as practicable but in no event more than five (5) calendar days after the Effective Date, the Exchange Agent shall mail a letter of transmittal to each holder of record of Virginia Bancorp Shares whose Virginia Bancorp Shares were converted into the right to receive a portion of the Merger Consideration. The letter of transmittal shall provide instructions for the submission of certificates (“Old Certificates”) (or an indemnity satisfactory to CHC, the Surviving Bank and Computershare Investor Services, LLC, as Exchange Agent (the “Exchange Agent”), if any of such certificates are lost, stolen, or destroyed) representing all Virginia Bancorp Shares of such holder of record converted into the right to receive the applicable portion of the Merger Consideration at the Effective Time.

(b) At or prior to the Effective Time, CHC shall deposit, or shall cause to be deposited, with the Exchange Agent, certificates representing the shares of CHC Common Stock (“New Certificates”) and an estimated amount of cash equal to the cash portion of the Merger Consideration and cash for fractional shares (such cash and New Certificates being hereinafter referred to as, the “Exchange Fund”). In accordance with the terms contained in the letter of transmittal contemplated in this Section 3.05, the Exchange Agent shall distribute the Exchange Fund to the Virginia Bancorp shareholders upon receipt of the Old Certificates or a satisfactory indemnity as contemplated in Section 3.05(a).

(c) CHC shall cause any check in respect of any cash that a holder of Virginia Bancorp Shares shall be entitled to receive to be delivered to such shareholder no later than ten (10) days following delivery to the Exchange Agent of the Old Certificates (or indemnity satisfactory to CHC, the Surviving Bank and the Exchange Agent, if any of such certificates are lost, stolen or destroyed) owned by such shareholder. No interest will be paid on any per share Merger Consideration that any such holder shall be entitled to receive pursuant to this Article III upon such delivery.

(d) Any portion of the Exchange Fund that remains unclaimed by the shareholders of Virginia Bancorp for one year after the Effective Time shall be returned to CHC. Any shareholders of Virginia Bancorp who have not theretofore complied with this Article III shall thereafter look only to CHC for payment of any applicable per share Merger Consideration, without any interest thereon.

(e) Notwithstanding the foregoing, neither the Exchange Agent nor any party hereto shall be liable to any former holder of Virginia Bancorp Shares for any amount properly delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

3.06 Anti-Dilution Adjustments. Should CHC change (or establish a record date for changing) the number of shares of CHC Common Stock issued and outstanding prior to the Effective Time by way of a stock split, stock dividend, special cash dividend, recapitalization, reclassification, reorganization or similar transaction with respect to the outstanding CHC Common Stock, and the record date therefor shall be prior to the Effective Time, the Exchange Ratios shall be appropriately and proportionately adjusted.

Article IV

Actions Pending the Company and Subsidiary Merger

4.01 Forbearances of Virginia Bancorp and Virginia Savings. From the date hereof until the earlier of the termination of this Agreement or the Effective Time, except as expressly contemplated by this Agreement or the Disclosure Schedules (as hereinafter defined in Section 5.01), without the prior written consent of CHC, neither Virginia Bancorp nor Virginia Savings will:

(a) Ordinary Course. Conduct its business other than in the ordinary and usual course or, to the extent consistent therewith, fail to use reasonable efforts to preserve intact its business organizations and assets and maintain its rights, franchises and existing relations with customers, suppliers, employees and business associates.

(b) Capital Stock. Other than as set forth in its Disclosure Schedule,

(1) Issue, sell or otherwise permit to become outstanding, or authorize the creation of, any additional shares of Virginia Bancorp Shares or any rights to subscribe for or purchase Virginia Bancorp Shares or any other capital stock, or securities convertible into or exchangeable for any capital stock, of Virginia Bancorp or Virginia Savings,

(2) Permit any additional shares of Virginia Bancorp Shares or capital stock of Virginia Bancorp or Virginia Savings to become subject to grants of employee or director stock options, restricted stock grants, or similar stock-based employee or director rights,

(3) Repurchase, redeem or otherwise acquire, directly or indirectly, any shares of Virginia Bancorp Shares or capital stock of Virginia Bancorp or Virginia Savings, except as provided for herein,

(4) Effect any recapitalization, reclassification, stock split or like change in capitalization,

(5) Form a new subsidiary, or

(6) Enter into, or take any action to cause any holders of Virginia Bancorp Shares to enter into, any agreement, understanding or commitment relating to the right of holders of Virginia Bancorp Shares to vote any shares of Virginia Bancorp Shares, or cooperate in any formation of any voting trust relating to such shares.

(c) Dividends, Etc. Make, declare, pay or set aside for payment any dividend other than regular cash dividends on Virginia Bancorp Shares and shares of Series A Convertible Preferred Stock, par value $10.00 per share, of Virginia Savings (“Virginia Savings Preferred Stock”) in amounts and for periods consistent with past practice, with record and payment dates consistent with past practice.

(d) Compensation; Employment Contracts; Etc. Except for commitments on the date hereof disclosed in its Disclosure Schedule, enter into, amend, modify, renew or terminate any employment, consulting, severance or similar contracts with any directors, officers or employees of, or independent contractors with respect to, Virginia Bancorp and Virginia Savings, or grant any salary, wage or other increase or increase any employee benefit (including incentive or bonus payments), except for (1) changes that are required by applicable law; (2) changes contemplated by this Agreement; (3) changes in base salary consistent with CHC’s salary administration procedures and properly approved by CHC’s President; or (4) bonuses for performance under documented incentive plans and upon approval by CHC.

(e) Benefit Plans. Enter into, establish, adopt, amend, modify or terminate any pension, retirement, stock option, stock purchase, savings, profit sharing, employee stock ownership, deferred compensation, consulting, bonus, group insurance or other employee or director benefit, incentive or welfare contract, plan or arrangement, or any trust agreement (or similar arrangement) related thereto, or make any new or increase any outstanding grants or awards under any such contract, plan or arrangement, in respect of any current or former directors, officers or employees of, or independent contractors with respect to, Virginia Bancorp or Virginia Savings (or any dependent or beneficiary of any of the foregoing persons), including taking any action that accelerates the vesting or exercisability of or the payment or distribution with respect to other compensation or benefits payable thereunder, except, in each such case, (1) as may be required by applicable law, (2) as are provided for or contemplated by this Agreement or (3) in the ordinary course of business consistent with past practice.

(f) Dispositions. Except as set forth in its Disclosure Schedule or as otherwise contemplated by this Agreement, sell, transfer, mortgage, lease, encumber or otherwise dispose of or discontinue any material portion of its assets, business or properties.

(g) Acquisitions. Except (1) pursuant to contracts existing on the date hereof and described in its Disclosure Schedule, (2) for short-term investments for cash management purposes, (3) pursuant to bona fide hedging transactions, (4) by way of foreclosures or otherwise in satisfaction of debts previously contracted in good faith, in each case in the ordinary and usual course of business consistent with past practice, (5) consistent with past practice, supplies and other assets used in the ordinary course of business to support operations and existing infrastructure, of Virginia Bancorp and Virginia Savings and (6) readily marketable securities in the ordinary and usual course of business consistent with past practice, neither Virginia Bancorp nor Virginia Savings will acquire any assets or properties of another person in any one transaction or a series of related transactions.

(h) Governing Documents. Amend the articles of incorporation, charter or bylaws of Virginia Bancorp or Virginia Savings.

(i) Accounting Methods. Implement or adopt any change in the accounting principles, practices or methods used by Virginia Bancorp or Virginia Savings, other than as may be required by generally accepted accounting principles in the United States (“GAAP”), as concurred with by Virginia Bancorp’s independent auditors, or as required by any U.S. banking regulator with authority over Virginia Bancorp or regulatory accounting principles in regulatory filings or other documents.

(j) Contracts. Except in the ordinary course of business or pursuant to the terms of this Agreement, enter into or terminate any material contract or amend or modify in any material respect any of its existing material contracts other than current commitments set forth in its Disclosure Schedule.

(k) Claims. Settle any claim, action or proceeding, except for any claim, action or proceeding involving solely money damages in an amount, individually or in the aggregate, that is not material to Virginia Bancorp or Virginia Savings, taken as a whole.

(l) Risk Management. Except as required by applicable law or regulation: (1) implement or adopt any material change in its interest rate risk management and hedging policies, procedures or practices; or (2) fail to follow in any material respect its existing policies or practices with respect to managing its exposure to interest rate risk.

(m) Indebtedness. Other than in the ordinary course of business (including creation of deposit liabilities, Federal Home Loan Bank advances, entering into repurchase agreements, purchases or sales of federal funds, and sales of certificates of deposit) consistent with past practice, (1) incur any indebtedness for borrowed money, (2) assume, guarantee, endorse or otherwise as an accommodation become responsible for the obligations of any other person or (3) cancel, release, assign or modify any material amount of indebtedness of any other person.

(n) Loans. Without prior consultation with CHC, other than existing commitments and renewals of existing loans, make any loan or advance in excess of $100,000 other than residential mortgage loans in the ordinary course of business consistent with lending policies as in effect on the date hereof, provided that in the case of any loan for which consultation is required, Virginia Savings may make any such loan in the event (A) Virginia Savings has delivered to CHC or its designated representative a notice of its intention to make such loan and such additional information as CHC or its designated representative may reasonably require and (B) CHC or its designated representative shall not have reasonably objected to such loan by giving notice of such objection within three business days following the delivery to CHC of the applicable notice of intention.

(o) Adverse Actions. (1) Take any action reasonably likely to prevent or impede the Company Merger from qualifying as a reorganization within the meaning of Section 368 of the Code; or (2) take any action that is intended or is reasonably likely to result in (A) the representations and warranties set forth in this Agreement being or becoming untrue in a manner that would result in a Material Adverse Event at any time at or prior to the Effective Time, (B) any of the conditions to the Company Merger set forth in Article VII not being satisfied or (C) a material breach of any provision of this Agreement; except, in each case, as may be required by applicable law or pursuant to a right provided for under this Agreement.

(p) Interest Rates. Increase or decrease the rate of interest paid by Virginia Savings on any deposit product, including without limitation on certificates of deposit, except in a manner and pursuant to policies consistent with commercially reasonable past practices; provided, however, that, notwithstanding the foregoing, in no event shall Virginia Savings increase the rate of interest on any deposit product to more than the average rates paid on comparable deposit products by the other banks and thrifts located in the markets in which such deposit product is offered by Virginia Savings unless such increase is approved by CHC.

(q) Commitments. Agree or commit to do, or enter into any contract regarding, anything that would be precluded by clauses (a) through (p) without first obtaining CHC’s consent.

(r) Capital Expenditures; Non-Interest Expense. Make any capital expenditures or incur any other non-interest expense individually in excess of $10,000 or in the aggregate in excess of $25,000, except as disclosed in its Disclosure Schedule and other than expenses related to other real estate owned or foreclosures or related to or incurred in connection with this Agreement.

4.02 Forbearances of CHC and City National. From the date hereof until the earlier of the termination of this Agreement or the Effective Time, except as expressly contemplated by this Agreement or its Disclosure Schedule (as hereafter defined), without prior written consent of Virginia Bancorp or Virginia Savings, neither CHC nor City National will:

(a)	Ordinary Course. Conduct its business other than in the ordinary and usual course or, to the extent consistent therewith, fail to use reasonable efforts to preserve intact its business organizations and assets and maintain its rights, franchises and existing relations with customers, suppliers, employees and business associates.

(b)	Governing Documents. Amend the articles of incorporation, articles of association, charter or bylaws of CHC or City National.

(c)	Accounting Methods. Implement or adopt any change in the accounting principles, practices or methods used by CHC or City National, other than as may be required by GAAP, as concurred with by CHC’s independent auditors, or as required by any U.S. banking regulator with authority over CHC or regulatory accounting principles in regulatory filings or other documents.

(d)	Adverse Actions. (1) Take any action reasonably likely to prevent or impede the Company Merger from qualifying as a reorganization within the meaning of Section 368 of the Code; or (2) take any action that is intended or is reasonably likely to result in (A) the representations and warranties set forth in this Agreement being or becoming untrue in a manner that would result in a Material Adverse Event at any time at or prior to the Effective Time, (B) any of the conditions to the Company Merger set forth in Article VII not being satisfied or (C) a material breach of any provision of this Agreement; except, in each case, as may be required by applicable law or pursuant to a right provided for under this Agreement.

(e)	Commitments. Agree or commit to do, or enter into any contract regarding, anything that would be precluded by clauses (a) through (d) without first obtaining Virginia Bancorp’s consent.

4.03 Transition. To facilitate the integration of the operations of Virginia Bancorp and CHC and to permit the coordination of their related operations on a timely basis, and in an effort to accelerate to the earliest time possible following the Effective Date the realization of synergies, operating efficiencies and other benefits expected to be realized by the parties as a result of the Company Merger and Subsidiary Merger, each of Virginia Bancorp and CHC shall, and shall cause its subsidiaries to, consult with the other on all strategic and operational matters to the extent such consultation is not in violation of applicable laws, including laws regarding the exchange of information and other laws regarding competition.

4.04 Control of the Other Party’s Business. Prior to the Effective Time, nothing contained in this Agreement (including, without limitation, Sections 4.01 or 4.02) shall give CHC directly or indirectly, the right to control or direct the operations of Virginia Bancorp, and nothing contained in this Agreement shall give Virginia Bancorp, directly or indirectly, the right to control or direct the operations of CHC. Prior to the Effective Time, each party shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over it and its subsidiaries’ respective operations.

Article V

Representations and Warranties

5.01 Disclosure Schedules. On or prior to the date hereof, Virginia Bancorp and Virginia Savings have delivered to CHC, and CHC and City National have delivered to Virginia Bancorp, schedules (respectively, the “Disclosure Schedules”) setting forth, among other things, items the disclosure of which is necessary or appropriate either (1) in response to an express disclosure requirement contained in a provision hereof or (2) as an exception to one or more representations or warranties contained in Sections 5.02 or 5.03, or to one or more of its covenants contained in Article IV.

5.02 Representations and Warranties of Virginia Bancorp and Virginia Savings. Except as set forth in its Disclosure Schedule, Virginia Bancorp and Virginia Savings hereby represent and warrant, jointly and severally, to CHC and City National:

(a) Organization and Capital Stock.

(1) Virginia Bancorp is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Virginia and has the corporate power to own all of its property and assets, to incur all of its liabilities and to carry on its business as now being conducted. Virginia Bancorp is a thrift holding company duly licensed and authorized to conduct business under the laws of the Commonwealth of Virginia.

(2) The authorized capital stock of Virginia Bancorp consists of (i) 5,000,000 shares of Virginia Bancorp Common Stock, of which, as of the date hereof, 1,810,120 shares are issued and outstanding, and (ii) 500,000 shares of preferred stock, including 100,000 shares of Virginia Bancorp Series A Non-Voting Preferred Stock, of which 89,864 shares are issued and outstanding as of the date hereof. All of the issued and outstanding Virginia Bancorp Shares are duly and validly issued and outstanding and are fully paid and non-assessable. None of the outstanding Virginia Bancorp Shares has been issued in violation of any preemptive rights of the current or past shareholders of Virginia Bancorp. As of the date hereof, Virginia Bancorp has no outstanding employee and director stock options to acquire any Virginia Bancorp Shares.

(3) Except as disclosed in the Disclosure Schedule, there are no shares of Virginia Bancorp Common Stock, Virginia Bancorp Series A Non-Voting Preferred Stock, or other capital stock or other equity securities of Virginia Bancorp outstanding and no outstanding options, warrants, rights to subscribe for, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, Virginia Bancorp Shares or other capital stock of Virginia Bancorp or contracts, commitments, understandings or arrangements by which Virginia Bancorp is or may be obligated to issue additional shares of its capital stock or options, warrants or rights to purchase or acquire any additional shares of its capital stock.

(4) Except as disclosed in the Disclosure Schedule, each certificate representing Virginia Bancorp Shares issued by Virginia Bancorp in replacement of any certificate theretofore issued by it which was claimed by the record holder thereof to have been lost, stolen or destroyed was issued by Virginia Bancorp only upon receipt of an affidavit of lost stock certificate and indemnity agreement of such shareholder indemnifying Virginia Bancorp against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such replacement certificate.

(b) Authorization and No Default.

(1) Virginia Bancorp’s Board of Directors has, by all appropriate action, approved this Agreement and the Company Merger and authorized the execution of this Agreement on its behalf by its duly authorized officers and the performance by Virginia Bancorp of its obligations hereunder. Virginia Savings’ Board of Directors has, by all appropriate action, approved this Agreement, the Subsidiary Merger Agreement and the Subsidiary Merger and authorized the execution hereof and of the Subsidiary Merger Agreement on its behalf by its duly authorized officers and the performance by Virginia Savings of its obligations hereunder and under the Subsidiary Merger Agreement. Nothing in the articles of incorporation, charter or bylaws of Virginia Bancorp or Virginia Savings, as amended, as applicable, or any other agreement, instrument, decree, proceeding, law or regulation (except as specifically referred to in or contemplated by this Agreement) by or to which either is bound or subject (other than agreements which can be terminated under circumstances requiring only monetary payments of less than $50,000 in the aggregate) would prohibit either Virginia Bancorp or Virginia Savings, as applicable, from consummating this Agreement, the Company Merger or the Subsidiary Merger on the terms and conditions herein contained. This Agreement has been duly and validly executed and delivered by Virginia Bancorp and Virginia Savings and constitutes a legal, valid and binding obligation of each, enforceable against each in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar laws affecting the enforceability of creditors’ rights generally and by judicial discretion in applying principles of equity. No other corporate acts or proceedings are required to be taken by Virginia Bancorp (except for approval by Virginia Bancorp’s and Virginia Savings’ shareholders) to authorize the execution, delivery and performance of this Agreement and the Subsidiary Merger Agreement. Except for the requisite approval of the OCC and any required notice or application to the Bureau of Financial Institutions of the Virginia State Corporation Commission (the “Commission”) and the Board of Governors of the Federal Reserve System (the “Federal Reserve”), no notice to, filing with, or authorization by, or consent or approval of, any federal or state bank regulatory authority is necessary for the execution of this Agreement or consummation of the Company Merger by Virginia Bancorp or the Subsidiary Merger by Virginia Savings. Except as disclosed in its Disclosure Schedule, Virginia Bancorp and Virginia Savings are neither in default under, nor in violation of, any provision of its articles of incorporation, charter or bylaws, or any promissory note, indenture or any evidence of indebtedness or security therefor, lease, contract, purchase or other commitment or any other agreement, except for defaults and violations which will not have a Material Adverse Effect on Virginia Bancorp, taken as a whole.

(2) For purposes of this Agreement, “Material Adverse Effect” means with respect to CHC or Virginia Bancorp, any event, change, circumstance, effect or occurrence which, individually or together with any other event, change, circumstance, effect or occurrence, (i) is both material and adverse to the financial position, results of operation or business of CHC and City National, taken as a whole, or Virginia Bancorp and Virginia Savings, taken as a whole, respectively, or (ii) would materially impair the ability of either CHC or Virginia Bancorp to perform its obligations under this Agreement or otherwise materially impede the consummation of the Company Merger, the Subsidiary Merger and the other transactions contemplated by this Agreement; provided, however, that a Material Adverse Effect shall not be deemed to include the following: (A) the effects of any change attributable to or resulting from changes in laws, regulations or interpretations of those laws or regulations by courts or governmental authorities applicable generally to banks or bank holding companies; (B) changes in regulatory accounting principles or GAAP applicable to banks or bank holding companies generally, except to the extent any such change affects Virginia Bancorp or Virginia Savings or CHC or City National, respectively, to a materially greater extent than banks or bank holding companies generally; (C) changes in economic conditions affecting financial institutions generally, including changes in credit availability and liquidity, and price levels or trading volumes in securities markets except to the extent that such changes have a disproportionate impact on CHC, City National, or Virginia Bancorp or Virginia Savings, as the case may be, relative to the overall effects on the banking industry; (D) changes in general levels of interest rates (including the impact on the parties’ securities portfolios) provided that any such change shall not affect Virginia Bancorp or Virginia Savings or CHC or City National, respectively, to a materially greater extent than banks or bank holding companies generally, and provided further that any such change shall not have a materially adverse effect on the credit quality of Virginia Savings’ or City National’s assets, respectively; (E) reasonable and customary expenses incurred in connection with the Company Merger and all expenses related to any employment, change in control or severance contract and benefit or retirement plan disclosed on the Disclosure Schedule; (F) charges required under Section 6.11 hereof; (G) actions or omissions of either CHC or Virginia Bancorp or any of their subsidiaries, taken with the prior written consent of the other party in contemplation of the transactions contemplated by this Agreement; (H) the impact of the announcement of this Agreement and the transactions contemplated hereby, and compliance with this Agreement on the business, financial condition or results of operations of the parties and their respective subsidiaries; and (I) the occurrence of any military or terrorist attack within the United States or on any of its possessions or offices, or any earthquakes, hurricanes, tornados or other natural disasters.

(c) Subsidiaries. Virginia Savings is wholly-owned by Virginia Bancorp, except for 100,000 shares of Virginia Savings Preferred Stock, which will be redeemed immediately prior to the Effective Time, and is a federal savings bank duly organized, validly existing and in good standing under the laws of the United States and has the corporate power to own its properties and assets, to incur its liabilities and to carry on its business as it is now being conducted. The number of authorized, issued and outstanding shares of capital stock of Virginia Savings is set forth in the Disclosure Schedule, all of which outstanding shares, other than the Virginia Savings Preferred Stock, are owned by Virginia Bancorp, free and clear of all liens, encumbrances, rights of first refusal, options or other restrictions of any nature whatsoever. Virginia Bancorp has no other direct or indirect subsidiaries, other than as set forth in its Disclosure Schedule. There are no options, warrants or rights outstanding to acquire any capital stock of Virginia Savings, except for the conversion rights associated with the Virginia Savings Preferred Stock, and no person or entity has any other right to purchase or acquire any unissued shares of stock of Virginia Savings, nor does Virginia Savings have any obligation of any nature with respect to its unissued shares of stock. Except for the ownership of readily marketable securities, Federal Home Loan Bank or Federal Reserve Bank stock and as may be disclosed in the Disclosure Schedule, neither Virginia Bancorp nor Virginia Savings is a party to any partnership or joint venture or owns an equity interest in any other business or enterprise.

(d) Financial Information. The consolidated statement of financial condition of Virginia Bancorp as of December 31, 2009 and December 31, 2010, and related consolidated statements of operations and statements of stockholders’ equity and of cash flows for the two (2) years ended December 31, 2010, together with the notes thereto, and the periodic financial statements for the fiscal quarter ended June 30, 2011, together with the notes thereto (together, the “VSB Financial Statements”), copies of which have been provided to CHC, have been prepared in accordance with GAAP (except as may be disclosed therein and for the absence of footnotes and normal year-end adjustments in the quarterly VSB Financial Statements) and fairly present in all material respects the consolidated financial position and the consolidated results of operations, changes in stockholders’ equity and cash flows of Virginia Bancorp as of the dates and for the periods indicated.

(e) Absence of Changes. Except as set forth in its Disclosure Schedule or as a result of the transactions contemplated by this Agreement, since December 31, 2010, there has not been a Material Adverse Effect with respect to Virginia Bancorp, nor have there been any events or transactions that have had, or are reasonably expected to have, a Material Adverse Effect on Virginia Bancorp.

(f) Regulatory Enforcement Matters. Except as may be disclosed in its Disclosure Schedule, neither Virginia Bancorp nor Virginia Savings is subject to, or has received any notice or advice that it may become subject to, any order, agreement or memorandum of understanding with any federal or state agency charged with the supervision or regulation of financial institutions or their holding companies or engaged in the insurance of financial institution deposits or any other governmental agency having supervisory or regulatory authority with respect to Virginia Bancorp or Virginia Savings.

(g) Tax Matters. Virginia Bancorp and Virginia Savings have each filed with the appropriate governmental agencies or properly extended such filings, all federal, state and local income, franchise, excise, sales, use, real and personal property and other tax returns and reports required to be filed by it. Except as set forth in its Disclosure Schedule, neither Virginia Bancorp nor Virginia Savings is (a) delinquent in the payment of any taxes shown on such returns or reports or on any assessments received by it for such taxes; (b) aware of any pending or, to the Knowledge (as defined below) of Virginia Bancorp and Virginia Savings, threatened examination for income taxes for any year by the Internal Revenue Service (the “IRS”) or any state tax agency; (c) subject to any agreement extending the period for assessment or collection of any federal or state tax; or (d) a party to any action or proceeding with, nor has any claim been asserted against it by, any court, administrative agency or commission or other federal, state or local governmental authority or instrumentality (a “Governmental Authority”) for assessment or collection of taxes. None of the tax returns of Virginia Bancorp or Virginia Savings has been audited by the IRS or any state tax agency for the past three (3) years. To the Knowledge of Virginia Bancorp and Virginia Savings, neither Virginia Bancorp nor Virginia Savings is the subject of any threatened action or proceeding by any

Governmental Authority for assessment or collection of taxes. The reserve for taxes in the unaudited financial statements of Virginia Bancorp for the quarter ended June 30, 2011, is, in the opinion of management, adequate to cover all of the tax liabilities of Virginia Bancorp (including, without limitation, income taxes and franchise fees) as of such date in accordance with GAAP. The term “Knowledge” when used with respect to a party means the actual knowledge and belief, after due inquiry, of such party’s executive officers.

(h) Litigation. Except as may be disclosed in its Disclosure Schedule and except for foreclosure and other collection proceedings commenced in the ordinary course of business by Virginia Bancorp and Virginia Savings with respect to loans in default with respect to which no claims have been asserted against Virginia Bancorp or Virginia Savings, there is no litigation, claim or other proceeding before any arbitrator or Governmental Authority pending or, to the Knowledge of Virginia Bancorp and Virginia Savings, threatened, against Virginia Bancorp or Virginia Savings, or of which the property of Virginia Bancorp or Virginia Savings is or would be subject involving a monetary amount, singly or in the aggregate, in excess of $25,000, or a request for specific performance, injunctive relief or other equitable relief. No litigation, claim or other proceeding disclosed in its Disclosure Schedule is material to Virginia Bancorp or Virginia Savings.

(i) Employment Agreements. Except as disclosed in its Disclosure Schedule, neither Virginia Bancorp nor Virginia Savings is a party to or bound by any contract for the employment, retention or engagement, or with respect to the severance, of any officer, employee, agent, consultant or other person or entity which, by its terms, is not terminable by Virginia Bancorp or Virginia Savings on thirty (30) days’ written notice or less without the payment of any amount by reason of such termination.

(j) Reports. Except as may be disclosed in its Disclosure Schedule, since January 1, 2008, Virginia Bancorp and Virginia Savings have filed all material reports and statements, together with any amendments required to be made with respect thereto, if any, that they were required to file with (i) the Commission, (ii) the Office of Thrift Supervision, (iii) the OCC, (iv) the Federal Deposit Insurance Corporation (the “FDIC”) and (v) any other Governmental Authority with jurisdiction over Virginia Bancorp and Virginia Savings, including the Securities and Exchange Commission (the “SEC”). As of their respective dates, each of such reports and documents, including the financial statements, exhibits and schedules thereto, complied in all material respects with the relevant statutes, rules and regulations enforced or promulgated by the regulatory authority with which they were filed, and did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(k) Loans and Investments.

(1) Except as set forth in its Disclosure Schedule, as of September 30, 2011, Virginia Savings had no loan in excess of $25,000 that has been classified by regulatory examiners or management of Virginia Savings as “Substandard,” “Doubtful” or “Loss” or in excess of $10,000 that has been identified by accountants or auditors (internal or external) as having a significant risk of uncollectability. The most recent loan watch list of Virginia Savings and a list of all loans in excess of $25,000 that Virginia Savings has determined to be ninety (90) days or more past due with respect to principal or interest payments or has placed on nonaccrual status, are set forth in the Disclosure Schedule.

(2) All loans reflected in the VSB Financial Statements as of June 30, 2011, and which have been made, extended, renewed, restructured, approved, amended or acquired since June 30, 2011, (i) have been made for good, valuable and adequate consideration in the ordinary course of business; (ii) to the Knowledge of Virginia Savings, constitute the legal, valid and binding obligation of the obligor and any guarantor named therein, except to the extent limited by general principles of equity and public policy or by bankruptcy, insolvency, fraudulent transfer, reorganization, liquidation, moratorium, readjustment of debt or other laws of general application relative to or affecting the enforcement of creditors’ rights; (iii) are evidenced by notes, instruments or other evidences of indebtedness which are true, genuine and what they purport to be; and (iv) are secured, to the extent that Virginia Savings has a security interest in collateral or a mortgage securing such loans, by perfected security interests or recorded mortgages naming Virginia Savings as the secured party or mortgagee.

(3) Except as set forth in its Disclosure Schedule, the reserves, the allowance for possible loan and lease losses and the carrying value for real estate owned that are shown on the VSB Financial Statements are, in the opinion of management of Virginia Savings, adequate in all respects under the requirements of GAAP to provide for possible losses on items for which reserves were made, on loans and leases outstanding and real estate owned as of the respective dates.

(4) Except as set forth in its Disclosure Schedule, none of the investments reflected in the VSB Financial Statements as of and for the quarter ended June 30, 2011, and none of the investments made by Virginia Savings since June 30, 2011, are subject to any restriction, whether contractual or statutory, which materially impairs the ability of Virginia Savings to dispose freely of such investment at any time.

(5) Set forth in its Disclosure Schedule is a true, accurate and complete list of all loans in which Virginia Savings has any participation interest or that have been made with or through another financial institution on a recourse basis against Virginia Savings.

(l) Employee Matters and ERISA.

(1) Except as may be disclosed in its Disclosure Schedule, neither Virginia Bancorp nor Virginia Savings has entered into any collective bargaining agreement with any labor organization with respect to any group of employees of Virginia Bancorp or Virginia Savings and, to the Knowledge of Virginia Bancorp and Virginia Savings, there is no present effort or existing proposal to attempt to unionize any group of employees of Virginia Bancorp or Virginia Savings.

(2) Except as may be disclosed in its Disclosure Schedule, (i) Virginia Bancorp and Virginia Savings are and have been in material compliance with all applicable laws respecting employment and employment practices, terms and conditions of employment and wages and hours, including, without limitation, any such laws respecting employment discrimination and occupational safety and health requirements, and neither Virginia Bancorp nor Virginia Savings is engaged in any unfair labor practice; (ii) there is no unfair labor practice complaint against Virginia Bancorp or Virginia Savings pending or, to the Knowledge of Virginia Bancorp or Virginia Savings, threatened before the National Labor Relations Board; (iii) there is no labor dispute, strike, slowdown or stoppage actually pending or, to the Knowledge of Virginia Bancorp or Virginia Savings, threatened against or directly affecting Virginia Bancorp or Virginia Savings; and (iv) neither Virginia Bancorp nor Virginia Savings has experienced any work stoppage or other such labor difficulty during the past five (5) years.

(3) Except as may be disclosed in its Disclosure Schedule, neither Virginia Bancorp nor Virginia Savings maintains, contributes to or participates in or has any liability under any employee benefit plans, as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), including (without limitation) any multiemployer plan (as defined in Section 3(37) of ERISA), or any nonqualified employee benefit plans or deferred compensation, bonus, stock or incentive plans, or other employee benefit or fringe benefit programs for the benefit of former or current employees or directors (or their beneficiaries or dependents) of Virginia Bancorp and Virginia Savings (the “VSB Employee Plans”). To the Knowledge of Virginia Bancorp and Virginia Savings, no present or former employee of Virginia Bancorp or Virginia Savings has been charged with breaching nor has breached a fiduciary duty under any of the VSB Employee Plans. Except as may be disclosed in its Disclosure Schedule, neither Virginia Bancorp nor Virginia Savings participates in, nor has it in the past five (5) years participated in, nor has it any present or future obligation or liability under, any multiemployer plan. Virginia Bancorp has provided to CHC a true, accurate and complete copy of each written plan or program disclosed in the Disclosure Schedule. Virginia Bancorp has also provided to CHC, with respect to each such plan or program to the extent available to Virginia Bancorp or Virginia

Savings, all (i) amendments or supplements thereto, (ii) summary plan descriptions, (iii) descriptions of all current participants in such plans and programs and all participants with benefit entitlements under such plans and programs, (iv) contracts with third party administrators, trustee(s), investment advisors and custodians relating to plan documents, (v) actuarial valuations for any defined benefit plan, (vi) valuations for any plan as of the most recent date, (vii) the most recent determination letters from the IRS, (viii) the most recent annual report filed with the IRS, (ix) registration statements on Form S-8 and prospectuses, and (x) trust agreements.

(4) All liabilities of the VSB Employee Plans have been funded or accrued on the basis of consistent methods in accordance with GAAP. No actuarial assumptions have been changed since the last written report of actuaries on such VSB Employee Plans. All insurance premiums (including premiums to the Pension Benefit Guaranty Corporation) have been paid in full, subject only to normal retrospective adjustments in the ordinary course. Except as may be noted on the VSB Financial Statements, to the Knowledge of Virginia Bancorp and Virginia Savings, neither Virginia Bancorp nor Virginia Savings has contingent or actual liabilities under Title IV of ERISA as of June 30, 2011. No accumulated funding deficiency (within the meaning of Section 302 of ERISA or Section 412 of the Code) has been incurred with respect to any of the VSB Employee Plans to which said Section 302 of ERISA or Section 412 of the Code apply, whether or not waived, nor does Virginia Bancorp or any of its affiliates have any liability or potential liability as a result of the underfunding of, or termination of, or withdrawal from, any plan by Virginia Bancorp or by any person which may be aggregated with Virginia Bancorp for purposes of Section 412 of the Code. All Virginia Bancorp and Virginia Savings defined benefit plans, if terminated as of the date of this Agreement, have plan assets sufficient to meet all required obligations under the terminated plan. No reportable event (as defined in Section 4043 of ERISA) has occurred with respect to any of the VSB Employee Plans as to which a notice would be required to be filed with the Pension Benefit Guaranty Corporation. To the Knowledge of Virginia Bancorp, no claim is pending or threatened or imminent with respect to any VSB Employee Plan (other than a routine claim for benefits for which plan administrative review procedures have not been exhausted) for which Virginia Bancorp or Virginia Savings would be liable after June 30, 2011, except as is reflected on the VSB Financial Statements. Neither Virginia Bancorp nor Virginia Savings has liability for excise taxes under Sections 4971, 4975, assuming for purposes of Section 4975 of the Code that the taxable period of any such transaction expired as of the date hereof, 4976 (provided, however, that this shall not include any excise tax imposed under regulations under the Health Reform Act respecting employer payment of premiums under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”), if such regulations have not been promulgated by the Effective Time), 4977, 4979 or 4980B of the Code or for a fine under Section 502 of ERISA with respect to any VSB Employee Plan. All VSB Employee Plans have been operated, administered and maintained in accordance with the terms thereof and in material compliance with the requirements of all applicable laws, including, without limitation, ERISA and the Code.

(m) Title to Properties; Insurance. Except as may be disclosed in its Disclosure Schedule, (i) Virginia Bancorp and Virginia Savings have good and marketable title, free and clear of all liens, charges and encumbrances (except taxes that are a lien but not yet payable and liens, charges or encumbrances reflected in the VSB Financial Statements and easements, rights-of-way and other restrictions that do not have a Material Adverse Effect on Virginia Bancorp and Virginia Savings, taken as a whole, and further excepting in the case of other real estate owned, as such real estate is internally classified on the books of Virginia Bancorp or Virginia Savings, rights of redemption under applicable law) to all of their owned real properties; (ii) all leasehold interests for real property and any material personal property used by Virginia Bancorp or Virginia Savings in its businesses are held pursuant to lease agreements that are valid and enforceable in accordance with their terms; (iii) to the Knowledge of Virginia Bancorp and Virginia Savings, all such properties comply in all material respects with all applicable private agreements, zoning requirements and other governmental laws and regulations relating thereto and there are no condemnation proceedings pending or, to the Knowledge of Virginia Bancorp, threatened with respect to such properties; and (iv) Virginia Bancorp or Virginia Savings has valid title or other ownership rights under licenses to all material intangible personal or intellectual property used by Virginia Bancorp or Virginia Savings in their businesses, free and clear of any claim, defense or right of any other person or entity that is material to such property, subject only to rights of the licensors pursuant to applicable license agreements and, in the case of non-exclusive licenses, of other licensees, which rights do not materially adversely interfere with the use of such property. All material insurable properties owned or held by Virginia Bancorp and Virginia Savings are adequately insured by reputable insurers in such amounts and against fire and other risks insured against by extended coverage and public liability insurance in an amount reasonably considered by management to be appropriate for the operations of Virginia Bancorp and Virginia Savings. Its Disclosure Schedule sets forth, for each policy of insurance maintained by Virginia Bancorp and Virginia Savings, the amount and type of insurance, the name of the insurer and the amount of the annual premium.

(n) Environmental Matters.

(1)	As used in this Agreement, “Environmental Laws” means all local, state and federal environmental, health and safety laws and regulations in all jurisdictions in which Virginia Bancorp has done business or owned, leased or operated property, including, without limitation, the Federal Solid Waste Disposal Act, the Federal Resource Conservation and Recovery Act, the Federal Comprehensive Environmental Response, Compensation and Liability Act, the Federal Clean Water Act, the Federal Clean Air Act and the Federal Occupational Safety and Health Act.

(2)	Except as may be disclosed in its Disclosure Schedule, to the Knowledge of Virginia Bancorp and Virginia Savings, neither the conduct nor operation of Virginia Bancorp or Virginia Savings nor any condition of any property presently or previously owned, leased or operated by Virginia Bancorp or Virginia Savings violates or violated Environmental Laws in any respect material to the business of Virginia Bancorp or Virginia Savings and no condition has existed or event has occurred with respect it or any such property that, with notice or the passage of time, or both, would constitute a violation material to the business of Virginia Bancorp or Virginia Savings of Environmental Laws or obligate (or potentially obligate) Virginia Bancorp or Virginia Savings to remedy, stabilize, neutralize or otherwise alter the environmental condition of any such property where the aggregate cost of such actions would have a Material Adverse Effect on Virginia Bancorp or Virginia Savings. Except as may be disclosed in its Disclosure Schedule and to the Knowledge of Virginia Bancorp and Virginia Savings, neither Virginia Bancorp nor Virginia Savings has received any notice from any person or entity that Virginia Bancorp or Virginia Savings or the operation or condition of any property ever owned, leased or operated by Virginia Bancorp or Virginia Savings is or was in violation of any Environmental Laws or that it is responsible (or potentially responsible) for the cleanup or other remediation of any pollutants, contaminants, or hazardous or toxic wastes, substances or materials at, on or beneath any such property.

(o) Compliance with Law. To the Knowledge of Virginia Bancorp and Virginia Savings, Virginia Bancorp and Virginia Savings have all licenses, franchises, permits and other governmental authorizations that are legally required to enable them to conduct their respective businesses in all material respects and conducts their businesses in compliance in all material respects with all applicable federal, state and local statutes, laws, regulations, ordinances, rules, judgments, orders or decrees applicable thereto or to the employees conducting such businesses.

(p) Brokerage. Except as may be disclosed in its Disclosure Schedule and with the exception of fees payable to Scott & Stringfellow, LLC, there are no existing claims or agreements for brokerage commissions, finders’ fees, or similar compensation in connection with the transactions contemplated by this Agreement payable by Virginia Bancorp or Virginia Savings.

(q) No Undisclosed Liabilities. Neither Virginia Bancorp nor Virginia Savings has any material liability, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due required in accordance with GAAP to be reflected in audited consolidated statements of financial condition of Virginia Bancorp or the notes thereto, except (i) for liabilities set forth or reserved against in the VSB Financial Statements, (ii) for normal fluctuations in the amount of the liabilities referred to in clause (i) above or other liabilities occurring in the ordinary course of business of Virginia Bancorp or Virginia Savings since the date of the most recent balance sheet included in the VSB Financial Statements, which such fluctuations in the aggregate are not material to Virginia Bancorp and Virginia Savings taken as a whole, (iii) liabilities relating to the transactions contemplated by this Agreement, and (iv) as may be disclosed in its Disclosure Schedule.

(r) Properties, Contracts and Other Agreements. The Disclosure Schedule lists or describes the following:

(1) Each parcel of real property owned by Virginia Bancorp and Virginia Savings and the principal buildings and structures located thereon;

(2) Each lease of real property to which Virginia Bancorp or Virginia Savings is a party, identifying the parties thereto, the annual rental payable, the term and expiration date thereof and a brief description of the property covered;

(3) Each loan and credit agreement, conditional sales contract, indenture or other title retention agreement or security agreement relating to money borrowed by Virginia Bancorp or Virginia Savings;

(4) Each guaranty by Virginia Bancorp or Virginia Savings of any obligation for the borrowing of money or otherwise (excluding any endorsements and guarantees in the ordinary course of business and letters of credit issued by Virginia Savings in the ordinary course of its business) or any warranty or indemnification agreement;

(5) Each agreement between Virginia Bancorp or Virginia Savings and any present or former officer, director or greater than 5% shareholder of Virginia Bancorp (except for deposit or loan agreements entered into in the ordinary course of Virginia Savings’ business);

(6) Each lease or license where Virginia Bancorp or Virginia Savings has an annual payment in excess of $10,000 with respect to personal property involving Virginia Bancorp or Virginia Savings, whether as lessee or lessor or licensee or licensor;

(7) The name and annual salary, in effect as of the date hereof, of each director or employee of Virginia Bancorp and Virginia Savings and any employment agreement or arrangement with respect to each such person; and

(8) Each agreement, loan, contract, lease, guaranty, letter of credit, line of credit or commitment of Virginia Bancorp or Virginia Savings not referred to elsewhere in this Section 5.02 that (i) involves payment by Virginia Bancorp or Virginia Savings (other than as disbursement of loan proceeds to customers) of more than $20,000 annually or in the aggregate unless, in the latter case, such is terminable within one (1) year without premium or penalty; (ii) involves payments based on profits of Virginia Bancorp or Virginia Savings; (iii) relates to the future purchase of goods or services in excess of the requirements of its respective business at current levels or for normal operating purposes; or (iv) were not made in the ordinary course of business.

Final and complete copies of each document, plan or contract listed and described in the Disclosure Schedule have been provided to CHC. Neither Virginia Bancorp nor Virginia Savings nor, to the Knowledge of either, any other party thereof, is in default under any such contracts and there has not occurred any event that with the lapse of time or the giving of notice, or both, would constitute such a default.

(s) Interim Events. Except as provided in its Disclosure Schedule, since June 30, 2011, Virginia Bancorp has not paid or declared any dividend or made any other distribution to shareholders or taken any action which if taken after the date of this Agreement would require the prior written consent of CHC pursuant to Section 4.01 hereof.

(t) Statements True and Correct. None of the information supplied or to be supplied by Virginia Bancorp or Virginia Savings for inclusion in (i) the Proxy Statement (as defined in Section 6.03 hereof), and

(ii) any other documents to be filed with any banking or other regulatory authority in connection with the transactions contemplated hereby, will, at the respective times such documents are filed, and with respect to the Proxy Statement, when first mailed to the shareholders of Virginia Bancorp and at the time of the Virginia Bancorp’s shareholders’ meeting referred to in Section 6.02 hereof, contain any untrue statement of a material fact, or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they are made, not misleading. All documents that Virginia Bancorp or Virginia Savings is responsible for filing with any other regulatory authority in connection with the transactions contemplated hereby will comply as to form in all material respects with the provisions of applicable law and the applicable rules and regulations thereunder.

(u) Books and Records. The books and records of Virginia Bancorp and Virginia Savings have been fully, properly and accurately maintained in all material respects and there are no material inaccuracies or discrepancies of any kind contained or reflected therein. Management of Virginia Bancorp and Virginia Savings and its external auditors have not identified any material weaknesses in internal controls of Virginia Bancorp’s or Virginia Savings’ over financial reporting.

(v) Deposit Insurance. The deposits of Virginia Savings are insured by the FDIC up to applicable limits and in accordance with the Federal Deposit Insurance Act, as amended, and Virginia Savings has paid or properly reserved or accrued for all current premiums and assessments with respect to such deposit insurance.

(w) Reorganization. As of the date of this Agreement, neither Virginia Bancorp nor Virginia Savings has any reason to believe that the Company Merger will fail to qualify as a reorganization under Section 368(a) of the Code.

5.03 Representations and Warranties of CHC and City National. Except as set forth in its Disclosure Schedule, CHC and City National hereby represent and warrant, jointly and severally, to Virginia Bancorp and Virginia Savings as follows:

(a) Organization and Capital Stock.

(1) CHC is a corporation duly organized, validly existing and in good standing under the laws of the State of West Virginia and has the corporate power to own all of its property and assets, to incur all of its liabilities, and to carry on its business as now being conducted. CHC is a bank holding company registered with the Federal Reserve under the Bank Holding Company Act of 1956, as amended.

CHC has no direct subsidiaries other than City National and City Holding Capital Trust, an entity created in connection with a trust preferred financing by CHC.

(2) The authorized capital stock of CHC consists of (i) 50,000,000 shares of CHC Common Stock, of which, as of the date hereof, 14,811,289 shares are issued and outstanding, and (ii) 500,000 shares of preferred stock, par value $25.00 per share, of which no shares are issued and outstanding. All of the issued and outstanding shares of CHC Common Stock are duly and validly issued and outstanding and are fully paid and non-assessable. None of the outstanding shares of CHC Common Stock has been issued in violation of any preemptive rights of the current or past shareholders of CHC.

(b) Authorization and No Default. CHC’s Board of Directors has, by all appropriate action, approved this Agreement and the Company Merger and authorized the execution of this Agreement on its behalf by its duly authorized officers and the performance by CHC of its obligations hereunder. City National’s Board of Directors has, by all appropriate action, approved this Agreement, the Subsidiary Merger Agreement and the Subsidiary Merger and authorized the execution hereof and of the Subsidiary Merger Agreement on its behalf by its duly authorized officers and the performance by City National of its obligations hereunder and under the Subsidiary Merger Agreement. Nothing in the articles of incorporation, articles of association or bylaws of CHC or City National, as amended, as applicable, or any other agreement, instrument, decree, proceeding, law or regulation (except as specifically referred to in or contemplated by this Agreement) by or to which CHC or City National, as applicable, is bound or subject, which is material to CHC and City

National taken as a whole or to the Company Merger or the Subsidiary Merger would prohibit CHC or City National, as applicable, from consummating this Agreement or the Company Merger or the Subsidiary Merger on the terms and conditions herein contained. This Agreement has been duly and validly executed and delivered by CHC and City National and constitutes a legal, valid and binding obligation of CHC and City National, enforceable against CHC and City National in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar laws affecting the enforceability of creditors’ rights generally and by judicial discretion in applying principles of equity. No other corporate acts or proceedings are required to be taken by CHC or City National, as applicable, except for the approval by the sole shareholder of City National to authorize the execution, delivery and performance of this Agreement and the Subsidiary Merger Agreement. Except for the requisite approval of the OCC and any required notice or application to the Commission and the Federal Reserve, no notice to, filing with, or authorization by, or consent or approval of, any federal or state bank regulatory authority is necessary for the execution of this Agreement or consummation of the Company Merger by CHC or the Subsidiary Merger by City National. CHC and City National are neither in default under nor in violation of any provision of their articles of incorporation or articles of association or bylaws, or any promissory note, indenture or any evidence of indebtedness or security therefor, lease, contract, purchase or other commitment or any other agreement, except for defaults and violations which will not have a Material Adverse Effect on CHC and City National, taken as a whole.

(c) City National. City National is wholly-owned by CHC and is a national banking association duly organized, validly existing and in good standing under federal law and has the corporate power to own its respective properties and assets, to incur its respective liabilities and to carry on its respective business as now being conducted. All of the outstanding shares of capital stock of City National are owned by CHC free and clear of all liens, encumbrances, rights of first refusal, options or other restrictions of any nature whatsoever. There are no options, warrants or rights outstanding to acquire any capital stock of City National and no person or entity has any other right to purchase or acquire any unissued shares of stock of City National, nor does City National have any obligation of any nature with respect to its unissued shares of stock.

(d) Financial Information. The consolidated balance sheets of CHC and its subsidiaries as of December 31, 2010 and December 31, 2009, and related consolidated statements of income and statements of changes in shareholders’ equity and of cash flows for the three (3) years ended December 31, 2010, together with the notes thereto, included in CHC’s Form 10-K for the fiscal year ended December 31, 2010, as currently on file with the SEC, and the periodic financial statements for the fiscal quarter ended June 30, 2011, together with the notes thereto, included in CHC’s Form 10-Q for that quarter as currently on file with the SEC (together, the “CHC Financial Statements”), copies of which have been provided to or are accessible by Virginia Bancorp via EDGAR, have been prepared in accordance with GAAP applied on a consistent basis (except as may be disclosed therein and for the absence of footnotes and normal year-end adjustments in the quarterly CHC Financial Statements) and fairly present in all material respects the consolidated financial position and the consolidated results of operations, changes in shareholders’ equity and cash flows of CHC and its subsidiaries as of the dates and for the periods indicated.

(e) Absence of Changes. Except as set forth in its Disclosure Schedule, since June 30, 2011, there has not been any material adverse change in the financial condition, the results of operations or the business of CHC and City National taken as a whole, nor have there been any events or transactions that have had, or are reasonably expected to have, a Material Adverse Effect on CHC and City National, taken as a whole.

(f) Regulatory Enforcement Matters. Except as may be disclosed in its Disclosure Schedule, neither CHC nor City National is subject to, or has received any notice or advice that it may become subject to, any order, agreement or memorandum of understanding with any federal or state agency charged with the supervision or regulation of banks or bank holding companies or engaged in the insurance of financial institution deposits or any other governmental agency having supervisory or regulatory authority with respect to CHC or City National.

(g) Tax Matters. CHC and City National have each filed with the appropriate governmental agencies or properly extended such filings, all federal, state and local income, franchise, excise, sales, use, real and personal property and other tax returns and reports required to be filed by it. Except as set forth in its Disclosure Schedule, neither CHC nor City National is (a) delinquent in the payment of any taxes shown on such returns or reports or on any assessments received by it for such taxes; (b) aware of any pending or, to the Knowledge of CHC or City National, threatened examination for income taxes for any year by the IRS or any state tax agency; (c) subject to any agreement extending the period for assessment or collection of any federal or state tax; or (d) a party to any action or proceeding with, nor has any claim been asserted against it by, any Governmental Authority for assessment or collection of taxes. None of the tax returns of CHC or City National has been audited by the IRS or any state tax agency for the past five years. To the Knowledge of CHC and City National, neither CHC nor City National is the subject of any threatened action or proceeding by any Governmental Authority for assessment or collection of taxes. The reserve for taxes in the unaudited financial statements of CHC for the quarter ended June 30, 2011, is, in the opinion of management, adequate to cover all of the tax liabilities of CHC and City National (including, without limitation, income taxes and franchise fees) as of such date in accordance with GAAP.

(h) Litigation. Except as may be disclosed in its Disclosure Schedule and except for foreclosure and other collection proceedings commenced in the ordinary course of business by City National with respect to loans in default with respect to which no claims have been asserted against City National, there is no litigation, claim or other proceeding before any arbitrator or Governmental Authority pending or, to the Knowledge of CHC, threatened, against CHC or City National, or of which the property of CHC or City National is or would be subject involving a monetary amount, singly in excess of $250,000, or a request for specific performance, injunctive relief, or other equitable relief. No litigation, claim or other proceeding disclosed in its Disclosure Schedule is material to CHC and City National.

(i) Reports. Except as may be disclosed in its Disclosure Schedule, since January 1, 2008, CHC and City National have filed all material reports and statements, together with any amendments required to be made with respect thereto, if any, that they were required to file with (i) the Commission, (ii) the OCC, (iii) the FDIC and (iv) any other Governmental Authority with jurisdiction over CHC and City National, including the SEC. As of their respective dates, each of such reports and documents, including the financial statements, exhibits and schedules thereto, complied in all material respects with the relevant statutes, rules and regulations enforced or promulgated by the regulatory authority with which they were filed, and did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(j) Employee Matters and ERISA.

(1) Except as may be disclosed in its Disclosure Schedule, neither CHC nor City National has entered into any collective bargaining agreement with any labor organization with respect to any group of employees of CHC or City National and to the Knowledge of CHC there is no present effort nor existing proposal to attempt to unionize any group of employees of CHC or City National.

(2) Except as may be disclosed in its Disclosure Schedule, (i) CHC and City National are and have been in material compliance with all applicable laws respecting employment and employment practices, terms and conditions of employment and wages and hours, including, without limitation, any such laws respecting employment discrimination and occupational safety and health requirements, and neither CHC nor City National is engaged in any unfair labor practice; (ii) there is no unfair labor practice complaint against CHC or City National pending or, to the Knowledge of CHC, threatened before the National Labor Relations Board; (iii) there is no labor dispute, strike, slowdown or stoppage actually pending or, to the knowledge of CHC, threatened against or directly affecting CHC or City National; and (iv) neither CHC nor City National has experienced any work stoppage or other such labor difficulty during the past five (5) years.

(3) Except as may be disclosed in its Disclosure Schedule, neither CHC nor City National maintains, contributes to or participates in or has any liability under any employee benefit plans, as defined in Section 3(3) of ERISA, including (without limitation) any multiemployer plan (as defined in Section 3(37) of ERISA), or any nonqualified employee benefit plans or deferred compensation, bonus, stock or incentive plans, or other employee benefit or fringe benefit programs for the benefit of former or current employees or directors (or their beneficiaries or dependents) of CHC or City National (the “CHC Employee Plans”). To the Knowledge of CHC, no present or former employee of CHC or City National has been charged with breaching nor has breached a fiduciary duty under any of the CHC Employee Plans. Except as may be disclosed in its Disclosure Schedule, neither CHC nor City National participates in, nor has it in the past five (5) years participated in, nor has it any present or future obligation or liability under, any multiemployer plan. CHC has provided to Virginia Bancorp a true, accurate and complete copy of each written plan or program disclosed in the Disclosure Schedule or a summary plan description therefor.

(4) All liabilities of the CHC Employee Plans have been funded or accrued on the basis of consistent methods in accordance with GAAP. No actuarial assumptions have been changed since the last written report of actuaries on such CHC Employee Plans. All insurance premiums (including premiums to the Pension Benefit Guaranty Corporation) have been paid in full, subject only to normal retrospective adjustments in the ordinary course. Except as may be noted on the CHC Financial Statements, to the Knowledge of CHC and City National, neither CHC nor City National has contingent or actual liabilities under Title IV of ERISA as of June 30, 2011. No accumulated funding deficiency (within the meaning of Section 302 of ERISA or Section 412 of the Code) has been incurred with respect to any of the CHC Employee Plans to which said Section 302 of ERISA or Section 412 of the Code apply, whether or not waived, nor does CHC or any of its affiliates have any liability or potential liability as a result of the underfunding of, or termination of, or withdrawal from, any plan by CHC or by any person which may be aggregated with CHC for purposes of Section 412 of the Code. All CHC and City National defined benefit plans, if terminated as of the date of this Agreement, have plan assets sufficient to meet all required obligations under the terminated plan. No reportable event (as defined in Section 4043 of ERISA) has occurred with respect to any of the CHC Employee Plans as to which a notice would be required to be filed with the Pension Benefit Guaranty Corporation. To the Knowledge of CHC, no claim is pending or threatened or imminent with respect to any CHC Employee Plan (other than a routine claim for benefits for which plan administrative review procedures have not been exhausted) for which CHC or City National would be liable after June 30, 2011, except as is reflected on the CHC Financial Statements. Neither CHC nor City National has liability for excise taxes under Sections 4971, 4975, assuming for purposes of Section 4975 of the Code that the taxable period of any such transaction expired as of the date hereof, 4976 (provided, however, that this shall not include any excise tax imposed under regulations under the Health Reform Act respecting employer payment of COBRA premiums if such regulations have not been promulgated by the Effective Time), 4977, 4979 or 4980B of the Code or for a fine under Section 502 of ERISA with respect to any CHC Employee Plan. All CHC Employee Plans have been operated, administered and maintained in accordance with the terms thereof and in material compliance with the requirements of all applicable laws, including, without limitation, ERISA and the Code.

(k) Environmental Matters. Except as may be disclosed in its Disclosure Schedule and to the Knowledge of CHC and City National, of CHC, neither the conduct nor operation of CHC or its subsidiaries nor any condition of any property presently or previously owned, leased or operated by any of them violates or violated Environmental Laws in any respect material to the business of CHC and its subsidiaries and no condition has existed or event has occurred with respect to any of them or any such property that, with notice or the passage of time, or both, would constitute a violation material to the business of CHC and its subsidiaries of Environmental Laws or obligate (or potentially obligate) CHC or its subsidiaries to remedy, stabilize, neutralize or otherwise alter the environmental condition of any such property where the aggregate cost of such actions would be material to CHC and its subsidiaries. Except as may be disclosed in the Disclosure Schedule and based on the Knowledge of CHC, neither CHC nor any of its subsidiaries has received any notice from any person or entity that CHC or its subsidiaries or the operation or condition of any property ever owned, leased or operated by any of them are or were in violation of any Environmental Laws or that any of them are responsible (or potentially responsible) for the cleanup or other remediation of any pollutants, contaminants, or hazardous or toxic wastes, substances or materials at, on or beneath any such property.

(l) Compliance with Law. To the Knowledge of CHC and City National, CHC and its subsidiaries have all licenses, franchises, permits and other governmental authorizations that are legally required to enable them to conduct their respective businesses in all material respects and conduct and have conducted their businesses in compliance in all material respects with all applicable federal, state and local statutes, laws, regulations, ordinances, rules, judgments, orders or decrees applicable thereto or to the employees conducting such businesses.

(m) Brokerage. Except as may be disclosed in its Disclosure Schedule and with the exception of fees payable to Janney Montgomery Scott LLC, there are no existing claims or agreements for brokerage commissions, finders’ fees, or similar compensation in connection with the transactions contemplated by this Agreement payable by CHC or its subsidiaries.

(n) No Undisclosed Liabilities. CHC and its subsidiaries do not have any material liability, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due required in accordance with GAAP to be reflected in the audited consolidated balance sheet of CHC or the notes thereto, except (i) for liabilities set forth in or reserved against the CHC Financial Statements, (ii) for normal fluctuations in the amount of the liabilities referred to in clause (i) above or other liabilities occurring in the ordinary course of business of CHC and its subsidiaries since the date of the most recent balance sheet included in the CHC Financial Statements, which such fluctuations in the aggregate are not material to CHC and City National taken as a whole, (iii) liabilities relating to the transactions contemplated by this Agreement, and (iv) as may be disclosed in the Disclosure Schedule.

(o) Statements True and Correct. None of the information supplied or to be supplied by CHC or City National for inclusion in (i) the Proxy Statement (as defined in Section 6.03 hereof), and (ii) any other documents to be filed with the SEC or any banking or other regulatory authority in connection with the transactions contemplated hereby, will, at the respective times such documents are filed, and with respect to the Proxy Statement, when first mailed to the shareholders of Virginia Bancorp and at the time of the Virginia Bancorp’s shareholders’ meeting (referred to in Section 6.02 hereof), contain any untrue statement of a material fact, or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they are made, not misleading. All documents that CHC is responsible for filing with the SEC or any other regulatory authority in connection with the transactions contemplated hereby will comply as to form in all material respects with the provisions of applicable law and the applicable rules and regulations thereunder.

(p) Books and Records. The books and records of CHC and City National have been fully, properly and accurately maintained in all material respects and there are no material inaccuracies or discrepancies of any kind contained or reflected therein. Management of CHC and City National and its external auditors have not identified any material weaknesses in CHC’s or City National’s internal controls over financial reporting.

(q) Deposit Insurance. The deposits of City National are insured by the FDIC up to applicable limits and in accordance with the Federal Deposit Insurance Act, as amended, and City National has paid or properly reserved or accrued for all current premiums and assessments with respect to such deposit insurance.

(r) Reorganization. As of the date of this Agreement, neither CHC nor City National has any reason to believe that the Company Merger will fail to qualify as a reorganization under Section 368(a) of the Code.

(s) Financing. At Closing (as defined herein), CHC will have available sufficient cash and cash equivalents on hand to pay the Cash Consideration as contemplated by Section 3.01(a) hereof.

Article VI

Covenants

6.01 Reasonable Best Efforts. Subject to the terms and conditions of this Agreement, each of Virginia Bancorp, Virginia Savings, CHC and City National agrees to use its reasonable best efforts in good faith to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or desirable, or advisable under applicable laws, so as to permit consummation of the Company Merger and the Subsidiary Merger as promptly as practicable and otherwise to enable consummation of the transactions contemplated hereby and shall cooperate fully with the other parties hereto to that end.

6.02 Shareholder Approval.

(a) Virginia Bancorp agrees to take, in accordance with applicable law and its articles of incorporation and bylaws, all action necessary to convene an appropriate meeting of its shareholders to consider and vote upon the approval of this Agreement and the consummation of the actions and transactions contemplated hereby, and to solicit shareholder approval, as promptly as practicable. The Virginia Bancorp Board of Directors is recommending and, unless its Board of Directors, after having consulted with and considered the advice of its outside counsel and its financial advisor, has determined in good faith that to do so would be reasonably likely to be inconsistent with its fiduciary duties in accordance with Virginia law, the Virginia Bancorp Board of Directors will continue to recommend to the shareholders of Virginia Bancorp that they approve this Agreement and the Company Merger and, subject to the provisions of this Agreement, will take any other action required to permit consummation of the transactions contemplated hereby.

(b) Each of Virginia Bancorp and CHC agrees to take, at the appropriate time, all action necessary in its capacity as sole shareholder of Virginia Savings and City National, respectively, to approve and adopt the Subsidiary Merger Agreement and the transactions contemplated thereby.

6.03 Registration Statement.

(a) CHC agrees to prepare a registration statement on Form S-4 (the “Registration Statement”), to be filed by CHC with the SEC in connection with the issuance of CHC Common Stock in the Company Merger (including the proxy statement and prospectus and other proxy solicitation materials of Virginia Bancorp constituting a part thereof (the “Proxy Statement”) and all related documents). The Proxy Statement shall fully disclose that Virginia Bancorp’s shareholders have appraisal rights under Section 13.1-729 through 13.1-741.1 of the VSCA. Virginia Bancorp shall advise CHC promptly of any exercise of such rights by a Virginia Bancorp shareholder. Both Virginia Bancorp and the Surviving Corporation agree to comply with the requirements of Section 13.1-729 through 13.1-741.1 of the VSCA applicable to them. Virginia Bancorp agrees to cooperate, and to cause Virginia Savings to cooperate, with CHC, its counsel and its accountants, in the preparation of the Registration Statement and the Proxy Statement; and, provided that Virginia Bancorp and Virginia Savings have cooperated as required above, CHC agrees to file the Registration Statement with the SEC as promptly as reasonably practicable after the date hereof. Each of Virginia Bancorp and CHC agrees to use its reasonable best efforts to cause the Registration Statement to be declared effective under the Securities Act of 1933, as amended (the “Securities Act”) as promptly as reasonably practicable after filing thereof. CHC also agrees to use all reasonable best efforts to obtain all necessary state securities law or “Blue Sky” permits and approvals required to carry out the transactions contemplated by this Agreement. Virginia Bancorp agrees to furnish to CHC all information concerning Virginia Bancorp, Virginia Savings, and their officers, directors and shareholders as may be reasonably requested in connection with the foregoing.

(b) Virginia Bancorp agrees, as to itself and Virginia Savings, and CHC agrees, as to itself and its subsidiaries, that none of the information supplied or to be supplied by it for inclusion or incorporation by reference in (1) the Registration Statement will, at the time the Registration Statement and each amendment or supplement thereto, if any, becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and (2) the Proxy Statement and any amendment or supplement thereto will, at the date of mailing to shareholders and at the time of the shareholders meeting for Virginia Bancorp, contain any untrue statement which, at the time and in the light of the circumstances under which such statement is made, is false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements therein not false or misleading or necessary to correct any statement in any earlier statement in the Proxy Statement or any amendment or supplement thereto. Each of Virginia Bancorp and CHC further agrees that if it shall become aware prior to the Effective Date of any information furnished by it that would cause any of the statements in the Proxy Statement to be false or misleading with respect to any material fact, or to omit to state any material fact necessary to make the statements therein not false or misleading, to promptly inform the other party thereof and to take the necessary steps to correct the Proxy Statement.

(c) CHC agrees to advise Virginia Bancorp, promptly after CHC receives notice thereof, of the time when the Registration Statement has become effective or any supplement or amendment has been filed, of the issuance of any stop order or the suspension of the qualification of CHC Common Stock for offering or sale in any jurisdiction, of the initiation or threat of any proceeding for any such purpose, or of any request by the SEC for the amendment or supplement of the Registration Statement or for additional information.

6.04 Press Releases. Each of Virginia Bancorp and CHC agrees that it will not, without the prior approval of the other party, issue any press release or make any other public statement relating to the transactions contemplated hereby (except for any release or statement that, in the written opinion of outside counsel to such party, is required by law or regulation and as to which such party has used its best efforts to discuss with the other party in advance, provided that such release or statement has not been caused by, or is not the result of, a previous disclosure by or at the direction of such party or any of its representatives that was not permitted by this Agreement).

6.05 Access; Information.

(a) Each of Virginia Bancorp and CHC agrees that upon reasonable notice and subject to applicable laws relating to the exchange of information, it shall afford the other party and their officers, employees, counsel, accountants and other authorized representatives, such access during normal business hours throughout the period prior to the Effective Time to the books, records (including, without limitation, tax returns and work papers of independent auditors), properties, personnel and to such other information as any party may reasonably request and, during such period, it shall furnish promptly to such other party (1) a copy of each material report, schedule and other document filed by it pursuant to the requirements of federal or state securities or banking laws, and (2) all other information concerning the business, properties and personnel of it as the other may reasonably request.

(b) Each of Virginia Bancorp and CHC agrees that it will not, and will cause its representatives not to, use any information obtained pursuant to this Section 6.05 for any purpose unrelated to the consummation of the transactions contemplated by this Agreement. Subject to the requirements of law, each party will keep confidential, and will cause its representatives to keep confidential, all information and documents obtained pursuant to this Section 6.05 in accordance with the terms of this Agreement and that certain Confidentiality Agreement dated as of July 22, 2011, by and between CHC and Virginia Bancorp. In the event that this Agreement is terminated or the transactions contemplated by this Agreement shall otherwise fail to be consummated, each party shall promptly cause all copies of documents or extracts thereof containing information and data as to another party hereto to be returned to the party which furnished the same.

(c) No investigation by either Virginia Bancorp or CHC of the business and affairs of the other shall affect or be deemed to modify or waive any representation, warranty, covenant or agreement in this Agreement, or the conditions to the party’s obligation to consummate the transactions contemplated by this Agreement. Notwithstanding anything contained in this Agreement to the contrary, neither party shall be required to provide access or disclose information where such access or disclosure would violate the rights of its customers, jeopardize the attorney-client privilege of the party or person in possession or control of such information or contravene any law, rule, regulation, order, judgment, decree, or binding agreement entered into prior to the date of this Agreement.

6.06 Acquisition Proposals. Virginia Bancorp agrees that it shall not, and shall cause Virginia Bancorp and Virginia Savings’ officers, directors, agents, advisors and affiliates not to, solicit or encourage inquiries or proposals with respect to, or engage in any negotiations concerning, or provide any confidential information to, or have any discussions with, any person relating to, any tender or exchange offer, proposal for a merger, consolidation or other business combination involving Virginia Bancorp or Virginia Savings or any proposal or offer to acquire in any manner a substantial equity interest in, or a substantial portion of the assets or deposits of Virginia Bancorp or Virginia Savings, other than the transactions contemplated by this Agreement (any of the foregoing, an “Acquisition Proposal”); provided, however, that if Virginia Bancorp is not otherwise in violation of this Section 6.06, nothing in this Agreement shall prevent the Virginia Bancorp Board of Directors from providing information to, and engaging in such negotiations or discussions with, a person with respect to an Acquisition Proposal, directly or through representatives, if the Virginia Bancorp Board of Directors, after consulting with and considering the advice of its financial advisor and its outside counsel, determines in good faith that its failure to engage in any such negotiations or discussions would be reasonably likely to be inconsistent with its fiduciary duties in accordance with Virginia law. Virginia Bancorp shall promptly (within 48 hours) advise CHC following the receipt by it of any Acquisition Proposal and the substance thereof (including the identity of the person making such Acquisition Proposal and a copy of such Acquisition Proposal), and advise CHC of any material developments with respect to such Acquisition Proposal promptly upon the occurrence thereof.

6.07 Nasdaq Global Select Market Listing. CHC agrees to list, prior to the Effective Date, on the Nasdaq Global Select Market, subject to official notice of issuance, the shares of CHC Common Stock to be issued to the holders of Virginia Bancorp Shares in the Company Merger.

6.08 Regulatory Applications.

(a) CHC and Virginia Bancorp and their respective subsidiaries shall cooperate and use their respective reasonable best efforts to prepare all documentation, to effect all filings and to obtain all permits, consents, approvals and authorizations of all third parties and any Governmental Authority necessary to consummate the transactions contemplated by this Agreement. Each of CHC, City National, Virginia Bancorp and Virginia Savings agrees that it will consult with the other parties hereto with respect to the obtaining of all material permits, consents, approvals and authorizations of all third parties and Governmental Authorities necessary or advisable to consummate the transactions contemplated by this Agreement and each party will keep the other party appraised of the status of material matters relating to completion of the transactions contemplated hereby. Copies of applications and correspondence with such Governmental Authorities promptly shall be provided to the other parties before filing for their review and after filing for their records.

(b) Each of CHC and Virginia Bancorp agrees, upon request, to furnish the other party with all information concerning itself, its subsidiaries and their respective directors, officers and shareholders and such other matters as may be reasonably necessary or advisable in connection with any filing, notice or application made by or on behalf of such party or City National to any third party or Governmental Authority; provided that all such parties shall have the right to review in advance any characterization of them that may appear in another party’s filing, notice or application.

6.9 Title Insurance and Surveys. Virginia Bancorp shall deliver to CHC prior to the Effective Date copies of its most recent owner’s closing title insurance binder or abstract and surveys on each parcel of real estate described in the Disclosure Schedule, or such other evidence of title reasonably acceptable to CHC. Virginia Bancorp will also provide to CHC upon request any updates or new policies, abstracts or surveys on any such real estate as CHC shall reasonably request. CHC shall make any such requests for new policies, abstracts or surveys within twenty (20) days after the date hereof, and agrees to pay the costs of any such policies, abstracts or surveys so requested.

6.10 Environmental Reports. CHC shall have the right to request from Virginia Bancorp copies of any environmental reports with respect to real property owned, leased or operated by Virginia Bancorp. CHC, within ten (10) days after the date hereof, may order a phase one environmental report by a consultant acceptable to Virginia Bancorp of any real property owned by Virginia Bancorp or Virginia Savings as to which CHC has not been provided reports pursuant to the foregoing sentence for which CHC desires a phase one environmental investigation. No such reports shall be requested with respect to any such property unless CHC has reason to believe that such property might contain any waste materials or otherwise might be contaminated. If required by any phase one investigation or similar environmental report provided to or obtained by CHC pursuant to this Section 6.10, and within ten (10) days after learning of such requirement, CHC may order a report by a consultant acceptable to Virginia Bancorp of a phase two investigation on properties requiring such additional study. CHC shall have ten (10) days from the receipt of any such phase two investigation report to notify Virginia Bancorp (“Phase Two Notice”) of the anticipated cost and type of any remedial or corrective actions which are recommended in such report as a result of possible legal liability arising from the existence of conditions identified in such report (“Remediation Estimate”). Should the Remediation Estimate exceed $50,000, then CHC shall have the right to require Virginia Bancorp to pay the costs of remediation in excess of $50,000.

6.11 Conforming Accounting and Reserve Policies; Restructuring Expenses.

(a) Subject to applicable laws, following the date on which the shareholder and all required regulatory approvals of this Agreement have been obtained, Virginia Bancorp shall (i) establish and take such reserves and accruals at such time as CHC shall reasonably request to conform Virginia Bancorp’s loan, accrual and reserve policies to CHC’s policies, and (ii) establish and take such accruals, reserves and charges in order to implement such policies and to recognize for financial accounting purposes such expenses of the Company Merger and the restructuring charges related to or to be incurred in connection with the Company Merger and the Subsidiary Merger, at such times as are reasonably requested by CHC, but in no event prior to two (2) business days before the Effective Time; provided, however, that on the date such reserves, accruals and charges are to be taken, CHC shall certify in writing to Virginia Bancorp that all conditions to CHC’s obligation to consummate the Company Merger and the Subsidiary Merger set forth in this Agreement (other than the delivery of certificates, opinions and other instruments and documents to be delivered at the Closing (as defined in Section 8.01) or otherwise to be dated the Effective Time, the delivery of which shall continue to be conditions to CHC’s obligation to consummate the Company Merger) have been satisfied or waived; and provided, further, that Virginia Bancorp shall not be required to take any action under this Section 6.11 that is not consistent with applicable laws and regulations and GAAP and regulatory accounting principles.

(b) No reserves, accruals or charges taken in accordance with this Section 6.11 may be a basis to assert a violation of, or a breach of a representation, warranty or covenant of, Virginia Bancorp or Virginia Savings herein or a basis to assert that Virginia Bancorp has suffered a Material Adverse Effect.

6.12 Notification of Certain Matters. Each of Virginia Bancorp and CHC shall give prompt notice to the other of any fact, event or circumstance known to it that (1) is reasonably likely, individually or taken together with all other facts, events and circumstances known to it, to result in any Material Adverse Effect with respect to it or (2) would cause or constitute a material breach of any of its representations, warranties, covenants or agreements contained herein; provided, however, that no such notification shall affect the representations, warranties, covenants or agreements of the parties (or remedies with respect thereto) or the conditions to the obligations of the parties under this Agreement; and provided further that a failure to comply with this Section 6.12 shall not constitute a failure to satisfy any condition set forth in Article VII unless the underlying untruth, inaccuracy, failure to comply or satisfy, or change or event would independently result in a failure to satisfy a condition set forth in Article VII.

6.13 Defined Contribution Plans. Virginia Bancorp maintains a 401(k) plan (the “VSB 401(k) Plan”) and CHC maintains a 401(k) Plan and Trust (the “CHC 401(k) Plan”). Virginia Bancorp shall make contributions to the VSB 401(k) Plan between the date hereof and the Effective Time consistent with the terms of the VSB 401(k) Plan and past practices. Subject to the following and in CHC’s sole discretion, the VSB 401(k) Plan shall either be merged with the CHC 401(k) Plan at the Effective Time or terminated prior to the Effective Time. If the VSB 401(k) Plan is merged into the CHC 401(k) Plan, subject to applicable law and the requirements of the CHC 401(k) Plan, City National shall assume the VSB 401(k) Plan, merge such plan into its own CHC 401(k)

Plan, with the CHC 401(k) Plan as the surviving plan, and amend as necessary the participation agreement of such merged plan so that, (i) from and after the Effective Time, employees of Virginia Savings who become employees of CHC and its subsidiaries will accrue benefits pursuant to the CHC 401(k) Plan as adopted by CHC resulting from the merger of the VSB 401(k) Plan with the CHC 401(k) Plan, and (ii) from and after the Effective Time, former employees of Virginia Savings participating in the merged plan shall receive credit for eligibility and vesting purposes, for the service of such employees with Virginia Savings prior to the Effective Time as if such service were with CHC; provided, however, that the benefit of any such former employee of Virginia Savings in respect of service prior to the Effective Time shall be determined under the contribution formulae under the VSB 401(k) Plan as in effect from time to time prior to the Effective Time and the benefit of any such former employee of Virginia Savings in respect of service from and after the Effective Time shall be determined under the contribution formulae under the CHC 401(k) Plan as in effect from time to time from and after the Effective Time, all provided that, notwithstanding any of the foregoing, all such credit and vesting shall be determined in compliance with applicable law and regulations. If the VSB 401(k) Plan is terminated, the VSB 401(k) Plan shall be terminated effective immediately prior to the Effective Time, and participants in the plan shall be fully vested, and benefits under the plan shall have been frozen. Upon plan termination, distributions will be made to participants in the VSB 401(k) Plan, and such participants who continue in the employment with CHC or City National or any successor thereto shall be permitted to make a direct rollover of such distributions to a qualified retirement plan sponsored by CHC or any successor thereto, excluding the direct rollover of any outstanding plan loan obligations.

6.14 Employee Matters.

(a) CHC agrees that those employees of Virginia Savings who become employees of CHC or its subsidiaries on the Effective Time (the “Former VSB Employees”), while they remain employees of CHC or its subsidiaries after the Effective Time will be provided with benefits under employee benefit plans during their period of employment which are no less favorable in the aggregate than those provided by CHC to similarly situated employees of CHC and its subsidiaries, except as otherwise provided herein. Except as hereinafter provided, at the Effective Time, CHC will amend or cause to be amended each employee benefit and welfare plan of CHC and its subsidiaries in which Former VSB Employees are eligible to participate, to the extent necessary, so that as of the Effective Time (i) such plans take into account for purposes of eligibility, participation, vesting and benefit accrual (except that there shall not be any benefit accrual for past service under any qualified defined benefit pension plan), the service of such employees with Virginia Savings as if such service were with CHC and its subsidiaries, (ii) Former VSB Employees are not subject to any waiting periods or pre-existing condition limitations under the medical, dental and health plans of CHC or its subsidiaries in which they are eligible to participate and may commence participation in such plans on the Effective Time, (iii) Former VSB Employees will retain credit for unused sick leave (to a maximum of 180 days) and vacation pay for unused vacation days for the current year only without carryover of vacation days for prior years, which has been accrued as of the Effective Time, (iv) for purposes of determining the entitlement of Former VSB Employees to sick leave and vacation pay following the Effective Time, the service of such employees with Virginia Savings shall be treated as if such service were with CHC and its subsidiaries; and (v) Former VSB Employees are first eligible to participate and will commence participation in the CHC 401(k) Plan on the Effective Time. Notwithstanding the foregoing, no Former VSB Employees shall be eligible to participate in City Holding’s West Virginia Bankers Association Master Retirement Plan.

(b) At the Effective Time, the employment agreement between Virginia Savings and W. Michael Funk (“Executive”) shall terminate. On or before the Effective Time, Executive shall enter into a Non-Compete and Non-Solicitation Agreement (“Non-Compete and Non-Solicitation Agreement”) in the form of Exhibit C hereto.

(c) Virginia Bancorp and Virginia Savings covenant and agree to take no steps prior to the Effective Time that would entitle any officer to resign and receive benefits under any employment agreement.

6.15 Severance. Those employees of Virginia Savings who do not have employment agreements that include severance payments or severance agreements as of the date of their termination (i) who CHC or its subsidiaries elect not to employ after the Effective Time or who are terminated involuntarily other than for cause within nine (9) months after the Effective Time, and (ii) who sign and deliver a termination and release agreement in substantially the same form as attached hereto as Exhibit D, shall be entitled to severance pay equal to one (1) week of pay, at their rate of pay in effect at the Effective Time, for each full year of continuous service with Virginia Savings prior to the Effective Time (the “Severance Period”) and, in the case of employees who continue as employees of CHC or its subsidiaries after the Effective Time, prior to their termination as such, subject to a minimum of ten (10) weeks and a maximum of twenty-six (26) weeks of pay. Furthermore, any terminated employees shall be entitled to continuation coverage under City National’s group health plans or under Virginia Savings’ health plans continued by City National as provided in Section 6.14(a), as required by COBRA. City National shall pay for COBRA coverage for the Severance Period for those employees entitled to severance under this Section 6.15. Nothing in this Section 6.15 shall be deemed to limit or modify the at-will employment policy of CHC or its subsidiaries.

6.16 D & O Insurance.

(a) CHC shall use its reasonable best efforts to obtain an endorsement to its director’s and officer’s liability insurance policy prior to the Effective Time for a three-year period to cover the present and former officers and directors of Virginia Bancorp and Virginia Savings (determined as of the Effective Time) for a period of three (3) years from the Effective Time with respect to claims against such directors and officers arising from facts or events that occurred before the Effective Time, which insurance shall contain at least the same coverage and amounts, and contain terms and conditions no less advantageous, as that coverage currently provided by Virginia Bancorp and Virginia Savings; provided however, that if CHC is unable to obtain such endorsement or a commitment for such endorsement within thirty (30) days prior to the Effective Time, then Virginia Bancorp may purchase tail coverage under its existing director and officer liability insurance policy for such claims; provided, further, that in no event shall CHC be required to expend in the aggregate during each year in such three-year period more than 150% of the current annual amount spent by Virginia Bancorp (the “Insurance Amount”) to maintain or procure its current directors’ and officers’ insurance coverage; provided further, that if CHC is unable to maintain or obtain the insurance called for by this Section 6.16(a), CHC shall use its reasonable best efforts to obtain as much comparable insurance as is available for the Insurance Amount; provided, further, that officers and directors of Virginia Bancorp and Virginia Savings may be required to make application and provide customary representations and warranties to CHC’s insurance carrier for the purpose of obtaining such insurance.

(b) For six (6) years after the Effective Time, CHC shall indemnify, defend and hold harmless any person who has rights to indemnification from Virginia Bancorp and Virginia Savings against all losses, expenses (including attorneys’ fees), claims, amounts paid in settlement, damages or liabilities arising out of actions or omissions occurring on or prior to the Effective Time (including, without limitation, the transactions contemplated by this Agreement), regardless of whether such claim is asserted or claimed after the Effective Time, to the same extent and on the same conditions as such person was entitled to such indemnification pursuant to applicable law, contract and Virginia Bancorp’s or Virginia Savings’ articles of incorporation, charter and bylaws, respectively, as in effect on the date of this Agreement, to the extent Virginia Bancorp or Virginia Savings was legally required or permitted to do so with respect to matters occurring on or before the Effective Time, including provisions relating to advances of expenses incurred in the defense of any action or suit.

(c) If CHC shall consolidate with or merge into any other entity and shall not be the continuing or surviving entity of such consolidation or merger or shall transfer all or substantially all of its assets to any entity, then and in each case, proper provision shall be made so that the successors and assigns of CHC shall assume the obligations set forth in this Section 6.16.

(d) The provisions of this Section 6.16 are intended to be for the benefit of and shall be enforceable by each person who is entitled to be indemnified by Virginia Bancorp or Virginia Savings and his or her heirs and personal representatives.

Article VII

Conditions to Consummation of the Company Merger

7.01 Conditions to Each Party’s Obligation to Effect the Company Merger. The respective obligation of each of CHC and Virginia Bancorp to consummate the Company Merger is subject to the fulfillment, or written waiver by CHC and Virginia Bancorp prior to the Effective Time, of each of the following conditions:

(a) Shareholder Approval. This Agreement and the actions and transactions contemplated hereby shall have been duly approved by the affirmative vote of the holders of the requisite number of the outstanding Virginia Bancorp Shares entitled to vote thereon in accordance with applicable law, the Virginia Bancorp articles of incorporation and the Virginia Bancorp bylaws, and the actions and transactions contemplated in the Subsidiary Merger Agreement shall have been duly approved and adopted by CHC and Virginia Bancorp, acting in their respective capacities as sole shareholders of City National and Virginia Savings, respectively.

(b) Governmental and Regulatory Consents. All approvals and authorizations of, filings and registrations with, and notifications to, all Governmental Authorities required for the consummation of the Company Merger and the Subsidiary Merger, shall have been obtained or made and shall be in full force and effect and all waiting periods required by law shall have expired; provided, however, that none of the preceding shall be deemed obtained or made if it shall be subject to any condition or restriction that would have a Material Adverse Effect on either CHC or Virginia Bancorp.

(c) Third Party Consents. All consents or approvals of all persons, other than Governmental Authorities, required for or in connection with the execution, delivery and performance of this Agreement and the consummation of the Company Merger and the Subsidiary Merger shall have been obtained and shall be in full force and effect, unless the failure to obtain any such consent or approval is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on CHC and its subsidiaries, taken as a whole.

(d) No Injunction. No Governmental Authority of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, judgment, decree, injunction or other order (whether temporary, preliminary or permanent) that is in effect and prohibits consummation of the transactions contemplated by this Agreement.

(e) Registration Statement. The Registration Statement shall have become effective under the Securities Act and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been initiated or threatened by the SEC.

(f) Blue Sky Approvals. All permits and other authorizations under the state securities laws necessary to consummate the transactions contemplated hereby and to issue the shares of CHC Common Stock to be issued in the Company Merger shall have been received and be in full force and effect.

7.02 Conditions to Obligation of Virginia Bancorp. The obligation of Virginia Bancorp to consummate the Company Merger is also subject to the fulfillment, or written waiver by Virginia Bancorp prior to the Effective Time, of each of the following conditions:

(a) Representations and Warranties. The representations and warranties of CHC and City National set forth in this Agreement shall be true and correct in all respects as of the date of this Agreement and as of the Effective Time as though made on and as of the Effective Time (except that representations and warranties that by their express terms speak as of the date of this Agreement or some other date shall be true and correct only as of such date), and Virginia Bancorp shall have received a certificate, dated the Effective Time, signed on behalf of CHC by the Chief Executive Officer and the Chief Financial Officer of CHC to such effect; provided, however, inaccuracies in such representations and warranties arising from events occurring after the date of this Agreement will be disregarded if the circumstances giving rise to such inaccuracies (considered collectively) do not have, and are not likely to result in, a Material Adverse Effect on CHC or Virginia Bancorp; and provided further, that, for purposes of determining the accuracy of such representations and warranties, all “Material Adverse Effect” qualifications and other materiality qualifications contained in such representations and warranties shall be disregarded.

(b) Performance of Obligations of CHC and City National. CHC and City National shall have performed in all material respects all obligations required to be performed by them under this Agreement at or prior to the Effective Time, and Virginia Bancorp shall have received a certificate, dated the Effective Time, signed on behalf of CHC by the Chief Executive Officer and the Chief Financial Officer of CHC to such effect.

(c) Opinion of Counsel. Virginia Bancorp shall have received an opinion, dated the Effective Date, of Jackson Kelly PLLC, counsel to CHC, in substantially the same form as that attached hereto as Exhibit E.

(d) Fairness Opinion. Virginia Bancorp shall have received the opinion of Scott & Stringfellow, LLC, dated as of the date of this Agreement (which shall be appended as an exhibit to the Proxy Statement), that the Merger Consideration, to be received in the Company Merger by the shareholders of Virginia Bancorp is fair to the shareholders of Virginia Bancorp from a financial point of view.

(e) Tax Opinion of CHC’s Counsel. Virginia Bancorp shall have received an opinion, dated the Effective Date, of Jackson Kelly PLLC, counsel to CHC, to the effect that (1) the Company Merger constitutes a “reorganization” within the meaning of Section 368 of the Code and (2) no gain or loss will be recognized by shareholders of Virginia Bancorp to the extent they receive shares of CHC Common Stock as consideration in exchange for Virginia Bancorp Shares.

(f) Listing. The shares of CHC Common Stock to be issued in the Company Merger shall have been approved for listing on the Nasdaq Global Select Market, subject to official notice of issuance.

7.03 Conditions to Obligation of CHC. The obligation of CHC to consummate the Company Merger is also subject to the fulfillment, or written waiver by CHC prior to the Effective Time, of each of the following conditions:

(a) Representations and Warranties. The representations and warranties of Virginia Bancorp and Virginia Savings set forth in this Agreement shall be true and correct in all respects as of the date of this Agreement and as of the Effective Time as though made on and as of the Effective Time (except that representations and warranties that by their express terms speak as of the date of this Agreement or some other date shall be true and correct only as of such date) and CHC shall have received a certificate, dated the Effective Time, signed on behalf of Virginia Bancorp by the Chief Executive Officer and the Chief Financial Officer of Virginia Bancorp to such effect; provided, however, that inaccuracies in such representations and warranties arising from events occurring after the date of this Agreement will be disregarded if the circumstances giving rise to such inaccuracies (considered collectively) do not have, and are not likely to result in, a Material Adverse Effect on CHC or Virginia Bancorp; and provided further, that, for purposes of determining the accuracy of such representations and warranties, all “Material Adverse Effect” qualifications and other materiality qualifications contained in such representations and warranties shall be disregarded.

(b) Performance of Obligations of Virginia Bancorp. Virginia Bancorp shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Effective Time, and CHC shall have received a certificate, dated the Effective Time, signed on behalf of Virginia Bancorp by the Chief Executive Officer and the Chief Financial Officer of Virginia Bancorp to such effect.

(c) Opinion of Counsel. CHC shall have received an opinion, dated the Effective Date, of LeClair Ryan, A Professional Corporation, Counsel to Virginia Bancorp, in substantially the same form as that attached hereto as Exhibit F.

(d) Tax Opinion of CHC’s Counsel. CHC shall have received an opinion, dated the Effective Date, of Jackson Kelly PLLC, counsel to CHC, to the effect that the Company Merger constitutes a “reorganization” within the meaning of Section 368 of the Code.

(e) Deposit Level. The total bona fide number of transactional deposit accounts of Virginia Savings (excluding zero balance accounts) as of the end of the month immediately preceding the Effective Time, shall be not less than 95% of the number of such transaction deposit accounts at September 30, 2011.

(f) Director Non-Competes. In consideration of the consummation of the Company Merger and the Subsidiary Merger, each of the directors of Virginia Bancorp and Virginia Savings shall have executed and delivered to CHC an agreement, pursuant to which each director shall agree for the Restricted Period (as defined below) not to directly or indirectly, whether for his or her own account or for the account of any such director’s spouse, child or any other natural person who is related to such director and residing with such director, or any firm, corporation or other business organization of which such director owns a controlling interest, (i) serve as director of, or beneficially own more than 5% of the voting common stock of, any financial institution engaged in the provision of Banking Services and having a physical place of business within 40 miles of any CHC or City National branch or office as of the date hereof, or (ii) join with any other parties to apply to any Governmental Authority for the issuance of a bank, savings bank, or savings association charter for operation in the States of Kentucky, Ohio, Virginia or West Virginia. Notwithstanding any provision contained in this Section 7.03(f), the restrictions contained herein shall not be applicable to any activity or investment of the director that existed at the time of this Agreement and that was disclosed by the director to CHC. The term “Restricted Period” shall mean the period beginning on the Effective Time and ending three (3) years from the Effective Time. The term “Banking Services” shall mean retail or commercial deposit or lending business, trust or asset management and all other services which are customarily provided by banks or which are otherwise provided by CHC or its subsidiaries. The agreement referred to in this Section 7.03(f) shall be in the form of Exhibit G hereto.

(g) Non-Compete Agreement. W. Michael Funk shall have executed the Non-Compete and Non-Solicitation Agreement.

(h) Redemption of Virginia Savings Preferred Stock. All issued and outstanding shares of Virginia Savings Preferred Stock shall have been redeemed by Virginia Savings in accordance with the terms thereof.

Article VIII

Closing

8.01 Deliveries by Virginia Bancorp at Closing. At the closing of the Company Merger (the “Closing”), Virginia Bancorp shall deliver to CHC:

(a) certified copies of the articles of incorporation, charter and bylaws of Virginia Bancorp and Virginia Savings, respectively;

(b) the officers’ certificates required by Sections 7.03(a) and 7.03(b) hereof;

(c) a certified copy of the resolutions of Virginia Bancorp’s Board of Directors, as required for valid approval of the execution of this Agreement and the consummation of the Company Merger;

(d) a certified copy of the resolutions of Virginia Savings’ Board of Directors and written consent of the sole shareholder of Virginia Savings, as required for valid approval of the execution of this Agreement, the Subsidiary Merger Agreement and the consummation of the Subsidiary Merger;

(e) a certificate of the Virginia State Corporation Commission, dated a recent date, stating that Virginia Bancorp is in existence;

(f) Certificates of the OCC and the FDIC, dated recent dates, relating to the valid existence and the FDIC insurance of deposits of Virginia Savings;

(g) Articles of Merger executed by the proper parties thereto reflecting the terms and provisions of this Agreement and including as an exhibit thereto the Plan of Merger attached hereto as Exhibit A in proper form for filing with the Virginia State Corporation Commission and the Secretary of State of the State of West Virginia in order to cause the Company Merger to become effective pursuant to the VSCA and the WVBCA;

(h) the executed Subsidiary Merger Agreement and Articles of Merger relating to the Subsidiary Merger in proper form for filing with appropriate Governmental Authorities and offices;

(i) a legal opinion from counsel for Virginia Bancorp in form reasonably acceptable to CHC counsel, opining with respect to the matters required by Section 7.03(c) hereto;

(j) the executed Non-Compete and Non-Solicitation Agreement signed by W. Michael Funk; and

(k) such other documents as CHC or its counsel may reasonably request.

8.02 Deliveries by CHC at the Closing. At the Closing, CHC shall deliver to Virginia Bancorp:

(a) certified copies of the articles of incorporation, articles of association and bylaws of CHC and City National, respectively;

(b) the officers’ certificates required by Section 7.02(a) and (b) hereof;

(c) a certified copy of the resolutions of CHC’s Board of Directors authorizing the execution of this Agreement and the consummation of the Company Merger;

(d) a certified copy of the resolutions of City National’s Board of Directors and its sole shareholder authorizing the execution of this Agreement, the Subsidiary Merger Agreement and the consummation of the Subsidiary Merger;

(e) Articles of Merger executed by the proper parties thereto reflecting the terms and provisions of this Agreement and including as an exhibit thereto the Plan of Merger attached hereto as Exhibit A in proper form for filing with the Virginia State Corporation Commission and the Secretary of State of the State of West Virginia in order to cause the Company Merger to become effective pursuant to the VSCA and the WVBCA;

(f) the executed Subsidiary Merger Agreement and Articles of Merger relating to the Subsidiary Merger in proper form for filing with appropriate Governmental Authorities and offices;

(g) a legal opinion from counsel for CHC, in form reasonably acceptable to Virginia Bancorp’s counsel, opining with respect to the matters required by Section 7.02(c) hereto;

(h) the tax opinion required by Section 7.02(d) hereto;

(i) the executed Non-Compete and Non-Solicitation Agreement signed by CHC and City National; and

(j) such other documents as Virginia Bancorp or its counsel may reasonably request.

Article IX

Termination

9.01 Termination. This Agreement may be terminated and the Company Merger may be abandoned:

(a) Mutual Consent. At any time prior to the Effective Time, by the mutual consent of CHC and Virginia Bancorp, if the Board of Directors of each so determines by vote of a majority of the members of its entire Board of Directors.

(b) Breach. At any time prior to the Effective Time, by CHC in writing if Virginia Bancorp or Virginia Savings has, or by Virginia Bancorp or Virginia Savings in writing if CHC or City National has, breached in any material respect any covenant or undertaking contained herein or any representation or warranty contained herein such that the conditions set forth in Section 7.02(a) or 7.02(b), or Section 7.03(a) or 7.03(b), whichever is applicable, would not be satisfied, unless such breach has been or may be cured within thirty (30) days after written notice of such breach.

(c) Delay. At any time prior to the Effective Time, by CHC or Virginia Bancorp, in each case if its Board of Directors so determines by vote of a majority of the members of its entire Board of Directors, in the event that the Company Merger is not consummated by April 30, 2012, except to the extent that the failure of the Company Merger then to be consummated arises out of or results from the action or inaction of the party seeking to terminate pursuant to this Section 9.01(c).

(d) No Approval. By Virginia Bancorp or CHC, in each case if its Board of Directors so determines by a vote of a majority of the members of its entire Board, in the event (1) the approval of any Governmental Authority required for consummation of the Company Merger, the Subsidiary Merger and the other transactions contemplated by this Agreement shall have been denied by final non-appealable action of such Governmental Authority or (2) the shareholder approval contemplated by Section 6.02 herein is not obtained within sixty (60) days of the date of the Proxy Statement; provided, however, that neither Virginia Bancorp nor CHC shall be entitled to terminate this Agreement under this section unless it has complied with all of its obligations under this Agreement with respect to the Registration Statement, the Proxy Statement and the Virginia Bancorp shareholder meeting.

(e) Failure to Recommend, Etc. By CHC if (1) upon the effectiveness of the Registration Statement, the Board of Directors of Virginia Bancorp shall not have recommended approval of this Agreement to its shareholders, or (2) at any time prior to the receipt of the approval of Virginia Bancorp’s shareholders contemplated by Section 6.02(a), Virginia Bancorp’s Board of Directors shall have withdrawn such recommendation or modified or changed such recommendation in a manner adverse to the interests of CHC (whether in accordance with Section 6.02 or otherwise).

(f) Acceptance of Superior Proposal. By Virginia Bancorp, if, without breaching Section 6.06, Virginia Bancorp shall enter into a definitive agreement with a third party providing for an Acquisition Proposal on terms determined in good faith by the Virginia Bancorp Board, after consulting with and considering the advice of Virginia Bancorp’s outside counsel and financial advisors, to constitute a Superior Proposal (as defined below); provided, that the right to terminate this Agreement under this Section 9.01(f) shall not be available to Virginia Bancorp unless it delivers to CHC (1) written notice of Virginia Bancorp’s intention to terminate at least five (5) days prior to termination and (2) simultaneously with such termination, the Fee referred to in Section 9.04. For purposes of this Section 9.01(f), “Superior Proposal” means an Acquisition Proposal made by a third party after the date hereof which, in the good faith judgment of the Board of Directors of Virginia Bancorp, taking into account the financial aspects of the proposal and the person making such proposal, (1) if accepted, is more likely than not to be consummated, and (2) if consummated, is reasonably likely to result in a more favorable transaction than the Company Merger for Virginia Bancorp and its shareholders.

9.02 Decline in CHC Common Stock Price. This Agreement may be terminated and the Company Merger may be abandoned by Virginia Bancorp, if the Virginia Bancorp Board so determines by a vote of the majority of the members of the entire Virginia Bancorp Board, at any time during the five-day period commencing with the Determination Date, if both of the following conditions are satisfied:

(a) The number obtained by dividing the CHC Average Price by the Starting Price (as defined below) (the “CHC Ratio”) shall be less than 0.80; and

(b) (x) the CHC Ratio shall be less than (y) the number obtained by dividing the Final Index Price by the Starting Index Price (each as defined below) and subtracting 0.20 from the quotient in this clause (ii) (y) (such number in this clause (ii) (y) being referred to herein as the “Index Ratio”);

subject, however, to the following three (3) sentences. If Virginia Bancorp elects to exercise its termination right pursuant to this Section 9.02 it shall give written notice to CHC (provided that such notice of election to terminate may be withdrawn at any time within the aforementioned five-day period). During the five-day period commencing with its receipt of such notice, CHC shall have the option to increase the consideration to be received by the holders of Virginia Bancorp Shares hereunder, by adjusting the applicable Exchange Ratio

(calculated to the nearest one one-thousandth) so that the value equals the lesser of (x) a number (rounded to the nearest one one-thousandth) obtained by dividing (A) the product of the Starting Price, 0.80 and the applicable Exchange Ratio (as then in effect) by (B) the CHC Average Price and (y) a number (rounded to the nearest one one-thousandth) obtained by dividing (A) the product of the Index Ratio and the applicable Exchange Ratio (as then in effect) by (B) the CHC Ratio. If CHC so elects within such five-day period, it shall give prompt written notice to Virginia Bancorp of such election and the revised applicable Exchange Ratio, whereupon no termination shall have occurred pursuant to this Section 9.02 and this Agreement shall remain in effect in accordance with its terms (except as the applicable Exchange Ratio shall have been so modified.)

For purposes of this Section 9.02 the following terms shall have the meanings indicated:

“CHC Average Price” means the average of the per share closing prices of a share of CHC Common Stock as reported on the Nasdaq Global Select Market during the ten (10) consecutive full trading days ending on the trading day prior to the Determination Date.

“Determination Date” means the later of (i) the date on which the last approval, consent or waiver of any Governmental Authority required to permit consummation of the transactions contemplated by this Agreement is received, without regard to any requisite waiting period in respect thereof, or (ii) the date on which the shareholders of Virginia Bancorp approve the Agreement and the Company Merger.

“Final Index Price” means the average of the Index Prices for the ten (10) consecutive full trading days ending on the trading day prior to the Determination Date.

“Index Price” on a given date means the closing value of the NASDAQ Bank Index.

“Starting Index Price” means $1,475.67.

“Starting Price” means $29.39.

If CHC declares or effects a stock dividend, reclassification, recapitalization, split-up, combination, exchange of shares or similar transaction between the date of this Agreement and the Determination Date, the prices for the CHC Common Stock shall be appropriately adjusted for the purposes of applying this Section 9.02.

9.03 Effect of Termination and Abandonment. In the event of termination of this Agreement and the abandonment of the Company Merger pursuant to this Article IX, no party to this Agreement shall have any liability or further obligation to any other party hereunder except (a) as set forth in Sections 9.04 and 10.01 and (b) that termination will not relieve a breaching party from liability for any willful breach of this Agreement giving rise to such termination unless such party is obligated to pay and has paid the Fee pursuant to Section 9.04.

9.04 Liquidated Damages. If (1) CHC terminates this Agreement pursuant to Section 9.01(e) or (2) Virginia Bancorp terminates this Agreement pursuant to Section 9.01(f), then, within five (5) business days of such termination, Virginia Bancorp shall pay CHC by wire transfer in immediately available funds, as agreed upon liquidated damages and not as a penalty and as the sole and exclusive remedy, $650,000 (the “Fee”). If (i) this Agreement is terminated solely by reason of the failure of Virginia Bancorp to receive shareholder approval of the Company Merger and an Acquisition Proposal was publicly announced or disclosed at any time after the date of this Agreement and prior to the date of any Virginia Bancorp shareholder meeting to consider this Agreement, and (ii) if, within twelve (12) months after the date of the announcement of the Acquisition Proposal, a change in control of Virginia Bancorp is consummated, then Virginia Bancorp shall pay the Fee to CHC by wire transfer in immediately available funds within three (3) days of the consummation of such Acquisition Proposal. (For purposes of this Section 9.04, a “change in control” of Virginia Bancorp shall be deemed to have taken place if: (w) any person or entity, including a “group” as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, other than Virginia Bancorp, or any employee benefit plan of Virginia Bancorp, is or becomes the beneficial owner, directly or indirectly, of securities representing more than fifty percent (50%) of the then-issued and outstanding common stock of Virginia Bancorp or the combined voting power of the then-outstanding securities of Virginia Bancorp, whether through a tender offer or otherwise; (x) there occurs any consolidation or merger in which Virginia Bancorp is not the continuing or surviving corporation (except for a merger in which the holders of Virginia Bancorp’s common stock and/or other voting stock immediately prior to the merger have the same proportionate ownership of common and/or other voting stock of the surviving corporation immediately after the merger); (y) there occurs any consolidation or merger in which Virginia Bancorp is the surviving corporation but in which shares of its common and/or other voting stock would be converted into cash or securities of any other corporation or other property or if its shareholders own less than fifty percent (50%) of the outstanding common stock immediately after the transaction; or (z) there occurs any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of Virginia Bancorp. No Fee shall be required to be paid if CHC or Virginia Bancorp terminates this Agreement solely because of the failure of Virginia Bancorp to obtain the shareholder approval of this Agreement and the actions and transactions contemplated hereby.

Article X

Miscellaneous

10.01 Survival. None of the representations, warranties, covenants and other agreements in this Agreement or in any instrument delivered pursuant to this Agreement, other than those contained in Sections 6.05(b), 9.03, and 9.04 and in this Article X, shall survive the termination of this Agreement if this Agreement is terminated prior to the Effective Time. None of the representations, warranties, covenants and other agreements in this Agreement or in any instrument delivered pursuant to this Agreement, including any rights arising out of any breach of such representations, warranties, covenants and other agreements, shall survive the Effective Time, except for those covenants and agreements contained in Sections 6.13 through 6.16, which by their terms apply or are to be performed in whole or in part after the Effective Time, and this Article X.

10.02 Waiver; Amendment; Assignment. Prior to the Effective Time, any provision of this Agreement may be (a) waived in writing by the party benefited by the provision, or (b) amended or modified by an agreement in writing executed by both parties, except that, after approval of the Company Merger by the shareholders of Virginia Bancorp, no amendment may be made which under applicable law requires further approval of such shareholders without obtaining such required further approval. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, but shall not be assigned by any party without the prior written consent of the other parties.

10.03 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to constitute an original.

10.04 Governing Law. This Agreement shall be governed by, and interpreted in accordance with, the laws of the State of West Virginia applicable to contracts made and to be performed entirely within such State.

10.05 Expenses. Subject to Section 9.04, each party hereto will bear all expenses incurred by it in connection with this Agreement and the transactions contemplated hereby.

10.06 Notices. All notices, requests and other communications hereunder to a party shall be in writing and shall be deemed given (a) on the date of delivery, if personally delivered or sent by facsimile (with confirmation), (b) on the first business day following the date of dispatch, if delivered by a recognized next-day courier service, or (c) on the third business day following the date of mailing, if mailed by registered or certified mail (return receipt requested), in each case to such party at its address or telecopy number set forth below or such other address or numbers as such party may specify by notice to the parties hereto.

If to CHC, to:

Charles R. Hageboeck, President & CEO

City Holding Company

25 Gatewater Road

Charleston, West Virginia 25313

Facsimile: (304) 769-1122

With a copy to:

Charles D. Dunbar, Esq.

Jackson Kelly PLLC

500 Lee Street, East, 16th Floor (Zip 25301)

P.O. Box 553

Charleston, West Virginia 25322

Facsimile: (304) 340-1272

If to Virginia Bancorp, to:

W. Michael Funk, President & CEO

Virginia Savings Bank, F.S.B.

600 North Commerce Avenue

Front Royal, Virginia 22630

Facsimile: (540) 635-9699

With a copy to:

Scott H. Richter, Esq.

LeClairRyan, A Professional Corporation

Riverfront Plaza, East Tower

951 East Byrd Street, Eighth Floor

Richmond, Virginia 23219

Facsimile: (804) 783-7621

10.07 Entire Understanding; No Third Party Beneficiaries. This Agreement (together with the Disclosure Schedules and the Exhibits hereto) represents the entire understanding of the parties hereto with reference to the transactions contemplated hereby and this Agreement supersedes any and all other oral or written agreements heretofore made. Except for Section 6.13 through 6.16 hereof (which is intended to be for the benefit of those present and former employees of Virginia Bancorp and Virginia Savings affected thereby and may be enforced by such persons), nothing in this Agreement, expressed or implied, is intended to confer upon any person, other than the parties hereto or their respective successors and permitted assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

10.08 Severability. The provisions of this Agreement will be deemed severable, and the invalidity or unenforceability of any provision will not affect the validity or enforceability of the other provisions hereof. If any provision of this Agreement, or the application thereof to any party or person or any circumstance, is found by a court or other Governmental Authority of competent jurisdiction to be invalid or unenforceable, (a) a suitable and equitable provision will be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision, and (b) the remainder of this Agreement and the application of such provision to other parties, persons or circumstances will not be affected by such invalidity or unenforceability, nor will such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

10.09 Disclosures. Any disclosure made in any document delivered pursuant to this Agreement or referred to or described in writing in any Section of this Agreement or any schedule attached or delivered pursuant hereto shall be deemed to be disclosure for purposes of any other Section to which the relevance of such item is reasonably apparent.

10.10 Interpretation; Effect. When a reference is made in this Agreement to Sections, Exhibits or the Disclosure Schedules, such reference shall be to a Section of, or Exhibit or Disclosure Schedule to, this Agreement unless otherwise indicated. The Disclosure Schedules as well as all other schedules and exhibits to this Agreement shall be deemed to be part of this Agreement and included in any reference to this Agreement. The table of contents and headings contained in this Agreement are for reference purposes only and are not part of this Agreement. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” Any pronoun used herein shall refer to any gender, either masculine, feminine or neuter, as the context requires. No provision of this Agreement shall be construed to require Virginia Bancorp, Virginia Savings, CHC or City National or any of their respective subsidiaries, affiliates or directors to take any action that would violate applicable law (whether statutory or common law), rule or regulation. The parties hereto acknowledge that each party hereto has reviewed, and has had an opportunity to have its counsel review, this Agreement and that any rule of construction to the effect that any ambiguities are to be resolved against the drafting party, or any similar rule operating against the drafter of an agreement, shall not be applicable to the construction or interpretation of this Agreement.

[Remainder of Page Intentionally Left Blank.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

VIRGINIA SAVINGS BANCORP, INC.		CITY HOLDING COMPANY

/s/ W. Michael Funk		/s/ Charles R. Hageboeck
Printed:	W. Michael Funk	Printed:	Charles R. Hageboeck
Title:	President and Chief Executive Officer	Title:	Chief Executive Officer

VIRGINIA SAVINGS BANK, F.S.B.		CITY NATIONAL BANK OF WEST VIRGINIA

/s/ W. Michael Funk		/s/ Charles R. Hageboeck
Printed:	W. Michael Funk	Printed:	Charles R. Hageboeck
Title:	President and Chief Executive Officer	Title:	President

Each of the undersigned directors of Virginia Bancorp hereby agrees in his individual capacity, subject to his fiduciary obligations as a director or shareholder (if a trustee or other fiduciary under law), but not in his capacity as a director or shareholder, to vote his Virginia Bancorp Shares that are registered in his personal name (and agrees to use his best efforts to cause all additional Virginia Bancorp Shares owned jointly with any other person or by his spouse or over which he has voting influence or control to be voted) in favor of this Agreement and the Company Merger. In addition, each of the undersigned directors hereby agrees not to make any transfers of Virginia Bancorp Shares with the purpose of avoiding his agreements set forth in the preceding sentence. Each of the undersigned directors agree to sign the director non-competes in the Form of Exhibit G hereto. W. Michael Funk consents to the terms of Section 6.14(b). This provision shall be of no further force or effect upon the termination of the Agreement pursuant to Section 9.01.

Dated this 14th day of November, 2011.

/s/ Samuel J. Baggarly
Samuel J. Baggarly

/s/ Kent E. Coons
Kent E. Coons

/s/ Webb R. Davis
Webb R. Davis

/s/ W. Michael Funk
W. Michael Funk

/s/ J. William Gilliam
J. William Gilliam

/s/ Francis D. Hall
Francis D. Hall

/s/ Arnold M. Williams Sr.
Arnold M. Williams, Sr.

/s/ David L. Wines
David L. Wines

Annex B

Member		Tel (804) 780-3230
NYSE/SIPC	Richmond, Virginia 23219	FAX (804) 649-0990

March 14, 2012

Board of Directors

Virginia Savings Bancorp, Inc.

600 North Commerce Avenue

Front Royal, Virginia 22630

Members of the Board:

The Board of Directors (the “Board”) of Virginia Savings Bancorp, Inc., a Virginia corporation (“Virginia Bancorp”), has requested that Scott & Stringfellow, LLC (“Scott & Stringfellow”) provide to the Board our opinion as to the fairness, from a financial point of view, to Virginia Bancorp and its shareholders of the Merger Consideration (defined below) set forth in that certain Agreement and Plan of Merger, dated November 14, 2011, by and among Virginia Bancorp, Virginia Savings Bank, F.S.B., a federal savings bank (“Virginia Savings”), City Holding Company, a West Virginia corporation (“CHC”), and City National Bank of West Virginia, a national banking association (“City National”), as amended by that certain Amendment to Agreement and Plan of Merger, dated March 14, 2012, by and among Virginia Bancorp, Virginia Savings, CHC and City National (collectively, the “Agreement”), pursuant to which Virginia Bancorp will merge with and into CHC (the “Transaction”). Under the terms of the Agreement, upon consummation of the Transaction, each outstanding share of Virginia Bancorp common stock, par value $1.00 per share, and each share of Virginia Bancorp Series A Non-Voting Preferred Stock, par value $1.00 per share (together the “Virginia Bancorp Shares”), issued and outstanding immediately prior to the Transaction (other than Virginia Bancorp Shares held directly or indirectly by CHC, except Virginia Bancorp Shares held by CHC in a fiduciary capacity or in satisfaction of a debt previously contracted, if any), will be converted into the right to receive, at the election of the holder (subject to allocation and proration pursuant to the terms of the Agreement), (a) 0.2100 shares of CHC common stock, par value $2.50 per share, for each Virginia Bancorp Share (the “Stock Consideration”) or (b) $6.17 in cash for each Virginia Bancorp Share (the “Cash Consideration”) or (c) 0.1260 shares of CHC common stock and $2.47 in cash for each Virginia Bancorp Share (the “Cash/Stock Consideration” and, collectively with the Stock Consideration and the Cash Consideration, the “Merger Consideration”). The terms and conditions of the Transaction are more fully set forth in the Agreement.

Scott & Stringfellow has acted as financial advisor to the Board in connection with the Transaction. As a customary part of our investment banking business, we regularly engage in the valuation of financial institutions and their securities in connection with mergers and acquisitions and other corporate transactions. In the ordinary course of our business as a broker-dealer, we may, from time to time purchase securities from, and sell securities to, Virginia Bancorp and CHC, and as a market maker in securities, we may from time to time have a long or short position in, and buy, sell or hold equity securities of Virginia Bancorp and CHC for our own account and for the accounts of our customers. Further, Scott & Stringfellow initiated equity research coverage of CHC on August 19, 2011 and will from time to time publish research notes on CHC in the future.

Board of Directors

Virginia Savings Bancorp, Inc.

March 14, 2012

Over the past two years, excluding in connection with the Transaction, Scott & Stringfellow has not received compensation for investment banking services from either Virginia Bancorp or CHC. As of the date hereof, there are no material relationships mutually understood to be contemplated in which any compensation is intended to be received by us as a result of the relationship between us and any of the parties to the Agreement.

In connection with the Transaction and the preparation and delivery of this opinion, we have reviewed, analyzed, and relied upon, among other things:

i.	The Agreement and meetings and discussions with members of senior management of Virginia Bancorp regarding the material terms of the Agreement;

ii.	Certain publicly available financial statements and other historical financial information of CHC that we deemed relevant and meetings and discussions regarding the same with members of senior management of CHC;

iii.	Certain publicly available and non-publicly available financial statements and other historical financial information of Virginia Bancorp that we deemed relevant and meetings and discussions regarding the same with members of senior management of Virginia Bancorp;

iv.	Internal financial forecasts for Virginia Bancorp related to the business, earnings, cash flows, assets and prospects of Virginia Bancorp for the years ending December 31, 2011, 2012, and 2013 prepared and furnished by and reviewed with senior management of Virginia Bancorp (the “Forecasts”);

v.	The estimated pro forma financial impact of the Transaction on CHC, based on assumptions relating to, without limitation, transaction expenses, purchase accounting adjustments, cost savings, and certain synergies determined by and reviewed with the senior management of CHC and Virginia Bancorp;

vi.	The historical market prices and trading activity for CHC common stock and a comparison of certain financial and stock market information for CHC and Virginia Bancorp with similar publicly-traded companies which we deemed to be relevant;

vii.	The proposed financial terms of the Transaction and a comparison of such terms with the financial terms, to the extent publicly available, of certain recent business combinations in the banking industry which we deemed to be relevant;

viii.	The relative contribution of Virginia Bancorp and CHC with regard to certain assets, liabilities, earnings, and capital;

ix.	The current market environment generally and the banking environment in particular;

x.	A discounted dividend scenario of Virginia Bancorp and CHC based upon the Forecasts; and

xi.	Such other information, financial studies, analyses and investigations, and financial, economic, and market criteria as we deemed appropriate.

Board of Directors

Virginia Savings Bancorp, Inc.

March 14, 2012

We also held discussions with members of senior management of Virginia Bancorp and CHC regarding the reasons and basis for the Transaction and regarding the historical and current business operations, financial condition, results of operations, regulatory relationships and future prospects (including, with respect to senior management of Virginia Bancorp and CHC, synergies anticipated to result from the Transaction) of their respective companies and such other matters as we have deemed relevant to our inquiry.

In conducting our review and arriving at our opinion, we have relied upon and assumed the accuracy and completeness of all of the financial and other information that was available to us from public sources, that was provided to us by Virginia Bancorp and CHC or their respective representatives, or that was otherwise reviewed by us (including the Forecasts), and we assumed such accuracy and completeness in rendering this opinion. We have further relied on the assurances of management of Virginia Bancorp and CHC that they are not aware of any facts or circumstances that would make any of such information inaccurate or misleading. We have not been asked nor have we attempted independently to verify such information, and we assume no responsibility or liability for independently verifying the accuracy and completeness of such information. We did not make an independent evaluation or appraisal of any specific assets, any collateral securing assets or the liabilities, including any contingent, off-balance sheet assets or liabilities, of Virginia Bancorp or CHC or any of their subsidiaries. We did not make an independent evaluation of the adequacy of the allowance for loan losses of Virginia Bancorp or CHC nor have we reviewed any individual credit files relating to Virginia Bancorp or CHC. We assumed, with your consent, the respective allowances for loan losses for both Virginia Bancorp and CHC are adequate to cover such losses and will be adequate for the combined entity on a pro forma basis after all accounting adjustments for the Transaction. We also assumed that all governmental, regulatory or other consents and approvals necessary for the consummation of the Transaction will be obtained without any adverse effect on Virginia Bancorp and CHC or on the expected benefits of the Transaction.

With respect to the financial projections (including the Forecasts) and earnings estimates for Virginia Bancorp and CHC and all projections of transaction costs, purchase and other accounting adjustments and expected cost savings or other synergies prepared by and/or reviewed with the management of Virginia Bancorp and CHC and used by Scott & Stringfellow in its analyses, Virginia Bancorp’s senior management confirmed to us that they have been reasonably prepared on a basis reflecting the best currently available estimates and judgments of the respective management of Virginia Bancorp and CHC as to the future financial performance of CHC as the surviving entity in the Transaction, and we assumed that such financial performance would be achieved. We express no opinion as to such financial projections (including the Forecasts) or the assumptions or judgments on which they are based. We have assumed that there has been no material change in the assets, financial conditions, results of operations, business or prospects of Virginia Bancorp and CHC since the date of the most recent financial statements made available to us. We have further assumed, with your consent, that the synergies referenced above will be realized substantially in accordance with the expectations of Virginia Bancorp and CHC as expressed to us by them. Moreover, we have assumed that the Transaction will be consummated upon the terms set forth in the Agreement without material alteration or waiver thereof, and that the representations and warranties of each party in the Agreement and in all related documents and instruments referred to in the Agreement are true and correct. Finally, with your consent, we have relied upon the advice Virginia Bancorp has received from its legal, accounting and tax advisors as to all legal, accounting and tax matters related to the Transaction and other transactions contemplated by the Agreement.

Our opinion is necessarily based on, and we have necessarily taken into account, the financial, economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof. We are not legal, tax, regulatory, or bankruptcy advisors. We have not considered any legislative or regulatory changes recently adopted or currently being considered by the United States Congress, the various federal

Board of Directors

Virginia Savings Bancorp, Inc.

March 14, 2012

banking agencies, the Securities and Exchange Commission (the “SEC”), or any other regulatory bodies, or any changes in accounting methods or generally accepted accounting principles that may be adopted by the SEC or the Financial Accounting Standards Board, or any changes in regulatory accounting principles that may be adopted by any or all of the federal banking agencies. Our opinion is not a solvency opinion and does not in any way address the solvency or financial condition of CHC or Virginia Bancorp. Events occurring after the date hereof could materially affect this opinion. We have no obligation to update, revise, reaffirm or withdraw this opinion or otherwise comment upon events occurring after the date hereof. We are expressing no opinion herein as to what the value of shares of CHC common stock will be when issued to Virginia Bancorp shareholders at the closing of the Transaction pursuant to the Agreement or the prices at which shares of CHC common stock may trade at any time.

The terms of the fee arrangement with Scott & Stringfellow, which Scott & Stringfellow and Virginia Bancorp believe are customary in transactions of this nature, were negotiated at arm’s length between Virginia Bancorp and Scott & Stringfellow, and the Board was aware of such arrangement, including the fact that the majority of the fee payable to Scott & Stringfellow is contingent upon consummation of the merger. Virginia Bancorp also has agreed to reimburse Scott & Stringfellow for reasonable out-of-pocket expenses incurred in connection with its engagement and has agreed, or will agree, to indemnify Scott & Stringfellow and certain related persons against certain liabilities, including liabilities under the federal securities laws, in connection with our engagement for the delivery of this opinion.

Our opinion is directed to the Board in connection with its consideration of the Transaction and our opinion does not constitute a recommendation to any holder of Virginia Bancorp Shares as to how such holder should vote at any meeting of shareholders called to consider and vote upon the Agreement or whether any such holder should elect to receive the Cash Consideration, the Stock Consideration or the Cash/Stock Consideration. This opinion is not intended to, and does not, (i) create any rights or remedies for any person or entity, other than the Board or (ii) create any fiduciary duty on the part of Scott & Stringfellow to any party. Scott & Stringfellow was not retained as an advisor or agent to Virginia Bancorp’s shareholders or any other person, and it is acting only as a financial advisor to Virginia Bancorp’s Board of Directors. This opinion has been reviewed and approved by our Investment Banking Valuation Committee in conformity with our policies and procedures established under the requirements of FINRA Rule 5150 of the Financial Industry Regulatory Authority, Inc. Our opinion is limited and directed only to the fairness, from a financial point of view, to Virginia Bancorp and the shareholders of the Merger Consideration to be received by the shareholders of Virginia Bancorp in connection with the Transaction and pursuant to the terms of the Agreement and does not address the underlying business decision by Virginia Bancorp to engage in the Transaction, the relative merits of the Transaction as compared to any other alternative business strategies or other strategic alternatives that might exist for Virginia Bancorp, the fairness of the amount or nature of any compensation to any of the officers, directors or employees of Virginia Bancorp, or class of such persons, relative to the compensation to the public holders of Virginia Bancorp Shares or the effect of any other transaction in which Virginia Bancorp might engage or the fairness of the Transaction to the holders of any securities of CHC or any creditor or other constituencies of CHC. Our opinion is not to be quoted or referred to, in whole or part, in a registration statement, prospectus, proxy statement or in any other document, nor shall this opinion be used for any other purposes, without Scott & Stringfellow’s prior written consent. Notwithstanding the foregoing, Scott & Stringfellow hereby consents to the inclusion of this opinion as an exhibit to the proxy statement to be distributed to Virginia Bancorp’s shareholders to solicit their approval of the Transaction. Scott & Stringfellow further consents to the inclusion of a summary of this opinion in such proxy statement.

Board of Directors

Virginia Savings Bancorp, Inc.

March 14, 2012

Based upon and subject to the foregoing, it is our opinion, as of the date hereof, that the Merger Consideration to be received by the shareholders of Virginia Bancorp is fair, from a financial point of view, to Virginia Bancorp and its shareholders.

Very truly yours,

David M. Wojdyla Vice President Scott & Stringfellow, LLC

Annex C

APPRAISAL RIGHTS

Virginia Stock Corporation Act

Article 15

Appraisal Rights and Other Remedies

§ 13.1-729. Definitions.

In this article:

“Affiliate” means a person who directly or indirectly through one or more intermediaries controls, is controlled by, or is under common control with another person or is a senior executive officer thereof.

“Beneficial shareholder” means a person who is the beneficial owner of shares held in a voting trust or by a nominee on the beneficial owner’s behalf.

“Corporation” means the issuer of the shares held by a shareholder demanding appraisal and, for matters covered by §§ 13.1-734 through 13.1-740, includes the surviving entity in a merger.

“Fair value” means the value of the corporation’s shares determined:

a. Immediately before the effectuation of the corporate action to which the shareholder objects;

b. Using customary and current valuation concepts and techniques generally employed for similar businesses in the context of the transaction requiring appraisal; and

c. Without discounting for lack of marketability or minority status except, if appropriate, for amendments to the articles pursuant to subdivision A 5 of § 13.1-730.

“Interest” means interest from the effective date of the corporate action until the date of payment, at the average rate currently paid by the corporation on its principal bank loans or, if none, at a rate that is fair and equitable under all the circumstances.

“Interested transaction” means a corporate action described in subsection A of § 13.1-730, other than a merger pursuant to § 13.1-719 or 13.1-719.1, involving an interested person in which any of the shares or assets of the corporation are being acquired or converted. As used in this definition:

1. “Beneficial owner” means any person who, directly or indirectly, through any contract, arrangement, or understanding, other than a revocable proxy, has or shares the power to vote, or to direct the voting of, shares; except that a member of a national securities exchange is not deemed to be a beneficial owner of securities held directly or indirectly by it on behalf of another person solely because the member is the record holder of the securities if the member is precluded by the rules of the exchange from voting without instruction on contested matters or matters that may affect substantially the rights or privileges of the holders of the securities to be voted. When two or more persons agree to act together for the purpose of voting their shares of the corporation, each member of the group formed thereby is deemed to have acquired beneficial ownership, as of the date of the agreement, of all voting shares of the corporation beneficially owned by any member of the group.

2. “Interested person” means a person, or an affiliate of a person, who at any time during the one-year period immediately preceding approval by the board of directors of the corporate action:

a. Was the beneficial owner of 20% or more of the voting power of the corporation, excluding any shares acquired pursuant to an offer for all shares having voting power if the offer was made within one year prior to the corporate action for consideration of the same kind and of a value equal to or less than that paid in connection with the corporate action;

b. Had the power, contractually or otherwise, to cause the appointment or election of 25% or more of the directors to the board of directors of the corporation; or

c. Was a senior executive officer or director of the corporation or a senior executive officer of any affiliate thereof, and that senior executive officer or director will receive, as a result of the corporate action, a financial benefit not generally available to other shareholders as such, other than:

(1) Employment, consulting, retirement, or similar benefits established separately and not as part of or in contemplation of the corporate action;

(2) Employment, consulting, retirement, or similar benefits established in contemplation of, or as part of, the corporate action that are not more favorable than those existing before the corporate action or, if more favorable, that have been approved on behalf of the corporation in the same manner as is provided in § 13.1-691; or

(3) In the case of a director of the corporation who will, in the corporate action, become a director of the acquiring entity in the corporate action or one of its affiliates, rights and benefits as a director that are provided on the same basis as those afforded by the acquiring entity generally to other directors of such entity or such affiliate.

“Preferred shares” means a class or series of shares whose holders have preference over any other class or series of shares with respect to distributions.

“Record shareholder” means the person in whose name shares are registered in the records of the corporation or the beneficial owner of shares to the extent of the rights granted by a nominee certificate on file with the corporation.

“Senior executive officer” means the chief executive officer, chief operating officer, chief financial officer and anyone in charge of a principal business unit or function.

“Shareholder” means both a record shareholder and a beneficial shareholder.

§ 13.1-730. Right to appraisal.

A. A shareholder is entitled to appraisal rights, and to obtain payment of the fair value of that shareholder’s shares, in the event of any of the following corporate actions:

1. Consummation of a merger to which the corporation is a party (i) if shareholder approval is required for the merger by § 13.1-718, except that appraisal rights shall not be available to any shareholder of the corporation with respect to shares of any class or series that remain outstanding after consummation of the merger, or (ii) if the corporation is a subsidiary and the merger is governed by § 13.1-719;

2. Consummation of a share exchange to which the corporation is a party as the corporation whose shares will be acquired, except that appraisal rights shall not be available to any shareholder of the corporation with respect to any class or series of shares of the corporation that is not exchanged;

3. Consummation of a disposition of assets pursuant to § 13.1-724 if the shareholder is entitled to vote on the disposition;

4. An amendment of the articles of incorporation with respect to a class or series of shares that reduces the number of shares of a class or series owned by the shareholder to a fraction of a share if the corporation has the obligation or right to repurchase the fractional share so created; or

5. Any other amendment to the articles of incorporation, or any other merger, share exchange or disposition of assets to the extent provided by the articles of incorporation, bylaws or a resolution of the board of directors.

B. Notwithstanding subsection A, the availability of appraisal rights under subdivisions A 1 through A 4 shall be limited in accordance with the following provisions:

1. Appraisal rights shall not be available for the holders of shares of any class or series of shares that is:

a. A covered security under § 18(b)(1)(A) or (B) of the federal Securities Act of 1933, as amended;

b. Traded in an organized market and has at least 2,000 shareholders and a market value of at least $20 million, exclusive of the value of such shares held by the corporation’s subsidiaries, senior executives, directors and beneficial shareholders owning more than 10 percent of such shares; or

c. Issued by an open end management investment company registered with the United States Securities and Exchange Commission under the Investment Company Act of 1940 and may be redeemed at the option of the holder at net asset value.

2. The applicability of subdivision 1 of this subsection shall be determined as of:

a. The record date fixed to determine the shareholders entitled to receive notice of the meeting of shareholders to act upon the corporate action requiring appraisal rights; or

b. The day before the effective date of such corporate action if there is no meeting of shareholders.

3. Subdivision 1 of this subsection shall not be applicable and appraisal rights shall be available pursuant to subsection A for the holders of any class or series of shares who are required by the terms of the corporate action requiring appraisal rights to accept for such shares anything other than cash or shares of any class or any series of shares of any corporation, or any other proprietary interest of any other entity, that satisfies the standards set forth in subdivision 1 of this subsection at the time the corporate action becomes effective.

4. Subdivision 1 of this subsection shall not be applicable and appraisal rights shall be available pursuant to subsection A for the holders of any class or series of shares where the corporate action is an interested transaction.

C. Notwithstanding any other provision of this section, the articles of incorporation as originally filed or any amendment thereto may limit or eliminate appraisal rights for any class or series of preferred shares, but any such limitation or elimination contained in an amendment to the articles of incorporation that limits or eliminates appraisal rights for any of such shares that are outstanding immediately prior to the effective date of such amendment or that the corporation is or may be required to issue or sell thereafter pursuant to any conversion, exchange or other right existing immediately before the effective date of such amendment shall not apply to any corporate action that becomes effective within one year of that date if such action would otherwise afford appraisal rights.

§ 13.1-731. Assertion of rights by nominees and beneficial owners.

A. A record shareholder may assert appraisal rights as to fewer than all the shares registered in the record shareholder’s name but owned by a beneficial shareholder only if the record shareholder objects with respect to all shares of the class or series owned by the beneficial shareholder and notifies the corporation in writing of the name and address of each beneficial shareholder on whose behalf appraisal rights are being asserted. The rights of a record shareholder who asserts appraisal rights for only part of the shares held of record in the record shareholder’s name under this subsection shall be determined as if the shares as to which the record shareholder objects and the record shareholder’s other shares were registered in the names of different record shareholders.

B. A beneficial shareholder may assert appraisal rights as to shares of any class or series held on behalf of the shareholder only if such shareholder:

1. Submits to the corporation the record shareholder’s written consent to the assertion of such rights no later than the date referred to in subdivision B 2 b of § 13.1-734; and

2. Does so with respect to all shares of the class or series that are beneficially owned by the beneficial shareholder.

§ 13.1-732. Notice of appraisal rights.

A. Where any corporate action specified in subsection A of § 13.1-730 is to be submitted to a vote at a shareholders’ meeting, the meeting notice shall state that the corporation has concluded that shareholders are, are not or may be entitled to assert appraisal rights under this article.

If the corporation concludes that appraisal rights are or may be available, a copy of this article and a statement of the corporation’s position as to the availability of appraisal rights shall accompany the meeting notice sent to those record shareholders entitled to exercise appraisal rights.

B. In a merger pursuant to § 13.1-719, the parent corporation shall notify in writing all record shareholders of the subsidiary who are entitled to assert appraisal rights that the corporate action became effective. Such notice shall be sent within 10 days after the corporate action became effective and include the materials described in § 13.1-734.

C. Where any corporate action specified in subsection A of § 13.1-730 is to be approved by written consent of the shareholders pursuant to § 13.1-657:

1. Written notice that appraisal rights are, are not, or may be available must be given to each record shareholder from whom a consent is solicited at the time consent of such shareholder is first solicited and, if the corporation has concluded that appraisal rights are or may be available, must be accompanied by a copy of this article; and

2. Written notice that appraisal rights are, are not, or may be available must be delivered together with the notice to nonconsenting and nonvoting shareholders required by subsections E and F of § 13.1-657, may include the materials described in § 13.1-734, and, if the corporation has concluded that appraisal rights are or may be available, must be accompanied by a copy of this article.

D. Where corporate action described in subsection A of § 13.1-730 is proposed, or a merger pursuant to § 13.1-719 is effected, the notice referred to in subsection A or C, if the corporation concludes that appraisal rights are or may be available, and in subsection B shall be accompanied by:

1. The annual financial statements specified in subsection A of § 13.1-774 of the corporation that issued the shares that may be subject to appraisal, which shall be as of a date ending not more than 16 months before the date of the notice and shall comply with subsection B of § 13.1-774; provided that, if such annual financial statements are not reasonably available, the corporation shall provide reasonably equivalent financial information; and

2. The latest available quarterly financial statements of such corporation, if any.

E. The right to receive the information described in subsection D may be waived in writing by a shareholder before or after the corporate action.

§ 13.1-733. Notice of intent to demand payment.

A. If a corporate action specified in subsection A of § 13.1-730 is submitted to a vote at a shareholders’ meeting, a shareholder who wishes to assert appraisal rights with respect to any class or series of shares:

1. Must deliver to the corporation before the vote is taken written notice of the shareholder’s intent to demand payment if the proposed action is effectuated; and

2. Must not vote, or cause or permit to be voted, any shares of such class or series in favor of the proposed action.

B. If a corporate action specified in subsection A of § 13.1-730 is to be approved by less than unanimous written consent, a shareholder who wishes to assert appraisal rights with respect to any class or series of shares may not sign a consent in favor of the proposed action with respect to that class or series of shares.

C. A shareholder who fails to satisfy the requirements of subsection A or subsection B is not entitled to payment under this article.

§ 13.1-734. Appraisal notice and form.

A. If proposed corporate action requiring appraisal rights under § 13.1-730 becomes effective, the corporation shall deliver an appraisal notice and the form required by subdivision B 1 to all shareholders who satisfied the requirements of § 13.1-733. In the case of a merger under § 13.1-719, the parent corporation shall deliver an appraisal notice and form to all record shareholders who may be entitled to assert appraisal rights.

B. The appraisal notice shall be sent no earlier than the date the corporate action specified in subsection A of § 13.1-730 became effective and no later than 10 days after such date and shall:

1. Supply a form that (i) specifies the first date of any announcement to shareholders made prior to the date the corporate action became effective of the principal terms of the proposed corporate action, (ii) if such announcement was made, requires the shareholder asserting appraisal rights certify whether beneficial ownership of those shares for which appraisal rights are asserted was acquired before that date, and (iii) requires the shareholder asserting appraisal rights to certify that such shareholder did not vote for or consent to the transaction;

2. State:

a. Where the form must be sent and where certificates for certificated shares must be deposited and the date by which those certificates must be deposited, which date may not be earlier than the date for receiving the required form under subdivision 2 b of this subsection;

b. A date by which the corporation must receive the form which date may not be fewer than 40 nor more than 60 days after the date the subsection A appraisal notice and form were sent, and state that the shareholder shall have waived the right to demand appraisal with respect to the shares unless the form is received by the corporation by such specified date;

c. The corporation’s estimate of the fair value of the shares;

d. That, if requested in writing, the corporation will provide, to the shareholder so requesting, within 10 days after the date specified in subdivision 2 b of this subsection, the number of shareholders who returned the form by the specified date and the total number of shares owned by them; and

e. The date by which the notice to withdraw under § 13.1-735.1 must be received, which date must be within 20 days after the date specified in subdivision 2 b of this subsection; and

3. Be accompanied by a copy of this article.

§ 13.1-735.1. Perfection of rights; right to withdraw.

A. A shareholder who receives notice pursuant to § 13.1-734 and who wishes to exercise appraisal rights must complete, sign, and return the form sent by the corporation and, in the case of certificated shares, deposit the shareholder’s certificates in accordance with the terms of the notice by the date referred to in the notice pursuant to subdivision B 2 b of § 13.1-734. If the form requires the shareholder to certify whether the beneficial owner of such shares acquired beneficial ownership of the shares before the date required to be set forth in the notice pursuant to subdivision B 1 of § 13.1-734, and the shareholder fails to make the certification, the corporation may elect to treat the shareholder’s shares as after-acquired shares under § 13.1-738. Once a shareholder deposits that shareholder’s certificates or, in the case of uncertificated shares, returns the signed form, that shareholder loses all rights as a shareholder, unless the shareholder withdraws pursuant to subsection B.

B. A shareholder who has complied with subsection A may nevertheless decline to exercise appraisal rights and withdraw from the appraisal process by so notifying the corporation in writing by the date set forth in the appraisal notice pursuant to subdivision B 2 e of § 13.1-734. A shareholder who fails to withdraw from the appraisal process may not thereafter withdraw without the corporation’s written consent.

C. A shareholder who does not sign and return the form and, in the case of certificated shares, deposit that shareholder’s share certificates where required, each by the date set forth in the notice described in subsection B of § 13.1-734, shall not be entitled to payment under this article.

§ 13.1-737. Payment.

A. Except as provided in § 13.1-738, within 30 days after the form required by subsection B 2 b of § 13.1-734 is due, the corporation shall pay in cash to those shareholders who complied with subsection A of § 13.1-735.1 the amount the corporation estimates to be the fair value of their shares plus interest.

B. The payment to each shareholder pursuant to subsection A shall be accompanied by:

1. The (i) annual financial statements specified in subsection A of § 13.1-774 of the corporation that issued the shares to be appraised, which shall be as of a date ending not more than 16 months before the date of payment and shall comply with subsection B of § 13.1-774; provided that, if such annual financial statements are not available, the corporation shall provide reasonably equivalent information, and (ii) the latest available quarterly financial statements of such corporation, if any;

2. A statement of the corporation’s estimate of the fair value of the shares, which estimate shall equal or exceed the corporation’s estimate given pursuant to subdivision B 2 c of § 13.1-734; and

3. A statement that shareholders described in subsection A have the right to demand further payment under § 13.1-739 and that if any such shareholder does not do so within the time period specified therein, such shareholder shall be deemed to have accepted such payment in full satisfaction of the corporation’s obligations under this article.

§ 13.1-738. After-acquired shares.

A. A corporation may elect to withhold payment required by § 13.1-737 from any shareholder who was required to, but did not certify that beneficial ownership of all of the shareholder’s shares for which appraisal rights are asserted was acquired before the date set forth in the appraisal notice sent pursuant to subdivision B 1 of § 13.1-734.

B. If the corporation elected to withhold payment under subsection A, it shall, within 30 days after the form required by subdivision B 2 b of § 13.1-734 is due, notify all shareholders who are described in subsection A:

1. Of the information required by subdivision B 1 of § 13.1-737;

2. Of the corporation’s estimate of fair value pursuant to subdivision B 2 of § 13.1-737 and its offer to pay such value plus interest;

3. That they may accept the corporation’s estimate of fair value plus interest in full satisfaction of their demands or demand for appraisal under § 13.1-739;

4. That those shareholders who wish to accept such offer must so notify the corporation of their acceptance of the corporation’s offer within 30 days after receiving the offer; and

5. That those shareholders who do not satisfy the requirements for demanding appraisal under § 13.1-739 shall be deemed to have accepted the corporation’s offer.

C. Within 10 days after receiving a shareholder’s acceptance pursuant to subsection B, the corporation shall pay in cash the amount it offered under subdivision B 2 to each shareholder who agreed to accept the corporation’s offer in full satisfaction of the shareholder’s demand.

D. Within 40 days after sending the notice described in subsection B, the corporation shall pay in cash the amount it offered to pay under subdivision B 2 to each shareholder described in subdivision B 5.

§ 13.1-739. Procedure if shareholder dissatisfied with payment or offer.

A. A shareholder paid pursuant to § 13.1-737 who is dissatisfied with the amount of the payment must notify the corporation in writing of that shareholder’s stated estimate of the fair value of the shares and demand payment of that estimate plus interest (less any payment under § 13.1-737). A shareholder offered payment under § 13.1-738 who is dissatisfied with that offer must reject the offer and demand payment of the shareholder’s estimate of the fair value of the shares plus interest.

B. A shareholder who fails to notify the corporation in writing of that shareholder’s demand to be paid the shareholder’s stated estimate of the fair value plus interest under subsection A within 30 days after receiving the corporation’s payment or offer of payment under § 13.1-737 or 13.1-738, respectively, waives the right to demand payment under this section and shall be entitled only to the payment made or offered pursuant to those respective sections.

§ 13.1-740. Court action.

A. If a shareholder makes a demand for payment under § 13.1-739 that remains unsettled, the corporation shall commence a proceeding within 60 days after receiving the payment demand and petition the court to determine the fair value of the shares and accrued interest. If the corporation does not commence the proceeding within the 60-day period, it shall pay in cash to each shareholder the amount the shareholder demanded pursuant to § 13.1-737 plus interest.

B. The corporation shall commence the proceeding in the circuit court of the city or county where the corporation’s principal office, or, if none in the Commonwealth, where its registered office, is located. If the corporation is a foreign corporation without a registered office in the Commonwealth, it shall commence the proceeding in the circuit court of the city or county in the Commonwealth where the principal office, or, if none in the Commonwealth, where the registered office of the domestic corporation merged with the foreign corporation was located at the time the transaction became effective.

C. The corporation shall make all shareholders, whether or not residents of the Commonwealth, whose demands remain unsettled parties to the proceeding as in an action against their shares, and all parties shall be served with a copy of the petition. Nonresidents may be served by registered or certified mail or by publication as provided by law.

D. The corporation may join as a party to the proceeding any shareholder who claims to have demanded an appraisal but who has not, in the opinion of the corporation, complied with the provisions of this article. If the court determines that a shareholder has not complied with the provisions of this article, that shareholder shall be dismissed as a party.

E. The jurisdiction of the court in which the proceeding is commenced under subsection B is plenary and exclusive. The court may appoint one or more persons as appraisers to receive evidence and recommend a decision on the question of fair value. The appraisers shall have the powers described in the order appointing them, or in any amendment to it. The shareholders demanding appraisal are entitled to the same discovery rights as parties in other civil proceedings. There shall be no right to a jury trial.

F. Each shareholder made a party to the proceeding is entitled to judgment (i) for the amount, if any, by which the court finds the fair value of the shareholder’s shares plus interest exceeds the amount paid by the corporation to the shareholder for such shares or (ii) for the fair value plus interest of the shareholder’s shares for which the corporation elected to withhold payment under § 13.1-738.

§ 13.1-741. Court costs and counsel fees.

A. The court in an appraisal proceeding commenced under § 13.1-740 shall determine all costs of the proceeding, including the reasonable compensation and expenses of appraisers appointed by the court. The court shall assess the costs against the corporation, except that the court may assess costs against all or some of the shareholders demanding appraisal, in amounts the court finds equitable, to the extent the court finds such shareholders acted arbitrarily, vexatiously or not in good faith with respect to the rights provided by this article.

B. The court in an appraisal proceeding may also assess the fees and expenses of counsel and experts for the respective parties, in amounts the court finds equitable:

1. Against the corporation and in favor of any or all shareholders demanding appraisal if the court finds the corporation did not substantially comply with the requirements of § 13.1-732, 13.1-734, 13.1-737 or 13.1-738; or

2. Against either the corporation or a shareholder demanding appraisal, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously or not in good faith with respect to the rights provided by this article.

C. If the court in an appraisal proceeding finds that the services of counsel for any shareholder were of substantial benefit to other shareholders similarly situated, and that the fees for those services should not be assessed against the corporation, the court may award to such counsel reasonable fees to be paid out of the amounts awarded the shareholders who were benefited.

D. To the extent the corporation fails to make a required payment pursuant to § 13.1-737, 13.1-738 or 13.1-739, the shareholder may sue directly for the amount owed and, to the extent successful, shall be entitled to recover from the corporation all costs and expenses of the suit, including counsel fees.

§ 13.1-741.1. Limitations on other remedies for fundamental transactions.

A. Except for action taken before the Commission pursuant to § 13.1-614 or as provided in subsection B, the legality of a proposed or completed corporate action described in subsection A of § 13.1-730 may not be contested, nor may the corporate action be enjoined, set aside or rescinded, in a legal or equitable proceeding by a shareholder after the shareholders have approved the corporate action.

B. Subsection A does not apply to a corporate action that:

1. Was not authorized and approved in accordance with the applicable provisions of:

a. Article 11 (§ 13.1-705 et seq.), Article 12 (§ 13.1-715.1 et seq.), or Article 13 (§ 13.1-723 et seq.);

b. The articles of incorporation or bylaws; or

c. The resolutions of the board of directors authorizing the corporate action;

2. Was procured as a result of fraud, a material misrepresentation, or an omission of a material fact necessary to make statements made, in light of the circumstances in which they were made, not misleading;

3. Is an interested transaction, unless it has been authorized, approved or ratified by the board of directors in the same manner as is provided in subsection B of § 13.1-691 and has been authorized, approved or ratified by the shareholders in the same manner as is provided in subsection C of § 13.1-691 as if the interested transaction were a director’s conflict of interests transaction; or

4. Is adopted or taken by less than unanimous consent of the voting shareholders pursuant to § 13.1-657 if:

a. The challenge to the corporate action is brought by a shareholder who did not consent and as to whom notice of the adoption or taking of the corporate action was not effective at least 10 days before the corporate action was effected; and

b. The proceeding challenging the corporate action is commenced within 10 days after notice of the adoption or taking of the corporate action is effective as to the shareholder bringing the proceeding.

C. Any remedial action with respect to corporate action described in subsection A of § 13.1-730 shall not limit the scope of, or be inconsistent with, any provision of § 13.1-614.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.	Indemnification of Directors and Officers.

Section 31D-8-850 of the WVBCA provides in part that each West Virginia corporation has the power to indemnify any director against liability incurred in a proceeding against him by reason of being or having been such director (other than in an action by or in the right of the corporation) if he acted in good faith and in a manner he reasonably believed to be or not opposed to the best interests of the corporation, or, in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful. With respect to an action by or in the right of the corporation, except for reasonable expenses incurred in the proceeding as to which he meets the foregoing standard of conduct, a director may not be indemnified. A director also may not be indemnified unless ordered by a court if he is adjudged liable on the basis that he received a financial benefit to which he was not entitled. A West Virginia corporation may make any other or further indemnity to any such persons that may be authorized by the corporation’s articles of incorporation.

A corporation must indemnify a director who was wholly successful on the merits in the proceeding against reasonable expenses of the proceeding. A corporation may advance expenses incurred by a director in such a proceeding if he affirms he has met the standard of conduct and agrees to return the advanced expenses if it is determined he has not met this standard.

The City Holding Articles provide that City Holding shall indemnify any current or former officer or director of City Holding or a person serving as an officer or director of another corporation at City Holding’s request against costs and expenses incurred by him in connection with a claim or proceeding against him by reason of his being or having been an officer or director, unless the claim or proceeding relates to matters as to which the officer or director has been adjudged to be liable for gross negligence or willful misconduct in the performance of his duty to the corporation. To the extent that the board of directors of City Holding determines that a settlement is in City Holding’s best interests, City Holding shall reimburse the officer or director for any amounts paid in effecting the settlement and for reasonable expenses associated therewith.

§31D-8-851. Permissible indemnification.

(a) Except as otherwise provided in this section, a corporation may indemnify an individual who is a party to a proceeding because he or she is a director against liability incurred in the proceeding if:

(1) (A) He or she conducted himself or herself in good faith; and

(B) He or she reasonably believed: (i) In the case of conduct in his or her official capacity, that his or her conduct was in the best interests of the corporation; and (ii) in all other cases, that his or her conduct was at least not opposed to the best interests of the corporation; and

(C) In the case of any criminal proceeding, he or she had no reasonable cause to believe his or her conduct was unlawful; or

(2) He or she engaged in conduct for which broader indemnification has been made permissible or obligatory under a provision of the articles of incorporation as authorized by subdivision (5), subsection (b), section two hundred two, article two of this chapter.

(b) A director’s conduct with respect to an employee benefit plan for a purpose he or she reasonably believed to be in the interests of the participants in, and the beneficiaries of, the plan is conduct that satisfies the requirement of subparagraph (ii), paragraph (B), subdivision (1), subsection (a) of this section.

(c) The termination of a proceeding by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, is not determinative that the director did not meet the relevant standard of conduct described in this section.

(d) Unless ordered by a court under subdivision (3), subsection (a), section eight hundred fifty-four of this article, a corporation may not indemnify a director:

(1) In connection with a proceeding by or in the right of the corporation, except for reasonable expenses incurred in connection with the proceeding if it is determined that the director has met the relevant standard of conduct under subsection (a) of this section; or

(2) In connection with any proceeding with respect to conduct for which he or she was adjudged liable on the basis that he or she received a financial benefit to which he or she was not entitled, whether or not involving action in his or her official capacity.

§31D-8-852. Mandatory Indemnification.

A corporation must indemnify a director who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which he or she was a party because he or she was a director of the corporation against reasonable expenses incurred by him or her in connection with the proceeding.

§31D-8-853. Advance for expenses.

(a) A corporation may, before final disposition of a proceeding, advance funds to pay for or reimburse the reasonable expenses incurred by a director who is a party to a proceeding because he or she is a director if he or she delivers to the corporation:

(1) A written affirmation of his or her good faith belief that he or she has met the relevant standard of conduct described in section eight hundred fifty-one of this article or that the proceeding involves conduct for which liability has been eliminated under a provision of the articles of incorporation as authorized by subdivision (4), subsection (b), section two hundred two, article two of this chapter; and

(2) His or her written undertaking to repay any funds advanced if he or she is not entitled to mandatory indemnification under section eight hundred fifty-two of this article and it is ultimately determined under section eight hundred fifty-four or eight hundred fifty-five of this article that he or she has not met the relevant standard of conduct described in section eight hundred fifty-one of this article.

(b) The undertaking required by subdivision (2), subsection (a) of this section must be an unlimited general obligation of the director but need not be secured and may be accepted without reference to the financial ability of the director to make repayment.

(c) Authorizations under this section are to be made:

(1) By the board of directors:

(A) If there are two or more disinterested directors, by a majority vote of all the disinterested directors, a majority of whom constitute a quorum for this purpose, or by a majority of the members of a committee of two or more disinterested directors appointed by a vote; or

(B) If there are fewer than two disinterested directors, by the vote necessary for action by the board in accordance with subsection (c), section eight hundred twenty-four of this article in which authorization directors who do not qualify as disinterested directors may participate; or

(2) By the shareholders, but shares owned by or voted under the control of a director who at the time does not qualify as a disinterested director may not be voted on the authorization; or

(3) By special legal counsel selected in a manner in accordance with subdivision (2), subsection (b), section eight hundred fifty-five of this article.

§31D-8-854. Circuit court-ordered indemnification and advance for expenses.

(a) A director who is a party to a proceeding because he or she is a director may apply for indemnification or an advance for expenses to the circuit court conducting the proceeding or to another circuit court of competent jurisdiction. After receipt of an application and after giving any notice it considers necessary, the circuit court shall:

(1) Order indemnification if the circuit court determines that the director is entitled to mandatory indemnification under section eight hundred fifty-two of this article;

(2) Order indemnification or advance for expenses if the circuit court determines that the director is entitled to indemnification or advance for expenses pursuant to a provision authorized by subsection (a), section eight hundred fifty-eight of this article; or

(3) Order indemnification or advance for expenses if the circuit court determines, in view of all the relevant circumstances, that it is fair and reasonable:

(A) To indemnify the director; or

(B) To advance expenses to the director, even if he or she has not met the relevant standard of conduct set forth in subsection (a), section eight hundred fifty-one of this article, failed to comply with section eight hundred fifty-three of this article or was adjudged liable in a proceeding referred to in subdivision (1) or (2), subsection (d), section eight hundred fifty-one of this article, but if he or she was adjudged so liable his or her indemnification is to be limited to reasonable expenses incurred in connection with the proceeding.

(b) If the circuit court determines that the director is entitled to indemnification under subdivision (1), subsection (a) of this section or to indemnification or advance for expenses under subdivision (2) of said subsection, it shall also order the corporation to pay the director’s reasonable expenses incurred in connection with obtaining circuit court-ordered indemnification or advance for expenses. If the circuit court determines that the director is entitled to indemnification or advance for expenses under subdivision (3) of said subsection, it may also order the corporation to pay the director’s reasonable expenses to obtain circuit court-ordered indemnification or advance for expenses.

§31D-8-855. Determination and authorization of indemnification.

(a) A corporation may not indemnify a director under section eight hundred fifty-one of this article unless authorized for a specific proceeding after a determination has been made that indemnification of the director is permissible because he or she has met the relevant standard of conduct set forth in section eight hundred fifty-one of this article.

(b) The determination is to be made:

(1) If there are two or more disinterested directors, by the board of directors by a majority vote of all the disinterested directors, a majority of whom constitute a quorum for this purpose, or by a majority of the members of a committee of two or more disinterested directors appointed by a vote;

(2) By special legal counsel:

(A) Selected in the manner prescribed in subdivision (1) of this subsection; or

(B) If there are fewer than two disinterested directors, selected by the board of directors in which selection directors who do not qualify as disinterested directors may participate; or

(3) By the shareholders, but shares owned by or voted under the control of a director who at the time does not qualify as a disinterested director may not be voted on the determination.

(c) Authorization of indemnification is to be made in the same manner as the determination that indemnification is permissible, except that if there are fewer than two disinterested directors or if the determination is made by special legal counsel, authorization of indemnification is to be made by those entitled under paragraph (B), subdivision (2), subsection (b) of this section to select special legal counsel.

§31D-8-856. Indemnification of officers.

(a) A corporation may indemnify and advance expenses under this part to an officer of the corporation who is a party to a proceeding because he or she is an officer of the corporation:

(1) To the same extent as a director; and

(2) If he or she is an officer but not a director, to a further extent as may be provided by the articles of incorporation, the bylaws, a resolution of the board of directors or contract except for:

(A) Liability in connection with a proceeding by or in the right of the corporation other than for reasonable expenses incurred in connection with the proceeding; or

(B) Liability arising out of conduct that constitutes:

(i) Receipt by him or her of a financial benefit to which he or she is not entitled;

(ii) An intentional infliction of harm on the corporation or the shareholders; or

(iii) An intentional violation of criminal law.

(b) The provisions of subdivision (2), subsection (a) of this section apply to an officer who is also a director if the basis on which he or she is made a party to the proceeding is an act or omission solely as an officer.

(c) An officer of a corporation who is not a director is entitled to mandatory indemnification under section eight hundred fifty-two of this article and may apply to a court under section eight hundred fifty-four of this article for indemnification or an advance for expenses in each case to the same extent to which a director may be entitled to indemnification or advance for expenses under those provisions.

Certain rules of the Federal Deposit Insurance Corporation limit the ability of certain depository institutions, their subsidiaries and their affiliated depository institution holding companies to indemnify affiliated parties, including institution directors. In general, subject to the ability to purchase directors’ and officers’ liability insurance and to advance professional expenses under certain circumstances, the rules prohibit such institutions from indemnifying a director for certain costs incurred with regard to an administrative or enforcement action commenced by any federal banking agency that results in a final order or settlement pursuant to which the director is assessed a civil money penalty, removed from office, prohibited from participating in the affairs of an insured depository institution or required to cease and desist from or take an affirmative action described in Section 8(b) of the Federal Deposit Insurance Act (12 U.S.C. § 1818(b)).

Item 21.	Exhibits and Financial Statement Schedules.

(a) Exhibits

Exhibit Number	Description of Exhibits

2(a)	Agreement and Plan of Merger dated November 14, 2011, by and among Virginia Savings Bancorp, Inc., Virginia Savings Bank, F.S.B., City Holding Company and City National Bank of West Virginia (included as Annex A to the proxy statement/prospectus)

2(b)	Amendment to Agreement and Plan of Merger dated March 14, 2012, by and among Virginia Savings Bancorp, Inc., Virginia Savings Bank, F.S.B., City Holding Company and City National Bank of West Virginia (included as a part of Annex A to the proxy statement/prospectus)

3(a)	Articles of Incorporation of City Holding Company (attached to, and incorporated by reference from Amendment No. 1 to City Holding Company’s Registration Statement on Form S-4, Registration No. 2-86250, filed November 4, 1983, with the Securities and Exchange Commission)

3(b)	Articles of Amendment to the Articles of Incorporation of City Holding Company, dated March 6, 1984 (attached to, and incorporated by reference from, City Holding Company’s Form 8-K Report dated March 7, 1984, and filed with the Securities and Exchange Commission on March 22, 1984)

3(c)	Articles of Amendment to the Articles of Incorporation of City Holding Company, dated March 4, 1986 (attached to, and incorporated by reference from, City Holding Company’s Form 10-K Annual Report for the year ended December 31, 1986, filed March 31, 1987 with the Securities and Exchange Commission)

3(d)	Articles of Amendment to the Articles of Incorporation of City Holding Company, dated September 29, 1987 (attached to, and incorporated by reference from, City Holding Company’s Registration Statement on Form S-4, Registration No. 33-23295, filed with the Securities and Exchange Commission on August 3, 1988)

3(e)	Articles of Amendment to the Articles of Incorporation of City Holding Company, dated May 6, 1991 (attached to, and incorporated by reference from, City Holding Company’s Form 10-K Annual Report for the year ended December 31, 1991, filed March 17, 1992 with the Securities and Exchange Commission)

3(f)	Articles of Amendment to the Articles of Incorporation of City Holding Company, dated May 7, 1991 (attached to, and incorporated by reference from, City Holding Company’s Form 10-K Annual Report for the year ended December 31, 1991, filed March 17, 1992 with the Securities and Exchange Commission)

3(g)	Articles of Amendment to the Articles of Incorporation of City Holding Company, dated August 1, 1994 (attached to, and incorporated by reference from, City Holding Company’s Form 10-Q Quarterly Report for the quarter ended September 30, 1994, filed November 14, 1994 with the Securities and Exchange Commission)

3(h)	Articles of Amendment to the Articles of Incorporation of City Holding Company, dated December 9, 1998 (attached to, and incorporated by reference from, City Holding Company’s Form 10-K Annual Report for the year ended December 31, 1998, filed March 31, 1999 with the Securities and Exchange Commission)

3(i)	Articles of Amendment to the Articles of Incorporation of City Holding Company, dated June 13, 2001 (attached to, and incorporated by reference from, City Holding Company’s Registration Statement on Form 8-A, filed June 22, 2001 with the Securities and Exchange Commission)

3(j)	Articles of Amendment to the Articles of Incorporation of City Holding Company, dated May 10, 2006 (attached to, and incorporated by reference from, City Holding Company’s Form 10-Q, Quarterly Report for the quarter ended June 30, 2006, filed August 9, 2006 with the Securities and Exchange Commission)

Exhibit Number	Description of Exhibits

3(k)	Amended and Restated Bylaws of City Holding Company, revised February 28, 2007 (attached to, and incorporated by reference from, City Holding Company’s Current Report on Form 8-K filed March 1, 2007 with the Securities and Exchange Commission)

3(l)	Amended and Restated Bylaws of City Holding Company, revised February 24, 2010 (attached to, and incorporated by reference from, City Holding Company’s Current Report on Form 8-K filed March 1, 2010 with the Securities and Exchange Commission)

4(a)	Rights Agreement, dated as of June 13, 2001 (the “Rights Agreement”), between City Holding Company and SunTrust Bank, as Rights Agent (attached to, and incorporated by reference from, City Holding Company’s Registration Statement on Form 8-A, filed June 22, 2001 with the Securities and Exchange Commission)

4(b)	Amendment No. 1 to the Rights Agreement dated as of November 30, 2005 (attached to, and incorporated by reference from City Holding Company’s Amendment No. 1 on Form 8-A, filed December 21, 2005, with the Securities and Exchange Commission)

5	Opinion of Jackson Kelly PLLC, including consent.

8	Tax Opinion of Jackson Kelly PLLC, including consent.

10(a)	Directors’ Deferred Compensation Plan for the Directors of the Bank of Raleigh, dated January 1987 (attached to and incorporated by reference from, City Holding Company’s Form 10-K Annual Report for the year ended December 31, 2004, filed March 2, 2005 with the Securities and Exchange Commission)

10(b)	Form of Deferred Compensation Agreement for the Directors of the National Bank of Summers, dated January 15, 1987 (attached to, and incorporated by reference from, City Holding Company’s Form 10-K Annual Report for the year ended December 31, 2004, filed March 2, 2005 with the Securities and Exchange Commission)

10(c)	City Holding Company’s 1993 Stock Incentive Plan (attached to, and incorporated by reference from, Exhibit 4.1 to City Holding Company’s Registration Statement on Form S-8, Registration No. 333-87667, filed with the Securities and Exchange Commission on September 23, 1999)

10(d)	Amendment No. 1 to City Holding Company’s 1993 Stock Incentive Plan (attached to, and incorporated by reference from, Exhibit 4.2 to City Holding Company’s Registration Statement on Form S-8, Registration No. 333-87667, filed with the Securities and Exchange Commission on September 23, 1999)

10(e)	Amendment No. 2 to City Holding Company’s 1993 Stock Incentive Plan (attached to, and incorporated by reference from, City Holding Company’s Form 10-Q Quarterly Report for the quarter ended June 30, 2002, filed August 14, 2002 with the Securities and Exchange Commission)

10(f)	City Holding Company’s 2003 Incentive Plan (attached to, and incorporated by reference from, City Holding Company’s Definitive Proxy Statement, filed March 21, 2003 with the Securities and Exchange Commission)

10(g)	Form of Employment Agreement, dated as of July 25, 2007, by and between City Holding Company and Charles R. Hageboeck, Ph.D. (attached to, and incorporated by reference from, City Holding Company’s Current Report on Form 8-K, filed July 31, 2007 with the Securities and Exchange Commission)

10(h)	Form of Employment Agreement, dated as of July 25, 2007, by and between City Holding Company and Craig G. Stilwell (attached to, and incorporated by reference from, City Holding Company’s Current Report on Form 8-K, filed July 31, 2007 with the Securities and Exchange Commission)

Exhibit Number	Description of Exhibits

10(i)	Form of Change of Control Agreement, dated February 1, 2005, by and between City Holding Company and David L. Bumgarner (attached to, and incorporated by reference from, City Holding Company’s Form 10-K Annual Report for the year ended December 31, 2004, filed March 2, 2005 with the Securities and Exchange Commission)

10(j)	Form of Change in Control and Termination Agreement, dated June 28, 2004, by and between City Holding Company and John A. DeRito (attached to, and incorporated by reference from, City Holding Company’s Form 10-K Annual Report for the year ended December 31, 2005, filed March 7, 2006 with the Securities and Exchange Commission)

10(k)	Amended and Restated Declaration of Trust City Holding Capital Trust III, dated as of March 27, 2008 (attached to, and incorporated by reference from, City Holding Company’s Form 10-Q, Quarterly Report for the period ended March 31, 2008 with the Securities and Exchange Commission)

10(l)	Junior Subordinated Indenture, dated as of March 27, 2008, between City Holding Company and Wells Fargo, National Association, as Trustee (attached to, and incorporated by reference from, City Holding Company’s Form 10-Q, Quarterly Report for the period ended March 31, 2008 with the Securities and Exchange Commission)

10(m)	City Holding Company Guarantee Agreement, dated as of March 27, 2008 (attached to, and incorporated by reference from, City Holding Company’s Form 10-Q, Quarterly Report for the period ended March 31, 2008 with the Securities and Exchange Commission)

10(n)	Amendment to Employment Agreement dated December 19, 2011, by and among City Holding Company, City National Bank of West Virginia and Charles R. Hageboeck (attached to and incorporated by reference from City Holding Company’s Form 8-K filed December 21, 2011, with the Securities and Exchange Commission)

10(o)	Amendment to Employment Agreement dated December 19, 2011, by and among City Holding Company, City National Bank of West Virginia and Craig G. Stilwell (attached to and incorporated by reference from City Holding Company’s Form 8-K filed December 21, 2011, with the Securities and Exchange Commission)

21	Subsidiaries of Registrant (incorporated herein by reference to City Holding Company’s Form 10-K for the year ended December 31, 2010)

23(a)	Consent of Jackson Kelly PLLC (included in Legal Opinion, Exhibit 5)

23(b)	Consent of Jackson Kelly PLLC (included in Legal Opinion, Exhibit 8)

23(c)	Consent of Ernst & Young LLP

23(d)	Consent of Brown, Edwards & Company, L.L.P.

23(e)	Consent of Scott & Stringfellow, LLC (included in Annex B of the proxy statement/prospectus which is a part of this registration statement)

24	Powers of Attorney (signature page) (previously filed)

99(a)	Form of Proxy Card for Virginia Savings Bancorp, Inc. (previously filed)

99(b)	Form of Election for Virginia Savings Bancorp, Inc.

99(c)	Form of Transmittal Letter for City Holding Company

(b) Financial Statement Schedules

Schedules are omitted because they are not required or are not applicable, or the required information is shown in the financial statements or notes thereto.

(c) Opinion

The opinion of Scott & Stringfellow to the board of directors of Virginia Savings Bancorp, Inc. is included in Annex B to the proxy statement/prospectus.

Item 22.	Undertakings.

1. The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters in addition to the information called for by the other items of the applicable form.

2. The registrant undertakes that every prospectus (i) that is filed pursuant to paragraph (1) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act of 1933 and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. Insofar as indemnification for liabilities under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

4. The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

5. The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration when it became effective.

6. The undersigned registrant hereby undertakes:

a. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

b. That for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

c. To remove from registration by means of post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

7. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

8. The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

Signatures

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Charleston, State of West Virginia, on March 26, 2012.

City Holding Company Registrant

/s/ CHARLES R. HAGEBOECK
Charles R. Hageboeck
President and Chief Executive Officer (Principal Executive Officer)

/s/ DAVID L. BUMGARNER
David L. Bumgarner
Senior Vice President, Chief Financial Officer and Principal Accounting Officer (Principal Financial Officer)

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date

* Philip L. McLaughlin	Chairman of the Board, Director	March 26, 2012

* Hugh R. Clonch	Director	March 26, 2012

* Oshel B. Craigo	Director	March 26, 2012

John R. Elliot	Director	March 26, 2012

* William H. File, III	Director	March 26, 2012

* Robert D. Fisher	Director	March 26, 2012

* Jay C. Goldman	Director	March 26, 2012

* Charles R. Hageboeck	President and Chief Executive Officer, Director	March 26, 2012

* David W. Hambrick	Director	March 26, 2012

Signatures	Title	Date

* Tracy W. Hylton, II	Director	March 26, 2012

* C. Dallas Kayser	Director	March 26, 2012

* James L. Rossi	Director	March 26, 2012

* Sharon H. Rowe	Director	March 26, 2012

*	The undersigned pursuant to a power of attorney, executed by each of the officers and directors above and filed with the SEC, by signing his name hereto, does hereby sign and deliver this Registration Statement on behalf of the persons noted above in the capacities indicated.

By	/s/ CHARLES R. HAGEBOECK
Charles R. Hageboeck
President and Chief Executive Officer and Director